Exhibit 10.1

DEBTOR IN POSSESSION

CREDIT AGREEMENT

DATED AS OF MARCH 30, 2006

AMONG

CURATIVE HEALTH SERVICES, INC.,

AS BORROWER REPRESENTATIVE,

THE BORROWERS SIGNATORY HERETO,

THE LENDERS REFERRED TO HEREIN,

GECC CAPITAL MARKETS GROUP, INC.,

AS LEAD ARRANGER

AND

GENERAL ELECTRIC CAPITAL CORPORATION,

AS AGENT

i

EXHIBIT A	-	Revolving Note
EXHIBIT B	-	[Reserved]
EXHIBIT C	-	Swingline Note
EXHIBIT D-1	-	Notice of Borrowing
EXHIBIT D-2	-	Notice of Swingline Borrowing
EXHIBIT E	-	Borrower Security Agreement
EXHIBIT F	-	Borrower Pledge Agreement
EXHIBIT G	-	Subsidiary Guaranty Agreement
EXHIBIT H	-	Guarantor Security Agreement
EXHIBIT I	-	Opinion of Counsel to the Credit Parties
EXHIBIT J	-	[Reserved]
EXHIBIT K	-	Closing Checklist
EXHIBIT L	-	Assignment Agreement
EXHIBIT M	-	HIPAA Business Associate Agreement
EXHIBIT N	-	[Reserved]
EXHIBIT O	-	Form of Borrowing Base Certificate

EXHIBIT 5.1(b)		Compliance Certificate (Annual)
EXHIBIT 5.1(n)		Compliance Certificate (Monthly)

DISCLOSURE SCHEDULE 1.1	-	[Reserved]
DISCLOSURE SCHEDULE 2.5(l).	-	Existing L/Cs
DISCLOSURE SCHEDULE 4.5(a)	-	Financial Statements
DISCLOSURE SCHEDULE 4.5(b)	-	Borrowers’ Financial Budget
DISCLOSURE SCHEDULE 4.7	-	Litigation
DISCLOSURE SCHEDULE 4.13	-	Subsidiaries, Other Equity Investments
DISCLOSURE SCHEDULE 4.19	-	Insurance Policies
DISCLOSURE SCHEDULE 6.15	-	Compliance Program
DISCLOSURE SCHEDULE 6.16(a)	-	Government Receivables Deposit Accounts and Concentration Account
DISCLOSURE SCHEDULE 6.16(c)	-	Blocked Accounts
DISCLOSURE SCHEDULE 7.1	-	Indebtedness
DISCLOSURE SCHEDULE 7.2	-	Effective Date Liens
DISCLOSURE SCHEDULE 7.4	-	Capital Structure
DISCLOSURE SCHEDULE 7.9	-	Existing Investments
DISCLOSURE SCHEDULE 7.10(b)	-	Existing Loans to Employees

v

DEBTOR IN POSSESSION

CREDIT AGREEMENT

This DEBTOR IN POSSESSION CREDIT AGREEMENT, dated as of March 30, 2006 (the “Agreement”), among CURATIVE HEALTH SERVICES, INC., a Minnesota corporation formerly known as Curative Holding Co. (“Holdings”), EBIOCARE.COM, INC., a Delaware corporation (“Ebiocare”), HEMOPHILIA ACCESS, INC., a Tennessee corporation (“Hemophilia Access”), APEX THERAPEUTIC CARE, INC., a California corporation (“Apex”), CHS SERVICES, INC., a Delaware corporation (“CHS”), CURATIVE HEALTH SERVICES CO., a Minnesota corporation formerly known as Curative Health Services, Inc. (“CHSC”), CURATIVE HEALTH SERVICES OF NEW YORK, INC., New York corporation (“CHSNY”), OPTIMAL CARE PLUS, INC., a Delaware corporation (“Optimal Care”), INFINITY INFUSION, LLC, a Delaware limited liability company (“Infinity”), INFINITY INFUSION II, LLC, a Delaware limited liability company (“Infinity II”), INFINITY INFUSION CARE, LTD., a Texas limited partnership (“Infinity Infusion”), MEDCARE, INC., a Delaware corporation (“Medcare”), CURATIVE PHARMACY SERVICES, INC., a Delaware corporation (“CPS”), CRITICAL CARE SYSTEMS, INC., a Delaware corporation (“CCS”), any Additional Borrowers that hereafter may from time to time become a party hereto pursuant to Section 2.16 hereof (Holdings, Ebiocare, Hemophilia Access, Apex, CHS, CHSNY, CHSC, Optimal Care, Infinity, Infinity II, Infinity Infusion, Medcare, CPS, CCS and such Additional Borrowers are sometimes collectively referred to herein as the “Borrowers” and individually as a “Borrower”), the Lenders listed on the signature pages hereof, and GENERAL ELECTRIC CAPITAL CORPORATION, as Agent.

INTRODUCTORY STATEMENT

A.                                   The Borrowers are party to that certain Existing Credit Facility (as defined below), among the Borrowers, the lenders party thereto, General Electric Capital Corporation, individually as a lender and in its capacity as agent, pursuant to which such lenders have agreed to extend, and have extended, credit and other financial accommodations to the Borrowers.

B.                                     The Borrowers have filed voluntary petitions commencing jointly administered Chapter 11 cases (the “Bankruptcy Cases”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”).

C.                                     The Borrowers desire to establish certain post-petition, debtor-in-possession (“DIP”) financing arrangements with and borrow funds from the Lenders, and the Agent and the Lenders are willing to establish such arrangements for and to extend DIP financing to the Borrowers, on the terms and conditions set forth below (subject to the approval of the Bankruptcy Court).

D.                                    Each of the Borrowers desires to secure all of its Obligations (as hereinafter defined) under the Loan Documents (as hereinafter defined) by granting to the Agent, for the benefit of the Agent and Lenders, a security interest in and lien upon all of its existing and after-acquired personal and Real Property including a pledge of the capital stock of all of its subsidiaries.

NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree that, on the Effective Date (as defined below), the Existing Credit Facility shall be terminated, subject to the continued effectiveness of certain provisions thereof pursuant to this Agreement and the Loan Documents, and this agreement shall be effective in its entirety as follows:

ARTICLE I.

DEFINITIONS

Section 1.1. Certain Defined Terms. The following terms used herein shall have the following meanings:

“2005 Unaudited Financials” has the meaning ascribed to it in Section 3.1(x).

“Account Debtor” means any Person who may become obligated to a Credit Party under, with respect to, or on account of an Account of such Credit Party (including without limitation any guarantor of the payment or performance of an Account).

“Accounts Receivable Advance Rate” means 85%, subject to adjustment pursuant to Section 2.1(d).

“Accounts Receivable Days Sales Outstanding” means net accounts receivable of Borrowers and their Subsidiaries on a consolidated basis divided by total net revenue of Borrowers and their Subsidiaries on a consolidated basis for the last three months divided by 90.

“Acquisition” means the purchase by any Credit Party of: (i) any company, limited liability company, association, partnership or other organization that is engaged in any business that is not materially different than the businesses engaged in by the Credit Parties on the Closing Date; (ii) all or substantially all of the assets of any such Person or (iii) a business line of any Person which business line is related to the business line of the Borrowers.

“Additional Borrower” has the meaning ascribed to it in Section 2.16.

“Advance” means either a LIBOR Loan Advance or a Base Rate Advance, as applicable.

“Affiliate” means, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially or as a trustee, guardian or other fiduciary, five percent (5%) or more of the Stock of such Person, (b) each Person that controls, is controlled by or is under common control with such Person, (c) each of such Person’s officers, directors, joint venturers and partners and (d) in the case of the Borrowers, the immediate family members, spouses and lineal descendants of individuals who are Affiliates of the Borrowers. For the purposes of this definition, “control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; provided, however, that the term “Affiliate” when used with respect to any Credit Party shall specifically exclude each Lending Party.

“Agent” means GE Capital in its capacity as Agent for the Lenders hereunder and under the Loan Documents, and its successors in such capacity.

“Aggregate L/C Exposure” means, at any time, the sum, without duplication, of (a) the aggregate amount that is (or may thereafter become) available for drawing under all Letters of Credit outstanding at such time plus (b) the aggregate unpaid principal amount of all Reimbursement Obligations outstanding at such time.

“Agreement” means this Debtor In Possession Credit Agreement, including all schedules and exhibits hereto as the same may be amended, modified, supplemented or restated from time to time.

“Allocable Amount” has the meaning ascribed to it in Section 12.7(b).

“Apex” has the meaning ascribed thereto in the preamble to this Agreement.

“Apex Adjustment” shall mean a one time add back, in the aggregate, of up to $2,500,000 of Accounts Receivable earned by Apex in Fiscal Years 2003 and 2004 which were reserved for in the Fiscal Quarter ended December 31, 2005.

“Applicable Law” means, anything in Section 11.10 to the contrary notwithstanding, (i) all applicable common law and principles of equity and (ii) all applicable provisions of all (A) constitutions, statutes, rules, regulations and orders of Governmental Authorities, (B) Governmental Approvals and (C) orders, decisions, judgments and decrees of all courts and arbitrators.

“Applicable Margin” means: (a) from the Effective Date to and including the fifth day following the receipt of financial statements for the Fiscal Year ended [December 31, 2005] delivered pursuant to Section 5.1(b) (the “Initial Adjustment Date”), (i) 3.50% per annum for LIBOR Loan Advances and 2.25% per annum for Base Rate Advances, (ii) 2.25% per annum for Swingline Loans, and (iii) 3.50% per annum for the Letter of Credit Fee Applicable Margin; and (b) commencing on the Initial Adjustment Date and on the first day of each Fiscal Quarter thereafter that follows by at least five (5) days the receipt of financial statements delivered pursuant to Section 5.1(n), the Applicable Margin for each Class of Extension of Credit shall be that determined from the chart below based on such financial statements:

If Total Leverage Ratio is:	Level of Applicable Margins:
<3.50x	Level I
>3.50x but <4.25x	Level II
>4.25x	Level III

	Applicable Margins
	Level I	Level II	Level III
Applicable Margin for Base Rate Advances	1.75%	2.00%	2.25%
Applicable Margin for LIBOR Loan Advances	3.00%	3.25%	3.50%
Applicable Margin for Letter of Credit Fee	3.00%	3.25%	3.50%
Applicable Margin for Overadvance Facility Advances			4.00%

Notwithstanding the foregoing, if a Default or Event of Default shall have occurred and be continuing, any quarterly adjustment in the Applicable Margins as provided for above in this definition which would result in a decrease in any Applicable Margin shall be deferred until the first day of the calendar month following the date that such Default or Event of Default has been cured or waived.

“Assessments” has the meaning ascribed to it in Section 4.21.

“Asset Disposition” means any disposition, whether by sale, lease, transfer, loss, damage, destruction, casualty, condemnation or otherwise (including any such transaction effected by way of merger or consolidation), of any Stock or other property (whether real, personal or mixed) of any Credit Party, but excluding (a) dispositions of Inventory in the ordinary course of business, (b) any single casualty event that results in less than $100,000 of insurance proceeds being payable to any Credit Party, (c) dispositions of Temporary Cash Investments and cash payments otherwise permitted under this Agreement, and (d) dispositions of assets from one Credit Party to another Credit Party.

“Assignment Agreement” has the meaning ascribed to it in Section 11.6(a).

“Authorized Signatory” means any Person or Persons designated as such by the Borrowers to the Agent in a writing in a form reasonably satisfactory to the Agent.

“Bankruptcy Cases” shall have the meaning established in the recitals hereto.

“Bankruptcy Code” means 11 U.S.C. §§ 101 et seq.

“Bankruptcy Court Order” means the following orders entered by the Bankruptcy Court:  (i) an Order approving this Agreement on an interim basis in form and substance acceptable to the Agent and the Borrowers (the “Interim Order”), a proposed form of which is attached to this Agreement as Exhibit A;  (ii) an Order approving this Agreement on final basis in a form and substance acceptable to the Agent and the Borrowers (the “Final Order”); and (iii) and any other orders in form and substance acceptable to the Agent and the Borrowers and entered by the Bankruptcy Court in connection with the Loan.

“Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure.

“Base Rate” means, for any day, a floating rate equal to the greater of (a) the rate publicly quoted from time to time by The Wall Street Journal as the “Prime Rate” (or, if The Wall Street Journal ceases quoting a prime rate of the type described, the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled “Selected Interest Rates” as the Bank prime loan rate or its equivalent), and (b) the Federal Funds Rate plus 50 basis points per annum. Any change in the Base Rate due to a change in the prime rate or the Federal Funds Rate shall be effective as of the opening of business on the effective day of such change in the prime rate or the Federal Funds Rate, respectively.

“Base Rate Advance” means a Revolving Credit Advance bearing interest by reference to the Base Rate.

“Base Rate Borrowing” means a Borrowing that is constituted of Base Rate Loans.

“Base Rate Loan” means that portion of a Loan, the interest on which is, or is to be, as the context may require, computed on the basis of the Base Rate.

“Benefit Arrangement” means, at any time, an employee benefit plan within the meaning of Section 3(3) of ERISA that is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the Controlled Group.

“Blocked Accounts” has the meaning ascribed to it in Section 6.16(a).

“Borrowers” and “Borrower” have the respective meanings ascribed thereto in the preamble to this Agreement.

“Borrower Pledge Agreement” means the Borrower Pledge Agreement dated as of the date hereof between the Credit Parties and the Agent, substantially in the form of Exhibit F.

“Borrower Representative” means Holdings.

“Borrower Security Agreement” means the Security Agreement dated as of the date hereof between the Borrowers and the Agent, substantially in the form of Exhibit E.

“Borrowing” means the aggregation of Advances to be made to the Borrowers by the Lenders pursuant to Article II on the same day, all of which Advances are of the same Type (subject to Article II) and, except in the case of Base Rate Advances, have the same initial LIBOR Period. Borrowings are also classified for purposes hereof by reference to the pricing of Advances comprising such Borrowing (for example, a “LIBOR Borrowing” is a Borrowing comprised of LIBOR Loan Advances).

“Borrowing Availability” means as of any date of determination as to the Borrowers, the lesser of (a) the Maximum Commitment Amount and (b) the Borrowing Base, in each case, minus the sum of (without duplication) the aggregate Revolving Loans and Swingline Loans then outstanding.

“Borrowing Base” means, on any date, a dollar amount equal to (a) the sum of:  (i) the Accounts Receivable Advance Rate multiplied by the book value of Eligible Accounts, plus (ii) the Inventory Advance Rate multiplied by the value of Eligible Inventory valued at the lower of cost (determined on a first-in, first-out basis) or market, minus (b) any Reserves.

“Borrowing Base Certificate” means a certificate, duly executed by the chief financial officer, controller or treasurer of the Borrower Representative, appropriately completed and substantially in the form of Exhibit O.

“Budget” has the meaning ascribed to such term in Section 5.1(c).

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of Maryland and/or New York and, in reference to LIBOR Loans, means any such day that is also a LIBOR Business Day.

“Capital Expenditures” means, with respect to any Person, all expenditures (including, without limitation, by the expenditure of cash or the incurrence of Indebtedness but excluding any such expenditures incurred in connection with an Acquisition, but including any such expenditures incurred by way of assumption of indebtedness or other obligations of a Person, to the extent reflected as plant, property and equipment) by such Person during any measuring period for any real property, fixtures, plant or equipment or improvements or for replacements, substitutions or additions thereto that have a useful life of more than one (1) year and that are required to be capitalized under GAAP.

“Capital Lease” means, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee which would, in accordance with GAAP, be required to be accounted for as a capital lease on the balance sheet of such Person.

“Capital Lease Obligation” means, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

“Carve Out” means a carve out from liens and superiority claims granted to the Agent and the Lenders pursuant to this Agreement and the Bankruptcy Court Orders for expenses arising from Claims in the Bankruptcy Cases of the following parties for the following amounts: (i) all fees required to be paid to the Clerk of the Bankruptcy Court and to the Office of the United States Trustee under Section 1930(a) of Title 28 of the United States Code, (ii) all fees and expenses incurred by any trustee under Section 726(b) of the Bankruptcy Code and (iii) the fees and expenses payable under Sections 330 and 331 of the Bankruptcy Code to professional persons retained (each such person, a “Professional”) and committee members appointed pursuant to an order of the Bankruptcy Court by any Credit Party or any statutory committees appointed in the Bankruptcy Cases (each such committee, a “Committee”), which in the case of clause (iii), above collectively may not exceed the sum of $500,000 in the aggregate, inclusive of any holdbacks, provided, however, that any fees or disbursements paid to any Professional or any Committee during the Bankruptcy Cases pursuant to an appropriate Bankruptcy Court Order shall not reduce the Carve Out.

“Cash Collateral Account” has the meaning ascribed to it in Section 2.5(k)(i).

“Cash Equivalents” means cash or cash equivalents acceptable to Agent.

“Cash Management Systems” has the meaning ascribed to it in Section 6.16.

“CCS” has the meaning ascribed thereto in the preamble to this Agreement.

 “CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Sections 9601 et seq.), as amended from time to time, and the regulations promulgated thereunder.

“CHAMPVA” means, collectively, the Civilian Health and Medical Program of the Department of Veteran Affairs, a program of medical benefits covering retirees and dependents of former members of the armed services administered by the United States Department of Veteran Affairs, and all laws, rules, regulations, manuals, orders, guidelines or requirements pertaining to such program including, without limitation, (a) all federal statutes (whether set forth in 38 U.S.C. §1713 or elsewhere) affecting such program or, to the extent applicable to CHAMPVA and (b) all rules, regulations (including 38 C.F.R. §17.54), manuals, orders and administrative, reimbursement and other guidelines of all Governmental Authorities promulgated in connection with such program (whether or not having the force of law), in each case as the same may be amended, supplemented or otherwise modified from time to time.

“CHAMPVA Account” means an Account payable pursuant to CHAMPVA.

“CHSNY” has the meaning ascribed thereto in the preamble to this Agreement.

“Change of Control” means any of the following: (a) any person or group of persons (within the meaning of the Exchange Act) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Exchange Act) of twenty percent (20%) or more of the issued and outstanding shares of Stock of Holdings having the right to vote for the election of directors of Holdings under ordinary circumstances; (b) during any period of twelve (12) consecutive calendar months, individuals, who at the beginning of such period, constituted the board of directors of Holdings (together with any new directors whose election by the board of directors of Holdings or whose nomination for election by the holder of stock or equity interests of Holdings was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office; or (c) Holdings ceases to own and control all of the economic and voting rights associated with all of the outstanding Stock of any of its Subsidiaries, except to the extent expressly permitted under Section 7.8.

“Changed Circumstances” has the meaning ascribed to it in Section 13.6.

“Charges” means any and all federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to the PBGC at the time due and payable), levies, assessments, charges, liens, claims or encumbrances upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of any Credit Party, (d) any Credit Party’s ownership or use of any properties or other assets, or (e) any other aspect of any Credit Party’s business including, without limitation, charges for necessary business permits and governmental authorizations.

“Class” defines an Extension of Credit by reference to the Commitment and/or subfacility under which it is made.

“Closing Checklist” means the Closing Checklist in the form of Exhibit K attached hereto.

“Closing Date” means March 30, 2006. All documents held in escrow and shall be of no force or effect until the Effective Date.

“CMS” means the Centers for Medicare and Medicaid Services, formerly known as the Health Care Financing Administration or HCFA.

“Collateral” means the property subject to a security interest or Lien in favor of Agent, on behalf of itself and Lenders, pursuant to the Security Agreements and the other Collateral Documents and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of Agent, on behalf of itself and Lenders, to secure the Obligations.

“Collateral Documents” means the Security Agreements, the Pledge Agreements, the Guaranty Agreements, the Mortgages, blocked account agreements, lockbox account agreements and all similar agreements entered into guaranteeing payment of, granting or perfecting a Lien upon property as security for, the Obligations.

“Collateral Reports” means the reports with respect to the Collateral referred to in Section 5.2.

“Collection Account” means that certain account of Agent, or such other account as may be specified in writing by Agent as the “Collection Account”, as follows:

Deutsche Bank/Banker’s Trust

New York, NY

ABA No.:  021-001-033

Account No.:  50-271-079

Account Name:  GE-HFS Cash Flow Collections

Re:  Curative Health Services, Inc.

“Commitment” means (a) as to any Lender, such Lender’s Revolving Credit Commitment (including without duplication the Swingline Lender’s Swingline Commitment) and (b) as to all Lenders, the aggregate of all of Lenders’ Revolving Credit Commitments (including without duplication the Swingline Lender’s Swingline Commitment, as such Commitments may be reduced, amortized or adjusted from time to time in accordance with this Agreement).

“Commitment Extension Fee” means 0.50% (calculated on the basis of a 360-day year for actual days elapsed) of the Maximum Commitment Amount.

“Commitment Letter” means that certain Commitment Letter, dated January 30, 2006, by and between GE Capital and certain of the Credit Parties party thereto.

“Commitment Termination Date” means the earliest of:   (i) 12 months from the filing of the Bankruptcy Cases, (ii) the effective date of the Plan of Reorganization in the Bankruptcy Cases, (iii) 15 days after the filing of the Bankruptcy Case if entry of an Interim Order approving this Agreement has not been entered by such date in all of the Bankruptcy Cases or (iv) 45 days after the filing of any Bankruptcy Case if entry of a Final Order approving this Agreement has not been entered by such date in all Bankruptcy Cases; provided, that prior to the Commitment Termination Date and provided no Default has occurred, upon Borrowers’ request and payment of the Commitment Extension Fee, the Commitment Termination Date (for the conditions set forth in (i) and (ii) of this paragraph only) may be extended by six (6) months, to a period of up to eighteen (18) months in the aggregate, but in no event shall the Commitment Termination Date be later than the effective date of the Plan of Reorganization in any Bankruptcy Case.

 “Competitor” means a Person that directly provides products or services that are the same or substantially similar to the products or services provided by, and that constitute a material part of the business of, a Credit Party.

“Compliance Certificate” means any of the compliance certificates delivered pursuant to Sections 5.1(b), and/or (n).

“Concentration Accounts” has the meaning ascribed to it in Section 6.16.

“Concentration Account Bank” has the meaning ascribed to it in Section 6.16.

 “Conditionally Waived Pre-petition Fees” means the PIK Spread and the pre-payment fee due under the Existing Credit Facility, which were conditionally waived under the sections 1(c) and 3(c) of the Forbearance Agreement.

 “Continuation” has the meaning ascribed to it in Section 2.3(a).

“Control Letter” means a letter agreement between Agent and (a) the issuer of uncertificated securities with respect to uncertificated securities in the name of any Credit Party, (b) a securities intermediary with respect to securities, whether certificated or uncertificated, securities entitlements and other financial assets held in a securities account in the name of any

Credit Party, (c) a futures commission merchant or clearing house, as applicable, with respect to commodity accounts and commodity contracts held by any Credit Party, in each case whereby, among other things, the issuer, securities intermediary, futures commission merchant or clearing house disclaims (or subordinates in a manner satisfactory to Agent in its sole discretion) any security interest in the applicable financial assets, acknowledges the Lien of Agent, on behalf of itself and Lenders, on such financial assets, and agrees to follow the instructions or entitlement orders of Agent without further consent by the affected Credit Party.

“Controlled Group” means, with respect to any Credit Party, any trade or business (whether or not incorporated) that, together with such Credit Party, is treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the IRC or Section 4001 of ERISA.

“Conversion” has the meaning set forth in Section 2.3(a).

 “Credit Parties” means the Borrowers and each Guarantor.

“Current Assets” means, with respect to any Person, all current assets of such Person as of any date of determination calculated in accordance with GAAP, but excluding Cash Equivalents and debts due from Affiliates.

“Current Liabilities” means, with respect to any Person, all liabilities that should, in accordance with GAAP, be classified as current liabilities, and in any event shall include (a) all Indebtedness payable on demand or within one (1) year from any date of determination without any option on the part of the obligor to extend or renew beyond such year, but excluding the current portion of long-term debt required to be paid within one (1) year, and (b) all accruals for federal or other taxes based on or measured by income and payable within such year.

 “Damage Lawsuit” has the meaning ascribed to it in Section 13.7.

“Default” means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived within any applicable grace or cure period, become an Event of Default.

“Default Rate” means, subject to Section 2.15, the rate otherwise applicable to an Obligation plus 2.00% per annum, or if no such rate is provided, the Base Rate, plus the Applicable Margin for Base Rate Advances, plus 2.00%.

 “Disbursement Account” has the meaning ascribed to it in Section 6.16.

“Dollars” or “$” means lawful currency of the United States of America.

“EBITDA” means, with respect to any Person for any fiscal period, without duplication, an amount equal to (a) consolidated net income (or loss) of such Person for such period (excluding extraordinary gains and non-cash items), minus (b) the sum of, without duplication, (i) income tax credits, (ii) interest income, (iii) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, exchange or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities), plus, (c) to the extent deducted in determining such consolidated net income (or loss) for such period, the sum of, without duplication, (i) income tax expense, (ii) Interest Expense and Fees, (iii) loss from extraordinary items for such period, (iv) the amount of non-cash charges (including depreciation and amortization) for such period, (v) amortized debt discount for such period, (vi) the amount of any deduction to consolidated net income as the result of any grant to any employees, officers or directors of such Person of any Stock, (vii) the Apex Adjustment and (viii) the Pharmacy Adjustment. For purposes of this definition, the following items shall be excluded in determining consolidated net income of a Person: (1) the income (or deficit) of any other Person accrued prior to the date it became a Subsidiary of, or was merged or consolidated into, such Person or any of such Person’s Subsidiaries; (2) the income (or deficit) of any other Person (other than a Subsidiary) in which such Person has an ownership interest, except to the extent any such income has actually been received by such Person in the form of cash dividends or distributions; (3) the undistributed earnings of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary; (4) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period; (5) any write-up of any asset; (6) any net gain from the collection of the proceeds of life insurance policies; (7) any net gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of such Person; (8) in the case of a successor to such Person by consolidation or merger or as a transferee of its assets, any earnings of such successor prior to such consolidation, merger or transfer of assets; and (9) any deferred credit representing the excess of equity in any Subsidiary of such Person at the date of acquisition of such Subsidiary over the cost to such Person of the investment in such Subsidiary.

“Effective Date” means the date upon which the Bankruptcy Court signs or enters the Interim Order authorizing the Borrowers to enter into this Agreement.

“Eligible Accounts” means, at any date of determination thereof, the aggregate amount of all Accounts at such date due to any Borrower except to the extent that (determined without duplication):

(a)                                  such Account does not arise from the sale of goods or the performance of services by such Borrower in the ordinary course of its business;

(b)                                 (i) such Borrower’s right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever or (ii) as to which such Borrower is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process or (iii) if the Account represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the Account Debtor’s obligation to pay that invoice is subject to such Borrower’s completion of further performance under such contract or is subject to the equitable lien of a surety bond issuer;

(c)                                  any defense, counterclaim, setoff or dispute exists as to such Account, but only to the extent of such defense, counterclaim, setoff or dispute;

(d)                                 such Account is not a true and correct statement of bona fide indebtedness incurred in the amount of the Account for merchandise sold to or services rendered and accepted by the applicable Account Debtor;

(e)                                  an invoice, reasonably acceptable to Agent in form and substance, has not been sent to the applicable Account Debtor in respect of such Account;

(f)                                    such Account (i) is not owned by such Borrower or (ii) is subject to any right, claim, security interest or other interest of any other Person, other than Liens in favor of Agent, on behalf of itself and Lenders;

(g)                                 such Account arises from a sale to any director, officer, other employee or Affiliate of any Credit Party, or to any entity that has any common officer or director with any Credit Party;

(h)                                 except for Government Accounts, such Account is the obligation of an Account Debtor that is the United States government or a political subdivision thereof, or department, agency or instrumentality thereof unless Agent, in its sole discretion, has agreed to the contrary in writing and such Borrower, if necessary or desirable, has complied with respect to such obligation with the Federal Assignment of Claims Act of 1940, or any applicable state, county or municipal law restricting assignment thereof;

(i)                                     such Account is the obligation of an Account Debtor located in a foreign country;

(j)                                     such Borrower or any Subsidiary thereof is liable for goods sold or services rendered by the applicable Account Debtor to such Borrower or any Subsidiary thereof but only to the extent of the potential offset;

(k)                                  such Account arises with respect to goods that are delivered on a bill and hold, cash on delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the Account Debtor is or may be conditional;

(l)                                     such Account is in default; provided that, without limiting the generality of the foregoing, an Account shall be deemed in default upon the occurrence of any of the following:

(i)                                     the Account is not paid within the earlier of: (a) one hundred twenty (120) days following its due date or (b) one hundred fifty (150) days following the original invoice date;

(ii)                                  the Account Debtor obligated upon such Account suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due; or

(iii)                               any Account Debtor obligated upon such Account is a debtor or a debtor in possession under any bankruptcy law or any other federal, state or foreign (including any provincial) receivership, insolvency relief or other law or laws for the relief of debtors;

(m)                               such Account is the obligation of an Account Debtor if fifty percent (50%) or more of the Dollar amount of all Accounts owing by that Account Debtor are ineligible under the other criteria set forth in this definition;

(n)                                 such Account, as to which Agent’s Lien attaches thereon on behalf of itself and Lenders, is not a first priority perfected Lien, subject to Permitted Encumbrances;

(o)                                 any of the representations or warranties in the Loan Documents with respect to such Account are untrue or incomplete with respect to such Account;

(p)                                 such Account is evidenced by a judgment, Instrument or Chattel Paper (other than Instruments or Chattel Paper that have been delivered to the Agent);

(q)                                 such Account exceeds any credit limit established by Agent, in its sole credit judgment;

(r)                                    except with respect to Government Accounts, such Account, together with all other Accounts owing by such Account Debtor and its Affiliates as of any date of determination, exceeds 10% of all Eligible Accounts;

(s)                                  such Account is payable in any currency other than Dollars; or

(t)                                    such Account is otherwise unacceptable to Agent in its reasonable credit judgment.

“Eligible Inventory” means, at any date of determination thereof, the aggregate amount of all Inventory at such date owned by any Borrower other than any item of Inventory (determined without duplication) that:

(a)                                  is not owned by such Borrower free and clear of all Liens and rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure such Borrower’s performance with respect to that Inventory), except the first priority perfected Liens in favor of Agent, on behalf of itself and Lenders, and Permitted Encumbrances in favor of bailees to the extent expressly permitted hereunder (subject to Reserves established by Agent in accordance with Section 2.1(d) hereof);

(b)                                 (i) is not located on premises owned, leased or rented by such Borrower and set forth in Disclosure Schedule 3 to the Security Agreements, or (ii) is stored at a leased location, unless a reasonably satisfactory landlord waiver has been duly executed and delivered by landlord to Agent, or (iii) is stored with a bailee or warehouseman, unless a reasonably satisfactory, acknowledged bailee letter has been received by Agent and Reserves reasonably satisfactory to Agent have been established with respect thereto, or (iv) is located at an owned location subject to a mortgage in favor of a Person other than Agent unless a reasonably satisfactory mortgagee waiver has been duly executed and delivered by mortgagee to Agent, or (v) is located at any site if the aggregate book value of Inventory at any such location is less than $100,000;

(c)                                  is placed on consignment or is in transit;

(d)                                 is covered by a negotiable document of title, unless such document has been delivered to Agent with all necessary endorsements, free and clear of all Liens except those in favor of Agent and Lenders;

(e)                                  is excess, obsolete, unsalable, shopworn, seconds, damaged or unfit for sale;

(f)                                    consists of display items or packing or shipping materials, manufacturing supplies, work-in-process Inventory or replacement parts;

(g)                                 consists of goods which have been returned by the buyer;

(h)                                 is not of a type held for sale in the ordinary course of such Borrower’s business;

(i)                                     is not subject to a first priority lien in favor of Agent on behalf of itself and Lenders, subject to Permitted Encumbrances;

(j)                                     any of the representations or warranties in the Loan Documents with respect to such Inventory are untrue or incomplete with respect to such Inventory;

(k)                                  consists of any costs associated with “freight-in” charges;

(l)                                     consists of Hazardous Materials or goods that can be transported or sold only with licenses that are not readily available;

(m)                               is not covered by casualty insurance reasonably acceptable to Agent; or

(n)                                 is otherwise unacceptable to Agent in its reasonable credit judgment.

 “Environmental Laws” means all applicable federal, state, local and foreign laws, statutes, ordinances, codes, rules, standards and regulations, now or hereafter in effect, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. §§ 9601 et seq.) (“CERCLA”); the Hazardous Materials Transportation Authorization Act of 1994 (49 U.S.C. §§ 5101 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. §§ 136 et seq.); the Solid Waste Disposal Act (42 U.S.C. §§ 6901 et seq.); the Toxic Substance Control Act (15 U.S.C. §§ 2601 et seq.); the Clean Air Act (42 U.S.C. §§ 7401 et seq.); the Federal Water Pollution Control Act (33 U.S.C. §§ 1251 et seq.); the Occupational Safety and Health Act (29 U.S.C. §§ 651 et seq.); and the Safe Drinking Water Act (42 U.S.C. §§ 300(f) et seq.), and any and all regulations promulgated thereunder, and all analogous state, local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes.

“Environmental Liabilities” means, with respect to any Person, all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including any arising under or related to any Environmental Laws or Environmental Permits or in connection with any Release or threatened Release or the presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any real or personal property.

“Environmental Permits” means all permits, licenses, authorizations, certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rules and regulations promulgated thereunder.

“ERISA Event” means, with respect to any Credit Party or any member of a Controlled Group, (a) any event described in Section 4043(c) of ERISA with respect to a Title IV Plan, (b) the withdrawal of any Credit Party or any member of a Controlled Group from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA, (c) the complete or partial withdrawal of any Credit Party or any member of a Controlled Group from any Multi-employer Plan, (d) the termination of, the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA, (e) the institution of proceedings to terminate a Title IV Plan or Multi-employer Plan by the PBGC, (f) the failure by any Credit Party or any member of a Controlled Group to make when due required contributions to a Multi-employer Plan or Title IV Plan unless such failure is cured within thirty (30) days, (g) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multi-employer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA, (h) the termination of a Multi-employer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multi-employer Plan under Section 4241 or 4245 of ERISA, (i) the loss of a Qualified Plan’s qualification or tax exempt status, or (j) the termination of a Plan described in Section 4064 of ERISA.

“ESOP” means a Plan that is intended to satisfy the requirements of Section 4975(e)(7) of the IRC.

“Event of Default” has the meaning ascribed to it in Section 8.1.

“Excess Cash Flow Offer” shall have the meaning assigned to such term in the Senior Unsecured High Yield Note Indenture as in effect on the Effective Date.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any rules and regulations promulgated thereunder.

“Existing Credit Facility” means the secured Amended and Restated Credit Agreement dated as of April 23, 2004, by and among the Credit Parties, and GECC Capital Markets Group, Inc., as Lead Arranger, General Electric Capital Corporation, as Agent, and the Existing Lenders, as amended or modified by the Amendments dated May 3, 2004, June 30, 2004, October 20, 2004 and December 31, 2004, the Waiver Agreements dated August 8, 2005, October 14, 2005, November 7, 2005, and the Forbearance Agreement, and as may be further amended or modified from time to time.

“Existing L/C” means any Letter of Credit issued under the Existing Credit Facility which remains outstanding on the Effective Date, each as scheduled on Schedule 2.5(l).

“Existing Lenders” means the “Lenders” signatory to the Existing Credit Facility.

“Exit Facility” has the meaning ascribed to it in Section 2.7(e).

“Exit Fee” has the meaning ascribed to it in Section 2.7(e).

 “Extension of Credit” means, as the context requires, (a) an Advance, (b) the making of an Advance, (c) the conversion of a Base Rate Loan to a LIBOR Loan or the continuation of a LIBOR Loan as a LIBOR Loan for an additional LIBOR Period, or (d) the issuance of any Letter of Credit or the incurrence of any Reimbursement Obligation.

“Federal Funds Rate” means, for any day, a floating rate equal to the weighted average of the rates on overnight federal funds transactions among members of the Federal Reserve System, as published for such day (or if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three (3) federal funds brokers of recognized standing selected by the Agent, which determination shall be final, binding and conclusive (absent manifest error).

“Fees” means any and all fees payable (after giving effect to any fee waivers) to Agent or any Lender pursuant to this Agreement, the Existing Credit Facility, the Forbearance Agreement, the Commitment Letter or any of the other Loan Documents.

“Filing Date” has the meaning ascribed to it in Section 13.

“Fiscal Quarter” means any of the quarterly accounting periods of Borrowers, ending on March 31, June 30, September 30 and December 31 of each year.

“Fiscal Year” means any of the annual accounting periods of the Borrowers ending on December 31 of each year.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any fiscal period, the ratio obtained by dividing (a) EBITDA, as calculated pursuant to its definition herein and subject to any adjustments as required under Section 7.18, minus Capital Expenditures made during such period, minus cash payments of taxes during such Period, by (b) Fixed Charges.

“Fixed Charges” means, with respect to any Person for any fiscal period, the sum of (a) the aggregate of all cash Interest Expense paid during such period, plus (b) scheduled payments of principal with respect to any Indebtedness during such period.

“Forbearance Agreement” means the Forbearance Agreement dated December 1, 2005, as amended by the First Amendment to Forbearance Agreement (the “First Amendment”) dated as of December 23, 2005, the Second Amendment to Forbearance Agreement (the “Second Amendment”) dated as of January 30, 2006 and the Third Amendment to Forbearance Agreement (the “Third Amendment”) dated as of March 14, 2006.

“Forbearance Period’ means the period commencing December 1, 2005 and ending on the Commitment Termination Date, as extended pursuant to the terms hereof.

“Funded Debt” means all of the following, with respect to the Borrowers and their Subsidiaries calculated on a consolidated basis, without duplication, (a) all Indebtedness for borrowed money, (b) the Subordinated Notes, (c) the Aggregate L/C Exposure, (d) all Senior Unsecured Debt, and (e) all Indebtedness evidenced by notes, bonds, debentures or similar instruments, or upon which interest payments are customarily made, in each case, that by its terms matures more than one (1) year from, or is directly or indirectly renewable or extendible at such Person’s option under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one (1) year from, the date of creation thereof, and specifically including, without limitation, Capital Lease Obligations, current maturities of long-term debt, revolving credit and short-term debt extendible beyond one (1) year at the option of the debtor, and also including, in the case of the Borrowers, the Obligations and, without duplication, Guaranteed Obligations in respect of Funded Debt of other Persons.

“GAAP” has the meaning ascribed to it in Section 1.2.

“GE Capital” means General Electric Capital Corporation, a Delaware corporation, and its successors and assigns.

 “GECMG” means GECC Capital Markets Group, Inc., and its successors and permitted assigns.

“Government Accounts” means, collectively, any and all Accounts which are (a) Medicare Accounts, (b) Medicaid Accounts, (c) TRICARE Accounts, (d) CHAMPVA Accounts, or (e) any other Account payable by a Governmental Authority acceptable to the Agent in its sole discretion.

“Government Receivables Deposit Account” has the meaning ascribed to it in Section 6.16.

“Government Receivables Deposit Account Agreement” has the meaning ascribed to it in Section 6.16.

“Governmental Approval” means an authorization, consent, approval, license or exemption of, registration or filing with, or report or notice to any Governmental Authority.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guaranteed Obligations” means as to any Person, without duplication, any obligation of such Person guaranteeing, providing comfort or otherwise supporting any Indebtedness, lease, dividend, or other obligation (“primary obligation”) of any other Person (the “primary obligor”) in any manner, including any obligation or arrangement of such Person to (a) purchase or repurchase any such primary obligation, (b) advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (d) protect the beneficiary of such arrangement from loss (other than product warranties given in the ordinary course of business) or (e) indemnify the owner of such primary obligation against loss in respect thereof; provided that the term Guaranteed Obligations shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guaranteed Obligations at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Obligations is incurred and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Obligations, or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

“Guarantors” means Curative Health Services III Co. and each Person (including, without limitation, any Subsidiary of any Borrower acquired or created after the Effective Date) that executes a Guaranty Agreement or other similar agreement in favor of Agent, for itself and the ratable benefit of Lenders, in connection with the transactions contemplated by this Agreement and the other Loan Documents.

“Guarantor Payment” has the meaning ascribed to it in Section 12.7(a).

“Guarantor Security Agreement” means a Guarantor Security Agreement substantially in the form of Exhibit H to this Agreement.

“Guaranty Agreements” means, collectively, that certain Subsidiary Guaranty dated as of March 30, 2006 by and among Curative Health Services III Co., and any other guaranty agreements now or hereafter executed by any Person in favor of Agent and Lenders to guarantee the Obligations.

 “Hazardous Material” means any substance, material or waste that is regulated by, or forms the basis of liability now or hereafter under, any Environmental Laws, including any material or substance that is (a) defined as a “solid waste,” “hazardous waste,” “hazardous material,” “hazardous substance,” “extremely hazardous waste,” “restricted hazardous waste,” “pollutant,” “contaminant,” “hazardous constituent,” “special waste,” “toxic substance” or other similar term or phrase under any Environmental Laws, or (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB’s), or any radioactive substance.

“Healthcare Laws” means, collectively, any and all federal, state or local laws, rules, regulations and administrative manuals, orders, guidelines and requirements issued under or in connection with Medicare, Medicaid CHAMPVA, TRICARE or any government payment program or any law governing the licensure of or regulating healthcare providers, professionals, facilities or payors or otherwise governing or regulating the provision of, or payment for, Medical Services, or the sale of medical supplies. Without limiting the generality of the foregoing, Healthcare Laws include, without limitation, Section 1128B(b) of the Social Security Act, as amended, 42 U.S.C. Section 1320a-7(b) (Criminal Penalties Involving Medicare or State Health Care Programs), commonly referred to as the “Federal Anti-Kickback Statute,” and the Social Security Act, as amended, and Section 1877, 42 U.S.C Section 1395nn (Prohibition Against Certain Referrals), commonly referred to as “Stark Statute”.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended from time to time, and any rules or regulations promulgated from time to time thereunder.

“HIPAA Business Associate Agreement” means, collectively, one or more Business Associate Agreements in substantially the form attached hereto as Exhibit M, between Agent and one or more Credit Parties, as amended, restated, supplemented or otherwise modified from time to time.

“HIPAA Compliance Date” has the meaning ascribed to it in Section 4.21.

“HIPAA Compliance Plan” has the meaning ascribed to it in Section 4.21.

“HIPAA Compliant” has the meaning ascribed to it in Section 4.21.

“Holdings” has the meaning ascribed thereto in the preamble to this Agreement.

“Holdings Pledge Agreement” has the meaning ascribed thereto in the definition of Pledge Agreements.

“Holdings Security Agreement” has the meaning ascribed thereto in the definition of Security Agreements.

 “Indebtedness” of a Person means at any date, without duplication, (a) all obligations of such Person for borrowed money (but excluding obligations to trade creditors incurred in the ordinary course of business that are unsecured and not overdue by more than 6 months unless being contested in good faith and for which adequate reserves have been established in accordance with GAAP), (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person to pay the deferred purchase price of property or service incurred in the ordinary course of business if the purchase price is due more than six (6) months from the date the obligation is incurred, (d) all Capital Lease Obligations of such Person, (e) any obligation under any lease (a “synthetic lease”) treated as an operating lease under GAAP and as a loan or financing for United States income tax purposes or creditors rights purposes, (f) all obligations of such Person to purchase securities (or other property) which arise out of or in connection with the issuance or sale of the same or substantially similar securities (or property), (g) all contingent or non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (h) all equity securities of such Person subject to repurchase or redemption otherwise than at the sole option of such Person, (i) all “earnouts” and similar payment obligations of such Person, (j) all indebtedness secured by a Lien on any asset of such Person, whether or not such indebtedness is otherwise an obligation of such Person, (k) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, net of liabilities owed to such Person by the counterparty thereon, (l) all Guaranteed Obligations of such Person.

“Indemnitees” has the meaning ascribed to it in Section 9.2.

“Information” means written data, reports, statements (including, but not limited to, financial statements delivered pursuant to or referred to in Sections 5.1 and 5.2), documents and other information, whether, in the case of any such in writing, the same was prepared by any Credit Party or any other Person on behalf of any Credit Party.

“Insurer” means a Person that insures a Patient against certain of the costs incurred in the receipt by such Patient of Medical Services, or that has an agreement with a Credit Party to compensate such Credit Party for providing goods or services to a Patient.

“Intercompany Notes” has the meaning ascribed to it in Section 7.1(d).

“Interest Expense” means, with respect to any Person for any period, the aggregate interest expense (whether cash or non-cash) of such Person determined in accordance with GAAP for the relevant period ended on such date, including interest expense with respect to any Indebtedness of such Person and interest expense for the relevant period that has been capitalized on the balance sheet of such Person.

“Interest Payment Date” means (a) as to any Base Rate Loan, the first Business Day of each calendar quarter to occur while such Loan is outstanding, and (b) as to any LIBOR Loan, the last day of the applicable LIBOR Period, provided that in the case of any LIBOR Period greater than three months in duration, interest shall be payable at three-month intervals and on the last day of such LIBOR Period; and provided further that, in addition to the foregoing, each of (x) the date upon which all of the Commitments have been terminated and the Loans have been paid in full and (y) the Commitment Termination Date, shall be deemed to be an “Interest Payment Date” with respect to any interest (including interest accruing at the Default Rate) that has then accrued under this Agreement and remains unpaid.

“Interest Rate Protection Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or similar agreement or arrangement designed to hedge against fluctuations in interest rates under which the Borrowers or any of their Subsidiaries is a party or a beneficiary on the date hereof or becomes a party or a beneficiary hereafter.

“Interim Order” has the meaning set forth in the definition of the Bankruptcy Court Order.

“Inventory Advance Rate” means 60%, subject to adjustment pursuant to Section 2.1(d).

“Investment” means, with respect to any Person, any investment by such Person in any other Person, whether by means of acquiring or holding Stock, capital contribution, loan, advance, extension of credit, purchase of Indebtedness, guarantee, deposit or otherwise, but excluding any trade account receivable arising in the ordinary course of business.

“IRC” means the Internal Revenue Code of 1986, as amended from time to time, and all regulations promulgated thereunder.

“IRS” means the Internal Revenue Service.

“Joinder Agreement” has the meaning ascribed to it in Section 2.16.

“L/C Exposure” means, with respect to any Lender at any time, its Percentage of the Aggregate L/C Exposure at such time.

“L/C Issuer” means (a) GE Capital and (b) any other Lender designated as an “L/C Issuer” for purposes hereof in a notice to the Agent signed by the Borrower Representative and such Lender, acting in each case in the capacity of an L/C Issuer under the letter of credit facility described in Section 2.5, and their respective successors.

“L/C Limit” means $7,500,000.

“L/C Obligations” means all outstanding obligations incurred by L/C Issuer and Revolving Lenders, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of Letters of Credit by Agent or another L/C Issuer or the purchase of a participation as set forth in Section 2.5 with respect to any Letter of Credit. The amount of such L/C Obligations shall equal the maximum amount that may be payable at such time or at any time thereafter by Agent or Revolving Lenders thereupon or pursuant thereto. L/C Obligations shall include the obligations under the Existing L/Cs.

“L/C Payment Date” has the meaning ascribed to it in Section 2.5(f).

“Lead Arranger” means GECMG in its capacity as Lead Arranger hereunder and under the Loan Documents, and its successors in such capacity.

“Lenders” means GE Capital, the other Lenders named on the signature pages of this Agreement, and, if any such Lender shall decide to assign all or any portion of the Obligations pursuant to Section 11.6, such term shall include any assignee of such Lender permitted under this Agreement.

“Lending Party” means the Agent, Lead Arranger, the Lenders and any L/C Issuer.

“Letter of Credit Fee” has the meaning ascribed to it in Section 2.7(d).

“Letters of Credit” has the meaning ascribed to it in Section 2.5(a).

“LIBOR Borrowing” means a Borrowing that is constituted of LIBOR Loans.

“LIBOR Business Day” means a Business Day on which banks in the City of London, England are generally open for interbank or foreign exchange transactions.

“LIBOR Loan” means a Loan or any portion thereof bearing interest by reference to the LIBOR Rate.

“LIBOR Loan Advance” means a Revolving Credit Advance bearing interest by reference to the LIBOR Rate.

“LIBOR Period” means, with respect to any LIBOR Loan, each period commencing on a LIBOR Business Day and ending one (1), two (2), three (3) or six (6) months thereafter, in each case as selected by the Borrower Representative’s irrevocable notice to Agent as set forth in Section 2.3; provided that the foregoing provision relating to LIBOR Periods is subject to the following:

(a)                                  if any LIBOR Period would otherwise end on a day that is not a LIBOR Business Day, such LIBOR Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such LIBOR Period into another calendar month in which event such LIBOR Period shall end on the immediately preceding LIBOR Business Day;

(b)                                 no LIBOR Period shall extend beyond the Commitment Termination Date;

(c)                                  any LIBOR Period that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Period) shall end on the last LIBOR Business Day of a calendar month;

(d)                                 the Borrower Representative shall select LIBOR Periods so as not to require a payment or prepayment of any LIBOR Loan during a LIBOR Period for such Loan; and

(e)                                  the Borrower Representative shall select LIBOR Periods so that there shall be no more than five (5) separate LIBOR Loans in existence at any one time.

“LIBOR Rate” means for each LIBOR Period, a rate of interest determined by Agent equal to:

(a)                                  the offered rate for deposits in Dollars for the applicable LIBOR Period that appears on Telerate Page 3750 (or any successor or substitute page) as of 11:00 a.m. (London time) on the second full LIBOR Business Day next preceding the first day of such LIBOR Period (unless such date is not a Business Day, in which event the next succeeding Business Day will be used); divided by

(b)                                 a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day that is two (2) LIBOR Business Days prior to the beginning of such LIBOR Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Federal Reserve Board or other Governmental Authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Federal Reserve Board that are required to be maintained by a member bank of the Federal Reserve System.

If such interest rates shall cease to be available from Telerate News Service, the LIBOR Rate shall be determined from such financial reporting service or other information as shall be mutually acceptable to Agent and Borrower Representative.

“Lien” means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien (statutory or other), charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease, conditional sale or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

“Litigation” has the meaning ascribed to it in Section 4.7.

“Loan Account” has the meaning ascribed to it in Section 2.12.

“Loan Documents” means this Agreement, the Notes, the Commitment Letter, the Collateral Documents, the master documentary agreement relating to the issuance of documentary Letters of Credit, the HIPAA Business Associate Agreement, and all other agreements, instruments, documents and certificates identified in the Closing Checklist executed and delivered to, or in favor of, Agent or any Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Credit Party, or any employee of any Credit Party, and delivered to Agent or any Lender in connection with this Agreement or the transactions contemplated thereby. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

“Loans” means any one or more of the Revolving Loan or the Swingline Loans, or any other extension of credit hereunder, as the context may require.

“Lock Boxes” has the meaning ascribed to it in Section 6.16.

“Margin Stock” has the meaning assigned thereto in Regulation U of the Federal Reserve Board, as the same may be amended, supplemented or modified from time to time.

“Material Adverse Effect” means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (a) the financial condition, operations, business, properties or prospects of the Credit Parties taken as a whole, (b) the rights and remedies of the Agent or the Lenders under the Loan Documents, or the ability of any Credit Party to perform its obligations under the Loan Documents to which it is a party, as applicable, (c) the legality, validity or enforceability of any Loan Document, or (d) the existence, perfection or priority of any security interest granted in the Loan Documents or the value of the Collateral (including its value to the Agent and the Lenders as security for the Obligations). If (x) a fact or circumstance disclosed in the financial statements referred to in Section 4.5 or a Disclosure Statement, or if an investigation, action, suit or proceeding disclosed in Disclosure Schedule 4.7, that, at the time of such disclosure did not appear reasonably likely to have a Material Adverse Effect, should in the future have, or appear reasonably likely to have, a Material Adverse Effect, or (y) a development or change shall occur with respect to any fact or circumstance disclosed in any financial statement, Disclosure Schedule or previously described investigation, action, suit or proceeding that should in the future have or appear reasonably likely to have a Material Adverse Effect, then in each case ((x) and (y)) such Material Adverse Effect shall be a change or event subject to Section 4.6 notwithstanding such prior disclosure.

“Maximum Commitment Amount” means, as of any date of determination, an amount equal to the Revolving Credit Commitments of all Lenders as of that date.

“Maximum Lawful Rate” has the meaning ascribed to it in Section 2.15(b).

“Medicaid” means, collectively, the healthcare assistance program established by Title XIX of the Social Security Act (42 U.S.C. §§1396 et seq.) and any statutes succeeding thereto, and all laws, rules, regulations, manuals, orders, guidelines or requirements (whether or not having the force of law) pertaining to such program, in each case as the same may be amended, supplemented or otherwise modified from time to time.

“Medicaid Account” means an Account payable pursuant to a Medicaid Provider Agreement.

“Medicaid Certification” means certification of a facility by CMS or a state agency or entity under contract with CMS that such healthcare facility fully complies with all the conditions of Medicaid.

“Medicaid Provider Agreement” means an agreement entered into between a state agency or other entity administering Medicaid in such state and a health care facility or physician under which the health care facility or physician agrees to provide services or merchandise for Medicaid patients.

“Medical Services” means medical or health care services provided to a Patient, including, but not limited to, medical or health care services provided to a Patient and performed by a Credit Party which are covered by a policy of insurance issued by an Insurer, and includes, without limitation, physician services, pharmacy services, nurse and therapist services, dental services, hospital services, skilled nursing facility services, comprehensive outpatient rehabilitation services, home health care services, residential and out-patient behavioral healthcare services, and medicine, pharmaceutical products or health care equipment provided by a Credit Party to a Patient for a necessary or specifically requested valid and proper medical or health purpose.

“Medicare” means, collectively, the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 U.S.C. §§1395 et seq.) and any statutes succeeding thereto, and all laws, rules, regulations, manuals, orders or guidelines (whether or not having the force of law) pertaining to such program, in each case as the same may be amended, supplemented or otherwise modified from time to time.

“Medicare Account” means an Account payable pursuant to a Medicare Provider Agreement.

“Medicare Certification” means certification of a facility by CMS or a state agency or entity under contract with CMS that such healthcare facility fully complies with all conditions for such facility’s participation in Medicare.

“Medicare Provider Agreement” means an agreement entered into between a state agency or other entity administering Medicare in such state and a health care facility or physician under which the health care facility or physician agrees to provide services or merchandise for Medicare patients.

 “Mortgaged Property” has the meaning set forth to it in Section 6.13.

“Mortgages” means each of the mortgages, deeds of trust, leasehold mortgages, leasehold deeds of trust, collateral assignments of leases or other Real Property security documents delivered by any Credit Party to Agent on behalf of itself and Lenders with respect to the Mortgaged Properties, all in form and substance reasonably satisfactory to Agent.

“Multi-employer Plan” means a “multi-employer plan” as defined in Section 4001(a)(3) of ERISA, and to which any Credit Party or any member of a Controlled Group is making, is obligated to make or has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

“Net Cash Proceeds” means, with respect to any transaction, an amount equal to the cash proceeds received by a Credit Party or any Subsidiary from or in respect of such transaction (including any cash proceeds received as income or other cash proceeds of any non-cash proceeds of such transaction), less (x) any commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by the Credit Party in connection therewith (in each case, paid to non-Affiliates) and (y) in the case of an Asset Disposition, any amounts payable to holders of senior Liens (to the extent such Liens are permitted by Section 7.2) and any taxes paid or payable by such Person (as reasonably estimated by the chief financial officer of the Borrower Representative giving effect to the overall tax position of such Person) in respect of such Asset Disposition and (z) the amount of any reasonable reserve established in accordance with GAAP against any liabilities retained by such Person (other than taxes deducted pursuant to the foregoing clause (y)) associated with the asset disposed of in such Asset Disposition.

“Net Proceeds Offer” shall have the meaning assigned to such term in Senior Unsecured High Yield Note Indenture as in effect on the Effective Date.

“Notes” means, collectively, the Revolving Notes and the Swingline Notes.

“Notice of Borrowing” has the meaning ascribed to it in Section 2.3(a).

“Obligations” means (a) all Loans, fees, indebtedness, liabilities, obligations, covenants and duties of any Credit Party to any Lending Party of every kind, nature and description, direct or indirect, absolute or contingent, due or not due, in contract or tort, liquidated or unliquidated, arising under this Agreement, or under the other Loan Documents, by operation of law or otherwise in connection with the transactions contemplated hereby, now existing or hereafter arising, and whether or not for the payment of money or the performance or non-performance of any act, including, but not limited to, all damages that any Credit Party may owe to the Agent and/or the Lenders by reason of any breach by any Credit Party of any representation, warranty, covenant, agreement or other provision of this Agreement or any of the other Loan Documents. Without limiting the generality of the foregoing, this term includes all principal, interest (including all interest that accrues after the commencement of any case or proceeding by or against any Credit Party in bankruptcy, whether or not allowed in such case or proceeding), Fees, Charges, expenses, attorneys’ fees and any other sum payable by any Credit Party to a Lending Party under this Agreement or any of the other Loan Documents.

“Officer’s Certificate” means a certificate executed on behalf of a Person by one or more of its chairman of the board (if an officer), chief executive officer, president, chief financial officer or treasurer.

“Organizational Documents” means, for any corporation, the certificate or articles of incorporation, the bylaws, or other similar organizational documents, any certificate of designation or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation adopting, supplementing or modifying any of the foregoing and, for any entity other than a corporation, the equivalent of the foregoing, including, without limitation, the partnership agreement, and the operating agreement (or comparable agreement) of any partnership or limited liability company, respectively.

“Outstanding Amount” means, with respect to any Lender at any time, the sum of (a) the aggregate outstanding principal amount of its Advances, plus (b) its Percentage of the aggregate outstanding principal amount of the Swingline Loans (if any) plus (c) its L/C Exposure, all determined at such time after giving effect to any prior assignments by or to such Lender pursuant to Section 11.6.

“Overadvance” has the meaning ascribed to it in Section 2.17(a).

“Overadvance Commitment” has the meaning ascribed to it in Section 2.17(b).

“Overadvance Loan” has the meaning ascribed to it in Section 2.17(a).

“Patient” means any Person receiving Medical Services from any Credit Party and all Persons legally liable to pay such Credit Party for such Medical Services other than Insurers or Governmental Authorities.

“Payment Account” means, with respect to each Lender, the account specified on the signature pages hereof into which all payments by or on behalf of the Borrowers to such Lender under the Loan Documents shall be made, or such other account as such Lender shall from time to time specify by notice to the Borrower Representative and Agent.

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Pension Plan” means a Plan described in Section 3(2) of ERISA.

“Percentage” means, with respect to any Lender at any time, the percentage which the amount of its Commitment for a particular Class at such time represents of the aggregate amount of all the Commitments for such Class at such time. At any time after the Commitments for a Class shall have terminated, the term “Percentage” shall refer to a Lender’s Percentage for that Class immediately before such termination, adjusted to reflect any subsequent assignments pursuant to Section 11.6.

“Permitted Contest” means, with respect to any Credit Party, a good faith contest by such Credit Party, by appropriate proceedings, of the validity or amount of any Charges, claims, obligations or liabilities of such Credit Party; provided, that (a) such contest is maintained and prosecuted continuously and with diligence and operates to suspend collection or enforcement of such Charges, (b) no Lien shall be imposed to secure payment of such Charges, claims, obligations or liabilities (other than payments to warehousemen and/or bailees) that is superior to any of the Liens securing the Obligations, (c) none of the Collateral becomes subject to forfeiture or loss as a result of such contest, (d) such Credit Party shall promptly pay or discharge such contested Charges, claims, obligations, liabilities and all additional charges, interest, penalties and expenses, if any, and shall deliver to Agent evidence reasonably acceptable to Agent of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to such Credit Party or the conditions set forth above in clauses (a), (b) and (c) of this definition are no longer met, and (e) Agent has not advised Borrower Representative in writing that Agent reasonably believes that nonpayment or nondischarge thereof could have, or result in, a Material Adverse Effect.

“Permitted Encumbrances” means the following encumbrances: (a) Liens for taxes or assessments or other governmental Charges not yet due and payable or which are the subject of a Permitted Contest; (b) pledges or deposits of money securing statutory obligations under workmen’s compensation, unemployment insurance, social security or public liability laws or similar legislation (excluding Liens under ERISA); (c) pledges or deposits of money made in the ordinary course of business and securing bids, tenders, contracts (other than contracts for the payment of money), securing leases to which any Credit Party is a party as lessee made in the ordinary course of business, or securing indemnity, performance or other similar bonds incurred in the ordinary course of business and to the extent required by applicable law for the performance of bids, tenders or contracts (other than for the repayment of Debt and excluding Liens under ERISA); (d) inchoate and unperfected workers’, mechanics’ or similar liens arising in the ordinary course of business, so long as such Liens attach only to Equipment, Fixtures and/or Real Property; (e) carriers’, warehousemen’s, suppliers’ or other similar possessory liens arising in the ordinary course of business and securing liabilities in an outstanding aggregate amount not in excess of $25,000 at any time, so long as such Liens attach only to Inventory; (f) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Credit Party is a party; (g) any attachment or judgment lien not constituting an Event of Default under Section 8.1(k); (h) zoning restrictions, easements, licenses, or other restrictions on the use of any Real Property or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such Real Property; (i) presently existing or hereafter created Liens in favor of Agent, on behalf of the Lenders and the other Secured Creditors; (j) Liens in respect of the Carve Out, as required by the Bankruptcy Court Order and (k) Liens expressly permitted under clauses (b), (c), (e) and (f) of Section 7.2 of this Agreement.

 “Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

“Pharmacy Adjustment” shall mean a one time add back, in the aggregate, of up to $1,700,000 of Accounts Receivable due from Park Compounding Pharmacy, Inc. American Surgical Pharmacy, Inc. and Siskin’s San Carlos Pharmacy, Inc. which were reserved for in the Fiscal Quarter ended December 31, 2005.

 “PIK Spread” means the difference between the interest accrued and the interest previously paid under the Existing Credit Facility.

“Plan” means, at any time, an “employee benefit plan” as defined in Section 3(3) of ERISA, that any Credit Party or any member of a Controlled Group maintains, contributes to or has an obligation to contribute to or has maintained, contributed to or had an obligation to contribute to at any time within the past seven (7) years on behalf of participants who are or were employed by any Credit Party or any member of a Controlled Group.

“Plan of Reorganization” means any plan of reorganization filed in pursuant to Chapter 11 of the Bankruptcy Code by any Credit Party, by any Affiliate of any Credit Party, or by any other party in interest in a Bankruptcy Case.

“Pledge Agreements” means, collectively, (i) the Borrower Pledge Agreement, and (ii) any pledge agreements entered into after the Effective Date by any Credit Party (as required by this Agreement or any other Loan Document).

 “Privacy and Security Rules” has the meaning ascribed to it in Section 4.21.

“Private Accounts” means, collectively, any and all Accounts that are not Government Accounts.

 “Pro Rata Share” shall mean, when calculating a Secured Creditor’s portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Secured Creditor’s Obligations, and the denominator of which is the then outstanding amount of all Obligations.

“Qualified Assignee” means (a) any Lender, any Affiliate of any Lender and, with respect to any Lender that is an investment fund that invests in commercial loans, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor, and (b) any commercial bank, savings and loan association or savings bank or any other entity which is an “accredited investor” (as defined in Regulation D under the Securities Act) that extends credit or buys loans as one of its businesses, including insurance companies, mutual funds, lease financing companies and commercial finance companies, and that in each case, has a rating of BBB or higher from Standard & Poor’s Rating Group and a rating of Baa2 or higher from Moody’s Investors Service, Inc. at the date that it becomes a Lender and that, through its applicable lending office, is capable of lending to the Borrowers without the imposition of any withholding or similar taxes; provided that (i) no Person determined by Agent to be acting in the capacity of a vulture fund or distressed debt purchaser shall be a Qualified Assignee, (ii) no Person or Affiliate of such Person (other than a Person that is already a Lender) holding Subordinated Debt or Stock issued by any Credit Party shall be a Qualified Assignee, and (iii) no Person that is a Competitor or a Subsidiary of a Competitor shall be a Qualified Assignee.

“Qualified Plan” means a Pension Plan that is intended to be tax-qualified under Section 401(a) of the IRC.

“Quarterly Date” means the first Business Day of each of January, April, July and October occurring after the Effective Date.

“Real Property” with respect to any Person, means all of such Person’s right, title and interest in and to any owned or leased real property and any buildings and Fixtures located thereon.

“Reimbursement Obligations” means, at any time, all obligations of the Borrowers to reimburse the L/C Issuers pursuant to Section 2.5 for amounts paid by the L/C Issuers in respect of drawings under any Letters of Credit, including any portion of any such obligation to which a Lender has become subrogated pursuant to Section 2.5.

“Reinvestment Period” has the meaning ascribed to it in Section 2.8(b).

“Related Person” has the meaning ascribed to it in Section 6.16.

 “Release” means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the indoor or outdoor environment, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property.

“Reportable Event” means a reportable event as defined in Section 4043 of ERISA other than a reportable event for which the requirement to provide notice to the PBGC has been waived by regulation.

“Required Lenders” means Lenders having (a) more than 66 -2/3% of the Commitments of all Lenders, or (b) if the Commitments have been terminated, more than 66 -2/3% of the aggregate outstanding principal amount of all Loans and Reimbursement Obligations.

“Reserves” means (a) a reserve in an amount equal to the Carve Out and (b) any other reserves established by Agent from time to time pursuant to Section 2.1(d) hereof against Eligible Accounts, Eligible Inventory or Borrowing Availability of the Borrowers. Without limiting the generality of the foregoing, Reserves may be established by Agent from time to time to ensure the payment of accrued Interest Expenses or any Indebtedness.

 “Restricted Payment” means, with respect to any Credit Party (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of Stock, (b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of such Credit Party’s Stock or any other payment or distribution made in respect thereof, either directly or indirectly, (c) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, any Subordinated Debt, (d) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Stock of such Credit Party now or hereafter outstanding, (e) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any shares of such Credit Party’s Stock or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission, (f) any payment, loan, contribution, or other transfer of funds or other property to any holder of stock or equity interests of such Credit Party other than payment of compensation in the ordinary course of business to any holders of stock or equity interests who are employees, officers or directors of such Person, (g) any payment of management fees (or other fees of a similar nature) by such Credit Party to any holder of Stock of such Credit Party or its Affiliates, (h) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, any Senior Unsecured Debt.

“Revolving Credit Advance” has the meaning ascribed to it in Section 2.1(a).

“Revolving Credit Commitment” means: (a) as to any Lender, the amount (if any) set forth thereon opposite the name of such Lender on the signature pages hereof under the heading “Revolving Credit Commitment”; (b) with respect to any assignee of a Revolving Credit Commitment, the amount of the transferor Lender’s Revolving Credit Commitment assigned to such assignee pursuant to Section 11.6; and (c) as to all Lenders having a Revolving Credit Commitment, the aggregate commitment of all Lenders to make Revolving Credit Advances, which aggregate commitment shall be $45,000,000 on the Effective Date, as such amount may be reduced from time to time pursuant to Section 2.8 or changed as a result of an assignment pursuant to Section 11.6. The term “Revolving Credit Commitment” does not include the Swingline Commitment.

“Revolving Credit Commitments” means the sum of the Revolving Credit Commitments of all Lenders in effect at such time.

“Revolving Lenders” means, as of any date of determination, Lenders having a Revolving Credit Commitment.

“Revolving Loan” means, at any time, the sum of (a) the aggregate amount of Revolving Credit Advances outstanding to the Borrowers plus (b) the aggregate L/C Obligations incurred on behalf of the Borrowers. Unless the context otherwise requires, references to the outstanding principal balance of the Revolving Loan shall include the outstanding balance of L/C Obligations.

“Revolving Note” has the meaning ascribed to it in Section 2.2.

“Secured Creditors” means, collectively, the Lenders and the Agent together with their respective successors and assigns.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

“Security Agreements” means collectively, (i) the Borrower Security Agreement and (ii) any other security agreements now or hereafter executed by any Person in favor of Agent and Lenders to secure the Obligations.

“Senior Funded Debt” means Indebtedness incurred under this Agreement and any other Funded Debt (other than Senior Unsecured Debt) that does not constitute Subordinated Debt.

“Senior Management” shall mean with respect to each Credit Party, the chief executive officer, the chief operating officer, and the chief financial officer.

“Senior Secured Leverage Ratio” means, at any time with respect to the Holdings and its Subsidiaries, on a consolidated basis, the ratio obtained by dividing (a) Senior Funded Debt by (b) EBITDA for the twelve (12) months ending as of the last day of the most recent month for which financial statements have been delivered pursuant to Section 5.1(n).

“Senior Unsecured Debt” means the Indebtedness under the Senior Unsecured High Yield Notes.

“Senior Unsecured High Yield Note Documents” means, collectively, the Senior Unsecured High Yield Notes, the Senior Unsecured High Yield Note Indenture and any and all agreements, instruments or other documents from time to time evidencing or guaranteeing the obligations of any of the Credit Parties under or in respect of the Senior Unsecured High Yield Notes, in each case, as amended, restated, supplemented or modified from time to time.

“Senior Unsecured High Yield Note Indenture” means that certain Indenture dated as of April 23, 2004 between Wells Fargo Bank, N.A., as trustee, and Holdings, pursuant to which Holdings issued its Senior Unsecured High Yield Notes, as amended, restated, supplemented or modified from time to time.

“Senior Unsecured High Yield Notes” means, collectively, the unsecured senior notes of Holdings issued pursuant to the Senior Unsecured High Yield Note Indenture.

“Single Employer Plan” means a Plan maintained by the Borrowers or any member of the Controlled Group for employees of the Borrowers or any member of the Controlled Group.

“Solvent” means, with respect to any Person on a particular date, that on such date (a) the assets of such Person, at a fair valuation (with such assets being measured on a going concern basis if and only to the extent that such Person’s business could reasonably be viewed at the time of any such determination as in fact being conducted as a going concern in light of the business historically conducted by such Person and such other facts and circumstances existing at such time that are relevant under Applicable Law to such determination, and otherwise, if such Person is not conducting its business as a going concern, such assets shall be measured on a liquidation basis and in any event without attributing any value to any asset of such Person constituting goodwill), exceed its liabilities, including contingent liabilities, (b) the remaining capital of such Person is not unreasonably small to conduct its business and (c) such Person will not have incurred debts, and does not have the present intent to incur debts, beyond its ability to pay such debts as they mature. For purposes of this definition, “debt” means any liability on a claim, and “claim” means any (i) right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. In computing the amount of contingent liabilities of any Person on any date, such liabilities shall be computed at the amount that, in the reasonable credit judgment of the Agent in light of all facts and circumstances existing at such time, represents the amount of such liabilities that reasonably can be expected to become actual or matured liabilities.

“Stated Rate” has the meaning ascribed to it in Section 2.15(b).

“Statement of Sources and Uses” means the Statement of Sources and Uses prepared by Holdings dated as of the Effective Date setting forth the amounts and uses of the proceeds of the Senior Unsecured Debt incurred by Holdings and Loans made available to the Borrowers on the Effective Date, which statement shall be in form and substance satisfactory to the Agent.

“Stock” means all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Exchange Act).

“Stock Purchase Agreement” has the meaning ascribed to it in Section 3.1(m).

“Subordinated Debt” means any Indebtedness of any Credit Party subordinated to the Obligations in a manner and form satisfactory to Agent and Lenders in their sole discretion, as to right and time of payment and as to any other rights and remedies thereunder.

“Subordinated Notes” means that certain 4.4% Amended and Restated Promissory Note due February 28, 2007 issued by Holdings in favor of Jon M. Tamiyasu, in his capacity as Stockholder Representative, in an aggregate outstanding principal amount as of the Original Closing Date of $3,600,000 pursuant to the provisions of that certain Stock Purchase Agreement, dated January 27, 2002, by and among Holdings and the stockholders of Apex Therapeutic Care, Inc., as amended through the Original Closing Date.

“Subsidiary” means, with respect to any Person, (a) any corporation of which an aggregate of more than fifty percent (50%) of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of fifty percent (50%) or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) or of which any such Person is a general partner or may exercise the powers of a general partner. Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of the Borrowers.

“Subsidiary Guaranty Agreement” means a Subsidiary Guaranty Agreement substantially in the form of Exhibit G to this Agreement

“Subsidiary Pledge Agreement” has the meaning ascribed to it in the definition of Pledge Agreements.

“Swingline Advance” has the meaning ascribed to it in Section 2.1(b).

“Swingline Availability Period” means the period from and including the Effective Date to but excluding the Swingline Maturity Date.

“Swingline Borrowing” means a borrowing of a Swingline Loan pursuant to Section 2.6(a).

“Swingline Commitment” means the obligation of the Swingline Lender to make Swingline Loans to the Borrowers in an aggregate principal amount at any one time outstanding not to exceed $5,000,000.

“Swingline Lender” means GE Capital, in its capacity as the Swingline Lender under the swingline facility described in Section 2.6, and its successors in such capacity.

“Swingline Loan” means a loan made by the Swingline Lender pursuant to Section 2.6(a).

“Swingline Maturity Date” means the day that is thirty (30) days before the Commitment Termination Date.

“Swingline Note” has the meaning ascribed to it in Section 2.2(b).

“Target” means a Person, group of assets or business line that is the subject of an Acquisition.

“Target Seller” means the seller of a Target in an Acquisition.

“Temporary Cash Investment” means any Investment in (a) direct obligations of the United States or any agency thereof, or obligations fully guaranteed by the United States or any agency thereof, (b) commercial paper rated at least A-1 by Standard & Poor’s Rating Group and P-1 by Moody’s Investors Service, Inc., (c) time deposits with, including certificates of deposit issued by, any office located in the United States of any bank or trust company which is organized under the laws of the United States or any State thereof and has capital, surplus and undivided profits aggregating at least $500,000,000 and which issues (or the parent of which issues) certificates of deposit or commercial paper with a rating described in clause (b) above, (d) repurchase agreements with respect to securities described in clause (a) above entered into with an office of a bank or trust company meeting the criteria specified in clause (c) above, provided in each case that such Investment matures within one (1) year from the date of acquisition thereof by any Credit Party or (e) any money market or mutual fund that invests only in the foregoing and the manager of which and the liquidity of which is reasonably satisfactory to the Agent.

“Termination Date” the date on which (a) the Loans have been indefeasibly repaid in full in cash, (b) all other Obligations under this Agreement and the other Loan Documents have been completely discharged, (c) all of the L/C Obligations have been cash collateralized, cancelled or backed by standby letters of credit in accordance with Section 2.5 hereof, and (d) the Borrowers shall not have any further right to borrow any monies under this Agreement.

“Third Party Payor” means any governmental entity, insurance company, health maintenance organization, professional provider organization or similar entity that is obligated to make payments on any Account.

“Title IV Plan” means a Pension Plan (other than a Multi-employer Plan), that is covered by Title IV of ERISA, and that any Credit Party or any member of a Controlled Group maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

“Total Leverage Ratio” means, at any time with respect to the Borrowers and their Subsidiaries, on a consolidated basis, the ratio obtained by dividing (a) Funded Debt by (b) EBITDA for the twelve (12) months ending as of the last day of the most recent month for which financial statements have been delivered pursuant to Section 5.1(n).

“Transactions Rule” has the meaning ascribed to it in Section 4.21.

“TRICARE” means, collectively, a program of medical benefits covering former and active members of the uniformed services and certain of their dependents, financed and administered by the United States Departments of Defense, Health and Human Services and Transportation, which program was formerly known as the Civilian Health and Medical Program of the Uniformed Services (CHAMPUS), and all laws, rules, regulations, manuals, orders and administrative, reimbursement and other guidelines of all Governmental Authorities promulgated in connection with such program (whether or not having the force of law), in each case as the same may be amended, supplemented or otherwise modified from time to time.

“TRICARE Account” means an Account payable pursuant to TRICARE.

“Type” defines a Loan by reference to whether such Loan is a LIBOR Loan or Borrowing or a Base Rate Loan or Borrowing. Identification of a Borrowing or group of Advances by Type indicates that such Borrowing or group of Advances is comprised of Advances of the specified Type.

“Unfunded Pension Liability” means, at any time, the aggregate amount, if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan, plus (b) for a period of five (5) years following a transaction which might reasonably be expected to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by any Credit Party or any member of a Controlled Group as a result of such transaction.

“Unused Line Fee” has the meaning ascribed to it in Section 2.7(b).

“Welfare Plan” means a Plan described in Section 3(i) of ERISA.

“Working Capital” shall mean, as of any date of determination, Borrowers’ and their Subsidiaries’ Current Assets less their Current Liabilities.

Section 1.2. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time in the United States (“GAAP”), applied on a basis consistent (except for changes concurred in by the Credit Parties’ independent public accountants) with the most recent audited consolidated financial statements of the Credit Parties delivered to the Lenders; provided that, if:  (a) the Borrower Representative notifies the Lenders that the Borrowers wish to amend any provision of any Loan Document to eliminate the effect of any change in GAAP on the operation of such provision, or (b) the Agent notifies the Borrower Representative that the Required Lenders wish to amend any provision of any Loan Document for such purpose, then compliance with such provision shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such provision is amended in a manner satisfactory to the Borrower Representative and the Required Lenders.

Section 1.3. Other Definitional Provisions. The terms “Accounts”, “Chattel Paper”, “Code”, “Contracts”, “Deposit Accounts”, “Documents”, “Fixtures”, “Equipment”, “General Intangibles”, “Goods”, “Intellectual Property”, “Instruments”, “Inventory”, “Investment Property”, “Letter-of-Credit Rights”, “License” and “Software” have the meanings assigned to such terms in Section 1 of the Borrower Security Agreement. References in this Agreement to “Articles”, “Sections”, “Schedules” or “Exhibits” shall be to Articles, Sections, Schedules or Exhibits of or to this Agreement unless otherwise specifically provided. Any of the terms defined in Section 1.1 may, unless the context otherwise requires, be used in the singular or plural depending on the reference. “Include”, “includes” and “including” shall be deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words on paper. Except as otherwise expressly provided herein, references to any agreement or contract are to such agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of such Person; provided that no Credit Party may assign its rights or obligations under any Loan Document without the prior written consent of the Agent and the Lenders. References “from”, “through” or “to” any date mean, unless otherwise specified, mean “from and including”, “through and including”, and “to but excluding”, respectively. References to any statute and related regulation shall include any amendments, modifications and supplements of the same and any successor statutes and regulations.

Section 1.4. Disclosure Schedules. Disclosures included in the disclosure schedules to this Agreement (collectively, the “Disclosure Schedules”) shall be considered to be made for purposes of all sections thereof if it is reasonably apparent from the face of such disclosure that the disclosure would also be applicable to some other section. Inclusion of any matter or item in any section of any Disclosure Schedule does not imply that such matter or item would, under the provisions of this Agreement, have to be included in any section thereof or that such matter or term is otherwise material. In addition, matters disclosed in the Disclosure Schedules are not necessarily limited to matters required by this Agreement to be disclosed in the Disclosure Schedules, and any such additional matters are set forth for informational purposes only and do not necessarily include other matters of a similar nature.

ARTICLE II.

THE FACILITIES

Section 2.1. The Facilities.

(a)           Revolving Credit Advances.              Upon the terms and subject to the conditions set forth herein, from time to time during the period from the Effective Date to the Commitment Termination Date, each Lender, severally and not jointly, agrees to advance funds to the Borrowers (each a “Revolving Credit Advance”); provided that immediately after each such Advance is made (and after giving effect to any substantially concurrent application of the proceeds thereof to repay outstanding Advances, Reimbursement Obligations or Swingline Loans):

(i)            such Lender’s Outstanding Amount shall not exceed its Revolving Credit Commitment; and

(ii)           the aggregate Outstanding Amount of all the Lenders shall not exceed the lesser of the Maximum Commitment Amount or the Borrowing Base then in effect.

(b)           Swingline Facility.                The Swingline Lender agrees to advance funds to the Borrowers (each as “Swingline Advance”), and the Revolving Lenders agree to purchase participations therein from time to time, all upon the terms and conditions specified in Section 2.6.

(c)           Letter of Credit Facility.      The Revolving Lenders agree to incur, or purchase participations in, L/C Obligations incurred by the L/C Issuer upon the terms and subject to the conditions specified in Section 2.5.

(d)           Reserves; Borrowing Base Adjustment.          The Agent shall have the right to establish, modify or eliminate Reserves against Borrowing Availability, the Borrowing Base or any component thereof from time to time in its sole credit judgment. In addition, Agent reserves the right, at any time and from time to time after the Effective Date, to adjust any of the criteria used to determine eligibility of any component of the Borrowing Base, to establish new criteria and to adjust advance rates with respect to such component, in its sole credit judgment, subject to the approval of the Required Lenders in the case of adjustments, new criteria or changes in advance rates that have the effect of making more credit available to the Borrowers. Agent shall endeavor to give prior notice to the Borrower Representative of the imposition of such Reserves, the adjustment of any eligibility criteria or the adjustment of any advance rates, provided that the failure to give such notice shall not invalidate the imposition of such Reserve or any such adjustments, or result in any liability of the Agent or Lenders to any Credit Party or any other Person.

Section 2.2. Notes.

(a)           Revolving Notes. The Revolving Loan of each Lender shall be evidenced by a single revolving note, substantially in the form of Exhibit A (each such note, a “Revolving Note”), dated the Effective Date (or, if issued after the Effective Date, be dated the date of the issuance thereof) in an aggregate principal amount equal to the amount of such Lender’s Revolving Credit Commitment, duly executed and delivered and payable by the Borrowers to such Lender. Each Lender shall record the date and amount of each Revolving Credit Advance made by it, and the date and amount of each payment of principal made by the Borrowers with respect thereto, and prior to any transfer of its Revolving Note shall endorse on Schedule A thereto (or any continuation thereof) forming a part thereof appropriate notations to evidence the foregoing information with respect to such Revolving Loan then outstanding; provided that the failure of any Lender to make any such recordation or endorsement shall not affect the obligations of the Borrowers hereunder or under any Revolving Note. Each Lender is hereby irrevocably authorized by the Borrowers to so endorse its Revolving Note and to attach to and make a part of its Revolving Note a continuation of any such schedule as and when required.

(b)           Swingline Notes. The Swingline Loan shall be evidenced by a swingline note substantially in the form of Exhibit C (such note, the “Swingline Note”), dated the Effective Date (or, if issued after the Effective Date, be dated the date of the issuance thereof) in a principal amount equal to the Swingline Commitment or the portion of such Swingline Loan assigned to any Lender in accordance with Section 11.6, duly executed and delivered by the Borrowers and payable to the Swingline Lender or other holder of such Swingline Loan.

Section 2.3. Method of Borrowing; Funding of Loans; Agent May Assume Funding; Failure to Fund.

(a)           Method of Borrowing. Whenever the Borrowers desire to receive an Advance, including the initial Advance, or to convert any portion of the outstanding Base Rate

Loans into one or more LIBOR Borrowings (a “Conversion”), or to continue all or any portion of an outstanding LIBOR Loan for another or additional LIBOR Period (a “Continuation”), Borrower Representative on behalf of the applicable Borrower shall give the Agent notice in writing (by telecopy or by telephone confirmed immediately in writing) in the form of a duly completed Exhibit D-1 (a “Notice of Borrowing”) duly executed by an Authorized Signatory, in the case of an Advance or Continuation of, or a Conversion into, a LIBOR Borrowing, three (3) Business Days before the requested date of such Advance, Conversion or Continuation, and in the case of an Advance of a Base Rate Borrowing, not later than 11:00 a.m. (New York City time) on the Business Day before the requested date of such Advance (which shall be a Business Day). Such Notice of Borrowing shall specify (i) the requested date of the Advance, Conversion or Continuation, which shall be a Business Day, (ii) in the case of a Conversion or Continuation, which existing Borrowings include the Loans or portions thereof to be affected by such Notice, (iii) the amount of the Advances to be incurred, and/or the Borrowings to be created by such Conversion or Continuation, (iv) the Class of the Loans comprising each requested Borrowing, (v) in the case of a LIBOR Advance, Conversion or Continuation, the duration of the LIBOR Period of the requested Borrowing and (vi) such other information as the Agent shall request. If a request for a Conversion or Continuation is not timely made prior to the expiration of a LIBOR Period, or is not made in accordance with this Section, the portions of the Loans proposed to be affected thereby shall be converted into, or continued as, Base Rate Loans. Any Notice of Borrowing received after 2:00 p.m. (New York City time) shall be deemed received on the following Business Day. Each Notice of Borrowing shall be irrevocable upon receipt by the Agent.

(b)           Funding of Loans. Promptly after receiving a Notice of Borrowing, the Agent shall notify each Lender of the contents of such Notice of Borrowing, of such Lender’s Percentage of the Advances or Borrowings requested by such Notice of Borrowing and, in the case of a LIBOR Borrowing, the applicable LIBOR Period. In the case of an Advance, each Lender shall make available to the Agent at the Agent’s Office its Percentage of such requested Advance, in lawful money of the United States of America in immediately available funds, prior to 1:00 p.m. (New York City time) on the specified date. The Agent shall, unless it shall have determined that one of the conditions set forth in Article III has not been satisfied, by 3:00 p.m. (or in the case of a LIBOR Borrowing, 12 p.m.) (New York City time) on such day, credit the amounts received by it in like funds to the Borrowers Account, to repay Swingline Loans, to repay Reimbursement Obligations, to pay expenses incurred by the Agent for the Borrowers’ account or in such other manner as the Agent shall reasonably determine.

(c)           Agent May Assume Funding. Unless the Agent shall have received notice from a Lender prior to the date of any particular Advance that such Lender will not make available to the Agent such Lender’s Percentage of such Advance, the Agent may assume that such Lender has made such amount available to it on the date of such Advance in accordance with subsection (b) of this Section 2.3, and may (but shall not be obligated to), in reliance upon such assumption, make available a corresponding amount for the account of the Borrowers on such date. If and to the extent that such Lender shall not have so made such amount available to the Agent, such Lender and the Borrowers severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the day such amount is made available to the Borrowers until the day such amount is repaid to the Agent, at (i) in the case of the Borrowers, a rate per annum equal to the greater of (x) the Federal Funds

Rate and (y) the interest rate applicable thereto pursuant to Section 2.4, and (ii) in the case of such Lender, a rate per annum equal to (x) for each day from the day such amount is made available to the Borrowers through the third succeeding Business Day, the Federal Funds Rate for such day as determined by the Agent and (y) for each day thereafter until the day such amount is repaid to the Agent, the Base Rate for such day. If such Lender shall repay such corresponding amount to the Agent, the amount so repaid shall constitute such Lender’s Loan included in such Borrowing for purposes of this Agreement.

(d)           Lender’s Failure to Fund. The failure of any Lender to make an Advance on the date of any Borrowing shall not relieve any other Lender of its obligation hereunder, if any, to make its Advance on that date. Neither the Agent nor any Lender shall be responsible for the failure of any other Person to make any Advance hereunder on the date required therefor.

(e)           Reliance on Notices; Appointment of Borrower Representative. Agent shall be entitled to rely upon, and shall be fully protected in relying upon, any Notice of Borrowing or similar notice believed by Agent to be genuine. Agent may assume that each Person executing and delivering any notice in accordance herewith was duly authorized, unless the responsible individual acting thereon for Agent has actual knowledge to the contrary. Each Borrower hereby designates Holdings as its representative and agent on its behalf for the purposes of issuing Notices of Borrowing, giving instructions with respect to the disbursement of the proceeds of the Loans, selecting interest rate options, requesting Letters of Credit, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower or Borrowers under the Loan Documents. Borrower Representative hereby accepts such appointment. Agent and each Lender may regard any notice or other communication pursuant to any Loan Document from Borrower Representative as a notice or communication from all Borrowers, and may give any notice or communication required or permitted to be given to any Borrower or Borrowers hereunder to Borrower Representative on behalf of such Borrower or Borrowers. Each Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.

Section 2.4. Interest on Loans.

(a)           Interest. Each Loan shall bear interest on the outstanding principal amount thereof from the date of the applicable Advance until repaid in full, whether before or after default, judgment or the institution of proceedings under any bankruptcy, insolvency or other similar law, as provided in this Section 2.4. Unless the Default Rate has been imposed, each Loan shall bear interest on the outstanding principal amount thereof until due at a rate per annum equal to, (i) to the extent and so long as it is a Base Rate Loan, the Base Rate as in effect from time to time plus the Applicable Margin, and (ii) to the extent and so long as it is a LIBOR Loan, the LIBOR Rate plus the Applicable Margin.

(b)           Interest Options. Subject to the provisions hereof, all or portions of the Loans, at the option of the Borrower Representative, may be made or Continued as, or Converted into, Base Rate Loans or one or more LIBOR Loan, or any combination thereof; provided that LIBOR Loans may not be Converted, but may be Continued, and such Continuation may occur on (and only on) the last day of an applicable LIBOR Period; provided, further, that Loans of any Class may only be part of a Borrowing consisting of Loans of the same Class; and provided, further, that no Advances shall be made as part of, and no Loans shall be Continued as, LIBOR Loans, and all existing LIBOR Loans shall be Converted into Base Rate Loans on the last day of the applicable LIBOR Period, so long as a Default shall have occurred and be continuing and the Agent shall have determined in its sole discretion to suspend the Borrowers’ LIBOR Borrowing option. Each LIBOR Borrowing shall be in a minimum amount of $500,000 and in greater whole multiples of $500,000. There shall at no time be in effect more than five (5) LIBOR Borrowings.

(c)           Post-Default Interest. During the period that any Default or Event of Default shall have occurred and be continuing, at the election of the Agent (or at the written request of Required Lenders), all Loans and other outstanding Obligations shall bear interest at the Default Rate. Agent shall endeavor to give Borrower Representative notice of the imposition of such Default Rate within a reasonable time thereafter; provided that the failure to give such notice shall not invalidate the imposition of such Default Rate or result in any liability of the Agent or Lenders to any Credit Party or any other Person.

(d)           Payments. Interest due pursuant to this Agreement shall be payable (i) in the case of any Loans, on the Interest Payment Date, and (ii) in the case of any other Obligation, when any portion of such Obligation shall be due (whether at maturity, by reason of prepayment or acceleration or otherwise), but only to the extent then accrued on the amount then so due. Interest at the Default Rate shall be payable on demand.

(e)           Determination. Each determination by the Agent of the interest rate hereunder shall be conclusive and binding for all purposes, absent clear and convincing evidence to the contrary.

Section 2.5. Letters of Credit.

(a)           Letters of Credit. Upon the terms and subject to the conditions set forth herein, from time to time during the period commencing on the Effective Date and ending on the date that is thirty (30) days prior to the latest possible Commitment Termination Date, the Revolving Credit Commitment may, in addition to Advances under the Revolving Loan, be utilized, upon the request of Borrower Representative on behalf of the applicable Borrower, for (i) the issuance of standby letters of credit for the account of such Borrower by GE Capital or any other L/C Issuer approved by the Agent, (ii) the issuance of commercial letters of credit for the account of such Borrower by any L/C Issuer other than GE Capital approved by Agent or (iii) the issuance of standby letters of credit or commercial letters of credit for the account of such Borrower under risk participation agreements entered into by GE Capital, as L/C Issuer, with other banks or financial institutions (the letters of credit described in clauses (i), (ii) and (iii), together with the Existing L/Cs, will be referred to hereinafter collectively as “Letters of Credit”). Immediately upon the issuance by a L/C Issuer of a Letter of Credit, and without further action on the part of Agent or any of the Lenders, each Lender with a Revolving Credit Commitment shall be deemed to have purchased from such L/C Issuer a participation in such

Letter of Credit (or in its obligation under a risk participation agreement with respect thereto) equal to such Lender’s Percentage of the aggregate amount available to be drawn under such Letter of Credit. Immediately after each such Letter of Credit is issued and participations therein are sold to the Lenders as provided in this subsection:

(i)            the Aggregate L/C Exposure shall not exceed the L/C Limit;

(ii)           in the case of each Lender, its Outstanding Amount shall not exceed its Revolving Credit Commitment; and

(iii)          the aggregate Outstanding Amount of all the Lenders shall not exceed the lesser of the Maximum Commitment Amount or the Borrowing Availability then in effect.

If required to obtain such issuance by an L/C Issuer that is not Agent, an affiliate or a subsidiary thereof or a Lender, Agent agrees to enter into risk participation agreements with respect to the obligations of the applicable Borrower under the Letter of Credit pursuant to which Agent acquires the credit risk with respect to such Borrower’s payment and performance of its obligations arising under and with respect to such Letter of Credit to the L/C Issuer. Upon any such issuance or entering into a risk participation agreement, without further action by any party hereto, (x) each Revolving Lender shall be deemed to have purchased from Agent and/or such L/C Issuer, and (y) such L/C Issuer or Agent shall be deemed to have sold to each Revolving Lender, a participation in the then existing or thereafter arising Reimbursement Obligations with respect to such Letter of Credit, on the terms specified in this Agreement, in each case equal to such Lender’s Percentage thereof.

(b)           Permitted Terms. Each Letter of Credit (other than the Existing L/Cs) must (i) support a transaction entered into in the ordinary course of business of the applicable Borrower on or after the filing of the Bankruptcy Cases and (ii) be in a form, for an amount and contain such terms and conditions as are reasonably satisfactory to each of the L/C Issuer and the Agent in its sole discretion. No Letter of Credit shall have an expiration date later than the close of business on the date that is one (1) year after such Letter of Credit is issued (or, in the case of any renewal or extension thereof, one (1) year after the expiration of such renewal or extension). Notwithstanding the foregoing, a Letter of Credit may provide for automatic extensions of its expiration date for one (1) or more successive one year periods; provided that the L/C Issuer that issued such Letter of Credit has the right to terminate such Letter of Credit on each such annual expiration date and no renewal term may extend the term of the Letter of Credit to a date that is later than the latest possible Commitment Termination Date (exclusive of any extentions).

(c)           Request for Issuance of Letter of Credit. The Borrower Representative shall give Agent at least three (3) Business Days’ prior written notice requesting the issuance of any Letter of Credit. The notice shall be accompanied by the form of the Letter of Credit (which shall be acceptable to the Agent and the L/C Issuer) and a completed application for standby letter of credit, master standby agreement, application for agreement for documentary letter of credit or master documentary agreement (as applicable), in each case, in form and substance satisfactory to Agent.

(d)           Notice of Proposed Extensions of Expiration Dates. The L/C Issuer or the Borrower Representative shall give the Agent at least three (3) Business Days’ notice before such L/C Issuer extends (or allows an automatic extension of) the expiration date of any Letter of Credit issued by it (whether such extension results from a request therefor by the Borrower Representative or, in the case of an evergreen Letter of Credit, from the absence of a request by the Borrower Representative for the termination thereof). Such notice shall (i) identify such Letter of Credit, (ii) specify the date on which such extension is to be made (or the last day on which such L/C Issuer can give notice to prevent such extension from occurring) and (iii) specify the date to which such expiration date is to be so extended. Upon receipt of such notice, the Agent shall promptly notify each Lender of the contents thereof. No L/C Issuer shall extend (or allow the extension of) the expiration date of any Letter of Credit if (x) the extended expiration date would be after the date that is one (1) year after the date on which such Letter of Credit is to be extended (y) such L/C Issuer shall have been notified by the Agent or the Required Lenders expressly to the effect that any condition specified in Section 3.2 is not satisfied at the time such Letter of Credit is to be extended; provided that, in the case of such notice from the Agent or Required Lenders, such L/C Issuer receives such notice prior to the date notice of non-renewal is required to be given by such L/C Issuer and such L/C Issuer has had a reasonable period of time to act on such notice.

(e)           Notice of Issuances. Promptly upon issuing any Letter of Credit, the relevant L/C Issuer will notify the Agent of the date of such Letter of Credit, the amount thereof, the beneficiary or beneficiaries thereof and the expiration date. Upon receipt of such notice, the Agent shall promptly notify each Revolving Lender of the contents thereof and the amount of such Revolving Lender’s participation in the relevant Letter of Credit. Promptly upon issuing any Letter of Credit, the relevant L/C Issuer will send a copy of such Letter of Credit to the Agent.

(f)            Drawings. Upon receiving a demand for payment under any Letter of Credit from the beneficiary thereof, the relevant L/C Issuer shall determine, in accordance with the terms of such Letter of Credit, whether such demand for payment should be honored. If such L/C Issuer determines that any such demand for payment should be honored, such L/C Issuer shall (i) promptly notify the Borrower Representative and the Agent as to the amount to be paid by such L/C Issuer as a result of such demand and the date on which such amount is to be paid (an “L/C Payment Date”) and (ii) on such L/C Payment Date make available to such beneficiary in accordance with the terms of such Letter of Credit the amount of the drawing under such Letter of Credit.

(g)           Reimbursement and Other Payments by the Borrowers. If any amount is drawn under any Letter of Credit:

(i)            the Borrowers irrevocably and unconditionally agree to reimburse the relevant L/C Issuer for all amounts paid by such L/C Issuer immediately upon such drawing, together with interest on the amount drawn at the rate applicable to Base Rate Loans for each day from and including the date such amount is drawn to but excluding the date such reimbursement payment is due and payable. Such reimbursement payment shall be due and payable on the relevant L/C Payment Date and Borrowers hereby authorize and direct Agent, at

Agent’s option, to debit the Loan Account (by increasing the outstanding principal balance of the Revolving Loan) in the amount of any payment made by an L/C Issuer with respect to any Letter of Credit; and

(ii)           in addition, the Borrowers agree to pay to the relevant L/C Issuer interest on any and all amounts not paid by the Borrowers when due hereunder with respect to a Letter of Credit, for each day from and including the date when such amount becomes due, but excluding the date such amount is paid in full, payable on demand, at a rate per annum equal to the Default Rate.

Each payment to be made by the Borrowers pursuant to this Section 2.5(g) shall be made to the relevant L/C Issuer in federal or other funds immediately available to it at its address specified in or pursuant to Section 11.3.

(h)           Payments by Lenders with Respect to Letters of Credit. In the event Agent elects not to debit the Loan Account for any Reimbursement Obligations and the Borrowers fail to reimburse the relevant L/C Issuer as and when required by Section 2.5(g) above for all or any portion of any amount drawn under a Letter of Credit issued by it:

(i)            such L/C Issuer may notify the Agent of such unpaid Reimbursement Obligation and request that the Revolving Lenders reimburse such L/C Issuer for their respective Percentages thereof. Upon receiving any such notice from an L/C Issuer, the Agent shall promptly notify each Revolving Lender of such unpaid Reimbursement Obligation and such Lender’s Percentage thereof. Upon receiving such notice from the Agent, each Lender shall make available to such L/C Issuer, at its address specified in or pursuant to Section 11.3, an amount equal to such Revolving Lender’s Percentage of such unpaid Reimbursement Obligation as set forth in such notice, in federal or other funds immediately available to such L/C Issuer, by 3:00 p.m. (New York City time) (A) on the day such Revolving Lender receives such notice if it is received at or before 12:00 Noon (New York City time) on such day or (B) on the first Business Day following such Lender’s receipt of such notice if it is received after 12:00 Noon (New York City time) on the date of receipt, in each case together with interest on such amount for each day from and including the relevant L/C Payment Date to but excluding the day such payment is due from such Revolving Lender at the Federal Funds Rate for such day. Upon payment in full thereof, such Revolving Lender shall be subrogated to the rights of such L/C Issuer against the Borrowers to the extent of such Revolving Lender’s Percentage of such unpaid Reimbursement Obligation (including interest accrued thereon). Nothing in this Section 2.5(h) shall affect any rights any Revolving Lender may have against any L/C Issuer for any action or omission for which such L/C Issuer is not indemnified under Section 2.5(j); and

(ii)           if any Revolving Lender fails to pay any amount required to be paid by it pursuant to this Section 2.5(h) on the date on which such payment is due, interest shall accrue on such Revolving Lender’s obligation to make such payment, for each day from and including the date such payment became due to but excluding the date such Lender makes such payment, at a rate per annum equal to (x) for each day from the day such payment is due through the third succeeding Business Day, inclusive, the Federal Funds Rate for such day as determined by the relevant L/C Issuer and (y) for each day thereafter, the Base Rate for such day. Any payment made by any Revolving Lender after 3:00 p.m. (New York City time) on any Business Day shall be deemed for purposes of the preceding sentence to have been made on the next succeeding Business Day.

If the Borrowers shall reimburse any L/C Issuer for any drawing with respect to which any Revolving Lender shall have made funds available to such L/C Issuer in accordance with this Section 2.5(h), such L/C Issuer shall promptly upon receipt of such reimbursement distribute to such Revolving Lender its Percentage thereof, including interest, to the extent received by such L/C Issuer.

(i)            Obligation Absolute. The obligation of the Borrowers to reimburse Agent and any applicable Revolving Lenders for payments made with respect to any L/C Obligation shall be absolute, unconditional and irrevocable, without necessity of presentment, demand, protest or other formalities, and the obligation of each applicable Revolving Lender to make payments to Agent with respect to Letters of Credit shall be unconditional and irrevocable. Such obligations of the Borrowers and Revolving Lenders shall be paid strictly in accordance with the terms hereof under all circumstances including the following:

(i)            any lack of validity or enforceability of any Letter of Credit or this Agreement or the other Loan Documents or any other agreement relating to the Letter of Credit;

(ii)           the existence of any claim, setoff, defense or other right that any Credit Party or any of their respective Affiliates or any Lender may at any time have against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such transferee may be acting), Agent, any Lender, or any other Person, whether in connection with this Agreement, the Letter of Credit, the transactions contemplated herein or therein or any unrelated transaction (including any underlying transaction between the Credit Party or any of their respective Affiliates and the beneficiary of the Letter of Credit);

(iii)          any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(iv)          payment by Agent (except as otherwise expressly provided in paragraph (j)(ii)(C) below) or any L/C Issuer under any Letter of Credit or L/C Obligation against presentation of a demand, draft or certificate or other document that does not comply with the terms of such Letter of Credit or L/C Obligation;

(v)           any other circumstance or event whatsoever that is similar to any of the foregoing;

(vi)          the fact that a Default or an Event of Default has occurred and is continuing;

(vii)         any amendment or waiver of or any consent or departure from all or any of the provisions of any Letter of Credit or any Loan Document; or

(viii) any other act or omission to act or delay of any kind of any L/C Issuer, Agent, any Lender or any other Person or any other event or circumstance whatsoever that might, but for the provisions of this subsection, constitute a legal or equitable discharge of any Borrowers’ obligations hereunder.

(j)            Indemnification; Nature of Lenders’ Duties.

(i)            In addition to amounts payable as elsewhere provided in this Agreement, each Borrower hereby agrees to pay and to protect, indemnify and save harmless Agent and each Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys’ fees and allocated costs of internal counsel) that Agent or any Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or the incurrence of any L/C Obligation in respect thereof, or (B) the failure of Agent or any Lender seeking indemnification or of any L/C Issuer to honor a demand for payment under any Letter of Credit or of the Agent to make any payment under any L/C Obligation as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, in each case other than to the extent solely as a result of the gross negligence or willful misconduct of Agent or such Lender (as finally determined by a court of competent jurisdiction).

(ii)           As between Agent and any Lender, on the one hand, and any Borrower, on the other hand, such Borrower assumes all risks of the acts and omissions of, or misuse of any Letter of Credit by, beneficiaries of any Letter of Credit. In furtherance and not in limitation of the foregoing, to the fullest extent permitted by law, neither Agent nor any Lender shall be responsible for (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document issued by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged, (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason, (C) the failure of the beneficiary of any Letter of Credit to comply fully with conditions required to demand payment under such Letter of Credit; provided that in the case of any payment by Agent under any Letter of Credit or L/C Obligation, Agent shall be liable only to the extent such payment was made solely as a result of its gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction) in determining that the demand for payment under such Letter of

Credit or L/C Obligation complies on its face with any applicable requirements for a demand for payment under such Letter of Credit or any guaranty thereof, (D) errors, omissions, interruptions or delays in transmission or delivery of any messages by mail, cable, telegraph, telex or otherwise, whether or not they may be in cipher, (E) errors in interpretation of technical terms, (F) any loss or delay in the transmission or otherwise of any document required to make a payment under any Letter of Credit or L/C Obligation, (G) the credit of the proceeds of any drawing under any Letter of Credit or L/C Obligation and (H) any consequences arising from causes beyond the control of Agent or any Lender. None of the above shall affect, impair or prevent the vesting of any of Agent’s or any Lender’s rights or powers hereunder or under this Agreement.

(iii)          Nothing contained herein shall be deemed to limit or expand any waivers, covenants or indemnities made by any Borrower in favor of any L/C Issuer in any letter of credit application, reimbursement agreement or similar document, instrument or agreement between any Borrower and such L/C Issuer, including the application for standby Letter of Credit, master standby agreement, application for documentary Letter of Credit or master agreement for documentary Letter of Credit.

(k)           Cash Collateral.

(i)            If the Borrowers are required to provide cash collateral for any L/C Obligations pursuant to this Agreement prior to the Commitment Termination Date, the Borrowers will pay to Agent for the ratable benefit of itself and the Revolving Lenders cash in an amount equal to one hundred three percent (103%) of the maximum amount then available to be drawn under each applicable Letter of Credit. Such cash shall be held by Agent in a cash collateral account (the “Cash Collateral Account”) maintained at a bank or financial institution acceptable to Agent in its sole discretion. The Cash Collateral Account shall be in the name of the Borrowers and shall be pledged to, and subject to the control of, Agent, for the benefit of Agent and the Revolving Lenders, in a manner satisfactory to Agent. Each Borrower hereby pledges and grants to Agent, on behalf of itself and the Revolving Lenders, a security interest in all such funds and Cash Equivalents held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of all amounts due in respect of the L/C Obligations and other Obligations, whether or not then due. This Agreement, including the provisions of this Section 2.5(k), shall constitute a security agreement under applicable law.

(ii)           If any L/C Obligations, whether or not then due and payable, shall for any reason be outstanding on the Commitment Termination Date, the Borrowers shall either (A) provide cash collateral therefor in the manner described above, (B) cause all such Letters of Credit and L/C Obligations, if any, to be canceled and returned, or (C) deliver a stand-by letter (or letters) of credit in guaranty of such L/C Obligations, which stand-by letter (or letters) of credit shall be of like tenor and duration (plus thirty (30) additional days) as, and in an amount equal to one hundred three percent (103%) of the aggregate maximum amount then available to be drawn under, the Letters of Credit to which such outstanding L/C Obligations relate and shall be issued by a Person, and shall be subject to such terms and conditions, as are satisfactory to Agent in its sole discretion.

(iii)          From time to time after funds are deposited in the Cash Collateral Account by the Borrowers, whether before or after the Commitment Termination Date, Agent may apply such funds or Cash Equivalents then held in the Cash Collateral Account to the payment of any amounts, and in such order as Agent may elect, as shall be or shall become due and payable by the Borrowers to Agent and the Revolving Lenders with respect to such L/C Obligations and, upon the satisfaction in full of all L/C Obligations, to any other Obligations of the Borrowers then due and payable.

(iv)          Neither the Borrowers nor any Person claiming on behalf of or through any Borrower shall have any right to withdraw any of the funds or Cash Equivalents held in the Cash Collateral Account, except that upon the termination of all L/C Obligations and the payment of all amounts payable by the Borrowers to Agent and Lenders in respect thereof, any funds remaining in the Cash Collateral Account shall be applied to other Obligations then due and owing and upon payment in full of such Obligations, any remaining amount shall be paid to the Borrower or as otherwise required by law. Interest earned on deposits in the Cash Collateral Account shall be for the account of the Borrowers.

(v)           The Borrowers agree to execute such Control Letters and such other documents and instruments as the Agent shall require with respect to the security interests created under this Section.

(l) Existing L/Cs

The Borrowers, the Agent and the Lenders agree that, as between themselves, the Existing L/Cs shall be deemed issued under this Agreement and the Borrowers shall bear all responsibility for the Existing L/Cs as if issued hereunder. The L/C Issuer hereby assumes and reaffirms each Existing L/C, as if such Letter of Credit were issued under this Agreement.

Section 2.6. Swingline Loans.

(a)           Swingline Commitment.       Upon the terms and subject to the conditions set forth herein, from time to time during the Swingline Availability Period, the Swingline Lender agrees to advance funds to the Borrowers pursuant to this Section; provided that, immediately after each such Advance is made (and after giving effect to any substantially concurrent application of the proceeds thereof to repay outstanding Advances or Reimbursement Obligations and to any Lender interest therein):

(i)            the aggregate outstanding principal amount of the Swingline Loans shall not exceed the Swingline Commitment;

(ii)           in the case of each Lender, its Outstanding Amount shall not exceed its Revolving Credit Commitment; and

(iii)          the aggregate Outstanding Amount of all the Lenders shall not exceed the lesser of (A) the Borrowing Availability then in effect and (B) the aggregate Revolving Credit Commitment then in effect.

Each Swingline Advance shall be in a minimum amount of $100,000 or integral multiples of $10,000 in excess thereof. Subject to the foregoing limits, the Borrowers may borrow, repay and reborrow Swingline Advances at any time during the Swingline Availability Period.

(b)           Notice of Swingline Borrowing.         The Borrower Representative shall give the Swingline Lender notice (a “Notice of Swingline Borrowing”), substantially in the form of Exhibit D-2 hereto, not later than 11:00 a.m. (New York City time) on the date of each requested Swingline Advance, specifying:

(i)            the date of such Advance, which shall be a Business Day; and

(ii)           the amount of such Advance.

(c)           Funding of Swingline Loans. As promptly as practicable following receipt of a Notice of Swingline Borrowing, the Swingline Lender shall, unless the Swingline Lender determines that any applicable condition specified in Article III has not been satisfied, make available the amount of such Swingline Advance in federal or other funds immediately available as provided in Section 2.3(b).

(d)           Interest. The Swingline Loans shall bear interest on the outstanding principal amount thereof, for each day from and including the day such Swingline Advance is made to but excluding the date repaid, at a rate per annum equal to the rate applicable to Base Rate Advances for such day. Such interest shall be payable on the Interest Payment Date.

(e)           Optional Prepayment of Swingline Loans. The Borrowers may prepay the Swingline Loans in whole at any time, or from time to time in part, by giving notice of such prepayment to the Swingline Lender not later than 12:00 Noon (New York City time) on the date of prepayment and paying the principal amount to be prepaid, together with interest accrued thereon to the date of prepayment, to the Swingline Lender in the manner provided in Section 2.14 not later than 3:00 p.m. (New York City time) on the date of prepayment.

(f)            Mandatory Prepayment of Swingline Loan. The Borrowers shall prepay the Swingline Loans, together with interest accrued thereon to the date of prepayment, upon the acceleration of the Obligations pursuant to Article VIII. On the date of each Revolving Credit Advance, the Agent shall apply the proceeds thereof to prepay all Swingline Loans then outstanding, together with interest accrued thereon to the date of prepayment.

(g)           Maturity of Swingline Loan. The Swingline Loans outstanding on the Swingline Maturity Date shall be due and payable on such date, together with interest accrued thereon to such date.

(h)           Refunding Unpaid Swingline Loans. If (x) the Swingline Loans are not paid in full on the Swingline Maturity Date or (y) the Swingline Loans become immediately due and payable pursuant to Article VIII, the Swingline Lender (or the Agent on its behalf) may, by notice to the Lenders (including the Swingline Lender, in its capacity as a Lender), require each Lender to pay to the Swingline Lender an amount equal to such Lender’s Percentage of the aggregate unpaid principal amount of the Swingline Loans then outstanding. Such notice shall specify the date on which such payments are to be made, which shall be the first Business Day after such notice is given. Not later than 12:00 Noon (New York City time) on the date so specified, each Lender shall pay the amount so notified to it to the Swingline Lender at its address specified in or pursuant to Section 11.3, in federal or other funds immediately available in New York, New York. The amount so paid by each Lender shall constitute a Base Rate Advance to the Borrowers and each Lender hereby irrevocably agrees (absent gross negligence of the Swingline Lender as determined by a court of competent jurisdiction) to the making of such Base Rate Advance notwithstanding (i) the amount of such Advance may not comply with the minimum amount for borrowings of Revolving Loans otherwise required hereunder, (ii) whether any conditions specified in Section 3.1 or 3.2 as applicable, are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) the failure of any such request or deemed request for Revolving Loans to be made by the time otherwise required in Section 2.1, (v) the date of such mandatory Advance or (vi) any reduction in the Revolving Credit Commitments or termination of the Revolving Credit Commitments immediately prior to such mandatory Advance contemporaneously therewith; provided that, if the Lenders are prevented from making such Base Rate Revolving Credit Advances to the Borrowers by the provisions of the United States Bankruptcy Code or otherwise, the amount so paid by each Lender shall constitute a purchase by it of a participation in the unpaid principal amount of the Swingline Loan and interest accruing thereon after the date of such payment; provided that (x) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is purchased and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Lender shall be required to pay to the Swingline Lender, to the extent not paid to the Swingline Lender by the Borrowers in accordance with the terms of subsection (d) hereof, interest on the principal amount of participation purchased for each day from and including the day upon which such borrowing would otherwise have occurred to, but excluding, the date of payment for such participation. Each Lender’s obligation to make such payment or to purchase such participation under this subsection shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (1) any set-off, counterclaim, recoupment, defense or other right which such Lender or any other Person may have against the Swingline Lender or the Borrowers, (2) the occurrence or continuance of a Default or an Event of Default or the termination of the Commitments, (3) any adverse change in the condition (financial or otherwise) of the Borrowers or any other Person, (4) any breach of this Agreement by any party hereto or (5) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(i)            Termination of Swingline Commitment. The Borrowers may, upon at least three (3) Business Days’ notice to the Swingline Lender and the Agent, terminate the

Swingline Commitment at any time, if no Swingline Loans are outstanding at such time. Unless previously terminated, the Swingline Commitment shall terminate at the close of business on the Swingline Maturity Date.

Section 2.7. Certain Fees.

(a)           Agent Fees. The Borrowers shall pay to GE Capital, individually, the Fees as and when required pursuant to the Commitment Letter at the times specified for payment therein.

(b)           Unused Line Fee. As additional compensation for the Revolving Lenders, the Borrowers shall pay to Agent, for the ratable benefit of such Revolving Lenders, in arrears, on the first Business Day of each month prior to the Commitment Termination Date and on the Commitment Termination Date, a fee (the “Unused Line Fee”) for the Borrowers’ non-use of available funds in an amount equal to the product of (i) 0.50% per annum multiplied by (ii) the difference between (x) the Maximum Commitment Amount (as it may be reduced from time to time) minus (y) the average for the period of the daily closing balances of the aggregate Revolving Loans and the Swingline Loans outstanding during the period for which such Unused Line Fee is due, calculated for such period on the basis of a 360-day year for the actual number of days elapsed during such period.

(c)           [Reserved.]

(d)           Letter of Credit Fee. (i) The Borrowers agree to pay to the Agent for the ratable benefit of Revolving Lenders, with respect to the L/C Obligations incurred hereunder, (A) for the benefit of the Agent and the L/C Issuer, all customary costs and expenses incurred by the Agent and the L/C Issuer on account of such L/C Obligations, (B) for the ratable benefit of the Revolving Lenders, for each day during any month in which any L/C Obligation shall remain outstanding, a fee (the “Letter of Credit Fee”) in an amount equal to (x) the Applicable Margin (calculated on the basis of a 360 -day year for actual days elapsed) multiplied by (y) the maximum amount available for drawing (whether or not such day is a Business Day and whether or not the conditions for drawing thereunder have been satisfied) under all Letters of Credit at the close of business on such day, and (C) for the sole benefit of the L/C Issuer, a fronting fee (the “Fronting Fee”) in an amount equal to 0.125% of the face amount of each Letter of Credit. The Letter of Credit Fee shall be paid to Agent for the ratable benefit of the Revolving Lenders monthly in arrears, on the first day of each month and on the Commitment Termination Date. The Fronting Fee shall be paid to the Agent, for the benefit of the L/C Issuer, on the date of issuance of the applicable Letter of Credit. In addition, the Borrowers shall pay to any L/C Issuer, on demand, such fees (including all per annum fees), customary charges and expenses of such L/C Issuer in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of any Letter of Credit or otherwise payable pursuant to the application and related documentation under which any Letter of Credit is issued. During any period during which the Default Rate shall have been imposed pursuant Section 2.4(c), or, in the absence of such imposition, during any period during which the Required Lenders could have imposed the Default Rate pursuant to such Section and instead elect to impose the provisions of this paragraph, the Letter of Credit Fee otherwise in effect pursuant to the preceding paragraph shall be increased by two percent (2%) per annum.

(e)           Exit Fee. The Borrowers shall be required to satisfy all obligations under this Agreement on or before the Commitment Termination Date. Upon termination of this Agreement, whether by the satisfaction of the Loan or upon the occurrence of a Default hereunder, the Borrowers shall pay to the Lenders an exit fee equal to 1.00% of the Revolving Credit Commitment (the “Exit Fee”), provided, however, that:  (A) if the Lenders provide to the Borrowers a credit facility, in an amount not less than the Revolving Credit Commitment hereunder, to enable their emergence and exit from the Bankruptcy Cases (the “Exit Facility”), then the Exit Fee, to the extent paid, will be credited to any upfront fees due to the Lenders upon closing of the Exit Facility, or (B) if the Lenders do not provide the Exit Facility then, upon payment in full of all obligations under this Agreement and the Existing Credit Facility, the Exit Fee will be waived as provided in the Forbearance Agreement.

Section 2.8. Mandatory Repayments and Prepayments.

(a)           Prepayment of Excess Outstanding Amount; Maturity of Obligations.

(i)            If at any time the aggregate unpaid principal balance of the Revolving Loans exceeds the Borrowing Availability, then, the Borrowers shall immediately prepay Revolving Loans without premium or penalty in an aggregate principal amount sufficient to eliminate such excess (or if no such Loans and Swingline Loans are outstanding, deposit cash in a collateral account in accordance with Section 2.5(k)).

(ii)           The Revolving Credit Commitment of each Lender shall terminate at the opening of business on the Commitment Termination Date, and there shall become due and the Borrowers shall pay on the Commitment Termination Date, the entire outstanding principal amount of each Revolving Loan and of each L/C Obligation, together with accrued and unpaid interest thereon to but excluding the Commitment Termination Date.

(b)           Asset Dispositions. Immediately upon any Credit Party’s receipt of Net Cash Proceeds of any Asset Disposition or any sale of Stock of any Subsidiary of any Credit Party, the Borrowers shall prepay an aggregate principal amount of Loans (and to the extent that any Net Cash Proceeds in excess of the outstanding principal amount of Loans, cash collateralize L/C Obligations in accordance with Section 2.5(k)) equal to one hundred percent (100%) of all such Net Cash Proceeds.

(c)           [Reserved].

(d)           [Reserved].

(e)           [Reserved].

Section 2.9. Optional Prepayments. Borrowers may prepay the Loans in whole or in part (in minimum principal amounts of $100,000 or in any larger integral multiple of $10,000, or the total remaining amount outstanding) upon at least three (3) Business Days’ (or, in the case of Base Rate Revolving Loans, one (1) Business Day’s) prior irrevocable written notice to the Lenders, subject to the payment of any prepayment charges incurred pursuant to Section 9.4(d). The aggregate principal amount of Loans designated for prepayment in any notice of optional prepayment given pursuant to this Section shall become due and payable on the date fixed for prepayment as specified in such notice.

Section 2.10. Application of Payments.

(a)           Mandatory prepayment pursuant to Section 2.8 and optional prepayments pursuant to Section 2.9 shall be applied to Revolving Loans. Each payment or prepayment of less than all of the outstanding aggregate principal amount of the Loans shall be applied pro rata to the Loans of all Lenders according to the respective outstanding principal amounts of Loans held by each such Lender. Any such prepayment shall be applied first to any Base Rate Loans before application to LIBOR Loans, in each case in a manner which minimizes any resulting LIBOR breakage fee.

(b)           During the occurrence and continuance of any Event of Default, the Agent shall apply all or any part of proceeds constituting Collateral and any and all proceeds thereof turned over to, held by or realized through the exercise by the Agent of its remedies hereunder or under the other Loan Documents, in payment of the Obligations in following order:

(i)            first, to the payment of all amounts owing to the Agent or any Lender of the following type: (x) any and all sums advanced by the Agent or any Lender in order to preserve the Collateral or preserve its security interest in the Collateral, (y) the expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Agent or any Lender of its rights hereunder or under any other Loan Document, together with reasonable attorneys’ fees and court costs, and (z) all amounts paid by Agent or any Lender as to which Agent or such Lender has an express right to reimbursement or indemnification from any Credit Party (or, in the case of Agent, from any Lender) under this Agreement or any other Loan Document;

(ii)           second, to the extent proceeds remain after the application pursuant to the preceding clause (i), to the payment of all other amounts owing to Agent pursuant to any of the Loan Documents in its capacity as such;

(iii)          third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii), to the payment to the Lenders, pro rata, of any accrued but unpaid interest under the Loan Documents;

(iv)          fourth, to the extent proceeds remain after the application pursuant to the preceding clauses (i), (ii) and (iii), to the payment to the Lenders, pro rata, of any principal balance under the Loan Documents;

(v)                                 fifth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (iv), inclusive, to the payment of an amount equal to all other outstanding Obligations in such order as Agent may in its sole discretion elect; and

(vi)                              sixth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (v), inclusive, and following the Termination Date, to the payment of the relevant Credit Party or to whomever may be lawfully entitled to receive such surplus.

Section 2.11. Reduction of Revolving Credit Commitments. (a) The Revolving Credit Commitment shall be permanently reduced (i) by the amount of each payment made pursuant to Section 2.11(b) applied to Revolving Loans to the extent directed by the Borrower Representative, and (ii) to zero Dollars ($0) on the Commitment Termination Date.

(b)                                 The Borrowers shall have the right to terminate in whole the Revolving Credit Commitments or, from time to time, irrevocably to reduce in part the amount of the Revolving Credit Commitments upon at least thirty (30) days’ prior written notice from Borrower Representative to the Agent.

 (c)                               In the event the Borrowers exercise their rights under Section 2.11(b) to reduce the Revolving Credit Commitment, the Borrowers agree that any such prepayment or reduction shall be accompanied by (i) in the case of a prepayment in full and termination of this Agreement, the payment by the Borrowers to the Agent for the ratable account of the Lenders of all accrued and unpaid interest and all fees and other remaining Obligations hereunder and (ii) the payment of any prepayment charges incurred pursuant to Section 9.4(d).

Section 2.12. Loan Account and Accounting. The Agent shall maintain a loan account (the “Loan Account”) on its books to record all Loans, all payments made by the Borrowers, and all other debits and credits as provided in this Agreement with respect to the Loans or any other Obligations. All entries in the Loan Account shall be made in accordance with the Agent’s customary accounting practices as in effect from time to time. The balance in the Loan Account, as recorded on the Agent’s most recent printout or other written statement, shall, absent clear and convincing evidence to the contrary, be presumptive evidence of the amounts due and owing to each Lender and the Agent by the Borrowers; provided that any failure to so record or any error in so recording shall not limit or otherwise affect the Borrowers’ duty to pay the Obligations. The Agent shall render to the Borrower Representative a monthly accounting of transactions with respect to the Loans setting forth the balance of the Loan Account. Unless the Borrower Representative notifies the Agent in writing of any objection to any such accounting (specifically describing the basis for such objection), within thirty (30) days after the date thereof, each and every such accounting shall (absent clear and convincing error) be deemed final, binding and conclusive upon the Credit Parties in all respects as to all matters reflected therein. Only those items expressly objected to in such notice shall be deemed to be disputed by the Borrowers.

Section 2.13. Computation of Interest and Fees. Unused Line Fees pursuant to Section 2.7(b), Letter of Credit Fees pursuant to Section 2.7(d) and all interest on LIBOR Loans hereunder and under the Notes shall be calculated for any period on the basis of a 360-day year for the actual number of days elapsed during such period, including the first day but excluding the last day of such period. All interest on Base Rate Loans hereunder shall be calculated for any period on the basis of a 365-day year for the actual number of days elapsed during such period, including the first day but excluding the last day of such period.

Section 2.14. General Provisions Regarding Payments. All payments (including prepayments) to be made by the Credit Parties under any Loan Document, including payments of principal of and interest on the Notes, fees, expenses and indemnities, shall be made without set-off or counterclaim and in immediately available funds to each Lender’s Payment Account before 3:00 p.m. (New York City time) on the date when due. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon, shall be payable at the then applicable rate during such extension. For purposes of computing interest and Fees and determining Borrowing Availability as of any date, all payments shall be deemed received on the first Business Day following the Business Day on which immediately available funds therefor are received in the Collection Account prior to 1:00 p.m. (New York City time). Payments received after 1:00 p.m. (New York City time) on any Business Day or on a day that is not a Business Day shall be deemed to have been received on the following Business Day.

Section 2.15. Maximum Interest. (a)  In no event shall the interest charged with respect to the Loans, the Notes or any other Obligations of any Credit Party under the Loan Documents exceed the maximum amount permitted under the laws of the jurisdiction whose law is specified as the governing law of this document pursuant to Section 11.10 or of any other applicable jurisdiction. For the purposes of making any such determination hereunder, the Loans hereunder shall be deemed a single loan in the amount of the Commitments.

(b)                                 Notwithstanding anything to the contrary herein or elsewhere, if at any time the rate of interest payable for the account of any Lender hereunder or any other Loan Document (the “Stated Rate”) would exceed the highest rate of interest permitted under any applicable law to be charged by such Lender (the “Maximum Lawful Rate”), then for so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable for the account of such Lender shall be equal to the Maximum Lawful Rate; provided that if at any time thereafter the Stated Rate is less than the Maximum Lawful Rate, the Borrowers shall, to the extent permitted by law, continue to pay interest for the account of such Lender at the Maximum Lawful Rate until such time as the total interest received by such Lender is equal to the total interest which such Lender would have received had the Stated Rate been (but for the operation of this provision) the interest rate payable. Thereafter, the interest rate payable for the account of such Lender shall be the Stated Rate unless and until the Stated Rate again would exceed the Maximum Lawful Rate, in which event this provision shall again apply.

(c)                                  In no event shall the total interest received by any Lender exceed the amount which such Lender could lawfully have received had the interest been calculated for the full term hereof at the Maximum Lawful Rate with respect to such Lender.

(d)                                 In computing interest payable with reference to the Maximum Lawful Rate applicable to any Lender, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made.

(e)                                  If any Lender has received interest hereunder in excess of the Maximum Lawful Rate with respect to such Lender, such excess amount shall be applied to the reduction of the outstanding principal balance of its Loans or to other amounts (other than interest) payable hereunder, and if no such principal or other amounts are then outstanding, such excess or part thereof remaining shall be paid to the Borrowers.

Section 2.16. Additional Borrowers. The Borrower Representative may request in writing from time to time that any Subsidiary of Holdings be allowed to become a Borrower under this Agreement (each, an “Additional Borrower”); provided that such Subsidiary shall not become an Additional Borrower unless and until each and every of the following conditions precedent with respect to such Subsidiary have been satisfied or provided for in a manner reasonably satisfactory to Agent or waived in writing by Agent and the Lenders: (a) such Subsidiary shall have been formed or acquired by Holdings or any other Borrower; (b) the Agent shall have consented in writing to such Subsidiary becoming an Additional Borrower; (c) no Default or Event of Default shall exist at the time of or after giving effect to such Subsidiary’s becoming an Additional Borrower; and (d) the Agent shall have received the following documents with respect to such Subsidiary (each duly executed and delivered by the appropriate Persons specified below): (i) from such Subsidiary, the other Borrowers and the Guarantors, a joinder agreement in form and substance reasonably satisfactory to Agent (each, a “Joinder Agreement”), (ii) from such Subsidiary and the other Borrowers, a replacement Revolving Note in favor of each Revolving Lender in the form of Exhibit A and a replacement Swing Line Note in favor of the Swing Line Lender substantially in the form of Exhibit C, and (iii) from such and any other applicable Credit Parties, the various Loan Documents with respect to such Subsidiary required to be delivered under Section 6.14.

Section 2.17 Overadvance Facility

(a)                            Upon the terms and subject to the conditions set forth herein, from time to time during the period commencing on the Effective Date and ending on the date that is ten (10) days prior to the Commitment Termination Date, Borrower Representative may request that the Lenders make advances of Revolving Credit Loans to a Borrower, which advances will cause the principal balance of all Revolving Credit Loans of the Borrowers then outstanding to exceed the Borrowing Base (each such advance of Revolving Credit Loans, an “Overadvance Loan” and, collectively, the “Overadvance”), but which Overadvance Loans shall not in the aggregate exceed the Overadvance Commitment (as defined below). The Lenders have agreed to make the Overadvance available to the Borrowers, effective as of the Effective Date, subject to the terms and conditions set forth herein.

(b)                                 The maximum aggregate principal amount of the Overadvance shall be Two Million, Five Hundred Thousand and 00/100 Dollars ($2,500,000.00) (the “Overadvance Commitment”). Subject to the Borrowers’ compliance with the conditions to funding set forth in Section 3.2 of this Agreement, one or more of the Borrowers may, at any time and from time to time on and after the Effective Date and until the Commitment Termination Date, borrow, repay and re-borrow all or any portion of the Overadvance up to the Overadvance Commitment;

provided, however, that, notwithstanding anything to the contrary set forth in this Agreement, until the Overadvance has been repaid in full and all obligations of the Lenders to make advances of Overadvance Loans has terminated, the Borrowers shall not request, and Lender shall not be obligated to make, any advances of Revolving Credit Loans (including, without limitation, Overadvance Loans) that exceed the Revolving Credit Commitment at any time less any applicable Reserves. Overadvances shall be made as Base Rate Advances only and shall not be eligible for the LIBOR Rate.

(c)                                  Notwithstanding anything else contained in this Section 2.17, Borrower acknowledges that the Overadvance Facility is not a commitment to lend and any individual Overadvance may be made or refused in the sole and absolute discretion of the Lenders.

ARTICLE III.

CONDITIONS

Section 3.1. Conditions to Effectiveness of this Agreement and to the initial Extensions of Credit on the Effective Date.   The effectiveness of this Agreement and the obligation of each Lender to make any Extension of Credit on the Effective Date or for the Agent or any Lender to take, fulfill or perform any other action hereunder, shall be subject to satisfaction of all of the following conditions in a manner satisfactory to Agent:

(a)                                  This Agreement or counterparts hereof, the Notes and the other Loan Documents shall have been duly executed by the Borrowers and the other Credit Parties party thereto, and delivered to the Agent and Lenders; and Agent shall have received such documents, instruments, agreements and legal opinions as Agent shall reasonably request in connection with the transactions contemplated by this Agreement, including an opinion of counsel to the Credit Parties substantially in the form of Exhibit I and the other documents, instruments, agreements and opinions listed in the Closing Checklist attached hereto as Exhibit K, each in form and substance reasonably satisfactory to the Agent. The Agent shall have received and approved revised Schedules to this Agreement and, if appropriate, the other Credit Documents, dated as of the Effective Date;

(b)                                 The Interim Order shall have been entered or approved by the Bankruptcy Court in form and substance acceptable to the Borrowers, the Agent and the Lenders;

(c)                                  Agent shall have received (i) evidence satisfactory to it in its sole discretion that the Credit Parties have obtained all required consents and approvals, including regulatory and other third party approvals, of all Persons including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Loan Documents and the continuing operations of the Credit Parties, and the same shall be in full force and effect or (ii) an Officer’s Certificate in form and substance satisfactory to Agent affirming that no such consents or approvals are required;

(d)                                 Agent shall have received the Fees required to be paid by the Borrowers on the Effective Date in the respective amounts specified in Section 2.7 or in the Commitment

Letter and shall have reimbursed the Agent for all fees, costs and expenses of closing presented as of the Effective Date;

(e)                                  The corporate structure, capital structure, other debt instruments, material contracts of CCS, and governing documents of the Credit Parties and their Subsidiaries shall be acceptable to Agent and Lenders in their respective sole discretion;

(f)                                    Agent shall have received evidence satisfactory to it in its sole discretion that Agent (on behalf of the Lenders) holds a perfected, first priority lien in all of the Collateral, subject to no other liens except for Permitted Encumbrances;

(g)                                 As of the Effective Date, there shall have been (i) other than the commencement of the Bankruptcy Cases and the events contemplated by the Forbearance Agreement, since January 30, 2006, no material adverse change in the business, financial or other condition of the Credit Parties taken as a whole, the Collateral which would be subject to the security interest granted to the Agent, or in the projections of the Credit Parties and (ii) no litigation commenced that has not been stayed by the Bankruptcy Court, that has a reasonable likelihood of being determined adversely to any Credit Party and that, if so determined, could reasonably be expected to have a Material Adverse Effect;

(h)                                 [Reserved.]

(i)                                     After giving effect to any Extensions of Credit to be made on the Effective Date, Borrowers shall be in compliance with all financial covenants set forth in this Agreement and Agent shall have received such certificates and information as it may request in order to verify such pro forma compliance with the financial covenants;

(j)                                     After giving effect to any Extensions of Credit to be made on the Effective Date, Borrowers shall have Borrowing Availability (calculated on a pro forma basis with trade payables being paid currently, expenses and liabilities being paid in the ordinary course of business and without acceleration of sales and without deterioration of working capital) of at least $2,000,000, in the aggregate;

(k) [Reserved]

(l)  [Reserved]

(m)                               There shall not exist (i) any Default or Event of Default under the Loan Documents or (ii) any default or event of default under any other Indebtedness or agreement of any Credit Party not disclosed on the Disclosure Schedules, which could reasonably be expected to have a Material Adverse Effect;

(n)                                 There shall have been no direct or indirect change in Senior Management of any Credit Party, except as set forth in Section 7.22;

(o)                                 [Reserved.]

(p)                                 The Fixed Charge Coverage Ratio shall not exceed 0.50 to 1.00, determined on a pro forma basis after giving effect to the Loans to be made on the Effective Date;

(q)                                 All Loan Documents shall be in form and substance satisfactory to the Agent and the Lenders;

(r)                                    The Credit Parties shall be in pro forma compliance (based on the 2005 Unaudited Financials) with all financial covenants set forth in Sections 7.15, 7.16, 7.17 and 7.19 as of the Effective Date after giving effect to the Loans to be made on the Effective Date and Agent shall have received evidence in form and substance satisfactory to it in its sole discretion of such pro form compliance;

 (s)                               Holdings and its consolidated Subsidiaries shall have pro forma trailing twelve month EBITDA of at least $16,500,000 (based on the 2005 Unaudited Financials), with any adjustments to such pro forma EBITDA to be satisfactory to Agent in its sole discretion;

(t)                                    The Senior Secured Leverage Ratio shall not exceed 2.00 to 1.00, (based on the 2005 Unaudited Financials) determined on a pro forma basis after giving effect to the Loans to be made on the Effective Date;

(u)                                 The Total Leverage Ratio shall not exceed 13.75 to 1.00, (based on the 2005 Unaudited Financials) determined on a pro forma basis after giving effect to the Loans to be made on the Effective Date;

(v)                                 The Agent shall not have become aware of any information or other matter affecting any Credit Party or the transactions contemplated hereby that is inconsistent in a material and adverse manner with any such information or other matter disclosed to the Agent prior to January 30, 2006;

(w)                               The Agent shall have received a duly executed Borrowing Base Certificate, dated not more than 15 days prior to the Effective Date, in form and substance satisfactory to Agent;

(x)                                   Agent shall have received and reviewed (i) the audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of each of Holdings and its consolidated Subsidiaries and CCS prepared in accordance with GAAP for the Fiscal Year ended December 31, 2004, (ii) the unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of each of Holdings and its consolidated Subsidiaries and CCS prepared in accordance with GAAP for the Fiscal Year ended December 31, 2005 (the “2005 Unaudited Financials”) and (iii) any changes to the forecasts of the financial performance of Holdings and its Subsidiaries through 2008. Agent shall be satisfied with the items specified in clause (i) (it being understood that Agent is satisfied with the draft consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of Holdings for the Fiscal Year ended December 31, 2005 delivered to Agent prior to March 31, 2006, provided, that if the Credit Parties obtain an extension from the Securities and Exchange Commission regarding the filing of audited financial statements, the preceding date may be extended to April 30, 2006. Any changes specified in clause (ii) shall not be materially worse than the forecasts previously provided to Agent.

Section 3.2 Conditions to Each Extension of Credit. The obligation of any Lender to make any Extension of Credit (including on the Effective Date), is subject to the satisfaction of the following additional conditions:

(a)                                  receipt by the Agent of a Notice of Borrowing in accordance with Section 2.3(a), 2.5(c) or 2.6(b);

(b)                                 immediately before and after giving effect to such Extension of Credit, no Default or Event of Default shall have occurred and be continuing;

(c)                                  the representations and warranties of the Credit Parties contained in the Loan Documents shall be true and correct in all material respects on and as of the date of and after giving effect to such Extension of Credit, except for such changes therein as are expressly permitted by the terms of this Agreement or consented to in writing by the Required Lenders and except to the extent that such representations and warranties are expressly stated to be made as of an earlier date, in which case they shall be true as of such earlier date; and

(d)                                 [Reserved].

Each Extension of Credit hereunder shall be deemed to constitute, as of the date thereof, (i) a representation and warranty by each Borrower on the date of such Extension of Credit as to the facts specified in clauses (b) and (c) of this Section and (ii) a reaffirmation by Borrowers of the cross-guaranty provisions set forth in Section 12 and of the granting and continuance of Agent’s Liens, on behalf of itself and Lenders, pursuant to the Collateral Documents.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

To induce each Lending Party to enter into the Loan Documents and to make Extensions of Credit, each Borrower, jointly and severally, makes the following representations and warranties to each Lending Party, each and all of which shall survive the execution and delivery of this Agreement:

Section 4.1. Existence and Organizational Power; Compliance with Organizational Documents. Each Credit Party (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) is duly qualified to conduct its business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect, (c) has the requisite power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, (d) has all organizational powers necessary for the conduct of its business as now conducted or hereafter proposed to be conducted, and (e) is in full compliance with all provisions of its Organizational Documents.

Section 4.2. Governmental Approvals, Compliance with Laws and Compliance with Agreements with Third Parties. Each Credit Party possesses in full force and effect all Governmental Approvals (including, as applicable, accreditations, licenses and certifications as a provider of health care services including those necessary for it to be eligible to receive payment and compensation and to participate under Medicare, Medicaid, TRICARE or CHAMPVA or any Blue Cross/Blue Shield or equivalent program) necessary for the conduct of its business and is in compliance with all provisions of all Healthcare Laws and all other Applicable Laws, except where the failure to possess such Governmental Approval or of such Governmental Approval to be in full force and effect or the failure to comply with Healthcare Laws or Applicable Laws could not reasonably be expected to have a Material Adverse Effect. No Credit Party is in breach of or default under or with respect to any contract, agreement, lease or other instrument to which it is a party or by which any of its property is bound or affected, which breach or default could reasonably be expected to have a Material Adverse Effect.

Section 4.3. Organizational and Governmental Approvals; No Contravention. The execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party, and the consummation of the transactions contemplated to occur thereunder, (a) are within its organizational powers, have been duly authorized by all necessary organizational action, (b) require no Governmental Approval (other than the Interim Order, the Final Order, the filing of UCC-1 financing statements, and such other filings as have been made and are in full force and effect), (c) do not contravene, or constitute a default under (i) any provision of Applicable Law the violation of which could reasonably be expected to have a Material Adverse Effect, (ii) the Organizational Documents of such Credit Party or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon any Credit Party and (d) do not result in the creation or imposition of any Lien (other than the Liens created by the Collateral Documents) on any asset of any such Credit Party.

Section 4.4. Binding Effect; Liens of Collateral Documents. (a)  Each Loan Document to which any Credit Party, is a party constitutes a valid and binding agreement of such Credit Party in each case enforceable in accordance with its terms, subject to (i) the effect of any applicable bankruptcy, fraudulent transfer, moratorium, insolvency, reorganization or other similar laws affecting the rights of creditors generally and (ii) the effect of general principles of equity whether applied by a court of equity or law.

(b)                                 The Collateral Documents create valid security interests in the Collateral purported to be covered thereby, which security interests are perfected security interests, prior to all other Liens other than Permitted Prior Liens.

Section 4.5. Financial Statements.

(a)                                  The financial information set forth in the financial statements listed on, and attached to, Disclosure Schedule 4.5(a) present fairly, in all material respects, in accordance with GAAP, the consolidated and consolidating financial position of the Credit Parties as at their respective dates and the consolidated and consolidating income, shareholders’ equity and cash flows of the Credit Parties for the respective periods to which such statements relate (except in the case of unaudited interim financial statements for the absence of footnotes and normally recurring year-end adjustments). Any information other than financial information presented in such statements is true, correct and complete in all material respects. Except as disclosed or reflected in such financial statements or in Disclosure Schedule 4.5(a), no Credit Party has any liabilities, contingent or otherwise, nor any unrealized or anticipated losses, that, singly or in the aggregate, have had or might have a Material Adverse Effect.

(b)                                 The Budget delivered on the date hereof and attached hereto as Disclosure Schedule 4.5(b) was prepared by the Borrowers in light of the past operations of their businesses, but including future payments of known contingent liabilities, and reflect projections for the three year period beginning on January 1, 2006 on a month-by-month basis for the first year and on a year-by-year basis thereafter. The Budget is based upon estimates and assumptions stated therein, all of which the Borrowers believe to be reasonable and fair in light of current conditions and current facts known to the Borrowers and, as of the Effective Date, reflect the Borrowers’ good faith and reasonable estimates of the future financial performance of the Borrowers and their Subsidiaries and of the other information projected therein for the period set forth therein. The monthly Budget for the month beginning on January 1, 2006 and the projections for the years beginning on January 1, 2007 and 2008 shall include an income statement, balance sheet and cash flow statement.

Section 4.6. Material Adverse Effect. Between December 31, 2005 and the Effective Date, other than the filing of the Bankruptcy Cases and the events detailed in the Forbearance Agreement: (a) no Credit Party has incurred any obligations, contingent or noncontingent liabilities, liabilities for Charges, long-term leases or unusual forward or long-term commitments that, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect; (b) no contract, lease or other agreement or instrument has been entered into by any Credit Party or has become binding upon any Credit Party’s assets and no law or regulation applicable to any Credit Party has been adopted that has had or could reasonably be expected to have a Material Adverse Effect; (c) no Credit Party is in default and, to the best of each Credit Party’s knowledge, no third party is in default under any material contract, lease or other agreement or instrument which default could reasonably be expected to have a Material Adverse Effect; and (d) no event has occurred, that alone or together with other events, could reasonably be expected to have a Material Adverse Effect. December 31,

Section 4.7. Litigation. Except as disclosed on Disclosure Schedule 4.7, there is no action, suit, investigation or proceeding (collectively, “Litigation”) pending or, to the knowledge of any Credit Party, threatened against or affecting any Credit Party or its property before any court or arbitrator or any Governmental Authority, that has a reasonable likelihood of being determined adversely to any Credit Party and that, if so determined, could reasonably be expected to have a Material Adverse Effect. There is no Litigation pending or, to the best knowledge of any Credit Party, threatened against or affecting, any party to this Agreement before any court or arbitrator or any Governmental Authority which questions or challenges the validity of this Agreement or any transaction contemplated herein or therein.

Section 4.8. Full Disclosure. None of the Information (financial or otherwise) furnished by or on behalf of any Credit Party to the Agent or any other Lending Party hereunder or in connection with the Loan Documents or any of the transactions contemplated here by or thereby contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in the light of the circumstances under which such statements were made.

Section 4.9. No Adverse Fact. No fact or circumstance is known to any Credit Party that, either alone or in conjunction with all other such facts and circumstances, has had or reasonably could be expected in the future to have a Material Adverse Effect, that has not been set forth or referred to in the financial statements referred to in Section 4.5 or in a writing specifically captioned “Disclosure Statement” and delivered to the Agent prior to the Agreement Date.

Section 4.10. Ownership of Property, Liens. Each Credit Party is the lawful owner of, has good and marketable title to and is in lawful possession of, or has valid leasehold interests in, all properties and other assets (real or personal, tangible, intangible or mixed) purported to be owned, leased, subleased or used as the case may be, by such Credit Party on the most recent balance sheet referred to in Section 4.5 or, if more recent, delivered pursuant to Section 5.1, and none of such Credit Party’s properties or assets is subject to any Liens, except Liens permitted pursuant to Section 7.2.

Section 4.11. Environmental Laws. Each Credit Party and its respective operations are (a) in material compliance with the requirements of all Environmental Laws and (b) not the subject of any investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to a Release of any Hazardous Material into the environment or the work place or the use of any such substance in any of its products or manufacturing operations, which noncompliance or remedial action could reasonably be expected to have a Material Adverse Effect.

Section 4.12. ERISA. Each member of the Controlled Group has fulfilled its obligations under the minimum funding standards of ERISA and the IRC with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the IRC with respect to each Plan. No member of the Controlled Group has (a) sought a waiver of the minimum funding standard under Section 412 of the IRC in respect of any Plan, (b) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could reasonably be expected to result in the imposition of a Lien or the posting of a bond or other security under ERISA or the IRC or (c) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

Section 4.13. Subsidiaries; Capitalization.  Borrowers have no Subsidiaries on the Effective Date other than as set forth on Disclosure Schedule 4.13. Disclosure Schedule 4.13 sets forth the correct legal name and jurisdiction of organization of each of the Borrowers and their Subsidiaries. The authorized Stock of each of the Credit Parties are as set forth on Disclosure Schedule 4.13. All issued and outstanding Stock of each of the Credit Parties are duly authorized and validly issued, fully paid, nonassessable, free and clear of all Liens other than those in favor of Agent for the benefit of the Lending Parties, and such Stock was issued in compliance with all Applicable Laws, provided that with respect to the Borrower Representative no representation is made as to Liens on its publicly held shares. The identity of the holders of the Stock of each of the Credit Parties and the percentage of their fully diluted ownership of the Stock of each of the Credit Parties is set forth on Disclosure Schedule 4.13, provided that with respect to the Borrower Representative, no representation is made as to the identity and respective percentage ownership of the holders of its publicly held shares. No Stock of any Credit Party, other than that described above, is issued and outstanding. Except as provided in Disclosure Schedule 4.13, there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any Credit Party of any Stock of any such entity. All outstanding Indebtedness and Guaranteed Obligations of each Credit Party as of the Effective Date (except for the Obligations) is described in Disclosure Schedule 4.13.

Section 4.14. Government Regulations. No Credit Party is an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company”, as such terms are defined in the Investment Company Act of 1940. No Credit Party is subject to regulation under the Federal Power Act, or any other federal or state statute that restricts or limits its ability to incur Indebtedness or to perform its obligations hereunder.

Section 4.15. Margin Regulations. No Credit Party is engaged, nor will it engage, principally or as one of its activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as “Margin Stock”). No Credit Party owns any Margin Stock and none of the proceeds from the Loans have been or will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any Margin Stock or for any other purpose which might cause any of the loans under this Agreement to be considered a “purpose credit” within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve Board. No Credit Party will take or permit to be taken any action that might cause any Loan Document to violate any regulation of the Federal Reserve Board.

Section 4.16. Taxes. All tax returns, reports and statements, including information returns, required by any Governmental Authority to be filed by any Credit Party have been filed with the appropriate Governmental Authority and all Charges have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof (or any such fine, penalty, interest, late charge or loss has been paid), excluding Charges or other amounts which are the subject of a Permitted Contest or charges related to certain state and/or local taxes (other than income, gross receipts, sales, franchise or use taxes) in an aggregate amount not to exceed $50,000 at any time. Proper and accurate amounts have been withheld by each Credit Party from its respective employees for all periods in compliance with Applicable Laws and such withholdings have been timely paid to the respective Governmental Authorities.

Section 4.17. Intellectual Property. Each Credit Party owns or has rights to use all Intellectual Property material to the conduct of its business as now or heretofore conducted by it or proposed to be conducted by it, without actual or claimed infringement upon the rights of third parties.

Section 4.18.  [Reserved.]

Section 4.19. Insurance. Disclosure Schedule 4.19 lists all insurance policies of any nature maintained, as of the Effective Date, for current occurrences by each Credit Party, as well as a summary of the terms of each such policy.

Section 4.20. Brokers. No broker or finder acting on behalf of any Credit Party brought about the obtaining, making or closing of the Loans, and no Credit Party has any obligation to any Person in respect of any finder’s or brokerage fees in connection therewith.

Section 4.21. Compliance with HIPAA. To the extent that and for so long as (i) any Credit Party is a “covered entity” as defined in 45 C.F.R. § 160.103, (ii) any Credit Party and/or its business and operations are subject to or covered by the HIPAA Administrative Requirements codified at 45 C.F.R. Parts 160 & 162 (the “Transactions Rule”) and/or the HIPAA Security and Privacy Requirements codified at 45 C.F.R. Parts 160 & 164 (the “Privacy and Security Rules”), or (iii) any Credit Party sponsors any “group health plans” as defined in 45 C.F.R. § 160.103, such Credit Party has:  (x) completed, or will complete on or before any applicable compliance date, surveys, audits, inventories, reviews, analyses and/or assessments, including risk assessments, (collectively “Assessments”) of all areas of its business and operations subject to HIPAA and/or that could reasonably be expected to be adversely affected by the failure of such Credit Party to be HIPAA Compliant (as defined below) to the extent that such Credit Party reasonably believes that these Assessments are appropriate or required for such Credit Party to be HIPAA Compliant; (y) developed, or will develop on or before any applicable compliance date, a detailed plan and time line for becoming HIPAA Compliant (a “HIPAA Compliance Plan”); and (z) implemented, or will implement on or before any applicable compliance date, those provisions of its HIPAA Compliance Plan necessary to ensure that such Credit Party is HIPAA Compliant; provided, however, that subsections (x), (y) and (z) of this Section 4.21 as they relate to the Transactions Rule shall not apply to Medcare for the period beginning on the date of this Agreement and continuing until the later to occur (and including such date) of (1) October 15, 2003 and (2) such other date as may be adopt by the U.S. Department of Health and Human Services (“HHS”) as the compliance deadline for the Transactions Rule (including any extensions of such deadline adopted by HHS). For purposes of this Agreement, “HIPAA Compliant” shall mean that such Credit Party (1) is, or on or before any applicable compliance date, including any extensions of such date adopted by HHS, will be, in full compliance with any and all of the applicable requirements of HIPAA, including all requirements of the Transactions Rule and the Privacy and Security Rules and (2) is not subject to, and could not reasonably be expected to become subject to, any civil or criminal penalty or any investigation, claim or process that could reasonably be expected to have a Material Adverse Effect.

Section 4.22. [Reserved.]

ARTICLE V.

REPORTING COVENANTS

So long as any Lending Party has any Commitment hereunder or any Extension of Credit or other Obligation (other than contingent indemnity obligations not then due) remains outstanding, each Credit Party shall comply with each of the provisions in this Article V:

Section 5.1.                                Financial Statements and Reports. The Credit Parties shall deliver the following to each Lending Party at its address specified pursuant to Section 4.5:

(a)                                  [Reserved]

(b)                                 Annual Financials. As soon as available, but in any event within 90 days after the end of each Fiscal Year:

(i)                                     audited consolidated and consolidating balance sheets and the related audited consolidated and consolidating statements of income, retained earnings and cash flows for the Credit Parties, setting forth in comparative form in each case the figures for the previous Fiscal Year, and reported on without a qualification or exception, other than a “going concern” qualification in connection with the Bankruptcy Cases, by an independent certified public accounting firm of national standing acceptable to Agent;

(ii)                                  a management discussion and analysis that includes a comparison to Budget for such Fiscal Year and a comparison of performance for such Fiscal Year to the prior year;

(iii)                               a Compliance Certificate by Borrower Representative in the Form of Exhibit 5.1(b); and

(iv)                              the annual letters collected by such accountants in connection with their audit examination detailing contingent liabilities and material litigation matters.

(c)                                  Annual Budgets. As soon as available following the end of each Fiscal Year, but in any event not later than 30 days after the end of such Fiscal Year, an annual operating plan for the Credit Parties (the “Budget”), on a consolidated and consolidating basis, approved by the Board of Directors of each Borrower, for the following Fiscal Year, which (i) includes a statement of all of the material assumptions on which such plan is based, (ii) includes monthly balance sheets, income statements and statements of cash flows for the following year and (iii) integrates sales, gross profits, operating expenses, operating profit, cash flow projections and Borrowing Availability projections, all prepared on the same basis and in similar detail as that on which operating results are reported (and in the case of cash flow projections, representing management’s good faith estimates of future financial performance based on historical performance), and including plans for personnel, Capital Expenditures and facilities.

(d)                                 Management Letters. Within five Business Days after receipt thereof by any Credit Party, copies of all final management letters, exception reports or similar letters or reports received by such Person from its independent certified public accountants.

(e)                                  Defaults and other Material Events.   As soon as practicable, and in any event within five (5) Business Days after any executive or financial officer of any Credit Party obtains knowledge of the existence of any event that could reasonably be expected to have a Material Adverse Effect or of any Default, telephonic or telecopied notice specifying the nature of such event or Default, including the anticipated effect thereof, which notice, if given telephonically, shall be promptly confirmed in writing on the next Business Day.

(f)                                    Litigation.                                          As soon as practicable, and in any event within fifteen (15) days after any executive or financial officer of any Credit Party obtains knowledge that any Litigation commenced or threatened against any Credit Party, individually or in the aggregate, (i) seeks damages in excess of $500,000 (excluding any insured amounts), (ii) seeks injunctive relief against any Credit Party involving property of any Credit Party valued in excess of $500,000 or a transaction in which such Credit Party is a party where the payments to be made or received or the subject matter of such transaction exceeds individually or in the aggregate an amount equal to $500,000 or otherwise could reasonably be expected to have a Material Adverse Effect, (iii) is asserted or instituted against any Plan, its fiduciaries or its assets or against any Credit Party or any member of a Controlled Group in connection with any Plan, (iv) alleges criminal misconduct by any Credit Party, (v) alleges material violations of any Healthcare Laws that could reasonably be expected to have a Material Adverse Effect, (vi) alleges the violation of any law regarding, or seeks remedies in connection with, any Environmental Liabilities, which could reasonably be expected to have a Material Adverse Effect, or (vii) if adversely determined against any Credit Party, could reasonably be expected to have a Material Adverse Effect.

(g)                                 Other Securities Reports. Promptly upon their becoming available, copies of (i) all financial statements, reports, notices and proxy statements sent by any Credit Party to its security holders, (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by any Credit Party with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority and (iii) all press releases and other statements made available by any Credit Party to the public concerning material changes or developments in the business of any such Credit Party.

(h)                                 Supplemental Disclosures. Supplemental disclosures, if any, required by Section 6.7.

(i)                                     Damage to Collateral. Disclosure of any loss, damage, or destruction to the Collateral in the amount of $100,000 or more individually or in the aggregate, whether or not covered by insurance.

(j)                                     Defaults under Material Agreements.                                           Immediately upon receipt, copies of any notice to any Credit Party of claimed default by any third party to any Credit Party with respect to or by any Credit Party of any material lease or agreement to which any Credit Party is a party that involves payments in excess of $500,000 individually or in the aggregate per annum or involves property of any Credit Party having a value in excess of $500,000 individually or in the aggregate.

(k)                                  Litigation Update. To Agent, at the time of delivery of each of the financial statements delivered pursuant to Section 5.1(n) (and in any event promptly upon request by Agent), a written update as to the status of the litigation described on Disclosure Schedule 4.7, including a description of the procedural status, any settlement discussions and any material motions, orders, pleadings or judgments filed or entered.

(l)  [Reserved]

(m)                               Other Documents. Promptly upon request, such other financial and other information respecting any Credit Party’s business or financial condition as Agent or any Lender shall from time to time reasonably request.

(n)                                 Monthly Financials. As soon as available, but in any event (i) for the month of January 2006, not later than April 15, 2006 (ii) within 45 days after the end of each of February, March, and April 2006 as well as the last month of each Fiscal Quarter and (iii) otherwise within 30 days after the end of each month, the Credit Parties will deliver to the Agent an unaudited, internally prepared balance sheet and the related statements of income, retained earnings and cash flows for the Credit Parties as at the end of and for such month and for the year -to -date period then ended, prepared, on a consolidating and consolidated basis to include any affiliates, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with GAAP, subject to year-end audit adjustments; and accompanied by a Compliance Certificate substantially in the form of Exhibit 5.1(n).

(o)                                 Bankruptcy Reporting. As soon as available but no later than 3 days after the delivery to any Committee constituted in the Bankruptcy Cases, the Credit Parties will provide to the Agent and the Lenders all financial reports, proposals, analyses, projections, not otherwise identified in Section 5.1 hereof, created for or delivered to any Committee, trustee, examiner, or the like in the Bankruptcy Cases.

Section 5.2. Collateral Reports.  Each Credit Party shall deliver to Agent or to Agent and the Lenders, as required, the various Collateral Reports (including Borrowing Base Certificates in the form of Exhibit O) at the times and in the manner set forth below.

(a)                                  To the Agent, on a bi-weekly basis or at such more frequent intervals as Agent may reasonably request from time to time (together with a copy of all or any part of the following reports requested by Agent or any Lender in writing after the Effective Date), each of the following reports, each of which shall be prepared by the Borrowers as of the last day of the immediately preceding two week period:

(i)                                     a Borrowing Base Certificate accompanied by such supporting detail and documentation as shall be requested by the Agent in its sole discretion;

(ii)                                  a summary of Inventory by location and type with a supporting perpetual Inventory report, accompanied by such supporting detail and documentation as shall be requested by the Agent in its sole discretion; and

(iii)                               a trial balance showing Accounts outstanding aged from invoice date as follows: one (1) to thirty (30) days; thirty-one (31) to sixty (60) days; sixty-one (61) to ninety (90) days; ninety-one (91) to one hundred twenty (120) days; one hundred twenty-one (121) to one hundred fifty (150) days; and one hundred fifty-one (151) days or more, accompanied by such supporting detail and documentation as shall be requested by the Agent in its sole discretion;

(b)                                 To the Agent, on a monthly basis on the date that is 15 Business Days (or, in the case of any fiscal month ending prior to the first anniversary of the Effective Date, 30 days) after the end of each month or at such more frequent intervals as Agent may reasonably request from time to time in writing (together with a copy of all or any part of such delivery as may be requested by any Lender in writing after the Effective Date), Collateral reports including all additions and reductions (cash and non-cash) with respect to Accounts in each case accompanied by such supporting detail and documentation as shall be requested by the Agent in its sole discretion each of which shall be prepared as of the last day of the immediately preceding month;

(c)                                  To the Agent, at the time of delivery of each of the monthly financial statements delivered pursuant to Section 5.1(n) for the last month in each Fiscal Quarter :

(i)                                     a reconciliation of the Accounts trial balance to the most recent Borrowing Base Certificate, general ledger and monthly financial statements delivered pursuant to Section 5.1(n) for the last month in the previous Fiscal Quarter, in each case accompanied by such supporting detail and documentation as shall be requested by the Agent in its sole discretion; and

(ii)                                  a reconciliation of the perpetual inventory by location to the most recent Borrowing Base Certificate, general ledger and monthly financial statements delivered pursuant to Section 5.1(n) for the last month in the previous Fiscal Quarter, accompanied by such supporting detail and documentation as shall be requested by the Agent in its sole discretion.

(d)                                 To the Agent, at any time that adjustments resulting from physical verifications or cycle counts that any Credit Party may in its discretion have made, or caused any other Person to have made on its behalf, of all or any portion of its Inventory, exceed in the aggregate, $100,000 for the most recently completed twelve (12) month period, a summary in form and substance satisfactory to the Agent describing such adjustments (and, if a Default or Event of Default has occurred and is continuing, the Borrowers shall, upon the request of Agent or the Required Lenders, conduct, and deliver the results of, such physical verifications as Agent or the Required Lenders may require);

(e)                                  To Agent, at the time of delivery of each of the monthly financial statements delivered pursuant to Section 5.1(n) for the last month in the previous Fiscal Quarter, a reconciliation of the outstanding Loans as set forth in the quarterly Loan Account statement provided by Agent to the general ledger and monthly financial statements delivered pursuant to Section 5.1(n) for the last month in the previous Fiscal Quarter, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable credit judgment;

(f)                                    To Agent, at the time of delivery of each of the monthly financial statements delivered pursuant to Section 5.1(n) for the last month in the previous Fiscal Quarter, (i) a listing of government contracts of the Borrowers subject to the Federal Assignment of Claims Act of 1940; and (ii) a list of any applications for the registration of any patent, trademark or copyright filed by any Credit Party with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in the prior Fiscal Quarter;

(g)                                 To the Agent, the results of each physical verification, if any, that the Borrowers or any of their Subsidiaries may in their discretion have made, or caused any other Person to have made on their behalf, of all or any portion of their Inventory (and, if an Event of Default has occurred and is continuing, the Borrowers shall, upon the request of Agent, conduct, and deliver the results of, such physical verifications as Agent may require);

(h)                                 To the Agent, such appraisals of the Borrowers’ assets as Agent may request at any time after the occurrence and during the continuance of a Default or Event of Default, such appraisals to be conducted by an appraiser, and in form and substance reasonably satisfactory to Agent;

(i)                                     To Agent, within 5 Business Days after receipt thereof, copies of (i) any and all default notices received under or with respect to any Senior Unsecured Debt, any Subordinated Debt, any leased location or public warehouse where any Collateral is located, and (ii) such other notices or documents with respect to any owned or leased Real Property of any Credit Party as Agent may reasonably request;

(j)                                     To Agent, within 5 Business Days after receipt thereof, copies of any written offer to purchase, repay or redeem all or any portion of any Senior Unsecured Debt or Subordinated Debt made by any Credit Party to one or more of the holders thereof or any representative of such holders;

(k)                                  To Agent, within 5 Business Days after receipt thereof, copies of any material amendments to any Real Property leases of any Credit Party; and

(l)                                     Such other reports, statements and reconciliations with respect to the Collateral or Obligations of any or all Credit Parties as Agent shall from time to time request in its reasonable discretion.

Section 5.3.                                Accuracy of Financial Statements and Information

(a)                                  Future Financial Statements. All financial statements delivered pursuant to Section 5.1(b) or (n), shall (i) in the case of the financial information set forth therein, present fairly, in all material respects, in accordance with GAAP the consolidated and consolidating financial position of the Credit Parties, as at their respective dates and the consolidated and consolidating income, shareholders’ equity, and consolidated cash flows of the Credit Parties for the respective periods to which such statements relate (subject, in the case of the financial statements delivered pursuant to Section 5.1(n), to the absence of footnotes and normally recurring year-end adjustments) and (ii) in the case of any other information presented, be true, correct and complete in all material respects, and the furnishing of the same to the Lending Parties shall constitute a representation and warranty by the Credit Parties made on the date the same are furnished to the Lending Parties to that effect.

(b)                                 Future Information. All Information furnished to any Lending Party by or on behalf of any Credit Party on and after the Agreement Date in connection with or pursuant to this Agreement or any other Loan Document or in connection with or pursuant to any amendment or modification of, or waiver under, this Agreement or any other Loan Document, shall, at the time the same is so furnished, but in the case of Information dated as of a prior date, as of such date, (i) in the case of any such Information prepared in the ordinary course of business, be complete and correct in all material respects in the light of the purpose prepared, and, in the case of any such Information required by the terms of this Agreement or the preparation of which was requested by any Lending Party pursuant to the terms of this Agreement, be complete and correct in all material respects to the extent necessary to give true and accurate knowledge of the subject matter thereof, and (ii) not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading, and the furnishing of the same to any Lending Party shall constitute a representation and warranty by the Credit Parties made on the date the same are so furnished to the effect specified in clauses (i) and (ii).

Section 5.4  Bankruptcy Pleadings

Copies of all pleadings, motions, applications, judicial information, financial information and other documents filed or submitted by or on behalf of Credit Parties with the Bankruptcy Court or the U.S. Trustee in the Bankruptcy Cases, or distributed by or on behalf of Credit Parties to any official committee, examiner, or trustee in Bankruptcy Cases, shall be distributed by the Credit Parties to the Agent and the Lenders at the same time such information is distributed to such other parties.

ARTICLE VI.

AFFIRMATIVE COVENANTS

So long as any Lending Party has any Commitment hereunder or any Extension of Credit or other Obligation (other than contingent indemnity obligations not then due) remains outstanding, each Borrower shall, and shall cause each Credit Party to, comply with each of the covenants in this Article VI unless compliance with such covenants has previously been waived in writing by Agent and/or Lenders, as applicable, in their sole and absolute discretion, in accordance with Section 11.5:

Section 6.1 Payment of Obligations. Each Credit Party (a) shall pay and discharge, at or before maturity, all of its respective obligations and liabilities, including Charges, the non-payment or discharge of which could reasonably be expected to have a Material Adverse Effect except where the same is the subject of a Permitted Contest, (b) shall maintain, in accordance with GAAP, appropriate reserves for the accrual of any of the same and (c) shall not breach in any respect, or permit to exist any default under, the terms of any lease, commitment, contract, instrument or obligation to which it is a party, or by which its properties or assets are bound, the breach of or default under which could reasonably be expected to have a Material Adverse Effect, subject to Permitted Contests.

Section 6.2. Conduct of Business and Maintenance of Existence. Each Credit Party will continue to conduct its business substantially as now conducted by the Credit Parties or as otherwise permitted hereunder, and will preserve, renew and keep in full force and effect its corporate, company or partnership, as applicable, existence, rights, privileges and franchises necessary or desirable in the normal conduct of business except to the extent that such failure results from any merger or consolidation of any Credit Party to the extent such merger or consolidation is expressly permitted under Section 7.8 of this Agreement and provided that Holdings shall at all times be and remain a holding company and shall not conduct any business (other than business activities directly related to the provision of administrative services to the Borrowers, including, but not limited to, accounting, legal, human resources, information systems, business development and certain marketing services) and shall not at any time own or hold any material assets (other than the Stock of its Subsidiaries).

Section 6.3. Maintenance of Assets and Properties.  Each Credit Party will keep all material assets and properties useful and necessary in its business in good working order and condition, ordinary wear and tear excepted, and will cause to be made all appropriate repairs, renewals and replacements thereof.

Section 6.4. Insurance; Damage to or Destruction of Collateral.   (a)  The Credit Parties shall, at their sole cost and expense, maintain the policies of insurance described on Disclosure Schedule 4.19 as in effect on the date hereof or otherwise in form with such deductibles as is customary for similarly situated businesses, and amounts and with insurers reasonably acceptable to Agent. Such policies of insurance (or the loss payable and additional insured endorsements delivered to Agent) shall contain provisions pursuant to which the insurer agrees to provide thirty (30) days prior written notice to Agent in the event of any non-renewal, cancellation or amendment of any such insurance policy. If any Credit Party at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above, or to pay all premiums relating thereto, Agent may at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto that Agent deems advisable; provided that Agent shall have no obligation to obtain insurance for any Credit Party or pay any premiums therefor, but to the extent it does obtain such insurance or pay such premiums, Agent shall not be deemed to have waived any Default arising from any Credit Party’s failure to maintain such insurance or pay any premiums therefor. All sums so disbursed by Agent hereunder, including reasonable attorneys’ fees, court costs and other charges related thereto, shall be payable by Borrowers on demand by the Agent and shall constitute additional Obligations hereunder secured by the Collateral.

(b)                                 Agent reserves the right at any time upon any change in any Credit Party’s risk profile (including any change in the product mix maintained by any Credit Party or any laws affecting the potential liability of such Credit Party) to require additional forms and limits of insurance to, in Agent’s opinion, adequately protect both Agent’s and the Lenders’ interests in all or any portion of the Collateral and to ensure that each Credit Party is protected by insurance in amounts and with coverage customary for its industry. If requested by Agent, each Credit Party shall deliver to Agent from time to time a report of a reputable insurance broker, satisfactory to Agent, with respect to its insurance policies.

(c)                                  Each Credit Party shall deliver to Agent, in form and substance satisfactory to Agent, endorsements to (i) all “All Risk” and business interruption insurance naming Agent, on behalf of itself and Lenders, as loss payee, and (ii) all general liability and other liability policies naming Agent, on behalf of itself and Lenders, as additional insured. Each Credit Party irrevocably makes, constitutes and appoints Agent (and all officers, employees or agents designated by Agent), so long as any Event of Default has occurred and is continuing or the anticipated insurance proceeds exceed $250,000, as such Credit Party’s true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under such “All Risk” policies of insurance, endorsing the name of such Credit Party on any check or other item of payment for the proceeds of such “All Risk” policies of insurance and for making all determinations and decisions with respect to such “All Risk” policies of insurance; provided that Agent shall have no duty to exercise any rights or powers granted to it pursuant to the foregoing power-of-attorney. After deducting from such proceeds the expenses, if any, incurred by Agent in the collection or handling thereof, Agent may, at its option, (i) apply such proceeds to the reduction of the Obligations or (ii) permit or require the applicable Credit Party to use such money, or any part thereof, to replace, repair, restore or rebuild the Collateral within 180 days of such casualty with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction; provided that if such Credit Party shall not have completed or entered into binding agreements to complete such replacement, restoration, repair or rebuilding within 180 days of such casualty, Agent may apply such insurance proceeds to the Obligations. Notwithstanding the foregoing, if the casualty giving rise to such insurance proceeds could not reasonably be expected to have a Material Adverse Effect and such insurance proceeds do not exceed $250,000 in the aggregate, Agent shall permit the applicable Credit Party to replace, restore, repair or rebuild the property; provided that if such Credit Party shall not have completed or entered into binding agreements to complete such replacement, restoration, repair or rebuilding within 180 days of such casualty, Agent may apply such insurance proceeds to the

Obligations. All insurance proceeds that are to be made available to any Credit Party to replace, repair, restore or rebuild the Collateral shall be applied by Agent to reduce the outstanding principal balance of the Revolving Loan (which application shall not result in a permanent reduction of the Revolving Credit Commitment) and upon such application, Agent shall establish a Reserve against the Borrowing Base in an amount equal to the amount of such proceeds so applied. Thereafter, such funds shall be made available to that Credit Party to provide funds to replace, repair, restore or rebuild the Collateral as follows: (x) the Borrower Representative shall request a Revolving Credit Advance be made to such Credit Party in the amount requested to be released; (y) so long as the conditions set forth in Section 3.4, as applicable, have been met, Revolving Lenders shall make such Revolving Credit Advance and (z) in the case of insurance proceeds applied against the Revolving Loan, the Reserve established with respect to such insurance proceeds shall be reduced by the amount of such Revolving Credit Advance. To the extent not used to replace, repair, restore or rebuild the Collateral, such insurance proceeds shall be applied to the Obligations.

Section 6.5. Compliance with Laws. Each Credit Party will (a) comply with all laws, rules, regulations and orders, and all applicable restrictions imposed by all Governmental Authorities, applicable to it and its assets and properties if noncompliance with any such law, rule, regulation, order or restriction could reasonably be expected to have a Material Adverse Effect, (b) conform with and duly observe all laws, rules and regulations and all other valid requirements of any regulatory authority with respect to the conduct of its business, including without limitation Titles XVIII and XIX of the Social Security Act, Medicare Regulations, Medicaid Regulations, and all laws, rules and regulations of Governmental Authorities, pertaining to the business of the Credit Parties except where any such failure to comply or observe could not reasonably be expected to have a Material Adverse Effect, and (c) obtain and maintain all licenses, permits, certifications and approvals of all applicable Governmental Authorities as are required for the conduct of its business as currently conducted and herein contemplated, including without limitation professional licenses, CLIA certifications, Medicaid Certifications and Medicare Certifications, if failure to do so could reasonably be expected to have a Material Adverse Effect. Specifically, but without limiting the foregoing, and except where any such failure to comply could not reasonably be expected to have a Material Adverse Effect (i) each Credit Party’s billing policies, arrangements, protocols and instructions will comply with reimbursement requirements under Medicare, Medicaid and other medical reimbursement programs and will be administered by properly trained personnel; and (ii) each Credit Party’s medical director compensation arrangements and other arrangements with referring physicians will comply with applicable state and federal self-referral and anti-kick-back laws, including without limitation 42 U.S.C. Section 1320a-7b(b)(1) – (b)(2) 42 U.S.C. and 42 U.S.C. Section 2395nn.

Section 6.6. Inspection of Property, Books and Records. Each Credit Party will keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities and will permit the Agent, who may be accompanied by the representatives of any Lender upon such Lender’s written request, to visit and inspect any of its properties, to examine and make abstracts or copies from any of its books and records subject to applicable confidentiality laws relating to patient medical care records (to the extent not waived by the patient), to conduct a collateral audit and analysis of its inventories and accounts receivable and to discuss its affairs, finances and accounts with its officers, employees and independent public accountants, all at such reasonable times during regular business hours and as often as may reasonably be desired; provided that, so long as no Default or Event of Default shall have occurred and be continuing, the Agent shall have provided the appropriate Credit Party with reasonable prior notice and shall conduct such visit in a manner that does not unreasonably interfere with the conduct of such Credit Party’s business; and provided further that Agent agrees that except (a) during the occurrence and continuance of a Default or Event of Default, and (b) for audits of Additional Subsidiaries pursuant to Section 6.14, no Credit Party shall be responsible for any audit fees with respect to more than two (2) audits during any Fiscal Year. Representatives of each Lender will be permitted to accompany representatives of Agent during each visit, inspection and discussion referred to in the immediately preceding sentence. Agent and Lenders agree that to the extent that (x) any documents or records requested for inspection pursuant to this Section 6.6 are, at the time of such request, subject to a legitimate attorney-client privilege in favor of a Credit Party as a result of threatened or potential litigation or adverse action involving such Credit Party and another Person (other than a Lender or Agent) and (y) such disclosure would destroy such attorney-client privilege, such Agent or Lender, as applicable, shall afford Borrower Representative an opportunity to consult with such Agent or Lender, as applicable, prior to disclosure of such documents or records. Without in any way limiting the foregoing, Borrowers will participate and will cause the chief executive officer and the chief financial officer of the Borrowers and such other officers of the Credit Parties as the Agent shall designate to participate in a meeting with Agent and Lenders to discuss the financial results and condition of the Credit Parties at least once during each year, which meeting shall be held at such time during regular business hours and such place as may be reasonably requested by Agent.

Section 6.7. Supplemental Disclosure. From time to time as may be reasonably requested by Agent (which request will not be made more frequently than once each year absent the occurrence and continuance of a Default or an Event of Default), the Credit Parties shall supplement each Disclosure Schedule hereto, or any representation herein or in any Loan Document, with respect to any matter hereafter arising that, if existing or occurring as of the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or as an exception to such representation or that is necessary to correct any information in such Disclosure Schedule or representation which has been rendered inaccurate thereby (and, in the case of any supplements to any Disclosure Schedule, such Disclosure Schedule shall be appropriately marked to show the changes made therein); provided that (a) no such supplement to any such Disclosure Schedule or representation shall amend, supplement or otherwise modify any Disclosure Schedule or representation, or be deemed a waiver of any Default resulting from the matters disclosed therein, except as consented to by Agent and Required Lenders in writing, and (b) no supplement shall be required or permitted as to representations and warranties that relate solely to the Effective Date or are expressly stated to be made as of an earlier date.

Section 6.8. Use of Proceeds. The proceeds of Revolving Loans made on the Effective Date shall be used by the Borrowers solely to (a) repay on the Effective Date the principal amount of all of the outstanding “Obligations” under and as defined in the Existing Credit Facility owing to GE Capital and any other lenders under the Existing Credit Facility on the Effective Date and (b) to pay on the Effective Date all accrued and unpaid interest and fees, other than the Conditionally Waived Pre-petition Fees, owing to GE Capital and the other Existing Lenders under the Existing Credit Facility, in each case as specified in the Statement of

Sources and Uses delivered by Holdings to Agent on or prior to the Effective Date. The proceeds of Revolving Loans and Swingline Loans made on and after the Effective Date shall be used by the Borrowers solely for the purpose of funding working capital and other general corporate purposes of the Borrowers and any of their Subsidiaries that are Credit Parties. Letters of Credit shall be used solely for general corporate purposes of the Borrowers and any of their Subsidiaries that are Credit Parties. No Extension of Credit and none of the proceeds of any Extension of Credit will be used (i) in violation of any Applicable Law or (ii) to repay all or any portion of the principal amount of any Senior Unsecured Debt or Subordinated Debt. GE Capital hereby acknowledges and agrees that the pre-payment fee and the PIK Spread that are due and payable pursuant to the Existing Credit Facility have been conditionally waived pursuant to sections 1(c) and 3(c) of the Forbearance Agreement, and the conditions of such waiver are incorporated herein by reference.

Section 6.9. Further Assurances. Each Credit Party shall, at its own cost and expense, cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances (a) as may from time to time be necessary or as the Agent may from time to time reasonably request to carry out the intent and purposes of the Loan Documents and the transactions contemplated thereby, including all such actions to establish, preserve, protect and perfect the estate, right, title and interest of the Agent to the Collateral (including Collateral acquired after the date hereof), including first priority Liens thereon, subject only to Liens permitted by Section 7.2, and (b) as the Agent may from time to time reasonably request, to establish, preserve, protect and perfect first priority Liens in favor of the Agent on any and all assets of the Credit Parties and the proceeds thereof, now owned or hereafter acquired, that do not constitute Collateral on the date hereof. The Borrower Representative shall promptly give notice to the Agent of the acquisition after the Effective Date by any Credit Party of any Real Property (including leaseholds in respect of Real Property) or any trademark, copyright or patent.

Section 6.10. [Reserved].

Section 6.11. Environmental Matters.  Each Credit Party shall and shall cause each Person within its control to (a) conduct its operations and keep and maintain its Real Property in compliance with all Environmental Laws and Environmental Permits other than noncompliance that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (b) implement any and all investigative, remedial, removal and response actions that are appropriate or necessary to maintain the value and marketability of the Real Property or to otherwise comply with Environmental Laws and Environmental Permits pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Material on, at, in, under, above, to, from or about any of the Real Property of any Credit Party, and (c) promptly forward to Agent a copy of any order, notice, request for information or any communication or report received by such Credit Party in connection with any such violation or Release or any other matter relating to any Environmental Laws or Environmental Permits that could reasonably be expected to result in Environmental Liabilities in excess of $250,000, in each case whether or not any Governmental Authority has taken or threatened any action in connection with any violation, Release or other matter. If Agent at any time has a reasonable basis to believe that there may be a violation of any Environmental Laws or Environmental Permits by any Credit Party or any Environmental Liability arising thereunder, or a Release of Hazardous Materials on, at, in, under, above, to, from or about any of the Real Property of any Credit Party, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, then each Credit Party shall, upon Agent’s written request (i) cause the performance of such environmental audits including subsurface sampling of soil and groundwater, and preparation of such environmental reports, at the Borrowers’ expense, as Agent may from time to time reasonably request, which shall be conducted by reputable environmental consulting firms reasonably acceptable to Agent and shall be in form and substance reasonably acceptable to Agent, and (ii) permit Agent or its representatives to have access to all Real Property for the purpose of conducting such environmental audits and testing as Agent deems appropriate, including subsurface sampling of soil and groundwater; provided that the Borrowers shall reimburse Agent for the costs of such audits and tests and the same will constitute a part of the Obligations secured hereunder.

Section 6.12. Landlord and Warehouseman Waivers. The Credit Parties shall deliver to the Agent waivers of contractual and statutory landlord’s, mortgagee’s or warehouseman’s Liens in form and substance reasonably satisfactory to the Agent under each lease, mortgage, warehouse agreement or similar agreement to which any Credit Party is a party; provided that the Credit Parties shall not be required to deliver to Agent a landlord waiver for any leased location if each of the following conditions are met with respect to such leased locations: (a) no books or records related to any of the Credit Parties’ Accounts or other Collateral are located at such location; (b) such leased location is not the chief executive office of any Credit Party; and (c) the aggregate value of all Inventory located at such leased location (valued at the greater of cost or market value) does not exceed $100,000. If at any time, such leased location fails to satisfy any of the foregoing conditions in clauses (a), (b) or (c) then, Holdings shall, or shall cause the applicable Credit Party lessee as the case may be, to use its best efforts to obtain a landlord waiver in form and substance reasonably satisfactory to Agent. So long as Borrowers have used their best efforts to obtain such required landlord waiver agreements, the failure of any Borrower to timely deliver any such landlord waiver agreement pursuant to the immediately preceding sentence shall not constitute a Default or Event of Default, but shall entitle Agent to impose a Reserve against the Borrowing Base for purposes of determining Borrowing Availability in an amount equal to three times the monthly rent under any such lease, and once so Reserved, the Inventory located at such leased location shall not be excluded from Eligible Inventory based on the failure to obtain such landlord waiver agreement, but shall remain subject to any other basis for exclusion hereunder. Without limiting the foregoing, Agent shall establish a Reserve against Eligible Accounts and Eligible Inventory in an amount equal to at least 3 months’ rent for any leased location where a landlord waiver in form and substance reasonably satisfactory to Agent has not been obtained, irrespective of whether or not such landlord waiver is required to be obtained by any of the Credit Parties pursuant to this Section 6.12.

Section 6.13. Mortgages on Real Property; Title Insurance and Survey. Within thirty (30) days after the acquisition of any Real Property having a fair market value in excess of $250,000 by any Credit Party, such Credit Party will furnish the Agent with a Mortgage covering each parcel of Real Property acquired by such Credit Party (the “Mortgaged Property”), together with an ALTA extended coverage lender’s policy of title insurance in a policy amount equal to one hundred percent (100%) of the greater of (x) the purchase price of such acquired property (including any liabilities assumed in connection with the acquisition) or (y) the fair market value of such property, insuring such Mortgage as a valid, enforceable first

Lien on the Credit Party’s interest in the Mortgaged Property covered thereby, subject only to Permitted Encumbrances and to such other exceptions as are reasonably satisfactory to the Agent, together with an ALTA survey with respect to each parcel of the Mortgaged Property acquired, in form and substance reasonably satisfactory to the Agent, and legible copies of all documents affecting title, which shall show all recording information. The policy, including each of the exceptions to coverage contained therein, shall be subject to the approval of the Agent, and shall be issued by a title company acceptable to the Agent. Attached to the policy shall be any and all endorsements reasonably required by the Agent, including (a) a comprehensive endorsement (ALTA 100 or equivalent) covering restrictions and other matters, (b) a broad form zoning endorsement, which specifically ensures that applicable parking requirements, if any, have been satisfied, (c) an endorsement ensuring that the lien of each Mortgage is valid against any applicable usury laws or other laws prohibiting the charging of interest on interest in the state(s) where such Mortgaged Property is located, (d) an endorsement ensuring that the Mortgaged Property has access to a dedicated public street, (e) a revolving credit endorsement, (f) a contiguity endorsement, (g) a survey and “same as” endorsement and (h) an endorsement deleting the so-called “doing business” exclusion.

Section 6.14. Additional Subsidiaries.  Within 30 days (or, with respect to clause (iii) below, 60 days) after the creation or acquisition of any Subsidiary by any Credit Party, such Credit Party (other than new Subsidiaries that become Additional Borrowers pursuant to Section 2.16) shall cause to be executed and delivered, (i) by such new Subsidiary, a Subsidiary Guaranty Agreement pursuant to which such Subsidiary shall guarantee the payment and performance of all of the Obligations, (ii) by such new Subsidiary, a Guarantor Security Agreement pursuant to which the Agent (for the benefit of itself and the Lenders) shall be granted a first priority (subject to Permitted Encumbrances) and perfected security interest in all Collateral (as defined in the Security Agreement) of such Subsidiary that is either (x) property in which a security interest can be granted and perfected under the Code or (y) Intellectual Property registered with the United States Patent and Trademark Office or the United States Copyright Office, (iii) by such new Subsidiary if it owns any real property, a Mortgage in form and substance reasonably satisfactory to Agent) pursuant to which the Agent (for the benefit of itself and the Lenders) shall be granted a first priority (subject to Permitted Encumbrances) and perfected Lien in such Mortgaged Properties together with the other documents relating to such Mortgaged Properties described in Section 6.13, (iv) by such Subsidiary if it owns any Intellectual Property that is registered with the United States Patent and Trademark Office or the United States Copyright Office, an Intellectual Property Security Agreement in substantially the form of the Intellectual Property Security Agreement delivered by the other Credit Parties on the Closing Date (or otherwise in form and substance reasonably satisfactory to Agent) and pursuant to which the Agent (for the benefit of itself and the Lenders) shall be granted a first priority (subject to Permitted Encumbrances) and perfected security in all of such Intellectual Property, (v) by the Credit Party that is such Subsidiary’s direct parent company or companies, a Pledge Agreement substantially in the form of the Pledge Agreement delivered by the other Credit Parties on the Closing Date (or otherwise in form and substance reasonably satisfactory to the Agent) and pursuant to which all of the Stock of such new Subsidiary owned by each such parent company shall be pledged to the Collateral Agent (for the benefit of itself and the Lenders) on a first priority and perfected basis to secure the Obligations, and (vi) by the applicable Credit Parties, such other related documents (including closing certificates, legal opinions and other documents of the types described in Exhibit I) as the Agent may reasonably request, all in form and substance reasonably satisfactory to the Agent; provided, however, that clause (i) and (ii) above shall not apply to any newly-formed Subsidiary that becomes an Additional Borrower in accordance with Section 2.16.

Section 6.15.                         Compliance Program. Each Credit Party will maintain, and be operated in accordance with, a compliance program substantially in accordance with the compliance program described in Schedule 6.15.

Section 6.16.                         Cash Management Systems. The Credit Parties will establish and maintain the cash management systems described below (the “Cash Management Systems”):

(a)                                  Commencing on or prior to the Effective Date, (i) the Borrowers will, or cause each of their Subsidiaries to, request in writing and otherwise take reasonable steps to ensure that all Account Debtors in respect of Government Accounts forward payment directly to an account of a Credit Party designated as a Government Receivables Deposit Account on Disclosure Schedule 6.16(a) (each a “Government Receivables Deposit Account”), (ii) the Credit Parties will, or will cause each of their Subsidiaries to, establish lock boxes (“Lock Boxes”) or at Agent’s discretion, blocked accounts at one or more of the banks set forth in Disclosure Schedule 6.16(c) (“Blocked Accounts”), and shall request in writing and otherwise take such reasonable steps to ensure that all Account Debtors with respect to Private Accounts forward payment directly to such Lock Boxes and (iii) the Credit Parties will deposit and cause their Subsidiaries to deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all cash, checks, drafts or other similar items of payment relating to or constituting payments made in respect of any and all Collateral (whether or not otherwise delivered to a Lock Box) into the Blocked Accounts. Until so deposited, all such payments shall be held in trust by each Credit Party and any of its Subsidiaries for the Agent and shall not be commingled with any other funds or property of any Credit Party. On or before the Effective Date, Borrower Representative shall have established a concentration account in its name (the “Concentration Account”) at the bank that shall be designated as the Concentration Account bank for Borrowers in Disclosure Schedule 6.16(a) (the “Concentration Account Bank”) which bank shall be reasonably satisfactory to Agent.

(b)                                 Any Borrower may maintain, in its name, an account (each a “Disbursement Account” and collectively, the “Disbursement Accounts”) at a bank reasonably acceptable to Agent into which Agent shall, from time to time, deposit proceeds of Revolving Credit Advances and Swingline Advances made to the Borrowers pursuant to Section 2.1 for use by the Borrowers solely in accordance with the provisions of Section 6.8.

(c)                                  On or before the Effective Date (or such later date as Agent shall consent to in writing), each Credit Party shall deliver to Agent (i) for each Government Receivables Deposit Account, a tri-party deposit account agreement between Agent, the bank at which each Government Receivables Deposit Account is maintained and each Credit Party, in form and substance satisfactory to Agent (each a “Government Receivables Deposit Account Agreement”), which Government Receivables Deposit Account Agreement shall become operative on or prior to the Effective Date, and (ii) for the accounts of Credit Parties designated as a Blocked Account on Disclosure Schedule 6.16(c) and for the Concentration Account and any Disbursement Accounts, a tri-party blocked account agreement or lockbox account agreement between Agent, the bank at which each such Blocked Account or Disbursement Account is maintained and Credit Parties, in form and substance satisfactory to Agent (each a “Blocked Account Agreement”), which Blocked Account Agreement shall become operative on or prior to the Effective Date. Each such Blocked Account Agreement shall provide, among other things, that from and after the Effective Date (A) with respect to banks at which any Blocked Accounts or Disbursement Account is maintained, such bank agrees to forward immediately all amounts in each Blocked Account to the Concentration Account and to commence the process of daily sweeps from each of the Concentration Accounts and Disbursement Accounts into the Collection Account. Notwithstanding the foregoing, the Agent hereby acknowledges that the Private Pay Account (Bank One account number: 1571836806) of CCS (the “Bank One Account”) is not currently subject to a Blocked Account Agreement. Subject to (x) the delivery of a Blocked Account Agreement for the Bank One Account or (y) the closing of the Bank One Account, confirmed in writing, on or before the thirtieth day following the Closing Date, the failure to deliver a Blocked Account Agreement for this account shall not constitute a default hereunder.

(d)                                 By 10:00 a.m. (New York time) on each Business Day, each Credit Party will cause the entire available balance in each Government Receivables Deposit Account to be transferred to the Blocked Accounts. The balance from time to time standing to the credit of the Blocked Accounts shall be distributed as directed by the Credit Parties in accordance with the provisions of the Blocked Account Agreement. Borrowers shall not, and shall not cause or permit any Subsidiary thereof to, accumulate or maintain cash in disbursement accounts or payroll accounts as of any date of determination in excess of checks outstanding against such accounts as of that date and amounts necessary to meet minimum balance requirements.

(e)                                  So long as no Default or Event of Default has occurred and is continuing, Borrowers may amend Disclosure Schedule 6.16(a) and (c) to add or replace a bank, Government Receivables Deposit Account, the Concentration Account, any Blocked Account or any Disbursement Account; provided, that (i) Agent shall have consented in writing in advance to the opening of such account with the relevant bank and (ii) prior to the time of the opening of such account, Borrowers or their Subsidiaries, as applicable, and such bank shall have executed and delivered to Agent a tri-party blocked account agreement, in form and substance satisfactory to Agent in its sole discretion. The Borrowers shall close any of its accounts (and establish replacement accounts in accordance with the foregoing sentence) promptly and in any event within 30 days following notice from Agent to Borrower Representative that the creditworthiness of any bank holding an account is no longer acceptable in Agent’s reasonable credit judgment, or as promptly as practicable and in any event within 60 days following notice from Agent to Borrower Representative that the operating performance, funds transfer or availability procedures or performance with respect to accounts or lockboxes of the bank holding such accounts or Agent’s liability under any tri-party blocked account agreement with such bank is no longer acceptable in Agent’s reasonable credit judgment.

(f)                                    The Government Receivables Deposit Accounts, the Concentration Account, the Blocked Accounts and the Disbursement Accounts shall be cash collateral accounts, with all cash, checks and other similar items of payment in such accounts securing payment of the Loans and all other Obligations, and in which Borrowers and each Subsidiary thereof shall have granted a Lien to Agent, on behalf of itself and Lenders, pursuant to the Security Agreement.

(g)                                 All amounts deposited in the Collection Account shall be deemed received by Agent in accordance with Section 2.14 and shall be applied (and allocated) by Agent in accordance with Section 2.10. In no event shall any amount be so applied unless and until such amount shall have been credited in immediately available funds to the Collection Account.

(h)                                 The Borrowers shall and shall cause its Affiliates, officers, employees, agents, directors or other Persons acting for or in concert with Borrowers (each a “Related Person”) to (i) hold in trust for Agent, for the benefit of itself and Lenders, all checks, cash and other items of payment received by the Borrowers or by a Related Person on behalf of any Borrower, and (ii) within 1 Business Day after receipt by the Borrowers or by a Related Person on behalf of any Borrower of any checks, cash or other items of payment, deposit the same into a Blocked Account or the Concentration Account. Borrowers and each Related Person thereof acknowledges and agrees that all cash, checks or other items of payment constituting proceeds of Collateral are part of the Collateral. All proceeds of the sale or other disposition of any Collateral, shall be deposited directly into a Blocked Account or the Concentration Account (or if proceeds of Government Accounts into a Government Receivables Deposit Account).

Section 6.17.                         Accreditation and Licensing. Each Borrower shall keep itself and its Subsidiaries fully licensed with all licenses required to operate such Person’s business under Applicable Law and maintain its qualification for participation in, and payment under, Medicare, Medicaid, TRICARE, CHAMPVA and any other federal, state or local governmental program or private program providing for payment or reimbursement for services rendered by such Person, except to the extent that the loss or relinquishment of such qualification would not or could not reasonably be expected to have a Material Adverse Effect; provided, however, that nothing in this Agreement shall require that any Credit Party participate in the TRICARE or CHAMPVA programs if it elects not to accept patients covered by such programs. The Borrowers will promptly furnish the Agent with copies of all reports and correspondence relating to any loss or revocation (or threatened loss or revocation) of any qualification described in this Section.

Section 6.18                            [Reserved].

Section 6.19                            [Reserved.]

ARTICLE VII.

NEGATIVE COVENANTS

So long as any Lender has any Commitment hereunder or any Extension of Credit or other Obligation (other than contingent indemnity obligations not then due) remains outstanding, each Borrower shall, and shall cause each Credit Party to, comply with each of the covenants in this Article VII unless compliance with such covenants has previously been waived in writing by Agent or Lenders, as applicable, in their sole and absolute discretion, in accordance with Section 11.5:

Section 7.1. Indebtedness. No Credit Party will, and no Credit Party will permit any Subsidiary to, directly or indirectly, create, incur, assume, guarantee or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except for:

(a)                                  Indebtedness outstanding on the Effective Date to the extent set forth in Disclosure Schedule 7.1, and any refinancings, refundings, renewals or extensions thereof; provided, however, that after giving effect to any such refinancings, refundings, renewals or extensions (i) the principal amount of such Indebtedness shall not be increased, (ii) such Indebtedness, if unsecured, shall remain unsecured, (iii) the scheduled maturity date thereof shall not be shortened and (iv) in the case of any such Indebtedness that constitutes subordinated Indebtedness, no refinancing, refunding, renewal or extension thereof shall be permitted without the prior written consent of the Agent and Required Lenders;

(b)                                 Indebtedness under the Loan Documents;

(c)                                  Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring any asset (including through Capital Leases) in an aggregate principal amount outstanding not greater than $500,000 at any time; provided that such Indebtedness is incurred within twenty (20) days following such purchase and does not exceed one hundred percent (100%) of the purchase price of the subject assets;

(d)                                 Indebtedness of a Credit Party to another Credit Party, provided that: (i) upon request of Agent, each Credit Party shall have executed and delivered to each other Credit Party, on the Effective Date, a demand note (collectively, the “Intercompany Notes”) to evidence any such intercompany Indebtedness owing at any time by such Credit Party to such other Credit Parties which Intercompany Notes shall be in form and substance reasonably satisfactory to Agent and shall be pledged and delivered to Agent pursuant to the applicable Pledge Agreement or Security Agreement as additional collateral security for the Obligations; (ii) each Credit Party shall record all intercompany transactions on its books and records in a manner reasonably satisfactory to Agent; (iii) the obligations of each Credit Party under any such Intercompany Notes shall be subordinated to the Obligations of such Credit Party hereunder in a manner reasonably satisfactory to Agent; and (iv) no Default would occur and be continuing after giving effect to any such proposed intercompany loan;

(e)                                  Indebtedness consisting of Guaranteed Obligations to the extent that such Guaranteed Obligations are permitted pursuant to Section 7.3 or to the extent that the underlying Indebtedness being guaranteed is expressly permitted pursuant to this Section 7.1;

(f)                                    Reserved;

(g)                                 reimbursement and indemnity obligations of any Borrower in respect of any performance bonds or similar instrument to the extent that such bond or instrument is required under applicable law to be obtained by such Borrower as a condition such Borrower conducting business in a particular jurisdiction within the United States of America provided that the amount of any such reimbursement and indemnity obligation shall not at any time exceed the maximum amount required under applicable state law to be posted by such Borrower in order conduct business in such jurisdiction;

(h)                                 [Reserved];

(i)                                     Indebtedness of Holdings under the Senior Unsecured High Yield Notes, provided that: (i) the maximum aggregate principal amount of such Indebtedness at any time outstanding shall not exceed $185,000,000 less any principal repayments thereof; (ii) such Indebtedness shall be and at all times remain unsecured; and (iii) the Senior Unsecured High Yield Notes shall not mature prior to the date that is one year after the Commitment Termination Date and shall not be subject to mandatory defeasance or mandatory retirement, or be subject to any mandatory right of redemption, repurchase or put right prior to the date that is one year after the Commitment Termination Date, except that (x) the existence (but not the performance) of Section 4.09 of the Senior Unsecured High Yield Note Indenture as in effect on the Effective Date shall not violate this Section 7.1(i), but the giving of any Change in Control Offer Notice and the occurrence of any Change of Control (in each case as such terms are defined in the Senior Unsecured High Yield Note Indenture) shall constitute an immediate Event of Default hereunder pursuant to Section 8.1(1) of this Agreement and (y) a portion of the principal amount of the Senior Unsecured Notes, together with accrued interest thereon, may be repaid in connection with any Excess Cash Flow Offer or Net Proceeds Offer made in accordance with the terms of the Senior Unsecured High Yield Note Indenture as in effect on the Effective Date to the extent expressly permitted under Section 7.5(h);

(j)                                     other Indebtedness of the Credit Parties in an aggregate principal amount (whether fixed or contingent, drawn or undrawn) not to exceed at any time $500,000; and

(k) Indebtedness of the Credit Parties in respect of the Carve Out, if any.

Section 7.2. Liens; Negative Pledges. No Credit Party shall create, incur, assume or permit to exist any Lien on or with respect to its Accounts or any of its other properties or assets (whether now owned or hereafter acquired), including but not limited to the

Collateral, except for (a) Permitted Encumbrances, (b) Liens in existence on the date hereof and summarized on Disclosure Schedule 7.2 securing the Indebtedness described on Disclosure Schedule 7.1 and permitted refinancings, extensions and renewals thereof, including extensions or renewals of any such Liens; provided that the principal amount of the Indebtedness so secured is not increased and the Lien does not attach to any other property or assets of any Credit Party, (c) Liens created after the date hereof by conditional sale or other title retention agreements (including Capital Leases) or in connection with Indebtedness permitted by Section 7.1(c); provided that such Liens attach only to the assets subject to such purchase money debt, (d) encumbrances in the nature of non-exclusive licenses granted by Credit Parties to customers in the ordinary course of business, provided that such licenses do not impair in any respect the presently existing or hereafter created Liens in favor of Agent on any of the Collateral; (e) banker’s liens on Deposit Accounts of Credit Parties to the extent and only to the extent that (i) such Deposit Accounts are not required pursuant to the express terms of this Agreement or any of the other Loan Documents to be subject to a Control Agreement in favor of Agent, or (ii) Agent shall have entered into a Control Agreement which subordinates, waives or otherwise imposes limits upon such Liens on terms satisfactory to Agent in its sole discretion, and (f) other Liens securing Indebtedness not exceeding $500,000 in the aggregate at any time outstanding, so long as such Liens do not attach to any Accounts or Inventory. In addition, no Credit Party shall become a party to any agreement, note, indenture or instrument, or take any other action, that would prohibit the creation of a Lien on any of its properties or other assets in favor of Agent, on behalf of itself and Lenders, in each case entered into in the ordinary course of business, except operating leases, Capital Leases or Licenses which prohibit Liens upon the assets or properties that are subject to such operating lease, Capital Lease or License.

Section 7.3. Guaranteed Obligations. No Credit Party shall create, incur, assume or permit to exist any Guaranteed Obligations except (a) by endorsement of instruments or items of payment for deposit to the general account of any Credit Party, (b) for Guaranteed Obligations incurred for the benefit of any other Credit Party if the primary obligation is expressly permitted by this Agreement and (c) Guaranteed Obligations in existence on the date hereof and described on Disclosure Schedule 7.1.

Section 7.4. Capital Stock; Nature of Business. No Credit Party shall (a) make any change in its capital structure as described in Disclosure Schedule 7.4, including the issuance or sale of any shares of Stock, warrants or other securities convertible into Stock or any revision of the terms of its outstanding Stock; provided that, so long as no Change of Control occurs as a result of such action, Holdings may issue shares of its Stock in connection with the award of Stock or options to its employees, consultants, officers or directors under any employee stock option plan existing on the Closing Date or in connection with the exercise of any options not granted pursuant to a stock option plan but in connection with any Acquisition or granted to new hires; provided that (x) such options and plans shall not provide in the aggregate for the issuance of options to acquire more than 40% of the common Stock of Holdings, on a fully-diluted basis, and (y) Holdings will not in connection with either the exercise of any such options or the reservation of shares of Stock for issuance in connection with the exercise of any such options repurchase any of its Stock unless such repurchase is expressly permitted under Section 7.5 of this Agreement, and (z) Holdings may issue shares of its Stock upon the exercise of any warrants, or (b) amend its Organizational Documents in a manner that would adversely affect Agent or Lenders or such Credit Party’s duty or ability to repay the Obligations. No Credit Party shall engage in any business materially different than the businesses currently engaged in by it on the Closing Date.

Section 7.5. Restricted Payments. No Credit Party shall make any Restricted Payment, except (a) intercompany loans between Credit Parties to the extent permitted by Section 7.1, (b) dividends and distributions by Subsidiaries of any Credit Party paid to such Credit Party, (c) employee loans permitted under Section 7.10(b), (d) payments of principal and interest of Intercompany Notes issued in accordance with Section 7.1, (e) Holdings or any Subsidiary thereof may redeem or repurchase for cash, at fair value, the equity interests of Holdings or a Subsidiary (or options to purchase equity interests) from any director, officer or employee of Holdings or a Subsidiary upon the death, disability, retirement or other termination of such director, officer or employee; provided that all such repurchases under this clause (e) shall not exceed $750,000 in any Fiscal Year, and (f) Holdings may engage in cashless exercises of stock options with its officers, employees and directors provided that no cash or property is paid to or given by any Credit Party to such officer, employee, director or any other Person in connection with such exercise and no Credit Party incurs any Indebtedness in connection with such transaction; provided that, in each case with respect to clauses (d), (e), and (f) above (and both before and after giving effect to any such Restricted Payment) (i) no Default or Event of Default has occurred and is continuing at the time of such proposed Restricted Payment, (ii) the chief financial officer of Holdings shall have delivered to Agent a certificate, in form and substance reasonably satisfactory to Agent, demonstrating on a pro forma basis after giving effect to any such Restricted Payment compliance with the minimum liquidity covenant in Section 6.18 and actual and pro forma compliance with the financial covenants in Sections 7.15, 7.16 and 7.17, and (iii) the Restricted Payments shall be made at such times as will permit the delivery of financial statements necessary to determine current compliance with the financial covenants set forth herein prior to each such Restricted Payment.

Section 7.6. No Restrictions on Subsidiary Distributions to the Borrowers.  Except as provided in this Agreement, the Borrowers will not and will not permit any of their Subsidiaries directly or indirectly to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to (a) pay dividends or make any other distribution on any of such Subsidiary’s Stock owned by any Borrower or any other Subsidiary, (b) pay any Indebtedness owed to the Borrowers or any other Subsidiary, (c) make loans or advances to any Borrower or any other Subsidiary or (d) transfer any of its property or assets to any Borrower or any other Subsidiary.

Section 7.7. ERISA. No Credit Party shall, or shall cause or permit any member of a Controlled Group to, cause or permit to occur an event that could result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA or cause or permit to occur an ERISA Event to the extent such ERISA Event could reasonably be expected to have a Material Adverse Effect.

Section 7.8. Consolidations; Mergers; Sales of Assets; Creation of Subsidiaries. No Credit Party will, without the appropriate approval of the Bankruptcy Court in the Bankruptcy Cases: (a) consolidate or merge with or into any other Person other than the merger of a wholly owned Subsidiary of a Borrower with and into a Borrower (provided that such Borrower is the surviving corporation) or another wholly owned Subsidiary of a Borrower, (b) sell, lease or otherwise transfer, or grant any Person an option to acquire, directly or indirectly, any of its properties or assets or consummate any Asset Disposition, other than (i) sales of Inventory and data collection and management services for fair value in the ordinary course of businesses, (ii) dispositions of Temporary Cash Investments, (iii) dispositions of obsolete or worn-out property in the ordinary course of business provided that the aggregate fair market value of all such assets disposed of pursuant to this clause (b)(iii) after the date hereof does not exceed $250,000 in any Fiscal Year.

Section 7.9. Purchase of Assets; Investments. No Credit Party will acquire all or substantially all of the assets of, engage in any joint venture or Partnership with any Person, or make, acquire or own any Investment other than (a) Cash Equivalents or Temporary Cash Investments; (b) Investments in another Credit Party; (c) Investments existing on the Effective Date and described on Disclosure Schedule 7.9; and (d) other Investments not exceeding $100,000 in the aggregate at any time outstanding. Without limiting the generality of the foregoing, no Credit Party will (i) acquire or create any Subsidiary without the consent of the Required Lenders or (ii) engage in any joint venture or partnership with any other Person.

Section 7.10. Transactions with Affiliates  (a) No Credit Party will, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of any Credit Party on terms that are less favorable to such Credit Party than those which might be obtained at the time from a Person who is not an Affiliate of such Credit Party, except (i) awards of Stock to the extent expressly permitted under Section 7.4(a)(ii), (ii) Restricted Payments to the extent expressly permitted under Sections 7.5(a) and (c), and (iii) mergers and consolidations to the extent expressly permitted under Section 7.8(a) and (iv) other de minimis transactions among the Credit Parties to the extent not otherwise prohibited hereunder.

(b)                                 No Credit Party shall enter into any lending or borrowing transaction with any employees of any Credit Party, except with respect to loans existing on the Effective Date and disclosed on Disclosure Schedule 7.10(b).

Section 7.11. Amendments or Waivers. Without the prior written consent of the Agent and the Required Lenders, except in connection with the Plan of Reorganization, no Credit Party will agree to (a) any amendment to or waiver of or in respect of any Loan Documents, or (b) any other material amendment to or waiver of any material contract constituting a part of the Collateral which could reasonably be expected to have a Material Adverse Effect on the Credit Parties, or (c) any amendment or waiver of any document governing any Subordinated Debt or any Senior Unsecured Debt.

Section 7.12. Fiscal Year. The Borrowers and their Subsidiaries shall not change their Fiscal Year from a Fiscal Year ending December 31.

Section 7.13. Capital Expenditures. The Credit Parties will not make or commit to make any Capital Expenditures in excess of (a) $3,500,000 in the aggregate during the Fiscal Year 2006 and (b) thereafter in an amount to be established in the Agent’s discretion.

Section 7.14. Lease Limits. No Credit Party will become or remain liable in any way, whether by assignment, as a guarantor or other surety or otherwise, for the obligations of any lessee (other than any other Credit Party) under any equipment lease, synthetic lease or similar off-balance sheet financing, if the aggregate amount of all rents (or substantially equivalent payments) paid by the Credit Parties under all such leases would exceed $1,000,000 in any Fiscal Year.

Section 7.15. Total Leverage Ratio. The Borrowers shall not permit the Total Leverage Ratio as of the last day of any Fiscal Quarter to be greater than the amount specified in the table below for the corresponding period specified below for each Fiscal Quarter.

Quarterly Period	Maximum Total Leverage Ratio

Fiscal Quarter Ended March 31, 2006	15.75:1.00
Fiscal Quarter Ended June 30, 2006	15.50:1.00
Fiscal Quarter Ended September 30, 2006	14.75:1.00
Fiscal Quarter Ended December 31, 2006	13.50:1.00

Section 7.16. Senior Secured Leverage Ratio. The Borrowers shall not permit the Senior Secured Leverage Ratio as of the last day of any Fiscal Quarter to be greater than the amount specified in the table below for the corresponding period specified below for each Fiscal Quarter.

Quarterly Period	Maximum Senior Secured Leverage Ratio
Fiscal Quarter Ended March 31, 2006	2.25:1.00
Fiscal Quarter Ended June 30, 2006	2.75:1.00
Fiscal Quarter Ended September 30, 2006	2.50:1.00
Fiscal Quarter Ended December 31, 2006	2.50:1.00

Section 7.17. Fixed Charge Coverage Ratio. The Borrowers shall not permit the Fixed Charge Coverage Ratio, determined on a consolidated basis for the Borrowers and their consolidated Subsidiaries, for the twelve (12) months ending as of the last day of any Fiscal Quarter, to be less than the amount specified in the table below for the corresponding period specified below for each Fiscal Quarter.

Quarterly Period	Minimum Fixed Charge Coverage Ratio
Fiscal Quarter Ended March 31, 2006	0.50:1.00
Fiscal Quarter Ended June 30, 2006	1.50:1.00
Fiscal Quarter Ended September 30, 2006	1.50:1.00
Fiscal Quarter Ended December 31, 2006	2.50:1.00

Section 7.18. Pro Forma Adjustments. In calculating compliance with the covenants specified in Sections 7.15, 7.16 and 7.17, the following adjustments shall be made to reflect the effect of acquisitions and dispositions occurring after the Effective Date and during the relevant test period:

(a)                                  For the purposes of Sections 7.15, 7.16 and 7.17, the EBITDA attributable to such acquisition, based on the actual EBITDA of such acquired entity for such period, shall be included as if such entity had been acquired on the first day of such period to the extent that the relevant financial information with respect to it for the portion of such period prior to such acquisition can be determined with reasonable accuracy and shall be adjusted to eliminate, as of the first day of such period, any Indebtedness repaid or refinanced in such acquisition and to include any Indebtedness incurred in connection with such acquisition (including any portion thereof used to fund the aforementioned refinancing);

(b)                                 For the purposes of Section 7.17, Fixed Charges shall include, as of the first day of such period and for the entire period, any Fixed Charges associated with any acquired entity, including, any interest attributable to any Indebtedness incurred in connection with such acquisition, but excluding any interest or other Fixed Charges attributable to any Indebtedness refinanced in such acquisition (including any portion thereof used to fund the aforementioned refinancing);

(c)                                  For the purposes of Section 7.17, for any test period which occurs prior to the date when four (4) Fiscal Quarters have ended since the Effective Date, and that requires adjustments pursuant to clauses (i) and (ii) above, the Fixed Charge Coverage Ratio shall be calculated by annualizing the results for the Borrowers and their Subsidiaries before making the adjustments referred to in such clauses and then making the adjustment described in such clauses based on the actual results of the newly acquired entities for the twelve (12) months ended as of the end of the relevant test period; and

(d)                                 For the purposes of Section 7.15 and 7.16, Indebtedness and Senior Funded Debt of the Borrowers and their Subsidiaries shall be adjusted (A) upward to reflect any Indebtedness or Senior Funded Debt incurred or assumed in connection with such acquisition or disposition and (B) adjusted downward to reflect any Indebtedness or Senior Funded Debt repaid, retired or disposed of in connection with such acquisition or disposition to the extent that the Borrowers and/or their Subsidiaries have been released from all liability therefor.

(e)                                  For the purposes of Sections 7.15, 7.16 and 7.17 of the EBITDA attributable to any entity all or substantially all of whose stock, equity interest or assets were disposed of shall be excluded as if such entity had been disposed of on the first day of such period and shall be adjusted to eliminate, as of the first day of such period, any Indebtedness repaid, retired or disposed of in connection with such disposition or termination to the extent that the Borrowers and/or the remaining Subsidiaries have been released from all liability therefor.

(f)                                    For the purposes of Section 7.17, Fixed Charges shall exclude, as of the first day of such period and for the entire period, and Fixed Charges associated with any entity disposed of, including, any interest or other Fixed Charges attributable to any Indebtedness repaid, retired or disposed of in such disposition or termination, to the extent that the Borrowers or the remaining Subsidiaries have been released from all liability therefor.

(g)                                 For the purposes of Sections 7.15, the total Indebtedness shall exclude the insurance premium financing arrangement described on Schedules 7.1 and 7.2.

Section 7.19. Accounts Receivable Days Sales Outstanding. Accounts Receivable Days Sales Outstanding shall not at any time exceed 105 days during any three month period commencing with the Fiscal Quarter ended December 31, 2005.

Section 7.20. Sale-Leasebacks. No Credit Party shall engage in any sale-leaseback, synthetic lease or similar transaction involving any of its assets.

Section 7.21. Pre-petition Obligations; Adequate Protection Payments. No Credit Party shall make payments in respect of obligations incurred prior to the filing of the Bankruptcy Cases except in accordance with the Forbearance Agreement, a Bankruptcy Court Order or this Agreement. No Credit Party shall make an adequate protection payment, as provided for in the Bankruptcy Code, without the prior written consent of the Lenders and the Agent, other than payments in connection with Permitted Encumbrances.

Section 7.22 Changes in Management. No Credit Party shall make any direct or indirect change in its Senior Management without giving at least ten days notice to the Agent (or such shorter notices as may be given to the Credit Party by the relevant Member of its Senior Management); provided, that the Agent hereby consents to the departure and replacement of the Borrowers’ chief financial officer as of April 30, 2006. Any notice regarding change in Senior Management shall specify the Borrower’s plan to fill any vacancy in Senior Management.

ARTICLE VIII.

EVENTS OF DEFAULT

Section 8.1. Events of Default. The occurrence of any one or more of the following events for any reason whatsoever (whether voluntary or involuntary, by operation of law or otherwise) shall constitute an event of default hereunder (each, an “Event of Default”):

(a)                                  any Borrower (i) fails to make any payment of principal of, or interest on, or Fees owing in respect of, the Loans or any of the other Obligations when due and payable; provided that in the case of any failure to pay interest or fees, such failure shall have continued for a period of three (3) days or (ii) fails to pay or reimburse Agent or Lenders for any expense reimbursable hereunder or under any other Loan Document within ten (10) days following Agent’s or any Lender’s demand for such reimbursement or payment of expenses;

(b)                                 any Credit Party shall fail to observe or perform any covenant applicable to it contained in Section 5.1(e), Section 5.2(a), Section 6.1, Section 6.2 (so far as it requires each Credit Party to maintain its existence), Section 6.5, Section 6.8, Section 6.16, Section 6.17, Section 6.18 or Article VII hereof;

(c)                                  any Credit Party shall fail to observe or perform any covenant or agreement contained in the Loan Documents (other than those covered by clause (a) or (b) above) and such failure shall have continued for a period of thirty (30) days after notice thereof has been given to the Borrower Representative by the Agent;

(d)                                 any representation, warranty, certification or statement made by any Credit Party in any Loan Documents or in any certificate, disclosure schedule, financial statement or other document delivered by or on behalf of any Credit Party pursuant to the Loan Documents shall prove to have been incorrect in any respect (or in any material respect if such representation, warranty, certification or statement is not by its terms already qualified as to materiality) when made (or deemed made);

(e)                                  any Credit Party shall fail to make any payment when due in respect of any post-petition Indebtedness (other than the Obligations) the aggregate outstanding principal amount of which Indebtedness, either individually or in the aggregate with all other post-petition Indebtedness with respect to which the Credit Parties have failed to make a payment, equals or exceeds $1,000,000;

(f)                                    any event or condition shall occur which (i) results in the acceleration of the maturity of any post-petition Indebtedness of any Credit Party by the holder or holders thereof in an outstanding principal amount in excess of $1,000,000, individually or in the aggregate with all other post-petition Indebtedness of the Credit Parties (other than the Obligations), or (ii) enables (or, with the giving of notice or lapse of time or both, would enable) the holder or holders of any post-petition Indebtedness of any Credit Party in an outstanding principal amount in excess of $1,000,000, individually or in the aggregate with all other post-petition Indebtedness of the Credit Parties (other than the Obligations), or any Person acting on such holder’s behalf to accelerate the maturity of any such post-petition Indebtedness, or (iii) results in a violation of, or a default under, any provision of the Organizational Documents of any Credit Party;

(g)                                 any Credit Party shall from and after the Effective Date (i) have its Bankruptcy Case converted to one under Chapter 7 of the Bankruptcy Code; (ii) in its Bankruptcy Case, seek to liquidate the Credit Parties’ assets; (iii) have a trustee, receiver, liquidator, custodian or other similar official be appointed (consensually or non-consensually) over any substantial part of its properties or assets, (iv) consent to any such relief or to the appointment of or taking possession by any such official in its Bankruptcy Case or other proceeding commenced against it, or (v) fail generally, not be able or admit in writing its inability to pay its post petition debts as they become due, or take any action in furtherance of, or indicating its consent to, or approval of or acquiescence in any of the foregoing;

(h)                                 [Reserved];

(i)                                     (i) institution of any steps by any Borrower or any member of the Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, such Borrower or any member of the Controlled Group could reasonably be expected to be required to make a contribution to such Pension Plan, or could incur a liability or obligation to such Pension Plan, in excess of $1,000,000, (ii) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302 of ERISA, (iii) there shall occur any withdrawal or partial withdrawal from a Multiemployer Plan and the withdrawal liability (without unaccrued interest) to Multiemployer Plans as a result of such withdrawal (including any outstanding withdrawal liability that any Borrower and the members of the Controlled Group have incurred on the date of such withdrawal) exceeds $1,000,000, (iv) with respect to any Plan, any Borrower or any member of the Controlled Group shall incur an accumulated funding deficiency or request a funding waiver from the IRS, or (v) there shall occur an ERISA Event or a non-exempt prohibited transaction within the meaning of Section 406 of ERISA or IRC Section 4975; provided, that the events listed in clauses (iv) and (v) hereof shall constitute Events of Default only if the liability, deficiency or waiver request, whether or not assessed, could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect;

(j)                                     (i)                                     Any member of a Controlled Group shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the IRC) involving any Plan, (ii) any “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan (other than a Permitted Encumbrance) shall arise on the assets of any Borrower or any Controlled Group, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) any Borrower, any of its Subsidiaries or any member of any Controlled Group shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the insolvency or reorganization of, any Multi-employer Plan or (vi) any other similar event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect;

(k)                                  a judgment or order for the payment of money (other than any Bankruptcy Court Order) which, individually or when aggregated with other such judgments or orders, equals or exceeds $1,000,000 and is not subject to insurance coverage, shall be rendered against any Credit Party and such judgment or order shall continue unsatisfied and unstayed for a period of ten (10) days or any judgment shall be rendered against any Credit Party that exceeds by more than $1,000,000 any insurance coverage applicable thereto as to which the insurance company has acknowledged coverage and such judgment or order shall continue unsatisfied and unstayed for a period of ten (10) days;

(l)                                     [Reserved.]

(m)                               [Reserved.]

(n)                                 any material provision of any Loan Documents shall for any reason cease to be valid, binding and enforceable against any Credit Party for any reason, or any Credit Party shall so assert in writing or the Lien created by any of the Collateral Documents shall at any time fail to constitute a valid and perfected first priority Lien subject to no prior or equal Lien except Permitted Encumbrances on any portion of the Collateral purported to be secured thereby which is deemed material by the Agent, or any Credit Party shall so assert in writing;

(o)                                 any Credit Party shall be prohibited, enjoined or otherwise materially restrained from conducting the business theretofore conducted by it by virtue of any determination, ruling, decision, decree or order of any Governmental Authority and such determination, ruling, decision, decree or order remains unstayed and in effect for any period of ten (10) days beyond any period for which any business interruption insurance policy of the Credit Parties shall provide full coverage to such Credit Party with respect to any losses and lost profits; or

(p)                                 [Reserved.]

(q)                                 any Credit Party fails to (i) obtain or maintain any operating licenses or Environmental Permits required by environmental authorities, (ii) begin, continue or complete any remediation activities as required by any environmental authorities, (iii) store or dispose of any hazardous materials in accordance with applicable environmental laws and regulations, or (iv) comply with any environmental laws, in each case, if any such failure in clauses (i) through (iv) above, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

(r)                                    any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of any Credit Party, if any such event or circumstance, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

(s)                                  the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by any Credit Party, in each case, if such loss, suspension, revocation or failure to renew, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

(t)                                    any Credit Party shall be suspended or excluded from any Medicaid Provider Agreement, Medicaid Certification, Medicare Provider Agreement, Medicare Certification or any medical reimbursement program, and such exclusion or suspension arises from fraud or other claims or allegations that could reasonably be expected to have a Material Adverse Effect; or

(u)                                 [Reserved.]; or

(v)                                 [Reserved.]

(w)                               the occurrence of the Commitment Termination Date, other than under clause (ii) of the definition thereof.

Section 8.2. Remedies.

(a)                                  If any Default or Event of Default has occurred and is continuing, subject to compliance with any requirements of the applicable Bankruptcy Court Order, Agent may, and at the written request of the Required Lenders shall, without notice or demand, suspend the Revolving Credit Commitment with respect to additional Advances or the incurrence of additional L/C Obligations, whereupon any additional Advances and additional L/C Obligations shall be made or incurred in Agent’s sole discretion (or in the sole discretion of the Required Lenders, if such suspension occurred at their direction) so long as such Default or Event of Default is continuing. If any Default or Event of Default has occurred and is continuing, Agent may (and at the written request of Required Lenders shall), without notice except as otherwise expressly provided herein, increase the rate of interest applicable to the Loans in accordance with Section 2.4(c) and other outstanding Obligations.

(b)                                       If any Event of Default has occurred and is continuing, subject to compliance with any requirements of the applicable Bankruptcy Court Order, Agent may, and at the written request of the Required Lenders shall, without notice or demand (i) terminate the Revolving Credit Commitment with respect to further Advances or the incurrence of further L/C Obligations (ii) declare all or any portion of the Obligations, including all or any portion of any Loan and the Conditionally Waived Pre-petition Fees, to be forthwith due and payable, and require that the L/C Obligations be either cash collateralized as provided in Section 2.5(k) or fully supported by a back-up letter of credit (other than a Letter of Credit issued under this Agreement) issued for the benefit of

Agent, in form and substance satisfactory to Agent, from an issuer satisfactory to Agent, all without presentment, demand, protest or further notice of any kind, all of which are expressly waived by the Borrowers and each other Credit Party, or (iii) exercise any rights and remedies provided to Agent under the Loan Documents or at law or equity, including all remedies provided under the Code; provided that upon the occurrence of an Event of Default specified in Section 8.1(g), the Revolving Credit Commitment shall be immediately terminated and all of the Obligations, including the outstanding Loans, shall become immediately due and payable without declaration, notice or demand by any Person.

Section 8.3. Waivers by Credit Parties. Except as otherwise provided for in this Agreement, the Applicable Bankruptcy Court Order, or by applicable law, each Credit Party waives (including for purposes of Section 12) (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Agent on which any Credit Party may in any way be liable, and hereby ratifies and confirms whatever Agent may do in this regard, (b) all rights to notice and a hearing prior to Agent’s taking possession or control of, or to Agent’s replevy, attachment or levy upon the Collateral or any bond or security that might be required by any court prior to allowing Agent to exercise any of its remedies, and (c) the benefit of all valuation, appraisal, marshaling and exemption laws.

ARTICLE IX.

EXPENSES AND INDEMNITIES

Section 9.1. Expenses. Whether or not the transactions contemplated hereby are consummated, the Credit Parties, jointly and severally, agree (a) to pay on demand all fees, costs and expenses (including reasonable attorneys’ fees and expenses and the allocated cost of internal legal staff) incurred by Agent, Lead Arranger and any appraisers, auditors and consultants retained by the Agent or Lead Arranger in connection with (i) the examination, review, due diligence investigation, documentation, negotiation, closing and syndication of the transactions contemplated herein and in connection with the continued administration of the Loan Documents including any amendments, modifications, consents and waivers, (ii) creating, perfecting and maintaining Liens pursuant to the Loan Documents, including filing and recording fees and expenses, the costs of any bonds required to be posted in respect of future filing and recording fees and expenses, and title investigations and (iii) any matters contemplated by or arising out of the Loan Documents, including Agent’s customary field audit charges and the reasonable fees, expenses and disbursements of the Agent, Lead Arranger or any accountants or other experts retained by the Agent or Lead Arranger (including any affiliate of Agent or Lead Arranger as shall be engaged for such purpose) in connection with accounting and collateral audits or reviews of the Credit Parties and their affairs, (b) to promptly pay reasonable documentation charges assessed by Agent for amendments, waivers, consents and any of the documentation prepared by Agent’s internal legal staff, and (c) to promptly pay all fees, costs and expenses (including attorneys’ fees and expenses and the allocated cost of internal legal staff)

incurred by Agent and Lenders (I) in connection with protecting, preserving or enforcing Agent’s and Lenders’ rights and remedies in the Bankruptcy Cases, (II) in connection with any action to enforce any Loan Document or to collect any payments due from the Borrowers or any other Credit Party or (III) to defend any action brought against Lenders or Agent by the Borrowers, any creditors or creditor’s committee, trustee or the like in connection with the Bankruptcy Cases. All fees, costs and expenses for which any Credit Party is responsible under this Section 9.1 shall be deemed part of the Obligations when incurred, and shall be payable on demand in accordance with Section 2.14.

Section 9.2. Indemnity. Whether or not the transactions contemplated hereby are consummated, the Credit Parties, jointly and severally, agree to indemnify, pay and hold harmless each Lending Party and any subsequent holder of any of the Notes or any other Obligation, and each of such Person’s officers, directors, employees, attorneys, agents and Affiliates (collectively, the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the fees and disbursements of counsel for such Indemnitee and the allocated cost of internal legal staff) in connection with any claim, investigative, administrative or judicial proceeding, whether or not such Indemnitee shall be designated a party thereto and including any such proceeding initiated by or on behalf of any Credit Party, and the expenses of investigation by experts, engineers, environmental consultants and similar technical personnel and any commission, fee or compensation claimed by any broker (other than any broker retained by any Lending Party) asserting any right to payment for the transactions contemplated hereby, which may be imposed on, incurred by or asserted against such Indemnitee as a result of or in connection with the transactions contemplated hereby or by the Loan Documents (including, without limitation, (i)(A) as a direct or indirect result of the presence on or under, or Release from, any Real Property now or previously owned, leased or operated by any Credit Party of any Hazardous Materials or any Hazardous Materials contamination, (B) arising out of or relating to the offsite disposal of any Hazardous Materials generated or present on any such Real Property or (C) arising out of or resulting from the environmental condition of any such Real Property or the applicability of any governmental requirements relating to Hazardous Materials, whether or not occasioned wholly or in part by any condition, accident or event caused by any act or omission of any Credit Party, and (ii) proposed and actual Extensions of Credit under this Agreement) and the use or intended use of any Extension of Credit or the proceeds thereof, except that the Credit Parties shall have no obligation hereunder to an Indemnitee with respect to any liability resulting solely from the gross negligence or willful misconduct of such Indemnitee as finally determined by a court of competent jurisdiction. To the extent that the undertaking set forth in the immediately preceding sentence may be unenforceable, each Credit Party shall contribute the maximum portion which it is permitted to pay and satisfy under Applicable Law to the payment and satisfaction of all such indemnified liabilities incurred by the Indemnitees or any of them. Without limiting the generality of any provision of this Section, to the fullest extent permitted by law, each Credit Party hereby waives all rights for contribution or any other rights of recovery with respect to liabilities, losses, damages, costs and expenses arising under or relating to Environmental Laws that it might have by statute or otherwise against any Indemnitee, except to the extent that such items are finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Indemnitee. An Indemnitee under this Section 9.2 shall endeavor to notify the Borrower Representative of any event requiring indemnification within ten (10) Business Days following such Indemnitee’s receipt of notice of commencement of any action or proceeding, or such Indemnitee’s obtaining knowledge of the occurrence of any event, giving rise to a claim for indemnification hereunder, provided that the failure to give such notice shall not invalidate or otherwise impair the rights of the Indemnitee to indemnification under this Section 9.2 or result in any liability of such Indemnitee, the Agent or any Lender to any Credit Party or any other Person.

Section 9.3. Taxes. The Credit Parties jointly and severally agree to pay each Lending Party, promptly following demand therefore, all Charges (excluding income or other similar taxes imposed on any Lender or any holder of a Note by the jurisdictions under the laws of which such Person seeking payment is organized or conducts business or any political subdivision thereof), including any interest or penalties thereon, at any time payable or ruled to be payable in respect of the existence, execution or delivery of this Agreement or the making of any Extension of Credit, and to indemnify and hold each Lending Party, and each and every holder of the Notes or any other Obligation harmless against liability in connection with any such Charges.

Section 9.4. Capital Adequacy; Increased Costs; Illegality; Funding Losses.

(a)                                  If any Lender shall have determined that the introduction of or any change in after the date hereof of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law) from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender and thereby reducing the rate of return on such Lender’s capital as a consequence of its obligations hereunder, then the Borrowers shall from time to time, upon demand by such Lender (with a copy of such demand to the Agent), promptly pay to the Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to the amount of such reduction that, at a minimum, shows the basis of the computation thereof submitted by such Lender to the Borrower Representative and to the Agent shall be conclusive and binding on the Borrowers for all purposes, absent manifest error.

(b)                                 If, as a result of either (i) the introduction of or any change in any law or regulation (or any change in the interpretation thereof) or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining any Loan, then the Borrowers shall from time to time, upon demand by such Lender (with a copy of such demand to the Agent), promptly pay to the Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower Representative and to the Agent by such Lender, shall be conclusive and binding on the Borrowers for all purposes, absent manifest error.

(c)                                  Notwithstanding anything to the contrary contained herein, if the introduction of or any change in any law or regulation (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender to agree to make or to make or to continue to fund or maintain any Loan based on LIBOR, then, unless that Lender is able to make or to continue to fund or to maintain such LIBOR Loan at another branch or office of that Lender without, in that Lender’s opinion, adversely affecting it or its Loans or the income obtained therefrom, on notice thereof and demand therefor by such Lender to the Borrower Representative through the Agent, (i) the obligation of such Lender to agree to make or to make or to continue to fund or maintain LIBOR Loans shall terminate and (ii) all outstanding LIBOR Loans shall be deemed automatically converted into Base Rate Loans.

(d)                                 To induce Lenders to permit LIBOR Loans on the terms provided herein, if (i) any LIBOR Loan is repaid in whole or in part prior to the last day of any applicable LIBOR Period (whether that repayment is made pursuant to any provision of this Agreement or any other Loan Document or is the result of acceleration, by operation of law or otherwise), (ii) any Borrower shall default in payment when due of the principal amount of or interest on any LIBOR Loan, (iii) any Borrower shall default in making any borrowing of, Conversion into or Continuation of any LIBOR Loan after the Borrower Representative has given notice requesting the same in accordance herewith, or (iv) any Borrower shall fail to make any prepayment of a LIBOR Loan after the Borrower Representative has given a notice thereof in accordance herewith, then the Borrowers shall indemnify and hold harmless each Lender from and against all losses, costs and expenses resulting from or arising from any of the foregoing. Such indemnification shall include any loss (but excluding loss of margin) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate deposits from which such funds were obtained. For the purpose of calculating amounts payable to a Lender under this subsection, each Lender shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit bearing interest at the LIBOR Rate in an amount equal to the amount of such LIBOR Loan and having a maturity comparable to the relevant LIBOR Period; provided, that each Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection. As promptly as practicable under the circumstances, each Lender shall provide the Borrower Representative with its written calculation of all amounts payable pursuant to this Section 9.4(d), and such calculation shall be conclusive and binding on the Borrowers for all purposes, absent manifest error. The Borrowers shall pay to Lenders all amounts required to be paid by it hereunder promptly upon demand therefor.

ARTICLE X.

THE AGENT

Section 10.1. Appointment and Authorization. L/C Issuer and each Lender hereby irrevocably designates and appoints GE Capital as the Agent of L/C Issuer and Lenders under this Agreement, and L/C Issuer and each such Lender irrevocably authorizes GE Capital as the Agent for L/C Issuer and Lenders, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with L/C Issuer or any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement, the other Loan Documents or otherwise exist against the Agent. In performing its functions and duties under this Agreement, Agent shall act solely as agent of Lenders and the L/C Issuer and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Borrower or any other Credit Party.

Section 10.2. Delegation of Duties. The Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care. Without limiting the foregoing, the Agent may appoint one of its affiliates as its agent to perform the functions of the Agent hereunder relating to the advancing of funds to the Borrowers and distribution of funds to L/C Issuer and the Lenders and to perform such other related functions of the Agent hereunder as are reasonably incidental to such functions.

Section 10.3. Agent and Affiliates. Agent shall have the same rights and powers under the Loan Documents as any other Lender and may exercise or refrain from exercising the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include the Agent in its individual capacity. The Agent and its Affiliates may lend money to and generally engage in any kind of business with any Credit Party or Affiliate thereof as if it were not an Agent hereunder.

Section 10.4. Action by Agent. The duties of Agent shall be mechanical and administrative in nature. Agent shall not have by reason of this Agreement a fiduciary relationship to any Lending Party or any other Person. The obligations of the Agent hereunder are only those expressly set forth herein and under the other Loan Documents. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article VIII.

Section 10.5. Consultation with Experts. The Agent may consult with legal counsel (who may be counsel for any Borrower), accountants and other experts selected by it and shall not be liable for (a) any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts, or (b) any negligence or misconduct of any of its legal counsel, accountants or other experts, provided that Agent has exercised due care in the selection of such Persons.

Section 10.6. Liability of Agent. Neither the Agent nor any of its directors, officers, agents, representatives, employees or Affiliates shall be liable for any action taken or not taken by it in connection with the Loan Documents (a) with the consent or at the request or direction of the Required Lenders, or (b) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its directors, officers, agents, representatives, employees or Affiliates shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made under or in connection with any Loan Document or any Extension of Credit hereunder, (ii) the performance or observance of any of the covenants or agreements of any Credit Party, (iii) the satisfaction of any condition specified in Article III, except to confirm receipt of items required to be delivered to the Agent, (iv) the validity, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith, or (v) the value, validity, effectiveness, genuineness, enforceability or sufficiency of any of the Loan Documents or for any failure of any Borrower or any other Credit Party to perform its obligations under this Agreement or any other Loan Document. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, other writing (which may be a bank wire, telex, facsimile transmission or similar writing) or conversation believed by it to be genuine or to be signed by the proper party or parties.

Section 10.7. Indemnification. The L/C Issuer and each Lender shall, ratably in accordance with its Revolving Credit Commitment (whether or not such Commitments have been terminated), indemnify the Agent (to the extent not reimbursed by the Credit Parties) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the Agent’s gross negligence or willful misconduct) that the Agent may suffer or incur in connection with the Loan Documents or any action taken or omitted by the Agent under this Agreement or any other Loan Document. The agreements in this Section 10.7 shall survive the termination of this Agreement and payment of the Notes and all other amounts payable hereunder.

Section 10.8. Credit Decision. L/C Issuer and each Lender acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representation or warranty to it and that no act by the Agent hereinafter taken, including any review of the affairs of any Borrower or any other Credit Party, shall be deemed to constitute any representation or warranty by the Agent to L/C Issuer or any Lender. L/C Issuer and each Lender acknowledges that it has, independently and without reliance upon the Agent, L/C Issuer or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and to make the Extensions of Credit hereunder. L/C Issuer and each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in connection with its taking or not taking any action under the Loan Documents. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide L/C Issuer or any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Borrower or any other Credit Party which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

Section 10.9. Successor Agent. The Agent may resign at any time by giving thirty (30) days’ prior written notice thereof to the Lenders and the Borrower Representative. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent which, absent the occurrence and continuance of a Default or Event of Default, must be acceptable to the Borrower Representative (such acceptance not to be unreasonably withheld or delayed). If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be an institution organized or licensed under the laws of the United States of America or of any State thereof and which, absent the occurrence and continuance of a Default or Event of Default, must be acceptable to the Borrower Representative (such acceptance not to be unreasonably withheld or delayed). Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

Section 10.10. Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any Borrower), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless (a) a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent and (b) the Agent shall have received the written agreement of such assignee to be bound hereby as fully and to the same extent as if such assignee were an original Lender party hereto, in each case in form satisfactory to the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the L/C Issuer and Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under any of the Loan Documents in accordance with a request of the Required Lenders or all of the Lenders, as may be required under this Agreement, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

Section 10.11. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or the Borrower Representative referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the L/C Issuer and the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the L/C Issuer and Lenders except to the extent that this Agreement expressly requires that such action be taken, or not taken, only with the consent or upon the authorization of the Required Lenders, or all of the Lenders, as the case may be.

ARTICLE XI.

MISCELLANEOUS

Section 11.1. Survival. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the other Loan Documents. The provisions of Article IX and the indemnities contained in this Agreement and the other Loan Documents shall survive the termination of this Agreement.

Section 11.2. No Waivers; Remedies Cumulative. No failure or delay by the Agent, the L/C Issuer or any Lender in exercising any right, power or privilege under any Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein and therein provided shall be cumulative and not exclusive of any rights or remedies provided by law, by other agreement or otherwise.

Section 11.3. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including prepaid overnight courier, facsimile transmission or similar writing) and shall be given to such party at its address or facsimile number set forth in this Section or on the signature pages hereof (or, in the case of any such Lender who becomes a Lender after the date hereof, in a notice delivered to the Borrower Representative and the Agent by the assignee Lender forthwith upon such assignment) or at such other address or facsimile number as such party may hereafter specify in writing for the purpose by notice to the Agent and the Borrower Representative. Each such notice, request or other communication shall be effective (a) if given by facsimile, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received by the sender, (b) if given by mail, upon the earlier of actual receipt and five (5) Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, properly addressed and with proper postage prepaid, (c) one (1) Business Day after deposit with a reputable overnight courier property addressed and with all charges prepaid or (d) when received, if by any other means.

Notices shall be addressed as follows:

If to any Borrower or

Borrower Representative:	c/o Curative Health Services, Inc.
61 Spit Brook Road, Suite 505
Executive Tower
Nashua, New Hampshire 03060
Attention: Chief Financial Officer
Facsimile No: (603) 966-3345
Telephone No.: (603) 232-7015

With a copy to:	Curative Health Services, Inc.
61 Spit Brook Road, Suite 505
Executive Tower
Nashua, New Hampshire 03060
Attention: General Counsel

Facsimile No: (603) 966-3345
Telephone No.: (603) 232-7015

-and-
With a copy to:		Linklaters
1345 Avenue of the Americas
New York, New York 10105
Attention: Martin N. Flics
Facsimile No.: (212) 903-9100
Telephone No.:(212) 903-9000

If to Agent, L/C Issuer or GE Capital:		General Electric Capital Corporation
2 Bethesda Metro Center
Suite 600
Bethesda, MD 20814
	Attention:	Curative Health Services, Inc.
Account Manager
Facsimile No: (301) 347-3175
Telephone No.: (301) 664-9816

With a copy to:		General Electric Capital Corporation
2 Bethesda Metro Center
Suite 600
Bethesda, MD 20814
Attention: Legal Department
Facsimile No: (301) 664-9849
Telephone No.: (301) 664-9866

-and-

With a copy to:		Moritt Hock Hamroff & Horowitz LLP
400 Garden City Plaza
Garden City, NY 11530
Attention: Marc L. Hamroff
Facsimile No: (516) 873-2010
Telephone No.: (516) 873-2000

If to L/C Issuer or a Lender:  To the address set forth on the signature page hereto or in the applicable Assignment Agreement.

Section 11.4. Severability. In case any provision of or obligation under this Agreement or any other Loan Document shall be invalid, illegal or unenforceable in any applicable jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

Section 11.5.                         Amendments and Waivers. Any provision of this Agreement or any other Loan Document may be amended or waived only if such amendment or waiver is in writing and is signed by the Borrowers and the Agent (if authorized by the Required Lenders) or the Required Lenders (and, if the rights or duties of the Agent, the Swingline Lender or the L/C Issuer are affected thereby, by the Agent, Swingline Lender or L/C Issuer as applicable); provided, that no such amendment or waiver shall, unless signed by all the Lenders (i) increase or decrease any Commitment of any Lender (except for a ratable decrease in the Commitments of all Lenders) or subject any Lender to any additional obligation, (ii) reduce the principal of or rate of interest on any Obligation or the amount of any Fees payable hereunder, (iii) postpone the date fixed for any (A) payment of (1) principal of any Loan or Reimbursement Obligation pursuant to Section 2.8, (2) of interest on any Loan or Reimbursement Obligation or (3) any fees hereunder, or (B) termination of any Commitment, (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans and Reimbursement Obligations which shall be required for the Lenders or any of them to take any action under this Section or any other provision of this Agreement, (e) release all or substantially all of the Collateral, (f) release all or substantially all of the Guarantors or (g) amend this Section 11.5 or the definition of “Required Lenders”.

Section 11.6. Successors and Assigns; Registration. (a)  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns (including any transferee of any Note or other Obligation), except that no Borrower may assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Lenders. Notwithstanding the foregoing, in the absence of an Event of Default, each Lender covenants for the benefit of the Borrowers that it will not assign Loans, Obligations or the Commitments (or any combination thereof) except with the prior written consent of the Borrower Representative and the Agent (which consent shall not be unreasonably withheld or delayed), provided, that each Lender retains the unrestricted right to transfer, sell or assign any or all of its interest and obligations in the Loans and the Commitments without respect to this sentence in the following cases: (i) to any Lender or any Affiliate of any Lender; (ii) to any Person to the extent required to comply with any order, directive or request from any Governmental Authority; (iii) to any Person in connection with the sale by any Lender of all or any substantial portion of such Lender’s corporate finance or healthcare capital portfolio; or (iv) to a Qualified Assignee. Any assignment made pursuant to this Section 11.6 shall be made pursuant to an Assignment Agreement substantially in the form of Exhibit L (each such agreement referred to herein as an “Assignment Agreement”).

(b)                                 Any assignment shall be for an equal percentage of such assignor Lender’s Loans and its Commitment, and any such assignee Lender shall, upon its registration in the Note Register referred to below, become a “Lender” for all purposes hereunder. The Agent shall receive a fee of $3,500 in connection with any such assignment (including, without limitation, an assignment to an existing Lender). Upon any such assignment, the assignor Lender shall be released from its Commitments to the extent assigned to and assumed by the assignee Lender.

(c)                                  Upon any assignment of any Note(s), the assigning Lender shall surrender its Note(s) to the Borrower Representative for exchange or registration of transfer, and the Borrowers will promptly execute and deliver in exchange therefor a new Note or Note(s) of the same tenor and registered in the name of the assignor Lender (if less than all of such Lender’s Notes are assigned) and the name of the assignee Lender.

(d)                                 Each Lender may sell participations in all or any part of the Loans, its Notes, its Commitments or its L/C Exposure. Any participation by a Lender shall be made with the understanding that all amounts payable by the Borrowers hereunder shall be determined as if that Lender had not sold such participation, and that the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder. None of the Borrowers or any other Credit Parties shall have any obligation or duty to any participant. Neither the Agent, L/C Issuer nor any Lender (other than the Lender selling a participation) shall have any duty to any participant and may continue to deal solely with the Lender selling a participation as if no such sale had occurred. No Lender shall, as between the Borrowers and that Lender, or Agent and/or L/C Issuer and that Lender, be relieved of any of its obligations hereunder as a result of any participation in all or any part of the Loans, its Note, its Commitments or other Obligations.

(e)                                  The Agent shall maintain a register (the “Note Register”) of the Lenders and all assignee Lenders that are the holders of all the Notes and other Obligations issued pursuant to this Agreement. Upon five (5) Business Days’ prior written notice to the Agent, the Agent will allow any Lender to inspect and copy such list at the Agent’s principal place of business during normal business hours. Prior to the due presentment for registration of transfer of any Note or other Obligation, the Agent may deem and treat the Person in whose name a Note or Other Obligation is registered as the absolute owner of such Note or Obligation for the purpose of receiving payment of principal of and premium and interest on such Note or Obligation and for all other purposes whatsoever, and the Agent shall not be affected by notice to the contrary.

(f)                                    Each Lender (including any assignee Lender at the time of such assignment) represents that it (i) is acquiring its Note(s) or Obligations solely for investment purposes and not with a view toward, or for sale in connection with, any distribution thereof, (ii) has received and reviewed such information as it deems necessary to evaluate the merits and risks of its investment in such Note(s) or Obligations, (iii) is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act and (iv) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Note(s) or Obligations, including a complete loss of its investment.

(g)                                 Each Lender understands that the Notes or Obligations are being offered only in a transaction not involving any public offering within the meaning of the Securities Act, and that, if in the future such Lender decides to resell, pledge or otherwise transfer the Notes or Obligations, the Notes or Obligations may be resold, pledged or transferred only (i) to a person who such Lender reasonably believes is a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such resale, pledge or transfer is being made in reliance on Rule 144A under the Securities Act or (ii)  pursuant to an exemption from registration under the Securities Act.

(h)                                 Each Lender understands that the Notes will, unless otherwise agreed by the Borrowers and the holder thereof, bear a legend to the following effect:

THIS SECURITY IS NOT BEING REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) TO A BORROWER, (2) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER THAT IS AWARE THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

(i)                                     If any Note becomes mutilated and is surrendered by the Lender with respect thereto to the Borrower Representative, or if any Lender claims that any of its Notes have been lost, destroyed or wrongfully taken, the applicable Borrower shall execute and deliver to such Lender a replacement Note(s), upon the affidavit of such Lender attesting to such loss, destruction or wrongful taking with respect to such Note(s) and such lost, destroyed, mutilated, surrendered or wrongfully taken Note(s) shall be deemed to be canceled for all purposes hereof. Such affidavit shall be accepted as satisfactory evidence of the loss, wrongful taking or destruction thereof and no indemnity shall be required as a condition of the execution and delivery of a replacement Note. Any costs and expenses of the Borrowers in replacing any Note shall be for the account of such Lender.

Section 11.7. Setoff and Sharing of Payments. Upon the occurrence and during the continuance of any Event of Default, each Lender (and each of its Affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness any time owing by such Lender (or any of its affiliates) to or for the credit or the account of any Credit Party against any and all of the Obligations held by such Lender, irrespective of whether such Lender shall have made any demand under this Agreement or any Note or such Obligations and although such Obligations my be unmatured. Each Lender agrees promptly to notify the Borrower Representative and Agent after any such set-off and application made by such Lender; provided, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have. If any Lender (a “Benefited Lender”) shall at any time receive any payment of all or part of the Loans or other Obligations or other amounts owing to it hereunder, or interest thereon, or receive any Collateral in respect thereof (whether voluntarily or involuntarily, by set-off, or otherwise), in a greater proportion than any such payment to or Collateral received by any other Lender, if any, in respect of such other Lender’s Loans, Obligations or other amounts owing to it hereunder, or interest thereon, such Benefited Lender shall purchase for cash from the other Lender(s) a participating interest in such portion of each such other Lender’s Loans and other Obligations owing to it, or shall provide such other Lender(s) with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such Collateral or proceeds ratably with each of the Lenders; provided, that if all or any such purchase shall be rescinded, and the purchase price and benefits are thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Credit Party agrees that any Lender so purchasing a participation from any other Lender pursuant to this Section 11.7 may, to the fullest extent permitted by law, and notwithstanding the provisions of Section 11.6(d), exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such purchasing Lender were the direct creditor of such Credit Party in the amount of such participation.

Section 11.8. Collateral. Each of the Lenders represents to the Agent and each of the other Lenders that it in good faith is not relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.

Section 11.9. Headings. Headings and captions used in the Loan Documents (including all exhibits and schedules thereto) are included herein and therein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

Section 11.10. Governing Law; Submission To Jurisdiction. THIS AGREEMENT AND EACH NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PROVISIONS THEREOF. EACH OF THE BORROWERS AND THE OTHER CREDIT PARTIES PARTY HERETO HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES BANKRUPTCY COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE BORROWERS AND THE OTHER CREDIT PARTIES PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE PARTIES HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.3. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Section 11.11. Notice of Breach by Agent or Lender. The Credit Parties party hereto agree to give the Agent and the Lenders notice of any action or inaction by the Agent or any Lender or any agent or attorney of the Agent or any Lender in connection with this Agreement or any other Loan Document or the Obligations of the Credit Parties under this

Agreement or any other Loan Document that may be actionable against the Agent or any Lender or any agent or attorney of the Agent or any Lender or a defense to payment of any Obligations of the Credit Parties under this Agreement or any other Loan Document for any reason, including commission of a tort or violation of any contractual duty or duty implied by law. The Credit Parties party hereto agree, to the fullest extent that they may lawfully do so, that unless such notice is given promptly (and in any event within ten (10) days after any Credit Party has knowledge, or with the exercise of reasonable diligence could have had knowledge, of any such action or inaction), no Credit Party shall assert, and each Credit Party shall be deemed to have waived, any claim or defense arising therefrom to the extent that the Agent or any Lender could have mitigated such claim or defense after receipt of such notice.

Section 11.12. Waiver Of Jury Trial. EACH OF THE CREDIT PARTIES PARTY HERETO, AGENT, L/C ISSUER AND LENDERS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY AND TO THE FULLEST EXTENT PERMITTED BY LAW WAIVES ANY RIGHTS THAT IT MAY HAVE TO CLAIM OR RECEIVE CONSEQUENTIAL OR SPECIAL DAMAGES IN CONNECTION WITH ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

Section 11.13. Counterparts; Entire Agreement. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto. This Agreement and the other Loan Documents (including any fee letters between Agent and one or more of the Credit Parties) constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

Section 11.14. Confidentiality; Press Release. (a)  Any information concerning any Credit Party or its Subsidiaries or business operations or assets delivered prior to the Effective Date and from and after the Effective Date to the Agent or the Lenders by any Borrower or any other Credit Party which is identified as confidential and which is not in the public domain shall be held by the Agent or such Lender as confidential; provided, that the Agent and each Lender may make disclosure of such information (i) to its independent accountants and legal counsel (which Persons shall be likewise bound by the provisions of this Section 11.14), (ii) pursuant to statutory and regulatory requirements, (iii) pursuant to any mandatory court order or subpoena or in connection with any legal process, (iv) pursuant to any written agreement hereafter made between the Agent, any Lender and any Borrower or any other Credit Party to which such information relates, which agreement permits such disclosure, (v) as necessary in connection with the exercise of any remedy by Agent or any Lender under the Loan Documents, (vi) consisting of general portfolio information that does not directly or indirectly identify any Credit Party, (vii) which has heretofore been publicly disclosed or is otherwise available to such Agent or Lender on a non-confidential basis from a source that is not, to its knowledge, subject to a confidentiality agreement with any Credit Party, (viii) in connection with any litigation against any Credit Party or otherwise arising out of or relating to the transactions contemplated under the Loan Documents to which Agent or any Lender or its Affiliates is a party, or (ix) subject to a written agreement containing provisions substantially the same as those set forth in this Section 11.14, to any assignee of or participant in, or prospective assignee of or participant in, any of the Obligations; provided, however, that in the event any assignee of a Lender has an Affiliate which is a Competitor, such assignee may not disclose to such Affiliate any information concerning any Credit Party or its Subsidiaries or business operations or assets which is identified as confidential and which is not in the public domain.

(b)                                 No Credit Party or Affiliate thereof will in the future issue any press releases or other public disclosure using the name of GE Capital or its Affiliates or any other Lender or its Affiliates or referring to this Agreement or the other Loan Documents without at least two (2) Business Days’ prior notice to GE Capital and without the prior written consent of GE Capital unless (and only to the extent that) such Credit Party or Affiliate is required to do so under law and then, in any event, such Credit Party or Affiliate will consult with GE Capital before issuing such press release or other public disclosure. Each Credit Party consents to the publication by Agent or any Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement; provided that Borrower Representative has been afforded an opportunity prior to such publication to review and approve the same (which such approval by Borrower Representative shall not be unreasonably withheld). Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

Section 11.15. Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Credit Party for liquidation or reorganization, subsequent to the date hereof, should any Credit Party make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Credit Party’s assets or properties, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

Section 11.16. Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed this Agreement and the other Loan Documents and, specifically, the provisions of Sections 9.2, 11.10 and 11.12, with its counsel.

Section 11.17. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and the other Loan Documents. In the event any ambiguity or question of intent or interpretation arises, this Agreement and the other Loan Documents shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

Section 11.18. Conflict of Terms. Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement conflicts with any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

Section 11.19. [Reserved].

Section 11.20. New Lenders. The parties hereto agree that as of the Effective Date, (i) the Lenders signatory hereto shall become “Lenders” under this Agreement and the other Loan Documents and (ii) each Lender shall have the Commitments as set forth on signature page attached hereto opposite the name of such Lender on the signature pages hereof. Borrowers hereby direct Agent to apply the proceeds of the Loans made on the Effective Date to the repayment of certain outstanding loans and obligations of the Borrowers owing to the “Agent” and “Lenders” under and as defined in the Existing Credit Facility on the Effective Date.

ARTICLE XII

CROSS-GUARANTY

Section 12.1. Cross-Guaranty. Each Borrower hereby agrees that such Borrower is jointly and severally liable for, and hereby absolutely and unconditionally guarantees to Agent and Lenders and their respective successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Obligations owed or hereafter owing to Agent and Lenders by each other Borrower. Each Borrower agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, that its obligations under this Section 12 shall not be discharged until payment and performance, in full, of the Obligations has occurred, and that its obligations under this Section 12 shall be absolute and unconditional, irrespective of, and unaffected by,

(a)                                  the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan Document or any other agreement, document or instrument to which any other Borrower is or may become a party;

(b)                                 the absence of any action to enforce this Agreement (including this Section 12) or any other Loan Document or the waiver or consent by Agent and Lenders with respect to any of the provisions thereof;

(c)                                  the existence, value or condition of, or failure to perfect its Lien against, any security for the Obligations or any action, or the absence of any action, by Agent and Lenders in respect thereof (including the release of any such security);

(d)                                 the insolvency of any other Credit Party; or

(e)                                  any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor other than the payment and performance, in full, of the Obligations.

Each Borrower shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations guaranteed hereunder.

Section 12.2. Waivers by Borrowers. Each Borrower expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel Agent or Lenders to marshall assets or to proceed in respect of the Obligations guaranteed hereunder against any other Credit Party, any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, such Borrower. It is agreed among each Borrower, Agent and Lenders that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Loan Documents and that, but for the provisions of this Section 12 and such waivers, Agent and Lenders would decline to enter into this Agreement.

Section 12.3. Benefit of Guaranty. Each Borrower agrees that the provisions of this Section 12 are for the benefit of Agent and Lenders and their respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any other Borrower and Agent or Lenders, the obligations of such other Borrower under the Loan Documents.

Section 12.4. Subordination of Subrogation, Etc. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, and except as set forth in Section 12.7, each Borrower hereby expressly and irrevocably subordinates to payment of the Obligations any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor until the Obligations are indefeasibly paid in full in cash. Each Borrower acknowledges and agrees that this subordination is intended to benefit Agent and Lenders and shall not limit or otherwise affect such Borrower’s liability hereunder or the enforceability of this Section 12, and that Agent, Lenders and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 12.4.

Section 12.5. Election of Remedies. If Agent or any Lender may, under applicable law, proceed to realize its benefits under any of the Loan Documents giving Agent or such Lender a Lien upon any Collateral, whether owned by any Borrower or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, Agent or any Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Section 12. If, in the exercise of any of its rights and remedies, Agent or any Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Borrower or any other Person, whether because of any applicable laws pertaining to “election of remedies” or the like, each Borrower hereby consents to such action by Agent or such Lender and waives any claim based upon such action, even if such action by Agent or such Lender shall result in a full or partial loss of any rights of subrogation that each Borrower might otherwise have had but for such action by Agent or such Lender. Any election of remedies that results in the denial or impairment of the right of Agent or any Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower’s obligation to pay the full amount of the Obligations. In the event Agent or any Lender shall bid at any foreclosure or trustee’s sale or at any private sale permitted by law or the

Loan Documents, Agent or such Lender may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by Agent or such Lender but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether Agent, Lender or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 12, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Agent or any Lender might otherwise be entitled but for such bidding at any such sale.

Section 12.6. Limitation. Notwithstanding any provision herein contained to the contrary, each Borrower’s liability under this Section 12 (which liability is in any event in addition to amounts for which such Borrower is primarily liable under Section 1) shall be limited to an amount not to exceed as of any date of determination the greater of:

(a)                                  the net amount of all Loans advanced to any other Borrower under this Agreement and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower; and

(b)                                 the amount that could be claimed by Agent and Lenders from such Borrower under this Section 12 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Borrower’s right of contribution and indemnification from each other Borrower under Section 12.7.

Section 12.7. Contribution with Respect to Guaranty Obligations.

(a)                                  To the extent that any Borrower shall make a payment under this Section 12 of all or any of the Obligations (other than Loans made to that Borrower for which it is primarily liable) (a “Guarantor Payment”) that, taking into account all other Guarantor Payments then previously or concurrently made by any other Borrower, exceeds the amount that such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payment in the same proportion that such Borrower’s “Allocable Amount” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Borrowers as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Obligations and termination of the Commitments, such Borrower shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

(b)                                 As of any date of determination, the “Allocable Amount” of any Borrower shall be equal to the maximum amount of the claim that could then be recovered from such Borrower under this Section 12 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

(c)                                  This Section 12.7 is intended only to define the relative rights of Borrowers and nothing set forth in this Section 12.7 is intended to or shall impair the obligations of Borrowers, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement, including Section 12.1. Nothing contained in this Section 12.7 shall limit the liability of any Borrower to pay the Loans made directly or indirectly to that Borrower and accrued interest, Fees and expenses with respect thereto for which such Borrower shall be primarily liable.

(d)                                 The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Borrower to which such contribution and indemnification is owing.

(e)                                  The rights of the indemnifying Borrowers against other Credit Parties under this Section 12.7 shall be exercisable upon the full and indefeasible payment of the Obligations and the termination of the Commitments.

Section 12.8. Liability Cumulative. The liability of Borrowers under this Section 12 is in addition to and shall be cumulative with all liabilities of each Borrower to Agent and Lenders under this Agreement and the other Loan Documents to which such Borrower is a party or in respect of any Obligations or obligation of the other Borrower, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

ARTICLE XIII

SPECIAL BANKRUPTCY PROVISIONS

Section 13.1 Post-Petition Security. From and after the filing date of the Bankruptcy Cases (the “Filing Date”), the Liens granted to the Lenders and the Agent and held by the Agent, for the benefit of itself and the Lenders, with respect to the Collateral shall be and are post-petition liens, entitled to priority as set forth in the Bankruptcy Court Order. The Agent, for itself and the Lenders will be entitled to all of the rights, remedies, protections and priorities as provided in the Bankruptcy Court Order.

Section 13.2 Liens Perfected without Filing Or Recording. Upon and after entry of the Bankruptcy Court Order, the post-petition liens and encumbrances granted to the Agent, for itself and the Lenders, with respect to the Collateral by virtue of the Bankruptcy Court Order and this Agreement shall have the priority stated in the Bankruptcy Court Order and shall be valid and perfected as against all third parties, without regard to applicable federal, state or local filing or recording statutes, nunc pro tunc as of the Filing Date, and without further action of any party, including the Lenders; provided, that the Agent, for itself and the Lenders may, but need not, take such steps as it deems desirable and applicable to comply with such statutes, and all financing statements which are filed listing one or more of the Borrowers as debtor and the Agent as secured party, all mortgages or similar instruments which are filed granting to Agent liens upon and security interests in Collateral will be deemed to have been filed and the security interests and liens evidenced thereby will be deemed perfected nunc pro tunc as of the Filing Date.

Section 13.3 Relief from Stay. Upon the entry of the Bankruptcy Court Order, the Agent and the Lenders will have stay relief to the extent provided in, and under the terms of, the Bankruptcy Court Order.

Section 13.4 Extension of Post-Petition Credit and Other Remedies of Lenders. The agreement of the Lenders and the Agent to provide post-petition financing to the Borrowers is conditioned on the proceeds of such financing being used first to satisfy all obligations under the Existing Credit Facility, except for payment of the Conditionally Waived Pre-petition Fees, and will be subject to the following exceptions:

(a)                                  The agreement to provide post-petition financing will not prohibit the Agent or the Lenders from moving in the Bankruptcy Court for any other and further relief which: (i) the Lender and/or Agent believes in good faith to be reasonably and immediately necessary to protect their rights with respect to the Collateral (including, without limitation, a request for Borrower to abandon any part of the Collateral); and as to which (ii) the Lender and/or Agent also reasonably believe in good faith the Bankruptcy Court Order is not sufficient to protect the rights of the Lenders and the Agent with respect to the Collateral under the circumstances existing when the Lenders and the Agent request such other and further relief; provided that the Borrowers reserve their right to assert any defenses they may have with respect to the Agent and/or the Lenders’ motion except as otherwise waived herein or in the Bankruptcy Court Order; and

(b)                                 From and after the termination of this Agreement (whether upon the occurrence of the Commitment Termination Date or an Event of Default), the Lenders will have no obligation to provide financing to or on behalf of any Borrower or its bankruptcy estate; and, except as provided in any Bankruptcy Court Order and the Loan Documents, there will be no restriction of any kind against the exercise by the Agent or any Lender of its rights and remedies under the Loan Documents, including but not limited to, the right of the Agent or the Lenders to exercise all of its remedies with respect to the Collateral.

Section 13.5 Plan of Reorganization. Except with the prior written consent of Agent and the Lenders (which shall not be unreasonably withheld), the Credit Parties will not file or propose any Plan of Reorganization (including, but not limited to, any amendment or modification of a Plan of Reorganization, whether before or after confirmation):  (i) which does not incorporate all of the terms of any Bankruptcy Court Order and this Agreement that pertain to the treatment of the secured claim of Agent and the Lenders and the preservation of Agent’s and the Lenders’ rights in the Collateral, (ii) which does not provide for the payment and performance in full of all of the Obligations upon confirmation of the Plan of Reorganization as provided in the Bankruptcy Court Order, or (iii) which would allow any person to improve its lien priority vis à vis the Lenders and/or the Agent with respect to the Collateral. If there is any inconsistency between any Bankruptcy Court Order and this Agreement, on the one hand, and any Plan of Reorganization filed or proposed by the Credit Parties, on the other hand, the terms of the Agreement and such Bankruptcy Court Order will control, and any such inconsistent provisions of any Plan of Reorganization or any confirmation order thereon will be null and void. Nothing in this Agreement will be construed as a consent by the Agent or the Lenders, or an approval by Agent or the Lenders of, the terms of any Plan of Reorganization or any amendment or modification thereto.

Section 13.6 Disavowal and Waiver of Any Subsequent Relief Based on Changed Circumstances. The Credit Parties and the Agent know and understand that there are rights and remedies provided under the Bankruptcy Code, the Federal Rules of Civil Procedure, and the Bankruptcy Rules, pursuant to which parties otherwise bound by a previously entered order can attempt to obtain relief from such an order by alleging circumstances that may warrant a change or modification in the order, or circumstances such as fraud, mistake, inadvertence, excusable neglect, newly discovered evidence, or similar matters that may justify vacating the order entirely, or otherwise changing or modifying it (collectively, “Changed Circumstances”). Rights and remedies based on Changed Circumstances include, but are not limited to, modification of a plan of reorganization after confirmation of the plan and before its substantial consummation pursuant to section 1127(b) of the Bankruptcy Code, relief from a final order or judgment pursuant to Rule 60(b) of the Federal Rules of Civil procedure and Bankruptcy Rule 9024, and the commencement and prosecution of a serial Chapter 11 case by a debtor which is in default of obligations under a stipulation or plan or reorganization confirmed in an earlier case. With full knowledge and understanding of what are, or may be, its present or future rights and remedies based on allegations of Changed Circumstances, the Credit Parties:  (i) expressly disavow that there are any matters which constitute any kind of Changed Circumstances as of the date of entry of the Bankruptcy Court Order;  (ii) expressly disavow that they are aware of any matters whatsoever that they are assuming, contemplating, or expecting in proceeding with the Bankruptcy Court Order and the transactions contemplated by this Agreement and having the Bankruptcy Court Order entered that would serve as a basis to allege such Changed Circumstances; and (iii) in all events, the Credit Parties expressly waive any and all rights and remedies that they have, or may have, now or in the future, based on any Changed Circumstances. The Credit Parties voluntarily assume the risk of any Changed Circumstances. Without limiting any of the foregoing, the Credit Parties are engaged in the specialty infusion and wound care management business. The Credit Parties enterprises are, and will be, affected by highly volatile and unpredictable local, national, and world trends, including, but not limited to, the local economy, the national economy, that availability or unavailability of financing, interest rate, oil prices and supplies, acts of war, acts of nature, acts of god, act of Congress, work stoppages and other workforce disruptions, political and social issues, and numerous other factors. Any and all such matters may seriously affect the business enterprises of the Credit Parties and the ability of the Credit Parties to pay the Agent and the Lenders as required by the Bankruptcy Court Order and the Loan Documents. The Credit Parties understand and agree that the Agent and the Lenders are not willing to bear any of the risks involved in business enterprises and the Agent and the Lenders are not willing to modify any of their rights if such risks cause actual or alleged Changed Circumstances; the Credit Parties expressly assume all risks of any and all such matters, and the consequences that the Agent and the Lenders will enforce their legal, equitable, and contractual rights if they are not paid and dealt with strictly in accordance with the terms and conditions of the Loan Documents and the Bankruptcy Court Order. Without limiting the foregoing in any way, the Credit Parties’ use of any cash Collateral will be governed exclusively by the terms and conditions of this Agreement and the Bankruptcy Court Order, and, either before or after a termination of this Agreement, the Credit Parties will not seek authority from the Bankruptcy Court to otherwise use any cash collateral that is included in the Collateral for any cash collateral that is included in the Collateral for any purpose whatsoever.

Section 13.7 Exclusive Remedy For Any Alleged Post-Petition Claim. Each Credit Party disavows, waives and releases any and all adverse claims against the Lenders through and including the date on which the Bankruptcy Court enters the Bankruptcy Court Order. If a credit party asserts that it has any adverse claims against any Lender arising after the entry of the Bankruptcy Court Order, such Credit Party agrees that its sole and exclusive remedy for any and all such adverse claims will be an action for monetary damages (the “Damage Lawsuit”). Any such Damage Lawsuit, regardless of the procedural form in which it is alleged (e.g., by complaint, counterclaim, cross-claim, third-party claim or otherwise), will be severed from any enforcement by such Lender of its legal, equitable, and contractual rights (including, but not limited to, collection of the Obligations and foreclosure or other enforcement against the Collateral) pursuant to the Loan Documents, and the Damage Lawsuit (including any and all adverse claims against such Lender therein) cannot be asserted by any Credit Party as a defense, setoff, recoupment, or grounds for delay, stay or injunction against any enforcement by such Lender of its legal, equitable, and contractual rights under the Bankruptcy Court Order, the Loan Documents, and otherwise. Venue for any Damage Lawsuit brought by any Borrower will be in the state or federal courts in the Southern District of New York. Notwithstanding the foregoing, nothing herein shall limit the Borrowers’ right to dispute any claim by the Agent and/or the Lenders that an Event of Default has occurred and/or any enforcement action taken by the Agent and/or the Lenders’ in connection therewith (a “Default Claim”), as provided in the Bankruptcy Court Order.

Section 13.8 Prohibition on Priming of the Liens of Lender on the Collateral. Except as expressly provided in the Bankruptcy Court Order, no person will be permitted to surcharge the Collateral under Bankruptcy Code §506(c) or to obtain a lien, set off right, or other charge or adverse claim of any kind with respect to the Collateral which is equal or senior to the Liens of the Agent on the Collateral.

Section 13.9 Marshalling Obligations. The right of the Lenders and/or Agent to seek the equitable remedy of marshalling is expressly preserved, and the Credit Parties will cooperate fully with any effort by the Lenders and/or Agent to exercise its equitable remedy of marshalling.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Debtor In Possession Credit Agreement to be duly executed by their respective authorized representatives on the date first above written.

BORROWERS:

CURATIVE HEALTH SERVICES, INC.,
a Minnesota corporation formerly known as
Curative Holding Co.

By:
Name:
Title:

EBIOCARE.COM, INC.

By:
Name:
Title:

HEMOPHILIA ACCESS, INC.

By:
Name:
Title:

[Signature Page to Debtor In Possession Credit Agreement]

APEX THERAPEUTIC CARE, INC.

By:
Name:
Title:

CHS SERVICES, INC.

By:
Name:
Title:

CURATIVE HEALTH SERVICES OF NEW
YORK, INC.

By:
Name:
Title:

OPTIMAL CARE PLUS, INC.

By:
Name:
Title:

INFINITY INFUSION, LLC

By: Curative Health Services Co., its Sole
Member

By:
Name:
Title:

INFINITY INFUSION II, LLC

By: Curative Health Services Co., its Sole Member

By:
Name:
Title:

INFINITY INFUSION CARE, LTD.

By: Infinity Infusion II, LLC, its Sole General Partner
By: Curative Health Services Co., the Sole Member of Infinity Infusion II, LLC

By:
Name:
Title:

MEDCARE, INC.

By:
Name:
Title:

CURATIVE PHARMACY SERVICES, INC.

By:
Name:
Title:

CRITICAL CARE SYSTEMS, INC.

By:
Name:
Title:

CURATIVE HEALTH SERVICES CO.,
a Minnesota corporation formerly known as Curative Health Services, Inc.

By:
Name:
Title:

AGENT AND LENDERS:

GENERAL ELECTRIC CAPITAL
CORPORATION, as Lender and as Agent

Revolving Credit Commitment: $45,000,000	By:
Name:
Its Duly Authorized Signatory

Payment Account:	Deutsche Bank/Banker’s Trust
New York, NY
ABA No.: 021-001-033
Account No.: 50-271-079
Account Name: GE-HFS Cash Flow Collections
Re: Curative Health Services, Inc.

EXHIBIT A

to

DEBTOR IN POSSESION CREDIT AGREEMENT

REVOLVING NOTE

March 30,2006	New York, New York

$45,000,000.00

FOR VALUE RECEIVED, the undersigned, CURATIVE HEALTH SERVICES, INC., a Minnesota corporation formerly known as Curative Holding Co., EBIOCARE.COM, INC., a Delaware corporation, HEMOPHILIA ACCESS, INC., a Tennessee corporation, APEX THERAPEUTIC CARE, INC., a California corporation, CHS SERVICES, INC., a Delaware corporation, CURATIVE HEALTH SERVICES CO., a Minnesota corporation formerly known as Curative Health Services, Inc., CURATIVE HEALTH SERVICES OF NEW YORK, INC., New York corporation, OPTIMAL CARE PLUS, INC., a Delaware corporation, INFINITY INFUSION, LLC, a Delaware limited liability company, INFINITY INFUSION II, LLC, a Delaware limited liability company, INFINITY INFUSION CARE, LTD., a Texas limited partnership, MEDCARE, INC., a Delaware corporation, CURATIVE PHARMACY SERVICES, INC., a Delaware corporation, and CRITICAL CARE SYSTEMS, INC., a Delaware corporation hereby JOINTLY AND SEVERALLY PROMISE TO PAY to the order of GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (“Lender”), at the offices of GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as Agent for Lenders (“Agent”), at its address at 2 Bethesda Metro Center, Suite 600, Bethesda, MD 20814, or at such other place as Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of FORTY FIVE MILLION DOLLARS ($45,000,000.00) or, if less, the aggregate unpaid amount of all Revolving Loans made to the undersigned under the Credit Agreement (as hereinafter defined). Borrowers further promise to pay interest on the outstanding unpaid principal amount hereof from the date hereof until payment in full at the rate or rates from time to time applicable to the Revolving Credit Advances as determined in accordance with the Credit Agreement. All capitalized terms used but not otherwise defined herein have the meanings given to them in Section 1.1 of the Credit Agreement.

This Revolving Note is one of the Revolving Notes issued pursuant to that certain Debtor in Possession Credit Agreement dated as of March 30, 2006 by and among Borrowers, the other Persons named therein as Credit Parties, Agent, Lender and the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”), and is entitled to the benefit and security of the Credit Agreement, the Borrower Security Agreement and all of the other Loan Documents referred to therein. Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid.

The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement, the terms of which are hereby incorporated herein by reference. interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement. If any payment on this Revolving Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

Upon and after the occurrence of any Event of Default, the entire principal amount of this Revolving Note, together with all accrued interest thereon, may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

Time is of the essence of this Revolving Note. Except as expressly required in the Credit Agreement, demand, presentment, protest and notice of nonpayment and protest are hereby waived by Borrowers. Borrowers further agree, subject only to any limitation imposed by applicable law, to pay all expenses, including attorneys’ fees and legal expenses, incurred by Agent and Lender in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

THIS REVOLVING NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. Whenever possible each provision of this Revolving Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provisions of this Revolving Note shall be prohibited by or invalid under applicable law, such provisions shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Revolving Note. Whenever in this Revolving Note reference is made to Agent, Lender or Borrowers, such reference shall be deemed to include, as applicable, a reference to their respective permitted successors and assigns and in the case of Lender, any financial institution to which it has sold or assigned all or any part of its interest in the Revolving Loan or in its commitment to make the Revolving Credit Advances as permitted by the Credit Agreement. The provisions of this Revolving Note shall be binding upon and inure to the benefit of such successors and assigns, except that no Borrower may assign its rights or obligations. Borrowers’ successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for any of the Borrowers.

[Remainder of page intentionally left blank; signature pages follow]

CURATIVE HEALTH SERVICES, INC.,
a Minnesota corporation formerly known as
Curative Holding Co.

By:
Name:
Title:
Date:

EBIOCARE.COM, INC.

By:
Name:
Title:
Date:

HEMOPHILIA ACCESS, INC.

By:
Name:
Title:
Date:

APEX THERAPEUTIC CARE, INC.

By:
Name:
Title:
Date:

CHS SERVICES, INC.

By:
Name:
Title:
Date:

[Revolving Note Signature Page]

CURATIVE HEALTH SERVICES OF NEW YORK, INC.

By:
Name:
Title:
Date:

OPTIMAL CARE PLUS, INC.

By:
Name:
Title:
Date:

INFINITY INFUSION, LLC

By: Curative Health Services Co., its Sole Member

By:
Name:
Title:
Date:

INFINITY INFUSION II, LLC

By: Curative Health Services Co., its Sole Member

By:
Name:
Title:
Date:

INFINITY INFUSION CARE, LTD.

By: Infinity Infusion II, LLC, its Sole General Partner

By: Curative Health Services Co., the Sole Member of Infinity Infusion II, LLC

By:
Name:
Title:
Date:

MEDCARE, INC.

By:
Name:
Title:
Date:

CURATIVE PHARMACY SERVICES, INC.

By:
Name:
Title:
Date:

CURATIVE HEALTH SERVICES CO.,
a Minnesota corporation formerly known as Curative Health Services, Inc.

By:
Name:
Title:
Date:

CRITICAL CARE SYSTEMS, INC.

By:
Name:
Title:
Date:

EXHIBIT C

to

DEBTOR IN POSSESION CREDIT AGREEMENT

SWINGLINE NOTE

March 30, 2006	New York, New York

$5,000,000.00

FOR VALUE RECEIVED, the undersigned, CURATIVE HEALTH SERVICES, INC., a Minnesota corporation formerly known as Curative Holding Co., EBIOCARE.COM, INC., a Delaware corporation, HEMOPHILIA ACCESS, INC., a Tennessee corporation, APEX THERAPEUTIC CARE, INC., a California corporation, CHS SERVICES, INC., a Delaware corporation, CURATIVE HEALTH SERVICES CO., a Minnesota corporation formerly known as Curative Health Services, Inc., CURATIVE HEALTH SERVICES OF NEW YORK, INC., New York corporation, OPTIMAL CARE PLUS, INC., a Delaware corporation, INFINITY INFUSION, LLC, a Delaware limited liability company, INFINITY INFUSION II, LLC, a Delaware limited liability company, INFINITY INFUSION CARE, LTD., a Texas limited partnership, MEDCARE, INC., a Delaware corporation, CURATIVE PHARMACY SERVICES, INC., a Delaware corporation, and CRITICAL CARE SYSTEMS, INC., a Delaware corporation (collectively, the “Borrowers”) HEREBY JOINTLY AND SEVERALLY PROMISE TO PAY to the order of GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (“Swingline Lender”) at the offices of Swingline Lender at 201 Long Ridge Road, Stamford, Connecticut 06927, or at such other place as Swingline Lender may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of FIVE MILLION Dollars ($5,000,000) or, if less, the aggregate unpaid amount of all Swingline Advances made to the undersigned under the Credit Agreement (as hereinafter defined). Borrowers further promise to pay interest on the outstanding unpaid principal amount hereof from the date hereof until payment in full at the rate or rates from time to time applicable to the Swingline Advances as determined in accordance with the Credit Agreement. All capitalized terms used but not otherwise defined herein have the meanings given to them in Section 1.1 of the Credit Agreement.

This Swingline Note is issued pursuant to that certain Debtor in Possession Credit Agreement dated as of March 30, 2006 by and among Borrowers, the other Persons named therein as Credit Parties, Agent, Swingline Lender and the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”), and is entitled to the benefit and security of the Credit Agreement, the Borrower Security Agreement and all of the other Loan Documents. Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid.

The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement, the terms of which are hereby incorporated herein by reference. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement.

If any payment on this Swingline Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

Upon and after the occurrence of any Event of Default, the entire principal amount of this Swingline Note, together with an accrued interest thereon, may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

Time is of the essence of this Swingline Note. Except as expressly required in the Credit Agreement, demand, presentment, protest and notice of nonpayment and protest are hereby waived by Borrowers. Borrowers further agree, subject only to any limitation imposed by applicable law, to pay all expenses, including attorneys’ fees and legal expenses, incurred by Swingline Lender and Agent in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

THIS SWINGLINE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. Whenever possible each provision of this Swingline Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provisions of this Swingline Note shall be prohibited by or invalid under applicable law, such provisions shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Swingline Note. Whenever in this Swingline Note reference is made to Agent, Swing1ine Lender or Borrowers, such reference shall be deemed to include, as applicable, a reference to their respective permitted successors and assigns and in the case of Swingline Lender, any financial institution to which it has sold or assigned all or any part of its interest in the Swingline Loan or in its commitment to make the Swingline Advances as permitted by the Credit Agreement. The provisions of this Swingline Note shall be binding upon and inure to the benefit of such successors and assigns, except that no Borrower may assign its rights or obligations. Borrowers’ successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for any Borrower.

[Remainder of page intentionally left blank; signature pages follow]

CURATIVE HEALTH SERVICES, INC.,
a Minnesota corporation formerly known as Curative Holding Co.

By:
Name:
Title:
Date:

EBIOCARE.COM, INC.

By:
Name:
Title:
Date:

HEMOPHILIA ACCESS, INC.

By:
Name:
Title:
Date:

APEX THERAPEUTIC CARE, INC.

By:
Name:
Title:
Date:

CHS SERVICES, INC.

By:
Name:
Title:
Date:

[Swingline Note Signature Page]

CURATIVE HEALTH SERVICES OF NEW YORK, INC.

By:
Name:
Title:
Date:

OPTIMAL CARE PLUS, INC.

By:
Name:
Title:
Date:

INFINITY INFUSION, LLC

By: Curative Health Services Co., its Sole Member

By:
Name:
Title:
Date:

INFINITY INFUSION II, LLC

By: Curative Health Services Co., its Sole Member

By:
Name:
Title:
Date:

INFINITY INFUSION CARE, LTD.

By: Infinity Infusion II, LLC, its Sole General Partner

By: Curative Health Services Co., the Sole Member of Infinity Infusion II, LLC

By:
Name:
Title:
Date:

MEDCARE, INC.

By:
Name:
Title:
Date:

CURATIVE PHARMACY SERVICES, INC.

By:
Name:
Title:
Date:

CURATIVE HEALTH SERVICES CO.,
a Minnesota corporation formerly known as Curative Health Services, Inc.

By:
Name:
Title:
Date:

CRITICAL CARE SYSTEMS, INC.

By:
Name:
Title:
Date:

EXHIBIT D-1

to

DEBTOR IN POSSESSION

CREDIT AGREEMENT

NOTICE OF BORROWING

Reference is made to that certain Debtor in Possession Credit Agreement, dated as of March       , 2006, by and among the undersigned (“Borrower Representative”), the other Persons signatory thereto from time to time as Borrowers, General Electric Capital Corporation, a Delaware corporation, as agent (“Agent”), the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”). All capitalized terms used but not otherwise defined herein have the meanings given to them in Section 1.1 of the Credit Agreement.

Borrower Representative hereby gives irrevocable notice, pursuant to Section 2.3(a) of the Credit Agreement, of its request for an Advance to be made on                                     (the “Borrowing Date”) in the aggregate principal amount of $                     , to be made as [a Base Rate Loan] [a LIBOR Loan having LIBOR Period of [          ] month(s)].

In order to induce the Lenders to make the Advance(s) requested hereby, Borrowers hereby represent and warrant as of the date of this Notice of Borrowing that:

(i) all of the conditions precedent contained in Section 3.2 of the Credit Agreement have been satisfied on and as of the date hereof, and will continue to be satisfied on and as of the date of the Advance(s) requested hereby, before and after giving effect thereto and to the application of the proceeds therefrom;

(ii) all of the representations and warranties contained in Article IV of the Credit Agreement are true on and as of the date of this Notice of Borrowing and will be true in all material respects on and as of the applicable Borrowing Date with the same effect as if such representations and warranties had been made on and as of the date of this Notice of Borrowing or on and as of the applicable Borrowing Date, as the case may be, except to the extent that such representations and warranties are expressly stated to by made as of an earlier date, in which case they shall be true as of such earlier date;

(iii) no Default or Event of Default has occurred and is continuing on the date of this Notice of Borrowing or will have occurred and be continuing on the applicable Borrowing Date, or will result from the Advance(s) requested in this Notice of Borrowing; and

IN WITNESS WHEREOF, Borrower Representative has caused this Notice of Borrowing to be executed and delivered by its duly authorized representative as of the date set forth below.

Dated:

CURATIVE HEALTH SERVICES, INC.,
a Minnesota corporation formerly known
as Curative Health Services Co.,
individually and as Borrower
Representative

By:
Name:
Title:

2

EXHIBIT D-2

to

DEBTOR IN POSSESSION

CREDIT AGREEMENT

NOTICE OF SWINGLINE BORROWING

Reference is made to that certain Debtor in Possession Credit Agreement, dated as of March    , 2006, by and among the undersigned (“Borrower Representative”), the other Persons signatory thereto from time to time as Borrowers, General Electric Capital Corporation, a Delaware corporation, as agent (“Agent”), the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”). All capitalized terms used but not otherwise defined herein have the meanings given to them in Section 1.1 of the Credit Agreement.

Borrower Representative hereby gives irrevocable notice, pursuant to Section 2.6(b) of the Credit Agreement, of its request for a Swingline Advance to be made on                                  (the “Borrowing Date”) in the aggregate principal amount of $                , to be made as a Base Rate Loan.

In order to induce the Swingline Lenders to make the Swingline Advance(s) requested hereby, Borrower Representative hereby represents and warrants as of the date of this Notice of Borrowing that:

(i) all of the conditions precedent contained in Section 3.4 of the Credit Agreement have been satisfied on and as of the date hereof, and will continue to be satisfied on and as of the date of the Swingline Advance(s) requested hereby, before and after giving effect thereto and to the application of the proceeds therefrom;

(ii) all of the representations and warranties contained in Article IV of the Credit Agreement are true on and as of the date of this Notice of Swingline Borrowing and will be true in all material respects on and as of the applicable Borrowing Date with the same effect as if such representations and warranties had been made on and as of the date of this Notice of Swingline Borrowing or on and as of the applicable Borrowing Date, as the case may be, except to the extent that such representations and warranties are expressly stated to be made as of an earlier date, in which case they shall be true as of such earlier date; and

(iii) no Default or Event of Default has occurred and is continuing on the date of this Notice of Borrowing or will have occurred and be continuing on the applicable Borrowing Date, or will result from the Advance(s) requested in this Notice of Swingline Borrowing.

IN WITNESS WHEREOF, Borrower Representative has caused this Notice of Swingline Borrowing to be executed and delivered by its duly authorized representative as of the date set forth below.

Dated:

CURATIVE HEALTH SERVICES, INC.,
a Minnesota corporation formerly known
as Curative Health Services Co.,
individually and as Borrower
Representative

By:
Name:
Title:

EXHIBIT E

to

CREDIT AGREEMENT

BORROWER SECURITY AGREEMENT

BORROWER SECURITY AGREEMENT (together with all amendments, supplements and modifications, if any, from time to time hereto, this “Security Agreement”), dated as of March 30, 2006, by and among CURATIVE HEALTH SERVICES, INC. a Minnesota corporation, CURATIVE HEALTH SERVICES CO. a Minnesota corporation, EBIOCARE.COM, INC., a Delaware corporation, HEMOPHILIA ACCESS, INC., a Tennessee corporation, APEX THERAPEUTIC CARE, INC., a California corporation, CHS SERVICES, INC., a Delaware corporation, CURATIVE HEALTH SERVICES OF NEW YORK, INC., a New York corporation, OPTIMAL CARE PLUS, INC., a Delaware corporation, INFINITY INFUSION, LLC, a Delaware limited liability company, INFINITY INFUSION II, LLC, a Delaware limited liability company, INFINITY INFUSION CARE, LTD., a Texas limited partnership, MEDCARE, INC., a Delaware corporation, CURATIVE PHARMACY SERVICES, INC., a Delaware corporation, CRITICAL CARE SYSTEMS, INC., a Delaware corporation (collectively, the “Grantors”), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, individually and in its capacity as Agent for Lenders (“Agent”).

W I T N E S S T H:

WHEREAS, pursuant to that certain Debtor in Possession Credit Agreement, dated as of the date hereof, by and among Grantors, the other Credit Parties signatory thereto, Agent and Lenders (including all annexes, exhibits and schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”), Lenders have, subject to certain terms and conditions, agreed to make the Loans and to incur L/C Obligations on behalf of Grantors;

WHEREAS, in order to induce Agent and Lenders to enter into the Credit Agreement and other Loan Documents and to induce Lenders to make the Loans and to incur L/C Obligations as provided for in the Credit Agreement, Grantors have agreed to grant a continuing Lien on the Collateral (as hereinafter defined) to secure the Obligations;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                       DEFINED TERMS.

Capitalized terms used in this Security Agreement shall have the meanings ascribed to them in this Section 1 unless the context indicates otherwise.  All capitalized terms used but not otherwise defined herein have the meanings given to them in
Section 1.1

of the Credit Agreement.  Any other terms contained in this Security Agreement not defined in this Security Agreement or the Credit Agreement have the meanings provided for by the Code to the extent the same are used or defined therein.

(a)                                  “Accounts” means all “accounts,” as such term is defined in the Code, now owned or hereafter acquired by any Grantor, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, or Instruments), (including any such obligations that may be characterized as an account or contract right under the Code), (b) all of each Grantor’s rights in, to and under all purchase orders or receipts for goods or services, (c) all of each Grantor’s rights to any goods represented by any of the foregoing (including unpaid sellers’ rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all rights to payment due to any Grantor for property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by such Grantor or in connection with any other transaction (whether or not yet earned by performance on the part of such Grantor), (e) all health care insurance receivables and (f) all collateral security of any kind, given by any Account Debtor or any other Person with respect to any of the foregoing.

(b)                                 “Chattel Paper” means any “chattel paper,” as such term is defined in the Code, including electronic chattel paper, now owned or hereafter acquired by any Grantor.

(c)                                  “Code” means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided, that to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent’s or any Lender’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

(d)                                 “Contracts” means all “contracts,” as such term is defined in the Code, now owned or hereafter acquired by any Grantor, in any event, including all contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Grantor may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

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(e)                                  “Control Letter” means a letter agreement between Agent and (i) the issuer of uncertificated securities with respect to uncertificated securities in the name of any Grantor, (ii) a securities intermediary with respect to securities, whether certificated or uncertificated, securities entitlements and other financial assets held in a securities account in the name of any Grantor, (iii) a futures commission merchant or clearing house, as applicable, with respect to commodity accounts and commodity contracts held by any Grantor, whereby, among other things, the issuer, securities intermediary or futures commission merchant disclaims (or subordinates in a manner satisfactory to Agent in its sole discretion) any security interest in the applicable financial assets, acknowledges the Lien of Agent, on behalf of itself and Lenders, on such financial assets, and agrees to follow the instructions or entitlement orders of Agent without further consent by the affected Grantor.

(f)                                    “Copyright License” means any and all rights now owned or hereafter acquired by any Grantor under any written agreement granting any right to use any Copyright or Copyright registration.

(g)                                 “Copyrights” means all of the following now owned or hereafter adopted or acquired by any Grantor: (a) all copyrights and General Intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

(h)                                 “Deposit Accounts” means all “deposit accounts” as such term is defined in the Code, now or hereafter held in the name of any Grantor.

(i)                                     “Documents” means all “documents,” as such term is defined in the Code, now owned or hereafter acquired by any Grantor, wherever located.

(j)                                     “Equipment” means all “equipment,” as such term is defined in the Code, now owned or hereafter acquired by any Grantor, wherever located and, in any event, including all such Grantor’s machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment, including embedded software and peripheral equipment and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

(k)                                  “Fixtures” means all “fixtures” as such term is defined in the Code, now owned or hereafter acquired by any Grantor.

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(l)                                     “General Intangibles” means all “general intangibles,” as such term is defined in the Code, now owned or hereafter acquired by any Grantor, including all right, title and interest that such Grantor may now or hereafter have in or under any Contract, all payment intangibles, customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged Stock and Investment Property, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Grantor or any computer bureau or service company from time to time acting for such Grantor.

(m)                               “Goods” means all “goods” as defined in the Code, now owned or hereafter acquired by any Grantor, wherever located, including embedded software to the extent included  in “goods” as defined in the Code, manufactured homes, standing timber that is cut and removed for sale and unborn young of animals.

(n)                                 “Indemnified Person” means each of Agent, Lenders and their respective Affiliates, and each such Person’s respective officers, directors, employees, attorneys, agents and representatives.

(o)                                 “Instruments” means all “instruments,” as such term is defined in the Code, now owned or hereafter acquired by any Grantor, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

(p)                                 “Intellectual Property” means any and all Licenses, Patents, Copyrights, Trademarks, and the goodwill associated with such Trademarks.

(q)                                 “Inventory” means all “inventory,” as such term is defined in the Code, now owned or hereafter acquired by any Grantor, wherever located, and in any event including inventory, merchandise, goods and other personal property that are held by or on behalf of any Grantor for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, finished goods, returned goods, or materials or supplies of any kind, nature or description used or

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consumed or to be used or consumed in such Grantor’s business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.

(r)                                    “Investment Property” means all “investment property” as such term is defined in the Code now owned or hereafter acquired by any Grantor, wherever located, including (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of any Grantor, including the rights of any Grantor to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts of any Grantor; (iv) all commodity contracts of any Grantor; and (v) all commodity accounts held by any Grantor.

(s)                                  “Letter-of-Credit Rights” means “letter-of-credit rights” as such term is defined in the Code, now owned or hereafter acquired by any Grantor, including rights to payment or performance under a letter of credit, whether or not such Grantor, as beneficiary, has demanded or is entitled to demand payment or performance.

(t)                                    “License” means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by any Grantor.

(u)                                 “Patent License” means rights under any written agreement now owned or hereafter acquired by any Grantor granting any right with respect to any invention on which a Patent is in existence.

(v)                                 “Patents” means all of the following in which any Grantor now holds or hereafter acquires any interest: (a) all letters patent of the United States or of any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or of any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State, or any other country, and (b) all reissues, continuations, continuations-in-part or extensions thereof.

(w)                               “Proceeds” means “proceeds,” as such term is defined in the Code, including (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Grantor from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of governmental authority), (c) any claim of any Grantor against third parties (i) for past, present or future infringement of any Patent or Patent License, or (ii) for past, present or future infringement or dilution of any Copyright, Copyright License, Trademark or Trademark License, or for injury to the goodwill associated with any Trademark or Trademark License, (d) any recoveries by any Grantor

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against third parties with respect to any litigation or dispute concerning any of the Collateral including claims arising out of the loss or nonconformity of, interference with the use of, defects in, or infringement of rights in, or damage to, Collateral, (e) all amounts collected on, or distributed on account of, other Collateral, including dividends, interest, distributions and Instruments with respect to Investment Property and pledged Stock, and (f) any and all other amounts, rights to payment or other property acquired upon the sale, lease, license, exchange or other disposition of Collateral and all rights arising out of Collateral.

(x)                                   “Software” means all “software” as such term is defined in the Code, now owned or hereafter acquired by any Grantor, other than software embedded in any category of Goods, including all computer programs and all supporting information provided in connection with a transaction related to any program.

(y)                                 “Supporting Obligations” means all “supporting obligations” as such term is defined in the Code, including letters of credit and guaranties issued in support of Accounts, Chattel Paper, Documents, General Intangibles, Instruments, or Investment Property.

(z)                                   “Termination Date” means the date on which (a) the Loans have been indefeasibly repaid in full in cash, (b) all other Obligations under the Credit Agreement and the other Loan Documents have been completely discharged, (c) all L/C Obligations have been cash collateralized, canceled or backed by standby letters of credit in accordance with Section 2.5 of the Credit Agreement, and (d) Borrower shall not have any further right to borrow any monies under the Credit Agreement.

(aa)                            “Trademark License” means rights under any written agreement now owned or hereafter acquired by any Grantor granting any right to use any Trademark.

(bb)                          “Trademarks” means all of the following now owned or hereafter existing or adopted or acquired by any Grantor: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

(cc)                            “Uniform Commercial Code jurisdiction” means any jurisdiction that has adopted all or substantially all of Article 9 as contained in the 2000 Official Text of the Uniform Commercial Code, as recommended by the National Conference of Commissioners on Uniform State Laws and the American Law Institute, together with any subsequent amendments or modifications to the Official Text.

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2.                                       GRANT OF LIEN.

(a)                                  To secure the prompt and complete payment, performance and observance of all of the Obligations, each Grantor hereby grants, assigns, conveys, mortgages, pledges, hypothecates and transfers, to Agent, for itself and the benefit of Lenders, a Lien upon all of their right, title and interest in, to and under all personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of Grantors (including under any trade names, styles or derivations thereof), and whether owned or consigned by or to, or leased from or to, Grantors, and regardless of where located (all of which being hereinafter collectively referred to as the “Collateral”), including:

i.                                          all Accounts;

ii.                                       all Chattel Paper;

iii.                                    all Documents;

iv.                                   all General Intangibles (including payment intangibles and Software);

v.                                      all Goods (including Inventory, Equipment and Fixtures);

vi.                                   all Instruments;

vii.                                all Investment Property;

viii.                             all Deposit Accounts of such Grantor, including all Blocked Accounts, Government Receivables Deposit Accounts, Concentration Accounts, Disbursement Accounts, and all other bank accounts and all deposits therein;

ix.                                     all money, cash or cash equivalents of such Grantor;

x.                                        all Supporting Obligations and Letter-of-Credit Rights of such Grantor;

xi.                                     all commercial tort claims of such Grantor;

xii.                                  all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the Collateral described in clauses (i) through (xi) above or are otherwise necessary or helpful in the collection thereof or realization thereon; and

xiii.                               to the extent not otherwise included, all Proceeds, tort claims, insurance claims and other rights to payments not otherwise included in the foregoing and products of the foregoing and all accessions to, substitutions and replacements for, and rents and profits of, each of the foregoing.

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Notwithstanding the foregoing, “Collateral” shall not include any Equipment that is (i) leased by any Grantor or any rights of such Grantor under such lease (other than such Grantor’s rights to payment under such lease constituting Accounts or General Intangibles for money due or to become due), or (ii) is subject to a purchase money lien to the extent and only to the extent that such lien is expressly permitted under the Credit Agreement, in each case if and only for so long as the grant of a security interest by such Grantor in such Equipment or lease violates the terms of such lease or, in the case of any purchase money lien on Equipment violates the terms of the financing documents evidencing or securing such purchase money indebtedness; provided that such Grantor shall be deemed to have granted a security interest in such Equipment, and such Equipment shall be included in the Collateral, at such time that such grant no longer violates such lease or, in the case of any purchase money lien on Equipment, the terms of the financing documents evidencing or securing such purchase money indebtedness.

(b)                                 In addition, to secure the prompt and complete payment, performance and observance of the Obligations and in order to induce Agent and Lenders as aforesaid, Grantors hereby grant to Agent, for itself and the benefit of Lenders, a right of setoff against the property of Grantors held by Agent or any Lender, consisting of property described above in Section 2(a) now or hereafter in the possession or custody of or in transit to Agent or any Lender, for any purpose, including safekeeping, collection or pledge, for the account of Grantors, or as to which Grantors may have any right or power.

3.                                       AGENT’S AND LENDERS’ RIGHTS: LIMITATIONS ON AGENT’S AND LENDERS’ OBLIGATIONS.

(a)                                  It is expressly agreed by each Grantor that, anything herein to the contrary notwithstanding, such Grantor shall remain liable under each of its Contracts and each of its Licenses to observe and perform all the conditions and obligations to be observed and performed by it thereunder except where such failure could not reasonably be expected to have a Material Adverse Effect.  Neither Agent nor any Lender shall have any obligation or liability under any Contract or License by reason of or arising out of this Security Agreement or the granting herein of a Lien thereon or the receipt by Agent or any Lender of any payment relating to any Contract or License pursuant hereto.  Neither Agent nor any Lender shall be required or obligated in any manner to perform or fulfill any of the obligations of any Grantor under or pursuant to any Contract or License, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract or License, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(b)                                 Agent may at any time after an Event of Default has occurred and be continuing (or if any rights of set-off (other than set-offs against an Account arising under the Contract giving rise to the same Account) or contra accounts may be asserted with respect to the following), without prior notice to the Grantors, notify Account Debtors and other Persons obligated on the Collateral that Agent has a security interest therein, and that payments shall be made directly to Agent.  Upon the request of Agent, the

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Grantors shall so notify Account Debtors and other Persons obligated on Collateral.  Once any such notice has been given to any Account Debtor or other Person obligated on the Collateral, the Grantors shall not give any contrary instructions to such Account Debtor or other Person without Agent’s prior written consent.

(c)                                  Agent may at any time in Agent’s own name, in the name of a nominee of Agent or in the name of any Grantor communicate (by mail, telephone, facsimile or otherwise) with Account Debtors, parties to Contracts and obligors in respect of Instruments to verify with such Persons, to Agent’s satisfaction, the existence, amount terms of, and any other matter relating to, Accounts, payment intangibles, Instruments or Chattel Paper.  If a Default or Event of Default shall have occurred and be continuing, the Grantors, at their own expense, shall cause the independent certified public accountants then engaged by them to prepare and deliver to Agent and each Lender at any time and from time to time promptly upon Agent’s request the following reports with respect to the Grantors: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) a test verification of such Accounts as Agent may request.  The Grantors, at their own expense, shall deliver to Agent the results of each physical verification, if any, which the Grantors may in their discretion have made, or caused any other Person to have made on its behalf, of all or any portion of their Inventory.

4.                                       REPRESENTATIONS AND WARRANTIES.  Each Grantor represents and warrants that:

(a)                                  Such Grantor has rights in and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder free and clear of any and all Liens other than Permitted Encumbrances;

(b)                                 No effective security agreement, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed (i) by such Grantor in favor of Agent pursuant to this Security Agreement or the other Loan Documents, and (ii) in connection with any other Permitted Encumbrances;

(c)                                  This Security Agreement is effective to create a valid and continuing Lien on and, upon the filing of the appropriate financing statements listed on Schedule I hereto, a perfected Lien in favor of Agent, for itself and the benefit of Lenders, on the Collateral with respect to which a Lien may be perfected by filing pursuant to the Code.  Such Lien is prior to all other Liens, except Permitted Encumbrances that would be prior to Liens in favor of Agent for the benefit of Agent and Lenders as a matter of law, and is enforceable as such as against any and all creditors of and purchasers from such Grantor (other than purchasers and lessees of Inventory in the ordinary course of business and non-exclusive licensees of General Intangibles in the ordinary course of business).  All action by Grantor necessary or desirable to protect and perfect such Lien on each item of the Collateral has been duly taken;

(d)                                 Schedule II hereto lists all Instruments, Letter of Credit Rights and Chattel Paper of such Grantor.  All action by such Grantor necessary or desirable to protect and

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perfect the Lien of Agent on each item set forth on Schedule II (including the delivery of all originals thereof to Agent and the legending of all Chattel Paper as required by Section 5(b) hereof) has been duly taken.  The Lien of Agent, for the benefit of Agent and Lenders, on the Collateral listed on Schedule II hereto is prior to all other Liens, except Permitted Encumbrances that would be prior to the Liens in favor of Agent as a matter of law, and is enforceable as such against any and all creditors of and purchasers from such Grantor;

(e)                                  Such Grantor’s name as it appears in official filings in such Grantor’s state of incorporation or other organization, the type of entity of such Grantor (including corporation, partnership, limited partnership or limited liability company), organizational identification number issued by such Grantor’s state of incorporation or organization or a statement that no such number has been issued, such Grantor’s state of organization or incorporation, the location of such Grantor’s chief executive office, principal place of business, offices, all warehouses and premises where Collateral is stored or located, and the locations of its books and records concerning the Collateral are set forth on Schedule III-A, Schedule III-B, Schedule III-C, Schedule III-D, Schedule III-E, Schedule III-F, Schedule III-G, Schedule III-H, Schedule III-I, Schedule III-J, Schedule III-K and Schedule III-L, Schedule III-M, Schedule III-N or Schedule III-O hereto, as applicable.  Such Grantor has only one state of incorporation or organization;

(f)                                    With respect to the Accounts, except as specifically disclosed in the most recent Collateral Report delivered to Agent (i) they represent bona fide sales of Inventory or rendering of services to Account Debtors in the ordinary course of Grantor’s business and are not evidenced by a judgment, Instrument or Chattel Paper; (ii) there are no setoffs, claims or disputes existing or asserted with respect thereto and Grantor has not made any agreement with any Account Debtor for any extension of time for the payment thereof, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom except a discount or allowance allowed by Grantor in the ordinary course of its business for prompt payment and disclosed to Agent; (iii) to Grantor’s knowledge, there are no facts, events or occurrences which in any way impair the validity or enforceability thereof or could reasonably be expected to reduce the amount payable thereunder as shown on Grantor’s books and records and any invoices, statements and Collateral Reports delivered to Agent and Lenders with respect thereto; (iv) Grantor has not received any notice of proceedings or actions which are threatened or pending against any Account Debtor which might result in any adverse change in such Account Debtor’s financial condition; and (v) Grantor has no knowledge that any Account Debtor is unable generally to pay its debts as they become due.  Further with respect to the Accounts (x) the amounts shown on all invoices, statements and Collateral Reports which may be delivered to the Agent with respect thereto are actually and absolutely owing to Grantor as indicated thereon and are not in any way contingent; (y) no payments have been or shall be made thereon except payments immediately delivered to the applicable Blocked Accounts or the Agent as required pursuant to the terms of Section 6.16 of the Credit Agreement; and (z) to Grantor’s knowledge, all Account Debtors have the capacity to contract;

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(g)                                 With respect to any Inventory scheduled or listed on the most recent Collateral Report delivered to Agent pursuant to the terms of this Security Agreement or the Credit Agreement, (i) such Inventory is located at one of Grantor’s locations set forth on Schedule III hereto, (ii) no Inventory is now, or shall at any time or times hereafter be stored at any other location without Agent’s prior consent, and if Agent gives such consent, Grantor will concurrently therewith obtain, to the extent required by the Credit Agreement, bailee, landlord and mortgagee agreements, (iii) Grantor has good, indefeasible and merchantable title to such Inventory and such Inventory is not subject to any Lien or security interest or document whatsoever except for the Lien granted to Agent, for the benefit of Agent and Lenders, and except for Permitted Encumbrances, (iv) except as specifically disclosed in the most recent Collateral Report delivered to Agent, such Inventory is Eligible Inventory of good and merchantable quality, free from any defects, (v) such Inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties which would require any consent of any third party upon sale or disposition of that Inventory or the payment of any monies to any third party upon such sale or other disposition, and (vi) the completion of manufacture, sale or other disposition of such Inventory by Agent following an Event of Default shall not require the consent of any Person and shall not constitute a breach or default under any contract or agreement to which Grantor is a party or to which such property is subject; and

(h)                                 Such Grantor does not have any interest in, or title to, any Patent, Trademark or Copyright except as set forth in Schedule IV hereto.  This Security Agreement is effective to create a valid and continuing Lien on and, upon filing of the Copyright Security Agreements with the United States Copyright Office, filing of the Patent Security Agreements and the Trademark Security Agreements with the United States Patent and Trademark Office and the filing of appropriate financing statements listed on Schedule I hereto, such Liens in favor of Agent on such Grantor’s Patents, Trademarks and Copyrights will be enforceable and perfected.  Upon filing of the Copyright Security Agreements with the United States Copyright Office, filing of the Patent Security Agreements and the Trademark Security Agreements with the United States Patent and Trademark Office and the filing of appropriate financing statements listed on Schedule I hereto, all action necessary or desirable to protect and perfect Agent’s Lien on such Grantor’s Patents, Trademarks or Copyrights shall have been duly taken; and

(i)                                     All motor vehicles owned by such Grantor are listed on Schedule V hereto, by model, model year and vehicle identification number (“VIN”).  At Agent’s request, such Grantor shall deliver to Agent motor vehicle title certificates for all motor vehicles from time to time owned by it and shall cause those title certificates to be filed (with Agent’s lien noted thereon) in the appropriate state motor vehicle filing office.

5.                                       COVENANTS.  Each Grantor covenants and agrees with Agent, for the benefit of Agent and Lenders, that from and after the date of this Security Agreement and until the Termination Date:

(a)                                  Further Assurances: Pledge of Instruments; Chattel Paper.

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i.                                          At any time and from time to time, upon the written request of Agent and at the sole expense of the Grantors, each Grantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further actions as may be necessary or as Agent may reasonably request to obtain the full benefits of this Security Agreement and of the rights and powers herein granted, including (A) using its best efforts to secure all consents and approvals necessary or appropriate for the assignment to or for the benefit of Agent of any License or Contract held by any Grantor and to enforce the security interests granted hereunder and (B) filing any financing or continuation statements under the Code with respect to the Liens granted hereunder or under any other Loan Document as to those jurisdictions that are not Uniform Commercial Code jurisdictions.

ii.                                       Unless Agent shall otherwise consent in writing (which consent may be revoked), each Grantor shall deliver to Agent all Collateral consisting of negotiable Documents, certificated securities, Chattel Paper and Instruments (in each case, accompanied by stock powers, allonges or other instruments of transfer executed in blank) promptly after such Grantor receives the same.

iii.                                    Each Grantor shall, to the extent required by the Credit Agreement, obtain or use its best efforts to obtain waivers or subordinations of Liens from landlords and mortgagees, and each Grantor shall in all instances obtain signed acknowledgements of Agent’s Liens from bailees having possession of Grantor’s Goods that they hold for the benefit of Agent.

iv.                                   If required by the terms of the Credit Agreement and not waived by Agent in writing (which waiver may be revoked), Grantor shall obtain authenticated Control Letters from each issuer of uncertificated securities, securities intermediary, or commodities intermediary issuing or holding any financial assets or commodities to or for Grantor.

v.                                      In accordance with Section 6.16 of the Credit Agreement, Grantor shall obtain a blocked account, lockbox or similar agreement with each bank or financial institution holding a Deposit Account for Grantor.

vi.                                   Grantor that is or becomes the beneficiary of a letter of credit shall promptly after becoming a beneficiary, notify Agent thereof and enter into a tri-party agreements with Agent and the issuer and/or confirmation bank with respect to Letter-of-Credit Rights assigning such Letter-of-Credit Rights to Agent and directing all payments thereunder to the Collection Account, all in form and substance reasonably satisfactory to Agent.

vii.                                Each Grantor shall take all steps necessary to grant the Agent control of all electronic chattel paper in accordance with the Code and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

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viii.                             Each Grantor hereby irrevocably authorizes the Agent at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of such Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Code or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor, and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates.  Each Grantor agrees to furnish any such information to the Agent promptly upon request.  Grantor also ratifies its authorization for the Agent to have filed in any Uniform Commercial Code jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

ix.                                     Each Grantor shall, promptly, and in any event within two (2) Business Days after the same is acquired by it, notify Agent of any commercial tort claim (as defined in the Code) acquired by it and unless otherwise consented by Agent, such Grantor shall enter into a supplement to this Security Agreement, granting to Agent a Lien in such commercial tort claim.

(b)                                 Maintenance of Records.  Each Grantor shall keep and maintain, at its own cost and expense, satisfactory and complete records of the Collateral, including a record of any and all payments received and any and all credits granted with respect to the Collateral and all other dealings with the Collateral.  Each Grantor shall mark its books and records pertaining to the Collateral to evidence this Security Agreement and the Liens granted hereby.  If any Grantor retains possession of any Chattel Paper or Instruments with Agent’s consent, such Chattel Paper and Instruments shall be marked with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of General Electric Capital Corporation, as Agent, for the benefit of Agent and certain Lenders.”

(c)                                  Covenants Regarding Patent, Trademark and Copyright Collateral.

i.                                          Each Grantor shall notify Agent as soon as possible, but in any event within two (2) Business Days if it knows or has reason to know that any application or registration relating to any Patent, Trademark or Copyright (now or hereafter existing) may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding Grantor’s ownership of any Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same unless such Grantor shall determine

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that such Patent, Trademark or Copyright is not material to the conduct of its business.

ii.                                       In no event shall any Grantor, either itself or through any agent, employee, licensee or designee, file an application for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency without giving Agent prior written notice thereof, and, upon request of Agent, such Grantor shall execute and deliver any and all Patent Security Agreements, Copyright Security Agreements or Trademark Security Agreements as Agent may request to evidence Agent’s Lien on such Patent, Trademark or Copyright, and the General Intangibles of Grantor relating thereto or represented thereby.

iii.                                    Each Grantor shall take all actions necessary or reasonably requested by Agent to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of the Patents, Trademarks and Copyrights (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings, unless such Grantor shall reasonably determine that such Patent, Trademark or Copyright is not material to the conduct of its business.

iv.                                   In the event that any of the Patent, Trademark or Copyright Collateral is infringed upon, or misappropriated or diluted by a third party, each Grantor shall, unless such Grantor shall reasonably determine that such Patent, Trademark or Copyright Collateral is not material to the conduct of its business or operations, promptly take action to protect such Patent, Trademark or Copyright Collateral (including, but not limited to, suing for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution), and shall take such other actions as Agent shall reasonably deem appropriate under the circumstances to protect such Patent, Trademark or Copyright Collateral.

(d)                                 Indemnification.  In any suit, proceeding or action brought by Agent or any Lender relating to any Collateral for any sum owing with respect thereto or to enforce any rights or claims with respect thereto, the Grantors will save, indemnify and keep Agent and Lenders harmless from and against all expense (including reasonable attorneys’ fees and expenses), loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the Account Debtor or other Person obligated on the Collateral, arising out of a breach by any Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from any Grantor, except in the case of Agent or any Lender, to the extent such expense, loss, or damage is attributable solely to the gross negligence or willful misconduct of Agent or such Lender as finally determined by a court of competent jurisdiction.  An indemnitee under this
Section 5(d) shall endeavor to notify the Borrower Representative of any event requiring

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indemnification within ten (10) Business Days following such indemnitee’s receipt of notice of commencement of any action or proceeding, or such indemnitee’s obtaining knowledge of the occurrence of any event, giving rise to a claim for indemnification hereunder, provided that the failure to give such notice shall not invalidate or otherwise impair the rights of the indemnitee to indemnification under this Section 5(d) or result in any liability of such indemnitee, the Agent or any Lender to any Credit Party or any other Person.  All such obligations of the Grantors shall be and remain enforceable against and only against Grantor and shall not be enforceable against Agent or any Lender.

(e)                                  Compliance with Terms of Accounts, etc.  In all material respects, Grantor will perform and comply with all obligations in respect of the Collateral and all other agreements to which it is a party or by which it is bound relating to the Collateral.

(f)                                    Limitation on Liens on Collateral.  Grantor will not create, permit or suffer to exist, and each Grantor will defend the Collateral against, and take such other action as is necessary to remove, any Lien on the Collateral except Permitted Encumbrances, and will defend the right, title and interest of Agent and Lenders in and to any of such Grantor’s rights under the Collateral against the claims and demands of all Persons whomsoever, other than holders of Permitted Encumbrances.

(g)                                 Limitations on Disposition.  No Grantor will sell, license, lease, transfer or otherwise dispose of any of the Collateral, or attempt or contract to do so, except as permitted by the Credit Agreement.

(h)                                 Further Identification of Collateral.  Each Grantor will, if so requested by Agent, furnish to Agent, as often as Agent reasonably requests, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Agent may reasonably request, all in such detail as Agent may reasonably specify.

(i)                                     Notices.  Each Grantor will advise Agent promptly, in reasonable detail, (i) of any Lien (other than Permitted Encumbrances) or claim made or asserted against any of the Collateral, and (ii) of the occurrence of any other event which would have a Material Adverse Effect on the aggregate value of the Collateral or on the Liens created hereunder or under any other Loan Document.

(j)                                     Good Standing Certificates.  Not more frequently than once during each calendar quarter, Grantor shall, unless Agent shall otherwise consent, provide to Agent a certificate of good standing from its state of incorporation or organization.

(k)                                  No Reincorporation.  Except for the reorganization expressly described in and permitted under the Credit Agreement in connection with the Permitted Restructuring, Grantor shall not reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated or organized as of the date hereof without the prior written consent of Agent.

(l)                                     Terminations; Amendments Not Authorized.  Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement

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with respect to any financing statement without the prior written consent of Agent and agrees that it will not do so without the prior written consent of Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the Code.

(m)                               Authorized Terminations.  Upon payment in full in cash and performance of all of the Obligations (other than indemnification Obligations), termination of the Commitments and a release of all claims against Agent and Lenders, and so long as no suits, actions, proceedings or claims are pending or threatened against any Indemnified Person asserting any damages, losses or liabilities that are indemnified liabilities under Section 9.2 of the Credit Agreement, Agent shall, at the Grantors’ expense, promptly deliver to the Grantors or authorize the Grantors to prepare and file termination statements, mortgage releases and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations.

(n)                                 Federal Claims.  Each Grantor shall notify Agent of any Collateral (other than Government Accounts) which constitutes a claim against the United States government or any instrumentality or agency thereof, the assignment of which claim is restricted by federal law.  Upon the request of Agent, such Grantor shall take such steps as may be necessary to comply with any applicable federal assignment of claims laws and other comparable laws.

(o)                                 Hot Goods.  None of the Inventory of any Grantor has been or will be produced in violation of any provision of the Fair Labor Standards Act of 1938, as amended, or in violation of any other law.

6.                                       AGENT’S APPOINTMENT AS ATTORNEY-IN-FACT.

On the Closing Date, each Grantor shall execute and deliver to Agent a power of attorney (the “Power of Attorney”) substantially in the form attached hereto as Exhibit A.  The power of attorney granted pursuant to the Power of Attorney is a power coupled with an interest and shall be irrevocable until the Termination Date.  The powers conferred on Agent, for the benefit of Agent and Lenders, under the Power of Attorney are solely to protect Agent’s interests (for the benefit of Agent and Lenders) in the Collateral and shall not impose any duty upon Agent or any Lender to exercise any such powers.  Agent agrees that (a) except for the powers granted in clause (h) of the Power of Attorney, it shall not exercise any power or authority granted under the Power of Attorney unless an Event of Default has occurred and is continuing, and (b) Agent shall account for any moneys received by Agent in respect of any foreclosure on or disposition of Collateral pursuant to the Power of Attorney provided that none of Agent or any Lender shall have any duty as to any Collateral, and Agent and Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers.  NONE OF AGENT, LENDERS OR THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL BE RESPONSIBLE TO ANY GRANTOR FOR ANY ACT OR FAILURE TO ACT UNDER ANY POWER OF ATTORNEY OR OTHERWISE, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A

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COURT OF COMPETENT JURISDICTION, NOR FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

7.                                       REMEDIES:  RIGHTS UPON DEFAULT.

(a)                                  In addition to all other rights and remedies granted to it under this Security Agreement, the Credit Agreement, the other Loan Documents and under any other instrument or agreement securing, evidencing or relating to any of the Obligations, if any Event of Default shall have occurred and be continuing, Agent may exercise all rights and remedies of a secured party under the Code.  Without limiting the generality of the foregoing, each Grantor expressly agrees that in any such event Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon such Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the Code and other applicable law), may forthwith enter upon the premises of such Grantor where any Collateral is located through self-help, without judicial process, without first obtaining a final judgment or giving such Grantor or any other Person notice and opportunity for a hearing on Agent’s claim or action and may collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, license, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at a public or private sale or sales, at any exchange at such prices as it may deem acceptable, for cash or on credit or for future delivery without assumption of any credit risk.  Agent or any Lender shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of Agent and Lenders, the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption such Grantor hereby releases.  Such sales may be adjourned and continued from time to time with or without notice.  Agent shall have the right to conduct such sales on such Grantor’s premises or elsewhere and shall have the right to use such Grantor’s premises without charge for such time or times as Agent deems necessary or advisable.

If any Event of Default shall have occurred and be continuing, each Grantor further agrees, at Agent’s request, to assemble the Collateral and make it available to Agent at a place or places designated by Agent which are reasonably convenient to Agent and such Grantor, whether at such Grantor’s premises or elsewhere.  Until Agent is able to effect a sale, lease, or other disposition of Collateral, Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by Agent.  Agent shall have no obligation to any Grantor to maintain or preserve the rights of such Grantor as against third parties with respect to Collateral while Collateral is in the possession of Agent.  Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of Agent’s remedies (for the benefit of Agent and Lenders), with respect to such appointment without prior notice or hearing as to such appointment.  Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or

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sale to the Obligations as provided in the Credit Agreement, and only after so paying over such net proceeds, and after the payment by Agent of any other amount required by any provision of law, need Agent account for the surplus, if any, to the relevant Grantor.  To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against Agent or any Lender arising out of the repossession, retention or sale of the Collateral except such as arise solely out of the gross negligence or willful misconduct of Agent or such Lender as finally determined by a court of competent jurisdiction.  Each Grantor agrees that ten (10) days prior notice by Agent of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters.  Each Grantor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Obligations, including any attorneys’ fees and other expenses incurred by Agent or any Lender to collect such deficiency.

(b)                                 Except as otherwise specifically provided herein or in the Credit Agreement, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

(c)                                  To the extent that applicable law imposes duties on the Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for the Agent (i) to fail to incur expenses reasonably deemed significant by the Agent to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as such Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Agent against risks of loss, collection or disposition of Collateral or to provide to the Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Agent in the collection or disposition of any of the Collateral.  Each Grantor acknowledges that the purpose of this Section 7(c) is to provide

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non-exhaustive indications of what actions or omissions by the Agent would not be commercially unreasonable in the Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 7(c).  Without limitation upon the foregoing, nothing contained in this Section 7(c) shall be construed to grant any rights to any Grantor or to impose any duties on Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 7(c).

(d)                                 Neither the Agent nor the Lenders shall be required to make any demand upon, or pursue or exhaust any of their rights or remedies against, any Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof.  Neither the Agent nor the Lenders shall be required to marshal the Collateral or any guarantee of the Obligations or to resort to the Collateral or any such guarantee in any particular order, and all of its and their rights hereunder or under any other Loan Document shall be cumulative.  To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Agent or any Lender, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise.

8.                                       GRANT OF LICENSE TO USE INTELLECTUAL PROPERTY COLLATERAL.  For the purpose of enabling Agent to exercise rights and remedies under Section 7 hereof (including, without limiting the terms of Section 7 hereof, in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell or otherwise dispose of Collateral) at such time as Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to Agent, for the benefit of Agent and Lenders, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, license or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

9.                                       LIMITATION ON AGENT’S AND LENDERS’ DUTY IN RESPECT OF COLLATERAL.  Agent and each Lender shall use reasonable care with respect to the Collateral in its possession or under its control.  Neither Agent nor any Lender shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of Agent or such Lender, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

10.                                 REINSTATEMENT.  This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Grantor

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for liquidation or reorganization, should Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

11.                                 NOTICES.  Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Security Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in the Credit Agreement.

12.                                 SEVERABILITY.  Whenever possible, each provision of this Security Agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Security Agreement.  This Security Agreement is to be read, construed and applied together with the Credit Agreement and the other Loan Documents which, taken together, set forth the complete understanding and agreement of Agent, Lenders and each Grantor with respect to the matters referred to herein and therein.

13.                                 NO WAIVER; CUMULATIVE REMEDIES.  Neither Agent nor any Lender shall by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by Agent and then only to the extent therein set forth.  A waiver by Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Agent would otherwise have had on any future occasion.  No failure to exercise nor any delay in exercising on the part of Agent or any Lender, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law.  None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Agent and the Grantors.

14.                                 LIMITATION BY LAW.  All rights, remedies and powers provided in

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this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

15.                                 TERMINATION OF THIS SECURITY AGREEMENT.  Subject to Section 10 hereof, this Security Agreement shall terminate upon the Termination Date.

16.                                 SUCCESSORS AND ASSIGNS.  This Security Agreement and all obligations of each Grantor hereunder shall be binding upon the successors and assigns of such Grantor and shall, together with the rights and remedies of Agent, for the benefit of Agent and Lenders, hereunder, inure to the benefit of Agent and Lenders, all future holders of any instrument evidencing any of the Obligations and their respective successors and assigns.  No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to Agent, for the benefit of Agent and Lenders, hereunder.  No Grantor may assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Security Agreement except for such transfers and assignments to other Credit Parties to the extent expressly permitted in the Credit Agreement in connection with the Permitted Restructuring.

17.                                 COUNTERPARTS.  This Security Agreement may be authenticated in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.  This Security Agreement may be authenticated by manual signature, facsimile or, if approved in writing by Agent, electronic means, all of which shall be equally valid.

18.                                 GOVERNING LAW.  THIS SECURITY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.  GRANTORS AND AGENT HEREBY SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES BANKRUPTCY COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  EACH GRANTOR AND AGENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  EACH OF THE PARTIES HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.3 OF THE CREDIT AGREEMENT.  NOTHING IN THIS SECURITY AGREEMENT WILL AFFECT THE RIGHT OF

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ANY PARTY TO THIS SECURITY AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

19.                                 WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY AND TO THE FULLEST EXTENT PERMITTED BY LAW WAIVES ANY RIGHTS THAT IT MAY HAVE TO CLAIM OR RECEIVE CONSEQUENTIAL OR SPECIAL DAMAGES IN CONNECTION WITH ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

20.                                 SECTION TITLES.  The Section titles contained in this Security Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

21.                                 NO STRICT CONSTRUCTION.  The parties hereto have participated jointly in the negotiation and drafting of this Security Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Security Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Security Agreement.

22.                                 ADVICE OF COUNSEL.  Each of the parties represents to each other party hereto that it has discussed this Security Agreement and, specifically, the provisions of Section 18 and Section 19, with its counsel.

23.                                 BENEFIT OF LENDERS.  All Liens granted or contemplated hereby shall be for the benefit of Agent, individually, and Lenders, and all proceeds or payments realized from Collateral in accordance herewith shall be applied to the Obligations in accordance with the terms of the Credit Agreement.

[Remainder of page intentionally left blank; signature pages follow]

22

IN WITNESS WHEREOF, each of the parties hereto has caused this Borrower Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

BORROWERS:

CURATIVE HEALTH SERVICES, INC.

By:
Name:
Title:

EBIOCARE.COM, INC.

By:
Name:
Title:

HEMOPHILIA ACCESS, INC.

By:
Name:
Title:

APEX THERAPEUTIC CARE, INC.

By:
Name:
Title:

CHS SERVICES, INC.

By:
Name:
Title:

[Signature Page to Borrower Security Agreement]

CURATIVE HEALTH SERVICES OF NEW YORK, INC.

By:
Name:
Title:

OPTIMAL CARE PLUS, INC.

By:
Name:
Title:

INFINITY INFUSION, LLC

By: Curative Health Services Co., its Sole Member

By:
Name:
Title:

INFINITY INFUSION II, LLC

By: Curative Health Services Co., its Sole Member

By:
Name:
Title:

24

INFINITY INFUSION CARE, LTD.

By: Infinity Infusion II, LLC, its Sole General Partner

By: Curative Health Services Co., the Sole Member of Infinity Infusion II, LLC

By:
Name:
Title:

MEDCARE, INC.

By:
Name:
Title:

CURATIVE PHARMACY SERVICES, INC.

By:
Name:
Title:

CRITICAL CARE SYSTEMS, INC.

By:
Name:
Title:

CURATIVE HEALTH SERVICES CO.

By:
Name:
Title:

25

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent

By:
Name:
Title:

26

SCHEDULE I

to

SECURITY AGREEMENT

FILING JURISDICTIONS

i.

Curative Health Services, Inc.

Minnesota

ii.

eBioCare.com, Inc.:

Delaware

iii.

Hemophilia Access, Inc.

Tennessee

iv.

Apex Therapeutic Care, Inc.

California

v.

CHS Services, Inc.

Delaware

vi.

Curative Health Services of New York, Inc.

New York

vii.

Infinity Infusion, LLC

Delaware

viii.

Infinity Infusion II, LLC

Delaware

ix.

Optimal Care Plus, Inc.

Delaware

x.

Infinity Infusion Care, Ltd.

Texas

xi.

MedCare, Inc.

Delaware

xii.

Curative Pharmacy Services, Inc.

Delaware

xiii.

Critical Care Systems, Inc

Delaware

xiv.

Curative Health Services Co.

Minnesota

SCHEDULE II

to

SECURITY AGREEMENT

INSTRUMENTS

CHATTEL PAPER

AND

LETTER OF CREDIT RIGHTS

[None.]

SCHEDULE III-A

to

SECURITY AGREEMENT

SCHEDULE OF OFFICES, LOCATIONS OF COLLATERAL

AND RECORDS CONCERNING BORROWER’S COLLATERAL

I.	Grantor’s official name: Curative Health Services, Inc.

II.	Type of entity: Corporation

III.	Organizational identification number issued by Grantor’s state of incorporation:

MN 12S-385

IV.	State or Incorporation of Borrower: Minnesota

V.	Chief Executive Office/Corporate Office and principal place of business of Borrower:

61 Spit Brook Road
Nashua, NH 03060

VI.	Warehouses and Other Premises at which Collateral is Stored or Located:

61 Spit Brook Road
Nashua, NH 03060

VII. Locations of Records Concerning Collateral:

(see V. and VI. above and Schedule III-O below)

SCHEDULE III-B

to

SECURITY AGREEMENT

SCHEDULE OF OFFICES, LOCATIONS OF COLLATERAL

AND RECORDS CONCERNING EBIOCARE.COM, INC.’S COLLATERAL

I.                                         Grantor’s official name:                     eBioCare.com, Inc.

II.                                     Type of entity:                                                                 Corporation

III.                                 Organizational identification number issued by Grantor’s state of incorporation:

DE 2838307

IV.                                 State of Incorporation of eBioCare.com, Inc.:          Delaware

V.                                     Chief Executive Office/Corporate Office and principal place of business of eBioCare.com, Inc.:

61 Spit Brook Road, Suite 505

Nashua, NH 03060

VI.                                 Warehouses and Other Premises at which Collateral is Stored or Located:

31332 Via Colinas, Suite 106

Westlake Village, CA 91362

61 Spit Brook Road, Suite 505

Nashua, NH 03060

VII.                             Locations of Records Concerning Collateral:

(see V. and VI. above and Schedule III-O below)

SCHEDULE III-C

to

SECURITY AGREEMENT

SCHEDULE OF OFFICES, LOCATIONS OF COLLATERAL

AND RECORDS CONCERNING HEMOPHILIA ACCESS, INC.’S COLLATERAL

I.                                         Grantor’s official name:                     Hemophilia Access, Inc.

II.                                     Type of entity:                                                                 Corporation

III.                                 Organizational identification number issued by Grantor’s state of incorporation:

TN 0275344

IV.                                 State of Incorporation of Hemophilia Access, Inc.:                      Tennessee

V.                                     Chief Executive Office/Corporate Office and principal place of business of  Hemophilia Access Inc.:

61 Spit Brook Road, Suite 505

Nashua, NH 03060

VI.                                 Warehouses and Other Premises at which Collateral is Stored or Located:

61 Spit Brook Road, Suite 505

Nashua, NH 03060

VII.                             Locations of Records Concerning Collateral:

(see V. and VI. above and Schedule III-O below)

SCHEDULE III-D

to

SECURITY AGREEMENT

SCHEDULE OF OFFICES, LOCATIONS OF COLLATERAL

AND RECORDS CONCERNING APEX THERAPEUTIC CARE, INC.’S COLLATERAL

I.                                         Grantor’s official name:         Apex Therapeutic Care, Inc.

II.                                     Type of entity:    Corporation

III.                                 Organizational identification number issued by Grantor’s state of incorporation:

CA 2026547

IV.                                 State of Incorporation of Apex Therapeutic Care, Inc.:               California

V.                                     Chief Executive Office/Corporate Office and principal place of business of Apex Therapeutic Care, Inc.:

31332 Via Colinas

Suite 106

Westlake Village, CA  91362

VI.                                 Warehouses and Other Premises at which Collateral is Stored or Located:

31332 Via Colinas

Suite 106

Westlake Village, CA  91362

623 N. Main Street

Unit D6-8

Corona, CA  92880

61 Spit Brook Road, Suite 505

Nashua, NH 03060

Access Family Pharmacy

4062 Hixsow Pike

Chattanooga, TN 37415

VII.                             Locations of Records Concerning Collateral:

(see V. and VI. above and Schedule III-O below)

SCHEDULE III-E

to

SECURITY AGREEMENT

SCHEDULE OF OFFICES, LOCATIONS OF COLLATERAL

AND RECORDS CONCERNING CHS SERVICES, INC.’S COLLATERAL

I.	Grantor’s official name: CHS Services, Inc.

II.	Type of entity: Corporation

III.	Organizational identification number issued by Grantor’s state of incorporation:

DE 2578204

IV.	State of Incorporation of CHS Services, Inc.: Delaware

V.	Chief Executive Office/Corporate Office and principal place of business of CHS Services, Inc.:

61 Spit Brook Road
Nashua, NH 03060

VI.	Warehouses and Other Premises at which Collateral is Stored or Located:

61 Spit Brook Road
Nashua, NH 03060

103 Foulk Road
Suite 200
Wilmington, DE 19803

VII.	Locations of Records Concerning Collateral:

(see V. and VI. above and Schedule III-O below)

SCHEDULE III-F

to

SECURITY AGREEMENT

SCHEDULE OF OFFICES, LOCATIONS OF COLLATERAL

AND RECORDS CONCERNING CURATIVE HEALTH SERVICES OF NEW YORK, INC.’S COLLATERAL

I.	Grantor’s official name: Curative Health Services of New York, Inc.

II.	Type of entity: Corporation

III.	Organizational identification number issued by Grantor’s state of incorporation:

Not issued by state of incorporation

IV.	State of Incorporation of Curative Health Services of New York, Inc.: New York

V.	Chief Executive Office/Corporate Office and principal place of business of Curative Health Services of New York, Inc.:

61 Spit Brook Road, Suite 505
Nashua, NH 03060

VI.	Warehouses and Other Premises at which Collateral is Stored or Located:

15 Technology Place, Suite 2
East Syracuse, NY 13057

61 Spit Brook Road
Nashua, NH 03060

VII.	Locations of Records Concerning Collateral:

(see V. and VI. above and Schedule III-O below)

SCHEDULE III-G

to

SECURITY AGREEMENT

SCHEDULE OF OFFICES, LOCATIONS OF COLLATERAL

AND RECORDS CONCERNING INFINITY INFUSION, LLC’S COLLATERAL

I.	Grantor’s official name: Infinity Infusion, LLC

II.	Type of entity: Limited Liability Company

III.	Organizational identification number issued by Grantor’s state of organization:

DE 3529163

IV.	State of organization of Infinity Infusion, LLC: Delaware

V.	Chief Executive Office/Corporate Office and principal place of business of Infinity Infusion, LLC:

61 Spit Brook Road
Nashua, NH 03060

VI.	Warehouses and Other Premises at which Collateral is Stored or Located:

61 Spit Brook Road
Nashua, NH 03060

VII.	Locations of Records Concerning Collateral:

(see V. and VI. above and Schedule III-O below)

SCHEDULE III-H

to

SECURITY AGREEMENT

SCHEDULE OF OFFICES, LOCATIONS OF COLLATERAL

AND RECORDS CONCERNING INFINITY INFUSION II, LLC’S COLLATERAL

I.	Grantor’s official name: Infinity Infusion II, LLC

II.	Type of entity: Limited Liability Company

III.	Organizational identification number issued by Grantor’s state of organization:

DE 3529166

IV.	State of organization of Infinity Infusion II, LLC: Delaware

V.	Chief Executive Office/Corporate Office and principal place of business of Infinity Infusion II, LLC

61 Spit Brook Road
Nashua, NH 03060

VI.	Warehouses and Other Premises at which Collateral is Stored or Located:

61 Spit Brook Road
Nashua, NH 03060

VII.	Locations of Records Concerning Collateral:

(see V. and VI. above and Schedule III-O below)

SCHEDULE III-I

to

SECURITY AGREEMENT

SCHEDULE OF OFFICES, LOCATIONS OF COLLATERAL

AND RECORDS CONCERNING OPTIMAL CARE PLUS, INC. COLLATERAL

I.	Grantor’s official name: Optimal Care Plus, Inc.

II.	Type of entity: Corporation

III.	Organizational identification number issued by Grantor’s state of incorporation:

DE 3579727

IV.	State of Incorporation of Optimal Care Plus, Inc.: Delaware

V.	Chief Executive Office/Corporate Office and principal place of business of Optimal Care Plus, Inc.:

12761 Darby Brooke Court
Woodbridge, VA 22192

61 Spit Brook Road, Suite 505
Nashua, NH 03060

VI.	Warehouses and Other Premises at which Collateral is Stored or Located:

12761 Darby Brooke Court
Woodbridge, VA 22192

61 Spit Brook Road, Suite 505
Nashua, NH 03060

VII.	Locations of Records Concerning Collateral:

(see V. and VI. above and Schedule III-O below)

SCHEDULE III-J

to

SECURITY AGREEMENT

SCHEDULE OF OFFICES, LOCATIONS OF COLLATERAL

AND RECORDS CONCERNING INFINITY INFUSION CARE, LTD. COLLATERAL

I.	Grantor’s official name: Infinity Infusion Care, Ltd.

II.	Type of entity: Limited Partnership

III.	Organizational identification number issued by Grantor’s state of organization:

TX 800037312

IV.	State of organization of Infinity Infusion Care, Ltd.: Texas

V.	Chief Executive Office/Corporate Office and principal place of business of Infinity Infusion Care, Ltd.:

61 Spit Brook Road, Suite 505
Nashua, NH 03060

VI.	Warehouses and Other Premises at which Collateral is Stored or Located:

3600 South Gessner, Suite 1000
Houston, TX 77063

25010 Oakhurst Drive
Spring, Texas

61 Spit Brook Road, Suite 505
Nashua, NH 03060

VII.	Locations of Records Concerning Collateral:

(see V. and VI. above and Schedule III-O below)

SCHEDULE III-K

to

SECURITY AGREEMENT

SCHEDULE OF OFFICES, LOCATIONS OF COLLATERAL

AND RECORDS CONCERNING CURATIVE PHARMACY SERVICES, INC. COLLATERAL

I.	Grantor’s official name: Curative Pharmacy Services, Inc.

II.	Type of entity: Corporation

III.	Organizational identification number issued by Grantor’s state of incorporation:

DE 3646680

IV.	State or Incorporation of Curative Pharmacy Services, Inc.: Delaware

V.	Chief Executive Office/Corporate Office and principal place of business of Curative Pharmacy Services, Inc.:

61 Spit Brook Road
Nashua, NH 03060

VI.	Warehouses and Other Premises at which Collateral is Stored or Located:

61 Spit Brook Road
Nashua, NH 03060

VII.	Locations of Records Concerning Collateral:

(see V. and VI. above and Schedule III-O below)

SCHEDULE III-L

to

SECURITY AGREEMENT

SCHEDULE OF OFFICES, LOCATIONS OF COLLATERAL

AND RECORDS CONCERNING MEDCARE, INC. COLLATERAL

I.	Grantor’s official name: MedCare, Inc.

II.	Type of entity: Corporation

III.	Organizational identification number issued by Grantor’s state of incorporation:

DE 3613625

IV.	State or Incorporation of MedCare, Inc.: Delaware

V.	Chief Executive Office/Corporate Office and principal place of business of MedCare, Inc.:

61 Spit Brook Road, Suite 505
Nashua, NH 03060

VI.	Warehouses and Other Premises at which Collateral is Stored or Located:

4854 Woodbine Road
Pace, FL 32571

61 Spit Brook Road, Suite 505
Nashua, NH 03060

VII.	Locations of Records Concerning Collateral:

(see V. and VI. above and Schedule III-O below)

SCHEDULE III-M

to

SECURITY AGREEMENT

SCHEDULE OF OFFICES, LOCATIONS OF COLLATERAL

AND RECORDS CONCERNING CRITICAL CARE SYSTEM, INC.’S COLLATERAL

I.	Grantor’s official name: Critical Care System, Inc.

II.	Type of entity: Corporation

III.	Organizational identification number issued by Grantor’s state of organization:
DE 2256955

IV.	State of Organization of Grantor: Delaware

V.	Chief Executive Office and principal place of business of Grantor:

61 Spit Brook Road
Nashua, NH 03060

VI.	Corporate Offices of Grantor:

61 Spit Brook Road
Nashua, NH 03060

VII.	Warehouses:
None.

VIII.	Other Premises at which Collateral is Stored or Located:

See attached Exhibit A to Schedule III.-M

IX.	Locations of Records Concerning Collateral:

(see V., VI. and VIII. above and Schedule III-O below)

Exhibit A to Schedule III - M

South Portland, ME

Bedford. NH

Harrisburg, PA

Burlington, MA

Boise, ID

Birmingham, AL

Urbandale, IA (Des Moines)

Braintree, MA (Boston South)

Indianapolis, IN

Shrewsbury, MA (Boston West)

Fort Wayne, IN

Redding, CA

Sharon Hill, PA (Philadelphia)

Mobile, AL

State College, PA

Pittsburgh, PA

East Providence, RI

Elk Grove Village, IL (Chicago)

St. Louis, MO

Wixom, MI (Detroit)

Farmers Branch, TX (Dallas)

Houston, TX

Tustin, CA (Los Angeles)

Hayward, CA (San Francisco)

Henderson, NV (Las Vegas)

Reno, NV

Tempe, AZ (Phoenix)

Salt Lake City, UT

Vernon, CT

Norcross, GA

Glen Burnie, MD

Columbia, SC

Greensboro, NC

Lenexa, KS

Ravenna, OH

Dublin, OH

Wildwood, MO

Richmond, VA

Chico, CA

Grand Rapids, MI

Somerset, NJ

Nashua, NH

Spring, TX

SCHEDULE III-N

to

SECURITY AGREEMENT

SCHEDULE OF OFFICES, LOCATIONS OF COLLATERAL

AND RECORDS CONCERNING BORROWER’S COLLATERAL

I.                                         Grantor’s official name:                     Curative Health Services Co.

II.                                     Type of entity:                                                                 Corporation

III.                                 Organizational identification number issued by Grantor’s state of incorporation:

MN 4T-750

IV.                                 State or Incorporation of Borrower:                                                      Minnesota

V.                                     Chief Executive Office/Corporate Office and principal place of business of Borrower:

61 Spit Brook Road

Nashua, NH 03060

VI.                                 Warehouses and Other Premises at which Collateral is Stored or Located:

61 Spit Brook Road

Nashua, NH 03060

VII.                             Locations of Records Concerning Collateral:

(see V. and VI. above and Schedule III-O below)

SCHEDULE III-O

to

SECURITY AGREEMENT

SCHEDULE OF ADDITIONAL STORAGE LOCATIONS

OF COLLATERAL AND RECORDS CONCERNING COLLATERAL

Iron Mountain

17 Hydro Plant Rd

Milton, NH 03851

Iron Mountain

3000 2nd Ave South

Birmingham, AL 35233

Iron Mountain

Route 9WS

Port Ewen, NY 12466

Hall-Lane

67 Mall Drive

Commack, NY 11725

Stowaway

2600 Clyde Ave.

State College, PA 16801

Idaho Records Management

970 River St.

Boise, ID 83702

Attic Plus - Hwy 280/ I-459

4748 Cahaba River Road, Unit# 308

Birmingham, AL 35243

Access Quality Storage

50 Gorham Road

South Portland, ME 04106

The Storage Place

2930 Ferguson Road Fort

Wayne, IN 46809

Aspin Storage

1845 Aspin Ave.

Redding, CA 96002

Shaw Warehouse

3000 2nd Ave. South

Birmingham, AL 35233

Nobo - Area 01

175 Bearfoot Road

Northboro, MA 01532

North Billerica Facility

96 High Street

N. Billerica, M A 01862

Franklin Facility

One Old Forge Hill Road

Franklin, MA 02038

Beltline Storage

1268 West I-65 Service Rd South

Mobile, AL 36609

SCHEDULE IV

to

SECURITY AGREEMENT

U.S. PATENTS, TRADEMARKS AND COPYRIGHTS

Patents:

	Registration
Owner: Curative Health Services, Inc.	Number:	Issue Date:

Device for Evaluating Protective Sensation	6,234,976	5/22/2001
Folding Card Device for Evaluating Protective Sensation	6,200,272	3/13/2001

Copyrights:

Copyrights on all forms, documents, and materials developed by Curative Health Services, Inc., Apex Therapeutic Care, Inc. and Infinity Infusion Care, Ltd.

Trademarks and Service Marks:

	Registration
Owner: CHS Services, Inc.	Number:	Issue Date:

Centro de Cuidado de Herida ®	35,643 (Puerto Rico)	7/19/1996
Curative Health Services (and design) ®	2,114,541	11/18/1997
Curative Pharmacy Services ®	2,951,482	5/17/2005
Curative Pharmacy Services ®	2,985,058	8/16/2005
Footsense ®	2,122,321	12/16/1997
Medilink SM	2,045,270	3/18/1997
Sensachek ™	N/A	N/A
Startlink ®	2,381,075	8/29/2000
Startlink ®	2,474,969	8/7/2001
Wound Care 2000 ™	N/A	N/A
Wound Care Center ®	2,009,399	10/22/1996
Wound Care Center ®	35,642 (Puerto Rico)	7/19/1996
Wound Care Management Program SM	N/A	N/A

	Registration
Owner: Apex Therapeutic Care, Inc.	Number:	Issue Date:

Avances ®	2,624,532	9/24/2002

Registration
Owner: Infinity Infusion Care, Ltd.	Number:	Issue Date:

Infinity Infusion Care ™	N/A	N/A
(Ultimate Care Beyond Compare)
(name and logo)

	Registration
Owner: Critical Care Systems, Inc.	Number:	Issue Date:

Chemodirect SM	N/A	N/A
Critical Care Systems ®	2,003,791	9/24/1996
Critical Care Systems ®	2,927,156	2/22/2005
Critical Care Systems ®	2,961,656	6/14/2005
Infusion Care Systems ®	2,826,652	3/23/2004

SCHEDULE V

to

SECURITY AGREEMENT

Name of Grantor	Motor Vehicle Make/Model	Model Year	VIN

Critical Care Systems, Inc.	Subaru/Legacy Brighton Wagon	1999	4S3BK4259X7315545
Critical Care Systems, Inc.	Subaru/Legacy	2005	JF1SG63675H704847
Critical Care Systems, Inc.	Subaru/Legacy S/W	2001	4S3BH635X17304487
Critical Care Systems, Inc.	Subaru/Legacy Brighton Wagon	1999	4S3BK4258X7313253
Critical Care Systems, Inc.	Subaru Forrester	2005	JF1SG63635H737182

EXHIBIT A

POWER OF ATTORNEY

POWER OF ATTORNEY

This Power of Attorney is executed and delivered by                          (“Grantor”), to General Electric Capital Corporation, a Delaware corporation (hereinafter referred to as “Attorney”), as Agent for the benefit of Agent and Lenders, under a Debtor In Possession Credit Agreement and a Borrower Security Agreement, both dated as of March         , 2006, and other related documents (the “Loan Documents”).  No person to whom this Power of Attorney is presented, as authority for Attorney to take any action or actions contemplated hereby, shall be required to inquire into or seek confirmation from Grantor as to the authority of Attorney to take any action described below, or as to the existence of or fulfillment of any condition to this Power of Attorney, which is intended to grant to Attorney unconditionally the authority to take and perform the actions contemplated herein, and Grantor irrevocably waives any right to commence any suit or action, in law or equity, against any person or entity which acts in reliance upon or acknowledges the authority granted under this Power of Attorney.  The power of attorney granted hereby is coupled with an interest and, prior to the Termination Date, may not be revoked or canceled by Grantor without Attorney’ s written consent.

Grantor hereby irrevocably constitutes and appoints Attorney (and all officers, employees or agents designated by Attorney), with full power of substitution, as Grantor’s true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Grantor and in the name of Grantor or in its own name, from time to time in Attorney’s discretion after an Event of Default has occurred and is continuing, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of the Loan Documents and, without limiting the generality of the foregoing, Grantor hereby grants to Attorney the power and right, on behalf of Grantor, without notice to or assent by Grantor, and at any time after an Event of Default has occurred and is continuing, to do the following: (a) change the mailing address of Grantor, open a post office box on behalf of Grantor, open mail for Grantor, and ask, demand, collect, give acquittances and receipts for, take possession of, endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, and notices in connection with any property of Grantor; (b) effect any repairs to any asset of Grantor, or continue or obtain any insurance and pay all or any part of the premiums therefor and costs thereof, and make, settle and adjust all claims under such policies of insurance, and make all determinations and decisions with respect to such policies; (c) pay or discharge any taxes, liens, security interests, or other encumbrances levied or placed on or threatened against Grantor or its property; (d) defend any suit, action or proceeding brought against Grantor if Grantor does not defend such suit, action or proceeding or if Attorney believes that Grantor is not pursuing such defense in a manner that will maximize the recovery to Attorney, and settle, compromise or adjust any suit, action, or proceeding described above and, in connection therewith, give such discharges or releases as Attorney may deem appropriate; (e) file or prosecute any claim, litigation, suit or proceeding in any court of competent jurisdiction or before any arbitrator, or take any other action otherwise deemed appropriate by Attorney for the purpose of collecting any and all such moneys due to Grantor whenever payable and to enforce any other right in respect of Grantor’s property; (f) cause the certified public accountants then engaged by Grantor to prepare and deliver to Attorney at any time and from time to time, promptly upon Attorney’s request, the following reports: (1) a reconciliation of all accounts, (2) an aging of all accounts, (3) trial balances, (4) test verifications of such accounts as Attorney may request, and (5) the results of each physical verification of inventory; (g) communicate in its own name with any party to any Contract with regard to the assignment of the right, title and interest of Grantor in and under the Contracts and other matters relating thereto; (h) to file such financing statements with respect to the Borrower Security Agreement, with or without Grantor’s signature, or to file a photocopy of the Borrower Security Agreement in substitution for a financing statement, as the Agent may deem appropriate and to execute in Grantor’s name such financing statements and amendments thereto and continuation statements which may require the Grantor’s signature; and (i) execute, in connection with any sale provided for in any Loan Document, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral and to otherwise direct such sale or resale, all as though Attorney were the absolute owner of the property of Grantor for all purposes, and to do, at Attorney’s option and Grantor’s expense, at any time or from time to time, all acts and other things that Attorney reasonably deems necessary to perfect, preserve, or realize upon Grantor’s property or assets and Attorney’s Liens thereon, all as fully and effectively as Grantor might do.  Grantor hereby ratifies, to the extent permitted by law, all that said Attorney shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney is executed by Grantor, and Grantor has caused its seal to be affixed pursuant to the authority of its board of directors this           day of March, 2006.

By:
Name:
Title:

NOTARY PUBLIC CERTIFICATE

On this            day of March, 2006,                  who is personally known to me appeared before me in his/her capacity as the            of Curative Health Services, Inc. (“Grantor”) and executed on behalf of Grantor the Power of Attorney in favor of General Electric Capital Corporation to which this Certificate is attached.

Notary Public

EXHIBIT F

to

CREDIT AGREEMENT

BORROWER PLEDGE AGREEMENT

BORROWER PLEDGE AGREEMENT (together with all amendments, supplements and modifications, if any, from time to time hereto, this “Agreement”), dated as of March 30, 2006, by and among CURATIVE HEALTH SERVICES, INC., a Minnesota corporation, CURATIVE HEALTH SERVICES CO., a Minnesota corporation, EBIOCARE.COM, INC., a Delaware corporation, HEMOPHILIA ACCESS, INC., a Tennessee corporation, APEX THERAPEUTIC CARE, INC., a California corporation, CHS SERVICES, INC., a Delaware corporation, CURATIVE HEALTH SERVICES OF NEW YORK, INC., a New York corporation, OPTIMAL CARE PLUS, INC., a Delaware corporation, INFINITY INFUSION, LLC, a Delaware limited liability company, INFINITY INFUSION II, LLC, a Delaware limited liability company, INFINITY INFUSION CARE, LTD., a Texas limited partnership, MEDCARE, INC., a Delaware corporation, CURATIVE PHARMACY SERVICES, INC., a Delaware corporation, CRITICAL CARE SYSTEMS, INC., a Delaware corporation, (collectively, the “Borrowers”), CURATIVE HEALTH SERVICES III CO., a Minnesota corporation, (the “Guarantor”, and together with the Borrowers, collectively, the “Pledgors”) and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, individually and in its capacity as Agent for Lenders (“Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Debtor in Possession Credit Agreement, dated as of the date hereof, by and among the Borrowers, the other Persons named therein as Credit Parties, Agent and the Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”) the Lenders have agreed, subject to certain terms and conditions, to make Loans to, and incur L/C Obligations for the benefit of, Pledgors;

WHEREAS, Pledgors are the record and beneficial owner of the shares of Stock listed in Part A of Schedule I hereto and the owner of the promissory notes and instruments listed in Part B of Schedule I hereto;

WHEREAS, Pledgors benefit from the credit facilities made available to them under the Credit Agreement;

WHEREAS, in order to induce Agent and Lenders to make the Loans and to incur the L/C Obligations as provided for in the Credit Agreement, Pledgors have agreed to pledge the Pledged Collateral to Agent in accordance herewith;

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and to induce Lenders to make Loans and to incur L/C Obligations under the Credit Agreement, it is agreed as follows:

1.             Definitions. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined, and the following shall have (unless otherwise provided elsewhere in this Agreement) the following respective meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

“Bankruptcy Code” means Title 11, United States Code, as amended from time to time, and any successor statute thereto.

“Code” means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided, that to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent’s or any Lender’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“Pledged Collateral” has the meaning assigned to such term in Section 2 hereof.

“Pledged Entity” means an issuer of Pledged Shares or Pledged Indebtedness (other than natural persons).

“Pledged Indebtedness” means the Indebtedness evidenced by promissory notes and instruments listed on Part B of Schedule I hereto;

“Pledged Shares” means those shares listed on Part A of Schedule I hereto.

“Secured Obligations” has the meaning assigned to such term in Section 3 hereof.

“Termination Date” means the date on which (a) the Loans have been indefeasibly repaid in full in cash, (b) all other Obligations under the Credit Agreement and the other Loan Documents have been completely discharged, (c) all L/C Obligations have been cash collateralized, canceled or backed by standby letters of credit in accordance with Section 2.5 of the Credit Agreement, and (d) Pledgors shall not have any further right to borrow any monies under the Credit Agreement.

“Unmatured Tax Liens” means Liens for taxes or assessments or other governmental Charges not yet due and payable or which are the subject of a Permitted Contest.

2.             Pledge. Each Pledgor hereby pledges to Agent, and grants to Agent for itself and the benefit of Lenders, a first priority security interest in all of the following (collectively, the “Pledged Collateral”):

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(a)           the Pledged Shares and the certificates representing the Pledged Shares, and all dividends, distributions, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;

(b)           such portion, as determined by Agent as provided in Section 6(d) below, of any additional shares of stock of a Pledged Entity from time to time acquired by Pledgors in any manner (which shares shall be deemed to be part of the Pledged Shares), and the certificates representing such additional shares, and all dividends, distributions, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Stock;

(c)           the Pledged Indebtedness and the promissory notes or instruments evidencing the Pledged Indebtedness, and all interest, cash, instruments and other property and assets from time to time received, receivable or otherwise distributed in respect of the Pledged Indebtedness; and

(d)           all additional Indebtedness arising after the date hereof and owing to any Pledgor and evidenced by promissory notes or other instruments, together with such promissory notes and instruments, and all interest, cash, instruments and other property and assets from time to time received, receivable or otherwise distributed in respect of that Pledged Indebtedness.

3.             Security for Obligations. This Agreement secures, and the Pledged Collateral is security for, the prompt payment in full when due, whether at stated maturity, by acceleration or otherwise, and performance of all Obligations of any kind under or in connection with the Credit Agreement and the other Loan Documents and all obligations of Pledgors now or hereafter existing under this Agreement including, without limitation, all fees, costs and expenses whether in connection with collection actions hereunder or otherwise (collectively, the “Secured Obligations”).

4.             Delivery of Pledged Collateral. All certificates and all promissory notes and instruments evidencing the Pledged Collateral shall be or have been delivered to and held by or on behalf of Agent, for itself and the benefit of Lenders, pursuant hereto. All Pledged Shares shall be or were accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Agent and all promissory notes or other instruments evidencing the Pledged Indebtedness shall be endorsed by Pledgors.

5.             Representations and Warranties. Each Pledgor represents and warrants to Agent that:

(a)           Pledgor is, and at the time of delivery of the Pledged Shares to Agent will be, the sole holder of record and the sole beneficial owner of such Pledged Collateral pledged by such Pledgor free and clear of any Lien thereon or affecting the title thereto, except for Unmatured Tax Liens and any Lien created by this Agreement. Such Pledgor is and at the time of delivery of the Pledged Indebtedness to Agent will be, the sole owner of such Pledged

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Collateral free and clear of any Lien thereon or affecting title thereto, except for Unmatured Tax Liens and any Lien created by this Agreement;

(b)           All of the Pledged Shares have been duly authorized, validly issued and are fully paid and non-assessable. The Pledged Indebtedness has been duly authorized, authenticated or issued and delivered by, and is the legal, valid and binding obligations of, the Pledged Entities, and no such Pledged Entity is in default thereunder;

(c)           Pledgor has the right and requisite authority to pledge, assign, transfer, deliver, deposit and set over the Pledged Collateral pledged by such Pledgor to Agent as provided herein;

(d)           None of the Pledged Shares or Pledged Indebtedness has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject;

(e)           All of the Pledged Shares are presently owned by Pledgor, and are presently represented by the certificates listed on Part A of Schedule I, hereto or are uncertificated as set forth on Schedule I hereto. As of the date hereof, there are no existing options, warrants, calls or commitments of any character whatsoever relating to the Pledged Shares;

(f)            No consent, approval, authorization or other order or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required (i) for the pledge by any Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by any Pledgor, or (ii) for the exercise by Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally;

(g)           The pledge, assignment and delivery of the Pledged Collateral pursuant to this Agreement will create a valid first priority Lien on and a first priority perfected security interest in favor of the Agent for the benefit of Agent and Lenders in the Pledged Collateral and the proceeds thereof, securing the payment of the Secured Obligations, subject to no other Lien other than Unmatured Tax Liens;

(h)           This Agreement has been duly authorized, executed and delivered by each of the Pledgors and constitutes a legal, valid and binding obligation of Pledgors enforceable against Pledgors in accordance with its terms;

(i)            The Pledged Shares constitute 100% of the issued and outstanding shares of Stock of each Pledged Entity; and

(j)            Except as disclosed on Part B of Schedule I, none of the Pledged Indebtedness is subordinated in right of payment to other Indebtedness (except for the Secured

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Obligations) or subject to the terms of an indenture.

The representations and warranties set forth in this Section 5 shall survive the execution and delivery of this Agreement.

6.             Covenants. Each Pledgor covenants and agrees that until the Termination Date:

(a)           Without the prior written consent of Agent, none of the Pledgors will sell, assign, transfer, pledge, or otherwise encumber any of its rights in or to the Pledged Collateral, or any unpaid dividends, interest or other distributions or payments with respect to the Pledged Collateral or grant a Lien in the Pledged Collateral, unless otherwise expressly permitted by the Credit Agreement;

(b)           Each of the Pledgors will, at its expense, promptly execute, acknowledge and deliver all such instruments and take all such actions as Agent from time to time may request in order to ensure to Agent and Lenders the benefits of the Liens in and to the Pledged Collateral intended to be created by this Agreement, including the filing of any necessary Code financing statements, which may be filed by Agent with or (to the extent permitted by law) without the signature of such Pledgor, and will cooperate with Agent, at such Pledgors’s expense, in obtaining all necessary approvals and making all necessary filings under federal, state, local or foreign law in connection with such Liens or any sale or transfer of the Pledged Collateral;

(c)           Each of the Pledgors has and will defend the title to the Pledged Collateral and the Liens of Agent in the Pledged Collateral against the claim of any Person and will maintain and preserve such Liens; and

(d)           Each of the Pledgors will, upon obtaining ownership of any additional Stock or promissory notes or instruments of a Pledged Entity or Stock or promissory notes or instruments otherwise required to be pledged to Agent pursuant to any of the Loan Documents, which Stock, notes or instruments are not already Pledged Collateral, promptly (and in any event within three (3) Business Days) deliver to Agent a Pledge Amendment, duly executed by such Pledgor, in substantially the form of Schedule II hereto (a “Pledge Amendment”) in respect of any such additional Stock, notes or instruments, pursuant to which such Pledgor shall pledge to Agent all of such additional Stock, notes and instruments. Each of the Pledgors hereby authorizes Agent to attach each Pledge Amendment to this Agreement and agrees that all Pledged Shares and Pledged Indebtedness listed on any Pledge Amendment delivered to Agent shall for all purposes hereunder be considered Pledged Collateral. In addition to the foregoing, to the extent a Pledgor’s organizational documents permit the issuance of certificates of any ownership interest, but which Pledgor has not as of yet issued such certificates, no such certficates shall be issued without Agent’s consent and the subsequent compliance herwith.

(e)           Each Pledgor consents to each Pledged Entity’s entering into a Control Agreement with Agent in the form of Schedule III hereto (a “Control Agreement”) and agrees to be bound by the terms and conditions of each such Control Agreement, except that the Agent

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shall not be entitled to give instructions to any Pledged Entity with respect to the Pledged Stock issued by such Pledged Entity unless an Event of Default has occurred and is continuing.

7.             Pledgors’ Rights. As long as no Default or Event of Default shall have occurred and be continuing and until written notice shall be given to Pledgors in accordance with Section 8(a) hereof:

(a)           Pledgors shall have the right, from time to time, to vote and give consents with respect to the Pledged Collateral, or any part thereof for all purposes not inconsistent with the provisions of this Agreement, the Credit Agreement or any other Loan Document; provided, however, that no vote shall be cast, and no consent shall be given or action taken, which would have the effect of impairing the position or interest of Agent in respect of the Pledged Collateral or which would authorize, effect or consent to (unless and to the extent expressly permitted by the Credit Agreement or consented to by Agent):

(i)            the dissolution or liquidation, in whole or in part, of a Pledged Entity;

(ii)           the consolidation or merger of a Pledged Entity with any other Person;

(iii)          the sale, disposition or encumbrance of all or substantially all of the assets of a Pledged Entity, except for Liens in favor of Agent;

(iv)          any change in the authorized number of shares, the stated capital or the authorized share capital of a Pledged Entity or the issuance of any additional shares of its Stock; or

(v)           the alteration of the voting rights with respect to the Stock of a Pledged Entity;

(b)           Pledgors shall be entitled, from time to time, to collect and receive for their own use all cash dividends and interest paid in respect of the Pledged Shares and Pledged Indebtedness to the extent not in violation of the Credit Agreement other than any and all: (A) dividends and interest paid or payable other than in cash in respect of any Pledged Collateral, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral;  (B) dividends and other distributions paid or payable in cash in respect of any Pledged Shares in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in capital of a Pledged Entity; and (C) cash paid, payable or otherwise distributed, in respect of principal of, or in redemption of, or in exchange for, any Pledged Collateral; provided, however, that until actually paid all rights to such distributions shall remain subject to the Lien created by this Agreement; and

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(c)           all dividends and interest (other than such cash dividends and interest as are permitted to be paid to Pledgors in accordance with clause (b) above) and all other distributions in respect of any of the Pledged Shares or Pledged Indebtedness, whenever paid or made, shall be delivered to Agent to hold as Pledged Collateral and shall, if received by Pledgors, be received in trust for the benefit of Agent, be segregated from the other property or funds of Pledgors, and be forthwith delivered to Agent as Pledged Collateral in the same form as so received (with any necessary indorsement).

8.             Defaults and Remedies; Proxy.

(a)           Upon the occurrence of an Event of Default and during the continuation of such Event of Default, and concurrently with written notice to Pledgors, Agent (personally or through an agent) is hereby authorized and empowered to transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations, to exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon, to sell in one or more sales after ten (10) days’ notice of the time and place of any public sale or of the time at which a private sale is to take place (which notice Pledgors agree is commercially reasonable) the whole or any part of the Pledged Collateral and to otherwise act with respect to the Pledged Collateral as though Agent was the outright owner thereof. Any sale shall be made at a public or private sale at Agent’s place of business, or at any place to be named in the notice of sale, either for cash or upon credit or for future delivery at such price as Agent may deem fair, and Agent may be the purchaser of the whole or any part of the Pledged Collateral so sold and hold the same thereafter in its own right free from any claim of Pledgors or any right of redemption. Each sale shall be made to the highest bidder, but Agent reserves the right to reject any and all bids at such sale which, in its discretion, it shall deem inadequate. Demands of performance, except as otherwise herein specifically provided for or as specifically provided for in the Credit Agreement, notices of sale, advertisements and the presence of property at sale are hereby waived and any sale hereunder may be conducted by an auctioneer or any officer or agent of Agent. EACH OF THE PLEDGORS HEREBY IRREVOCABLY CONSTITUTES UNTIL THE TERMINATION DATE AND APPOINTS AGENT AS THE PROXY AND ATTORNEY-IN-FACT OF SUCH PLEDGOR WITH RESPECT TO THE PLEDGED COLLATERAL, INCLUDING THE RIGHT TO VOTE THE PLEDGED SHARES, WITH FULL POWER OF SUBSTITUTION TO DO SO AS PROVIDED IN SECTION 7(A) AFTER THE OCCURRENCE OF AN EVENT OF DEFAULT. THE APPOINTMENT OF AGENT AS PROXY AND ATTORNEY-IN-FACT IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE TERMINATION DATE. IN ADDITION TO THE RIGHT TO VOTE THE PLEDGED SHARES, THE APPOINTMENT OF AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF THE PLEDGED SHARES WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS) AFTER THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT. SUCH PROXY

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SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY PLEDGED SHARES ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF THE PLEDGED SHARES OR ANY OFFICER OR AGENT THEREOF), UPON THE OCCURRENCE OF AN EVENT OF DEFAULT AND DURING THE CONTINUANCE THEREOF. NOTWITHSTANDING THE FOREGOING, AGENT SHALL NOT HAVE ANY DUTY TO EXERCISE ANY SUCH RIGHT OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO.

(b)           If, at the original time or times appointed for the sale of the whole or any part of the Pledged Collateral, the highest bid, if there be but one sale, shall be inadequate to discharge in full all the Secured Obligations, or if the Pledged Collateral be offered for sale in lots, if at any of such sales, the highest bid for the lot offered for sale would indicate to Agent, in its discretion, that the proceeds of the sales of the whole of the Pledged Collateral would be unlikely to be sufficient to discharge all the Secured Obligations, Agent may, on one or more occasions and in its discretion, postpone any of said sales by public announcement at the time of sale or the time of previous postponement of sale, and no other notice of such postponement or postponements of sale need be given, any other notice being hereby waived; provided, however, that any sale or sales made after such postponement shall be after ten (10) days’ notice to Pledgors.

(c)           [Reserved]

(d)           [Reserved].

(e)           If, at any time when Agent shall determine to exercise its right to sell the whole or any part of the Pledged Collateral hereunder, such Pledged Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act of 1933, as amended (or any similar statute then in effect) (the “Act”), Agent may, in its discretion (subject only to applicable requirements of law), sell such Pledged Collateral or part thereof by private sale in such manner and under such circumstances as Agent may deem necessary or advisable, but subject to the other requirements of this Section 8, and shall not be required to effect such registration or to cause the same to be effected. Without limiting the generality of the foregoing, in any such event, Agent in its discretion (x) may, in accordance with applicable securities laws, proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Collateral or part thereof could be or shall have been filed under said Act (or similar statute), (y) may approach and negotiate with a single possible purchaser to effect such sale, and (z) may restrict such sale to a purchaser who is an accredited investor under the Act and who will represent and agree that such purchaser is purchasing for its own account, for investment and not with a view to the distribution or sale of such Pledged Collateral or any part thereof. In addition to a private sale as provided above in this Section 8, if any of the Pledged Collateral shall not be freely distributable to the public without registration under the Act (or similar statute) at the time of any proposed sale pursuant to this Section 8, then Agent shall not be required to effect such registration or cause the same to be effected but, in its discretion (subject only to applicable requirements of law), may require that

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any sale hereunder (including a sale at auction) be conducted subject to restrictions:

(i)            as to the financial sophistication and ability of any Person permitted to bid or purchase at any such sale;

(ii)           as to the content of legends to be placed upon any certificates representing the Pledged Collateral sold in such sale, including restrictions on future transfer thereof;

(iii)          as to the representations required to be made by each Person bidding or purchasing at such sale relating to that Person’s access to financial information about Pledgors and such Person’s intentions as to the holding of the Pledged Collateral so sold for investment for its own account and not with a view to the distribution thereof; and

(iv)          as to such other matters as Agent may, in its discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Bankruptcy Code and other laws affecting the enforcement of creditors’ rights and the Act and all applicable state securities laws.

(f)            Each of the Pledgors recognizes that Agent may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof in accordance with clause (e) above. Each of the Pledgors also acknowledges that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the Pledged Entity to register such securities for public sale under the Act, or under applicable state securities laws, even if Pledgors and the Pledged Entity would agree to do so.

(g)           Each of the Pledgors agrees to the maximum extent permitted by applicable law that following the occurrence and during the continuance of an Event of Default it will not at any time plead, claim or take the benefit of any appraisal, valuation, stay, extension, moratorium or redemption law now or hereafter in force in order to prevent or delay the enforcement of this Agreement, or the absolute sale of the whole or any part of the Pledged Collateral or the possession thereof by any purchaser at any sale hereunder, and each of the Pledgors waives the benefit of all such laws to the extent it lawfully may do so. Each of the Pledgors agrees that it will not interfere with any right, power and remedy of Agent provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by Agent of any one or more of such rights, powers or remedies. No failure or delay on the part of Agent to exercise any such right, power or remedy and no notice or demand which may be given to or made upon Pledgors by Agent with respect to any such remedies shall operate as a waiver thereof, or limit or impair Agent’s right to take any action or to exercise any power or remedy hereunder, without notice or demand, or prejudice its

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rights as against Pledgors in any respect.

(h)           Each of the Pledgors further agrees that a breach of any of the covenants contained in this Section 8 will cause irreparable injury to Agent, that Agent shall have no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 8 shall be specifically enforceable against each of the Pledgors, and each of the Pledgors hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that the Secured Obligations are not then due and payable in accordance with the agreements and instruments governing and evidencing such obligations.

9.             Waiver. No delay on Agent’s part in exercising any power of sale, Lien, option or other right hereunder, and no notice or demand which may be given to or made upon any of the Pledgors by Agent with respect to any power of sale, Lien, option or other right hereunder, shall constitute a waiver thereof, or limit or impair Agent’s right to take any action or to exercise any power of sale, Lien, option, or any other right hereunder, without notice or demand, or prejudice Agent’s rights as against any Pledgor in any respect.

10.           Assignment. Agent may assign, indorse or transfer any instrument evidencing all or any part of the Secured Obligations as provided in, and in accordance with, the Credit Agreement, and the holder of such instrument shall be entitled to the benefits of this Agreement.

11.           Termination. Immediately following the Termination Date, Agent shall deliver to Pledgors the Pledged Collateral pledged by Pledgors at the time subject to this Agreement and all instruments of assignment executed in connection therewith, free and clear of the Liens hereof and, except as otherwise provided herein, all of Pledgors’ obligations hereunder shall at such time terminate.

12.           Lien Absolute. All rights of Agent hereunder, and all obligations of Pledgors hereunder, shall be absolute and unconditional irrespective of:

(a)           any lack of validity or enforceability of the Credit Agreement, any other Loan Document or any other agreement or instrument governing or evidencing any Secured Obligations;

(b)           any change in the time, manner or place of payment of, or in any other term of, all or any part of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument governing or evidencing any Secured Obligations;

(c)           any exchange, release or non-perfection of any other Collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations;

(d)           the insolvency of any Credit Party; or

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(e)           any other circumstance which might otherwise constitute a defense available to, or a discharge of, Pledgors.

13.           Release. Each of the Pledgors consents and agrees that Agent may at any time, or from time to time, in its discretion:

(a)           renew, extend or change the time of payment, and/or the manner, place or terms of payment of all or any part of the Secured Obligations; and

(b)           exchange, release and/or surrender all or any of the Collateral (including the Pledged Collateral), or any part thereof, by whomsoever deposited, which is now or may hereafter be held by Agent in connection with all or any of the Secured Obligations; all in such manner and upon such terms as Agent may deem proper, and without notice to or further assent from any of the Pledgors, it being hereby agreed that each of the Pledgors shall be and remain bound upon this Agreement, irrespective of the value or condition of any of the Collateral, and notwithstanding any such change, exchange, settlement, compromise, surrender, release, renewal or extension, and notwithstanding also that the Secured Obligations may, at any time, exceed the aggregate principal amount thereof set forth in the Credit Agreement, or any other agreement governing any Secured Obligations. Each of the Pledgors hereby waives notice of acceptance of this Agreement, and also presentment, demand, protest and notice of dishonor of any and all of the Secured Obligations, except as expressly required by the Credit Agreement, and promptness in commencing suit against any party hereto or liable hereon, and in giving any notice to or of making any claim or demand hereunder upon any Pledgor. No act or omission of any kind on Agent’s part shall in any event affect or impair this Agreement.

14.           Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should, subsequent to the execution hereof, any petition be filed by or against each of the Pledgors or any Pledged Entity for liquidation or reorganization, should any of the Pledgors or any Pledged Entity make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of such Pledgor’s or a Pledged Entity’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference”, “fraudulent conveyance”, or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

15.           Miscellaneous.

(a)           Agent may execute any of its duties hereunder by or through agents or employees and shall be entitled to advice of counsel concerning all matters pertaining to its duties hereunder.

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(b)           Each of the Pledgors agrees to promptly reimburse Agent for actual out-of-pocket expenses, including, without limitation, reasonable counsel fees, incurred by Agent in connection with the administration and enforcement of this Agreement, exept and only to the extent prohibited by an order of the Bankruptcy Court.

(c)           Neither Agent, nor any of its respective officers, directors, employees, agents or counsel shall be liable for any action lawfully taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

(d)           THIS AGREEMENT SHALL BE BINDING UPON EACH OF THE PLEDGORS AND ITS SUCCESSORS AND ASSIGNS (INCLUDING A DEBTOR-IN-POSSESSION ON BEHALF OF ANY PLEDGOR), AND SHALL INURE TO THE BENEFIT OF, AND BE ENFORCEABLE BY, AGENT AND ITS SUCCESSORS AND ASSIGNS, AND SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE, AND NONE OF THE TERMS OR PROVISIONS OF THIS AGREEMENT MAY BE WAIVED, ALTERED, MODIFIED OR AMENDED EXCEPT IN WRITING DULY SIGNED FOR AND ON BEHALF OF AGENT AND PLEDGORS.

16.           Severability. If for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or effect those portions of this Agreement which are valid.

17.           Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Security Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in the Credit Agreement.

18.           Section Titles. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

19.           Counterparts. This Agreement may be executed in any number of counterparts, which shall, collectively and separately, constitute one agreement.

20.           Benefit of Lenders. All security interests granted or contemplated hereby shall be for the benefit of Agent and Lenders, and all proceeds or payments realized from the Pledged Collateral in accordance herewith shall be applied to the Obligations in accordance with the terms of the Credit Agreement.

12

[Remainder of page intentionally left blank]

13

IN WITNESS WHEREOF, the parties hereto have caused this Borrower Pledge Agreement to be duly executed as of the date first written above.

PLEDGORS:

CURATIVE HEALTH SERVICES, INC.

By:
Name:
Title:

EBIOCARE.COM, INC.

By:
Name:
Title:

HEMOPHILIA ACCESS, INC.

By:
Name:
Title:

APEX THERAPEUTIC CARE, INC.

By:
Name:
Title:

CHS SERVICES, INC.

By:
Name:
Title:

[Signature Page to Borrower Pledge Agreement]

CURATIVE HEALTH SERVICES OF NEW YORK, INC.

By:
Name:
Title:

OPTIMAL CARE PLUS, INC.

By:
Name:
Title:

CURATIVE HEALTH SERVICES CO.

By:
Name:
Title:

INFINITY INFUSION, LLC

By: Curative Health Services Co., its Sole Member

By:
Name:
Title:

INFINITY INFUSION II, LLC

By: Curative Health Services Co., its Sole Member

By:
Name:
Title:

INFINITY INFUSION CARE, LTD.

By: Infinity Infusion II, LLC, its Sole General Partner

By: Curative Health Services Co., the Sole Member of Infinity Infusion II, LLC

By:
Name:
Title:

MEDCARE, INC.

By:
Name:
Title:

CURATIVE PHARMACY SERVICES, INC.

By:
Name:
Title:

CRITICAL CARE SYSTEMS, INC.

By:
Name:
Title:

CURATIVE HEALTH SERVICES III CO

By:
Name:
Title:

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent

By:
Name:
Title:

[Lender Signature Page to Borrower Pledge Agreement]

SCHEDULE I

PART A

PLEDGED SHARES

1. Curative Health Services, Inc.

Pledged Entity	Class of Stock	Stock Certificate Number(s)	Number of Shares	Percentage of Outstanding Shares
Curative Health Services of New York, Inc.	Common	2	200	100%
CCurative Health Services Co.	Common	1	100	100%
CCritical Care Systems, Inc.	Common	CC-87	250,000	100%
CCritical Care Systems, Inc.	Series A Preferred	AP-15	15,954.769	100%
CCritical Care Systems, Inc.	Series B Preferred	BP-26	7,099.684	100%

2. eBioCare.com, Inc.

None.

3. Hemophilia Access, Inc.

None.

4. Apex Therapeutic Care, Inc.

None.

5. Curative Health Services of New York, Inc.

None.

6. CHS Services, Inc.

None.

7. Optimal Care Plus, Inc.

None.

8. Infinity Infusion, LLC

Pledged Entity	Class of Stock	Stock Certificate Number(s)	Number of Shares	Percentage of Outstanding Shares
Infinity Infusion Care, Ltd.	Limited Partnership Interest	G-1	Not Applicable	99.00%

9. Infinity Infusion II, LLC

Pledged Entity	Class of Stock	Stock Certificate Number(s)	Number of Shares	Percentage of Outstanding Shares
Infinity Infusion Care, Ltd.	Limited Partnership Interest	L-1	Not Applicable	1.00%

10. MedCare, Inc.

None.

11. Infinity Infusion Care, Ltd.

None.

12. Curative Pharmacy Services Inc.

None.

13. Critical Care Systems, Inc.

None.

14. Curative Health Services Co.

Pledged Entity	Class of Stock	Stock Certificate Number(s)	Number of Shares	Percentage of Outstanding Shares
eBioCare.com, Inc.	Common	40	13,086,666	100%
Hemophilia Access, Inc.	Common	2	100	100%
Apex Therapeutic Care, Inc.	Common	13	120,000	100%
CHS Services, Inc.	Common	2	100	100%
Curative Pharmacy Services, Inc.	Common	1	200	100%
Optimal Care Plus, Inc.	Common	1	200	100%
Infinity Infusion, LLC	Uncertificated shares of limited liability company interests			100%
Infinity Infusion II, LLC	Uncertificated shares of limited liability company interests			100%
MedCare, Inc.	Common	1	200	100%
CCurative Health Services III Co. B	Common	1	100	100%

15. Curative Health Services III Co.

None.

SCHEDULE II

PLEDGE AMENDMENT

This Pledge Amendment, dated                                 ,        is delivered pursuant to Section 6(d) of the Pledge Agreement referred to below. All defined terms herein shall have the meanings ascribed thereto or incorporated by reference in the Pledge Agreement. The undersigned hereby certifies that the representations and warranties in Section 5 of the Pledge Agreement are and continue to be true and correct, both as to the promissory notes, instruments and shares pledged prior to this Pledge Amendment and as to the promissory notes, instruments and shares pledged pursuant to this Pledge Amendment. The undersigned further agrees that this Pledge Amendment may be attached to that certain Borrower Pledge Agreement, dated March     , 2006, by and among each of the Persons executing the signature page thereof as a Pledgor and General Electric Capital Corporation, as Agent (as amended, supplemented, restated or modified from time to time, the “Pledge Agreement”) and that the Pledged Shares and Pledged Indebtedness listed on this Pledge Amendment shall be and become a part of the Pledged Collateral referred to in said Pledge Agreement and shall secure all Secured Obligations referred to in said Pledge Agreement. The undersigned acknowledges that any promissory notes, instruments or shares not included in the Pledged Collateral at the discretion of Agent may not otherwise be pledged by Pledgor to any other Person or otherwise used as security for any obligations other than the Secured Obligations.

[NAME OF PLEDGOR]

By:
Name:
Title:

Name and Address of Pledgor	Pledged Entity	Class of Stock	Certificate Number(s)	Number Of Shares

Pledged Entity	Initial Principal Amount	Issue Date	Maturity Date	Interest Rate

SCHEDULE III

CONTROL AGREEMENT

The undersigned                                           , a                                           (“Pledged Entity”), hereby acknowledges receipt of a completed and executed counterpart of the Borrower Pledge Agreement, dated as of March     , 2006, by and among Curative Health Services Co., Curative Health Services, Inc., eBioCare.com, Inc., Hemophilia Access, Inc., Apex Therapeutic Care, Inc., CHS Services, Inc., Curative Health Services of New York, Inc., Optimal Care Plus, Inc., Infinity Infusion, LLC, Infinity Infusion II, LLC, Infinity Infusion Care, Ltd., MedCare, Inc., Curative Pharmacy Services, Inc., Critical Care Systems, Inc., Curative Health Services III Co. (collectively, the “Pledgors”) and General Electric Capital Corporation, as agent (the “Agent”), and agrees to be bound thereby. The Pledged Entity further agrees that it will comply with instructions originated by the Agent (or its successors or assigns) with respect to the Pledged Stock issued by the Pledged Entity without further consent of the Pledgor. The Pledged Entity further agrees to mark its other Stock records to reflect that the Pledged Stock issued by the Pledged Entity is subject to Agent’s security interest.

IN WITNESS WHEREOF, the Pledged Entity has executed this Control Agreement as of the date first above written.

By:
Name:
Title:

GUARANTY

This GUARANTY (this “Guaranty”), dated as of March       , 2006, by and between CURATIVE HEALTH SERVICES III CO., a Minnesota corporation (the “Guarantor”), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, individually and as agent (in such capacity, “Agent”) for itself and the lenders from time to time signatory to the Credit Agreement hereinafter defined (“Lenders”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Debtor In Possession Credit Agreement, dated as of the date hereof among Curative Health Services, Inc. (“Holdings”), eBioCare.com, Inc., Hemophilia Access, Inc., Apex Therapeutic Care, Inc., CHS Services, Inc., Curative Health Services of New York, Inc., Optimal Care Plus, Inc., Infinity Infusion, LLC, Infinity Infusion II, LLC, Infinity Infusion Care, Ltd., MedCare, Inc., Curative Pharmacy Services, Inc. (each a “Borrower”, and collectively with Holdings, the “Borrowers”), the other Credit Parties signatory thereto, Agent and the Persons designated as Lenders in the Credit Agreement (the “Lenders”) have entered into that certain Credit Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), Lenders have agreed to make the Loans and to incur the Letter of Credit Obligations on behalf of Borrowers;

WHEREAS, in order to induce Agent and Lenders to enter into the Credit Agreement and other Loan Documents and to induce Lenders to make the Loans as provided for in the Credit Agreement, Guarantor has agreed to guarantee payment of the Obligations;

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, and to induce Lenders to provide the Loans and other financial accommodations under the Credit Agreement, it is agreed as follows:

1.                                       DEFINITIONS.

(a)                                  Capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement, unless otherwise defined herein.

(b)                                 References to this “Guaranty” shall mean this Guaranty, including all amendments, modifications and supplements and any annexes, exhibits and schedules to any of the foregoing, and shall refer to this Guaranty as the same may be in effect at the time such reference becomes operative.

(c)                                  References to the “Termination Date” shall mean the date on which (a) the Loans have been indefeasibly repaid in full in cash, (b) all other Obligations under the Credit Agreement and the other Loan Documents have been completely discharged, (c) all of the L/C Obligations have been cash collateralized, cancelled or backed by standby letters of credit in accordance with Section 2.5 of the Credit Agreement, and (d) Borrowers shall not have any further right to borrower any monies under the Credit Agreement.

2.                                       THE GUARANTY.

2.1.                              Guaranty of Guaranteed Obligations of Borrower. Guarantor hereby unconditionally guarantees to Agent and Lenders, and their respective successors, endorsees, transferees and assigns, the prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of the Obligations of Borrower (hereinafter the “Guaranteed Obligations”). Guarantor agrees that this Guaranty is a guaranty of payment and performance and not of collection, and that Guarantor’s obligations under this Guaranty shall be primary, absolute and unconditional, irrespective of, and unaffected by:

(a)                                  the genuineness, validity, regularity, enforceability or any future amendment of, or change in this Guaranty, any other Loan Document or any other agreement, document or instrument to which any Credit Party and/or Guarantor are or may become a party;

(b)                                 the absence of any action to enforce this Guaranty or any other Loan Document or the waiver or consent by Agent and/or Lenders with respect to any of the provisions thereof;

(c)                                  the existence, value or condition of, or failure to perfect its Lien against, any Collateral for the Guaranteed Obligations or any action, or the absence of any action, by Agent in respect thereof (including, without limitation, the release of any such security);

(d)                                 the insolvency of any Credit Party; or

(e)                                  any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor,

it being agreed by Guarantor that its obligations under this Guaranty shall not be discharged until the Termination Date. Guarantor shall be regarded as a primary obligor with respect to the Guaranteed Obligations. Guarantor agrees that any notice or directive given at any time to Agent which is inconsistent with the waiver in the immediately preceding sentence shall be null and void and may be ignored by Agent and Lenders, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Guaranty for the reason that such pleading or introduction would be at variance with the written terms of this Guaranty, unless Agent and Lenders have specifically agreed otherwise in writing. It is agreed among Guarantor, Agent and Lenders that the foregoing waivers are of the essence of the transaction contemplated by the Loan Documents and that, but for this Guaranty and such waivers, Agent and Lenders would decline to enter into the Credit Agreement.

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2.2.                              Demand by Agent or Lenders. In addition to the terms of the Guaranty set forth in Section 2.1 hereof, and in no manner imposing any limitation on such terms, it is expressly understood and agreed that, if, at any time, the outstanding principal amount of the Guaranteed Obligations under the Credit Agreement (including all accrued interest thereon) is declared to be immediately due and payable, then Guarantor shall, without demand, pay to the holders of the Guaranteed Obligations the entire outstanding Guaranteed Obligations due and owing to such holders. Payment by Guarantor shall be made to Agent in immediately available Federal funds to an account designated by Agent or at the address set forth herein for the giving of notice to Agent or at any other address that may be specified in writing from time to time by Agent, and shall be credited and applied to the Guaranteed Obligations.

2.3.                              Enforcement of Guaranty. In no event shall Agent have any obligation (although it is entitled, at its option) to proceed against any Borrower or any other Credit Party or any Collateral pledged to secure Guaranteed Obligations before seeking satisfaction from the Guarantor, and Agent may proceed, prior or subsequent to, or simultaneously with, the enforcement of Agent’s rights hereunder, to exercise any right or remedy which it may have against any Collateral, as a result of any Lien it may have as security for all or any portion of the Guaranteed Obligations.

2.4.                              Waiver. In addition to the waivers contained in Section 2.1 hereof, Guarantor waives, and agrees that it shall not at any time insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshaling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by Guarantor of its Guaranteed Obligations under, or the enforcement by Agent or Lenders of, this Guaranty. Guarantor hereby waives diligence, presentment and demand (whether for non-payment or protest or of acceptance, maturity, extension of time, change in nature or form of the Guaranteed Obligations, acceptance of further security, release of further security, composition or agreement arrived at as to the amount of, or the terms of, the Guaranteed Obligations, notice of adverse change in Borrower’s financial condition or any other fact which might increase the risk to Guarantor) with respect to any of the Guaranteed Obligations or all other demands whatsoever and waive the benefit of all provisions of law which are or might be in conflict with the terms of this Guaranty. Guarantor represents, warrants and agrees that, as of the date of this Guaranty, its obligations under this Guaranty are not subject to any offsets or defenses against Agent or Lenders or any Credit Party of any kind. Guarantor further agrees that its obligations under this Guaranty shall not be subject to any counterclaims, offsets or defenses against Agent or any Lender or against any Credit Party of any kind which may arise in the future.

2.5.                              Benefit of Guaranty. The provisions of this Guaranty are for the benefit of Agent and Lenders and their respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any Credit Party and Agent or Lenders, the obligations of any Credit Party under the Loan Documents. In the event all or any part of the Guaranteed Obligations are transferred, indorsed or assigned by Agent or any Lender to any Person or Persons, any reference to “Agent” or “Lender” herein shall be deemed to refer equally to such Person or Persons.

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2.6.                              Modification of Guaranteed Obligations, Etc. Guarantor hereby acknowledges and agrees that Agent and Lenders may at any time or from time to time, with or without the consent of, or notice to, Guarantor:

(a)                                  change or extend the manner, place or terms of payment of, or renew or alter all or any portion of, the Guaranteed Obligations;

(b)                                 take any action under or in respect of the Loan Documents in the exercise of any remedy, power or privilege contained therein or available to it at law, equity or otherwise, or waive or refrain from exercising any such remedies, powers or privileges;

(c)                                  amend or modify, in any manner whatsoever, the Loan Documents;

(d)                                 extend or waive the time for any Credit Party’s performance of, or compliance with, any term, covenant or agreement on its part to be performed or observed under the Loan Documents, or waive such performance or compliance or consent to a failure of, or departure from, such performance or compliance;

(e)                                  take and hold Collateral for the payment of the Guaranteed Obligations guaranteed hereby or sell, exchange, release, dispose of, or otherwise deal with, any property pledged, mortgaged or conveyed, or in which Agent or Lenders have been granted a Lien, to secure any Obligations;

(f)                                    release anyone who may be liable in any manner for the payment of any amounts owed by Guarantor or any Credit Party to Agent or any Lender;

(g)                                 modify or terminate the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors of Guarantor or any Credit Party are subordinated to the claims of Agent and Lenders; and/or

(h)                                 apply any sums by whomever paid or however realized to any amounts owing by Guarantor or any Credit Party to Agent or any Lender in such manner as Agent or any Lender shall determine in its discretion;

and Agent and Lenders shall not incur any liability to Guarantor as a result thereof, and no such action shall impair or release the Guaranteed Obligations of Guarantor under this Guaranty.

2.7.                              Reinstatement. This Guaranty shall remain in full force and effect and continue to be effective should any petition be filed by or against any Credit Party or Guarantor for liquidation or reorganization, should any Credit Party or Guarantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of such Credit Party’s or Guarantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Guaranteed Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by Agent or any Lender, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or

4

performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Guaranteed Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

2.8.                              Deferral of Subrogation, Etc. Notwithstanding anything to the contrary in this Guaranty, or in any other Loan Document, Guarantor hereby:

(a)                                  expressly and irrevocably waives, on behalf of itself and its successors and assigns (including any surety) until the Termination Date, any and all rights at law or in equity to subrogation, to reimbursement, to exoneration, to contribution, to indemnification, to set off or to any other rights that could accrue to a surety against a principal, to a guarantor against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, to a holder or transferee against a maker, or to the holder of any claim against any Person, and which Guarantor may have or hereafter acquire against any Credit Party in connection with or as a result of Guarantor’s execution, delivery and/or performance of this Guaranty, or any other documents to which Guarantor is a party or otherwise; and

(b)                                 acknowledges and agrees (i) that this waiver is intended to benefit Agent and Lenders and shall not limit or otherwise effect Guarantor’s liability hereunder or the enforceability of this Guaranty, and (ii) that Agent, Lenders and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 2.8 and their rights under this Section 2.8 shall survive payment in full of the Guaranteed Obligations until the Termination Date.

2.9.                              Election of Remedies. If Agent may, under applicable law, proceed to realize benefits under any of the Loan Documents giving Agent and Lenders a Lien upon any Collateral owned by any Credit Party, either by judicial foreclosure or by non-judicial sale or enforcement, Agent may, at its sole option, determine which of such remedies or rights it may pursue without affecting any of such rights and remedies under this Guaranty. If, in the exercise of any of its rights and remedies, Agent shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Credit Party, whether because of any applicable laws pertaining to “election of remedies” or the like, Guarantor hereby consents to such action by Agent and waive any claim based upon such action, even if such action by Agent shall result in a full or partial loss of any rights of subrogation which Guarantor might otherwise have had but for such action by Agent. Any election of remedies which results in the denial or impairment of the right of Agent to seek a deficiency judgment against any Credit Party shall not impair Guarantor’s obligation to pay the full amount of the Guaranteed Obligations. In the event Agent shall bid at any foreclosure or trustee’s sale or at any private sale permitted by law or the Loan Documents, Agent may bid all or less than the amount of the Guaranteed Obligations and the amount of such bid need not be paid by Agent but shall be credited against the Guaranteed Obligations. The amount of the successful bid at any such sale shall be conclusively deemed to be the fair market value of the collateral and the difference between such bid amount and the remaining balance of the Guaranteed Obligations shall be conclusively deemed to be the amount of the Guaranteed Obligations guaranteed under this Guaranty, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any

5

deficiency claim to which Agent and Lenders might otherwise be entitled but for such bidding at any such sale.

2.10.                        Funds Transfers. If Guarantor shall engage in any transaction as a result of which any Borrower is required to make a mandatory prepayment with respect to the Guaranteed Obligations under the terms of the Credit Agreement (including any issuance or sale of such Guarantor’s Stock or any sale of its assets), Guarantor shall distribute to, or make a contribution to the capital of, the Borrower an amount equal to the mandatory prepayment required under the terms of the Credit Agreement.

3.                                       DELIVERIES.

In a form satisfactory to Agent, Guarantor shall deliver to Agent (with sufficient copies for each Lender), concurrently with the execution of this Guaranty and the Credit Agreement, the Loan Documents and other instruments, certificates and documents as are required to be delivered by Guarantor to Agent under the Credit Agreement.

4.                                       REPRESENTATIONS AND WARRANTIES.

To induce Lenders to make the Loans and incur L/C Obligations under the Credit Agreement, Guarantor makes the representations and warranties as Guarantor contained in the Credit Agreement, each of which is incorporated herein by reference, and the following representations and warranties to Agent and each Lender, each and all of which shall survive the execution and delivery of this Guaranty:

4.1.                              Corporate Existence; Compliance with Law. Guarantor (i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization; (ii) is duly qualified to do business and is in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification; (iii) has the requisite corporate power and authority and the legal right to own, pledge, mortgage and operate its properties, to lease the property it operates under lease, and to conduct its business as now, heretofore and proposed to be conducted; (iv) has all licenses, permits, consents or approvals from or by, and has made all material filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct except where the failure to have or obtain any of the foregoing could not reasonably be expected to have a Material Adverse Effect; (v) is in compliance with its charter and by-laws; and (vi) is in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

4.2.                              Executive Offices. Guarantor’s executive office and principal place of business are as set forth in Schedule III of the Guarantor Security Agreement.

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4.3.                              Corporate Power; Authorization; Enforceable Guaranteed Obligations. The execution, delivery and performance of this Guaranty and all other Loan Documents and all instruments and documents to be delivered by Guarantor hereunder and under the Credit Agreement are within Guarantor’s corporate power, have been duly authorized by all necessary or proper corporate action, including the consent of stockholders and interest holders where required, are not in contravention of any provision of Guarantor’s charter or by-laws, do not violate any law or regulation, or any order or decree of any Governmental Authority, do not conflict with or result in the breach of, or constitute a default under, or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Guarantor is a party or by which Guarantor or any of its property is bound, do not result in the creation or imposition of any Lien upon any of the property of Guarantor, other than those in favor of Agent, for itself and the benefit of Lenders, and the same do not require the consent or approval of any Governmental Authority or any other Person except those referred to in Section 4.2 of the Credit Agreement, all of which have been duly obtained, made or complied with prior to the Closing Date. On or prior to the Closing Date, this Guaranty and each of the Loan Documents to which Guarantor is a party shall have been duly executed and delivered for the benefit of or on behalf of Guarantor, and each shall then constitute a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms subject to (i) the effect of any applicable bankruptcy, fraudulent transfer, moratorium, insolvency, reorganization or other similar laws affecting the rights of creditors generally and (ii) the effect of general principals of equity whether applied by a court of law or equity.

5.                                       FURTHER ASSURANCES.

Guarantor agrees, upon the written request of Agent or any Lender, to execute and deliver to Agent or such Lender, from time to time, any additional instruments or documents reasonably considered necessary by Agent or such Lender to cause this Guaranty to be, become or remain valid and effective in accordance with its terms.

6.                                       PAYMENTS FREE AND CLEAR OF TAXES.

All payments required to be made by Guarantor hereunder shall be made to Agent and Lenders free and clear of, and without deduction for, any and all present and future Taxes. If Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder, (a) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 6) Agent or Lenders, as applicable, receive an amount equal to the sum they would have received had no such deductions been made, (b) Guarantor shall make such deductions, and (c) Guarantor shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Within thirty (30) days after the date of any payment of Taxes, Guarantor shall furnish to Agent the original or a certified copy of a receipt evidencing payment thereof. Guarantor shall indemnify and, within ten (10) days of demand therefor, pay Agent and each Lender for the full amount of Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this Section 6) paid by Agent or such Lender, as

7

appropriate, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted.

7.                                       OTHER TERMS.

7.1.                              Entire Agreement. This Guaranty, together with the other Loan Documents, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements relating to a guaranty of the loans and advances under the Loan Documents and/or the Guaranteed Obligations.

7.2.                              Headings. The headings in this Guaranty are for convenience of reference only and are not part of the substance of this Guaranty.

7.3.                              Severability. Whenever possible, each provision of this Guaranty shall be interpreted in such a manner to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

7.4.                              Notices. Whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon another any such communication with respect to this Guaranty, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be addressed to the party to be notified as follows:

(a)                                  If to Agent, at:

General Electric Capital Corporation

2 Bethesda Metro Center

Suite 600

Bethesda, MD 20814

Attention:  Curative Health Services, Inc. Account Manager

Facsimile No: (301) 347-3175

Telephone No.: (301) 664-9816

With a copy to:                                                             Moritt Hock Hamroff & Horowitz LLP

400 Garden City Plaza

Garden City, NY 11530

Attention:  Marc L. Hamroff

Facsimile No: (516) 873-2010

Telephone No.: (516) 873-2000

(b)                                 If to any Lender, at the address of such Lender specified in the Credit Agreement.

8

(c)                                  If to Guarantor, at:

Curative Health Services III Co.

c/o Curative Health Services, Inc.

61 Spit Brook Road

Nashua, New Hampshire 03060

Attention:  Chief Financial Officer

Facsimile No: (603) 966-3345

Telephone No.: (603) 888-1500

With a copy to:                                                                                                                                                             Curative Health Services, Inc.

61 Spit Brook Road

Nashua, New Hampshire 03060

Attention: General Counsel

Facsimile No: (603) 966-3345

Telephone No.: (603) 888-1500

-and-

With a copy to:                                                                                                                                                             Linklaters

1345 Avenue of the Americas
New York, New York 10105
Attention:  Martin N. Flics
Facsimile No.: (212) 903-9100
Telephone No.:(212) 903-9000

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been validly served, given or delivered (i) upon the earlier of actual receipt and three (3) Business Days after the same shall have been deposited with the United States mail, registered or certified mail, return receipt requested, with proper postage prepaid, (ii) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States mail as otherwise provided in this Section 7.4), (iii) one (1) Business Day after deposit with a reputable overnight carrier with all charges prepaid, or (iv) when delivered, if hand-delivered by messenger.

7.5.                              Successors and Assigns. This Guaranty and all obligations of Guarantor hereunder shall be binding upon the successors and assigns of Guarantor (including a debtor-in-

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possession on behalf of Guarantor) and shall, together with the rights and remedies of Agent, for itself and for the benefit of Lenders, hereunder, inure to the benefit of Agent and Lenders, all future holders of any instrument evidencing any of the Obligations and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Obligations or any portion thereof or interest therein shall in any manner affect the rights of Agent and Lenders hereunder. Guarantor may not assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Guaranty.

7.6.                              No Waiver; Cumulative Remedies; Amendments. Neither Agent nor any Lender shall by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by Agent and then only to the extent therein set forth. A waiver by Agent, for itself and the ratable benefit of Lenders, of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Agent would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of Agent or any Lender, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Guaranty may be waived, altered, modified, supplemented or amended except by an instrument in writing, duly executed by Agent and Guarantor.

7.7.                              Termination. This Guaranty is a continuing guaranty and shall remain in full force and effect until the Termination Date. Upon payment and performance in full of the Guaranteed Obligations, Agent shall deliver to Guarantor such documents as Guarantor may reasonably request to evidence such termination.

7.8.                              Counterparts. This Guaranty may be executed in any number of counterparts, each of which shall collectively and separately constitute one and the same agreement.

7.9.                            GOVERNING LAW; CONSENT TO JURISDICTION AND VENUE. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, THIS GUARANTY AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. AGENT AND GUARANTOR HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES BANKRUPTCY COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY. GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A

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COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE PARTIES HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 7.4. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

7.10.                        WAIVER OF JURY TRIAL. AGENT AND GUARANTOR HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY AND TO THE FULLEST EXTENT PERMITTED BY LAW WAIVES ANY RIGHTS THAT IT MAY HAVE TO CLAIM OR RECEIVE CONSEQUENTIAL OR SPECIAL DAMAGES IN CONNECTION WITH ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

7.11.                        Limitation on Guaranteed Obligations. Notwithstanding any provision herein contained to the contrary, Guarantor’s liability hereunder shall be limited to an amount not to exceed as of any date of determination the greater of:

(a)                                  the net amount of all Loans advanced under the Credit Agreement and directly or indirectly re-loaned or otherwise transferred to, or incurred for the benefit of, Guarantor, plus interest thereon at the applicable rate specified in the Credit Agreement; or

(b)                                 the amount which could be claimed by the Agent and Lenders from Guarantor under this Guaranty without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

8.                                       SECURITY.

To secure payment of Guarantor’s obligations under this Guaranty, concurrently with the execution of this Guaranty, Guarantor has entered into a Guarantor Security Agreement pursuant to which Guarantor has granted to Agent for the benefit of Lenders a security interest in substantially all of its personal property and has entered into a Pledge Agreement pursuant to which Guarantor has pledged all of the Stock of each of its Subsidiaries to Agent for the benefit of Lenders.

9.                                       CREDIT AGREEMENT.

Guarantor agrees to perform, comply with and be bound by the covenants contained in Sections 5 and 6 of the Credit Agreement (which provisions are incorporated herein by reference) as if Guarantor were a Credit Party signatory to the Credit Agreement.

[Remainder of page left intentionally blank; signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Holdings Guaranty as of the date first above written.

CURATIVE HEALTH SERVICES III CO

By:
Name:
Title:

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent

By:
Name:
Title:

GUARANTY

This GUARANTY (this “Guaranty”), dated as of March 30, 2006, by and between CURATIVE HEALTH SERVICES III CO., a Minnesota corporation (the “Guarantor”), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, individually and as agent (in such capacity, “Agent”) for itself and the lenders from time to time signatory to the Credit Agreement hereinafter defined (“Lenders”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Debtor In Possession Credit Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Curative Health Services, Inc. (“Holdings”), Curative Health Services Co., Critical Care Systems, Inc., eBioCare.com, Inc., Hemophilia Access, Inc., Apex Therapeutic Care, Inc., CHS Services, Inc., Curative Health Services of New York, Inc., Optimal Care Plus, Inc., Infinity Infusion, LLC, Infinity Infusion II, LLC, Infinity Infusion Care, Ltd., MedCare, Inc., Curative Pharmacy Services, Inc. (each a “Borrower”, and collectively with Holdings, “Borrowers”), the other Credit Parties signatory thereto, Agent and the Lenders , Lenders have agreed to make the Loans and to incur the L/C Obligations on behalf of Borrowers;

WHEREAS, in order to induce Agent and Lenders to enter into the Credit Agreement and other Loan Documents and to induce Lenders to make the Loans as provided for in the Credit Agreement, Guarantor has agreed to guarantee payment of the Guaranteed Obligations (as defined below);

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, and to induce Lenders to provide the Loans and other financial accommodations under the Credit Agreement, it is agreed as follows:

1.                                       DEFINITIONS.

(a)                                  Capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement, unless otherwise defined herein.

(b)                                 References to this “Guaranty” shall mean this Guaranty, including all amendments, modifications and supplements and any annexes, exhibits and schedules to any of the foregoing, and shall refer to this Guaranty as the same may be in effect at the time such reference becomes operative.

(c)                                  References to the “Termination Date” shall mean the date on which (a) the Loans have been indefeasibly repaid in full in cash, (b) all other Obligations under the Credit Agreement and the other Loan Documents have been completely discharged, (c) all of the L/C Obligations have been cash collateralized, cancelled or backed by standby letters of credit in accordance with Section 2.5 of the Credit Agreement, and (d) Borrowers shall not have any further right to borrow any monies under the Credit Agreement.

2.                                       THE GUARANTY.

2.1.                              Guaranty of Guaranteed Obligations of Borrowers. Guarantor hereby unconditionally guarantees to Agent and Lenders, and their respective successors, endorsees, transferees and assigns, the prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of the Obligations of Borrowers (hereinafter the “Guaranteed Obligations”). Guarantor agrees that this Guaranty is a guaranty of payment and performance and not of collection, and that Guarantor’s obligations under this Guaranty shall be primary, absolute and unconditional, irrespective of, and unaffected by:

(a)                                  the genuineness, validity, regularity, enforceability or any future amendment of, or change in this Guaranty, any other Loan Document or any other agreement, document or instrument to which any Credit Party and/or Guarantor are or may become a party;

(b)                                 the absence of any action to enforce this Guaranty or any other Loan Document or the waiver or consent by Agent and/or Lenders with respect to any of the provisions thereof;

(c)                                  the existence, value or condition of, or failure to perfect its Lien against, any Collateral for the Guaranteed Obligations or any action, or the absence of any action, by Agent in respect thereof (including, without limitation, the release of any such security);

(d)                                 the insolvency of any Credit Party; or

(e)                                  any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor,

it being agreed by Guarantor that its obligations under this Guaranty shall not be discharged until the Termination Date. Guarantor shall be regarded as a primary obligor with respect to the Guaranteed Obligations. Guarantor agrees that any notice or directive given at any time to Agent which is inconsistent with the waiver in the immediately preceding sentence shall be null and void and may be ignored by Agent and Lenders, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Guaranty for the reason that such pleading or introduction would be at variance with the written terms of this Guaranty, unless Agent and Lenders have specifically agreed otherwise in writing. It is agreed among Guarantor, Agent and Lenders that the foregoing waivers are of the essence of the transaction contemplated by the Loan Documents and that, but for this Guaranty and such waivers, Agent and Lenders would decline to enter into the Credit Agreement.

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2.2.                              Demand by Agent or Lenders. In addition to the terms of the Guaranty set forth in Section 2.1 hereof, and in no manner imposing any limitation on such terms, it is expressly understood and agreed that, if, at any time, the outstanding principal amount of the Guaranteed Obligations under the Credit Agreement (including all accrued interest thereon) is declared to be immediately due and payable, then Guarantor shall, without demand, pay to the holders of the Guaranteed Obligations the entire outstanding Guaranteed Obligations due and owing to such holders. Payment by Guarantor shall be made to Agent in immediately available Federal funds to an account designated by Agent or at the address set forth herein for the giving of notice to Agent or at any other address that may be specified in writing from time to time by Agent, and shall be credited and applied to the Guaranteed Obligations.

2.3.                              Enforcement of Guaranty. In no event shall Agent have any obligation (although it is entitled, at its option) to proceed against any Borrower or any other Credit Party or any Collateral pledged to secure Guaranteed Obligations before seeking satisfaction from the Guarantor, and Agent may proceed, prior or subsequent to, or simultaneously with, the enforcement of Agent’s rights hereunder, to exercise any right or remedy which it may have against any Collateral, as a result of any Lien it may have as security for all or any portion of the Guaranteed Obligations.

2.4.                              Waiver. In addition to the waivers contained in Section 2.1 hereof, Guarantor waives, and agrees that it shall not at any time insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshaling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by Guarantor of its Guaranteed Obligations under, or the enforcement by Agent or Lenders of, this Guaranty. Guarantor hereby waives diligence, presentment and demand (whether for non-payment or protest or of acceptance, maturity, extension of time, change in nature or form of the Guaranteed Obligations, acceptance of further security, release of further security, composition or agreement arrived at as to the amount of, or the terms of, the Guaranteed Obligations, notice of adverse change in any Borrower’s financial condition or any other fact which might increase the risk to Guarantor) with respect to any of the Guaranteed Obligations or all other demands whatsoever and waive the benefit of all provisions of law which are or might be in conflict with the terms of this Guaranty. Guarantor represents, warrants and agrees that, as of the date of this Guaranty, its obligations under this Guaranty are not subject to any offsets or defenses against Agent or Lenders or any Credit Party of any kind. Guarantor further agrees that its obligations under this Guaranty shall not be subject to any counterclaims, offsets or defenses against Agent or any Lender or against any Credit Party of any kind which may arise in the future.

2.5.                              Benefit of Guaranty. The provisions of this Guaranty are for the benefit of Agent and Lenders and their respective permitted successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any Credit Party and Agent or Lenders, the obligations of any Credit Party under the Loan Documents. In the event all or any part of the Guaranteed Obligations are transferred, indorsed or assigned by Agent or any Lender to any Person or Persons, as permitted under the Loan Documents, any reference to “Agent” or “Lender” herein shall be deemed to refer equally to such Person or Persons.

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2.6.                              Modification of Guaranteed Obligations, Etc. Guarantor hereby acknowledges and agrees that Agent and Lenders may at any time or from time to time, with or without the consent of, or notice to, Guarantor:

(a)                                  change or extend the manner, place or terms of payment of, or renew or alter all or any portion of, the Guaranteed Obligations;

(b)                                 take any action under or in respect of the Loan Documents in the exercise of any remedy, power or privilege contained therein or available to it at law, equity or otherwise, or waive or refrain from exercising any such remedies, powers or privileges;

(c)                                  amend or modify, in any manner whatsoever, the Loan Documents;

(d)                                 extend or waive the time for any Credit Party’s performance of, or compliance with, any term, covenant or agreement on its part to be performed or observed under the Loan Documents, or waive such performance or compliance or consent to a failure of, or departure from, such performance or compliance;

(e)                                  take and hold Collateral for the payment of the Guaranteed Obligations guaranteed hereby or sell, exchange, release, dispose of, or otherwise deal with, any property pledged, mortgaged or conveyed, or in which Agent or Lenders have been granted a Lien, to secure any Obligations;

(f)                                    release anyone who may be liable in any manner for the payment of any amounts owed by Guarantor or any Credit Party to Agent or any Lender;

(g)                                 modify or terminate the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors of Guarantor or any Credit Party are subordinated to the claims of Agent and Lenders; and/or

(h)                                 apply any sums by whomever paid or however realized to any amounts owing by Guarantor or any Credit Party to Agent or any Lender in such manner as Agent or any Lender shall determine in its discretion;

and Agent and Lenders shall not incur any liability to Guarantor as a result thereof, and no such action shall impair or release the Guaranteed Obligations of Guarantor under this Guaranty.

2.7.                              Reinstatement. This Guaranty shall remain in full force and effect and continue to be effective should any petition be filed, subsequent to the execution hereof, by or against any Credit Party or Guarantor for liquidation or reorganization, should any Credit Party or Guarantor make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of such Credit Party’s or Guarantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Guaranteed Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by Agent or any Lender, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though

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such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Guaranteed Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

2.8.                              Deferral of Subrogation, Etc. Notwithstanding anything to the contrary in this Guaranty, or in any other Loan Document, Guarantor hereby:

(a)                                  expressly and irrevocably waives, on behalf of itself and its successors and assigns (including any surety) until the Termination Date, any and all rights at law or in equity to subrogation, to reimbursement, to exoneration, to contribution, to indemnification, to set off or to any other rights that could accrue to a surety against a principal, to a guarantor against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, to a holder or transferee against a maker, or to the holder of any claim against any Person, and which Guarantor may have or hereafter acquire against any Credit Party in connection with or as a result of Guarantor’s execution, delivery and/or performance of this Guaranty, or any other documents to which Guarantor is a party or otherwise; and

(b)                                 acknowledges and agrees (i) that this waiver is intended to benefit Agent and Lenders and shall not limit or otherwise effect Guarantor’s liability hereunder or the enforceability of this Guaranty, and (ii) that Agent, Lenders and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 2.8 and their rights under this Section 2.8 shall survive payment in full of the Guaranteed Obligations until the Termination Date.

2.9.                              Election of Remedies.  If Agent may, under applicable law, proceed to realize benefits under any of the Loan Documents giving Agent and Lenders a Lien upon any Collateral owned by any Credit Party, either by judicial foreclosure or by non-judicial sale or enforcement, Agent may, at its sole option, determine which of such remedies or rights it may pursue without affecting any of such rights and remedies under this Guaranty. If, in the exercise of any of its rights and remedies, Agent shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Credit Party, whether because of any applicable laws pertaining to “election of remedies” or the like, Guarantor hereby consents to such action by Agent and waive any claim based upon such action, even if such action by Agent shall result in a full or partial loss of any rights of subrogation which Guarantor might otherwise have had but for such action by Agent. Any election of remedies which results in the denial or impairment of the right of Agent to seek a deficiency judgment against any Credit Party shall not impair Guarantor’s obligation to pay the full amount of the Guaranteed Obligations. In the event Agent shall bid at any foreclosure or trustee’s sale or at any private sale permitted by law or the Loan Documents, Agent may bid all or less than the amount of the Guaranteed Obligations and the amount of such bid need not be paid by Agent but shall be credited against the Guaranteed Obligations. The amount of the successful bid at any such sale shall be conclusively deemed to be the fair market value of the collateral and the difference between such bid amount and the remaining balance of the Guaranteed Obligations shall be conclusively deemed to be the amount of the Guaranteed Obligations guaranteed under this Guaranty, notwithstanding that any present

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or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Agent and Lenders might otherwise be entitled but for such bidding at any such sale.

2.10.                        Funds Transfers. If Guarantor shall engage in any transaction as a result of which any Borrower is required to make a mandatory prepayment with respect to the Guaranteed Obligations under the terms of the Credit Agreement (including any issuance or sale of such Guarantor’s Stock or any sale of its assets), Guarantor shall distribute to, or make a contribution to the capital of, such Borrower an amount equal to the mandatory prepayment required under the terms of the Credit Agreement.

3.                                       DELIVERIES.

In a form satisfactory to Agent, Guarantor shall deliver to Agent (with sufficient copies for each Lender), concurrently with the execution of this Guaranty and the Credit Agreement, the Loan Documents and other instruments, certificates and documents as are required to be delivered by Guarantor to Agent under the Credit Agreement.

4.                                       REPRESENTATIONS AND WARRANTIES.

To induce Lenders to make the Loans and incur L/C Obligations under the Credit Agreement, Guarantor makes the representations and warranties as Guarantor contained in the Credit Agreement, each of which is incorporated herein by reference, and the following representations and warranties to Agent and each Lender, each and all of which shall survive the execution and delivery of this Guaranty:

4.1.                              Corporate Existence; Compliance with Law. Guarantor (i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization; (ii) is duly qualified to do business and is in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification; (iii) has the requisite corporate power and authority and the legal right to own, pledge, mortgage and operate its properties, to lease the property it operates under lease, and to conduct its business as now, heretofore and proposed to be conducted; (iv) has all licenses, permits, consents or approvals from or by, and has made all material filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct except where the failure to have or obtain any of the foregoing could not reasonably be expected to have a Material Adverse Effect; (v) is in compliance with its charter and by-laws; and (vi) is in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

4.2.                              Executive Offices. Guarantor’s executive office and principal place of business are as set forth in Schedule III of the Guarantor Security Agreement.

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4.3.                              Corporate Power; Authorization; Enforceable Guaranteed Obligations. The execution, delivery and performance of this Guaranty and all other Loan Documents and all instruments and documents to be delivered by Guarantor hereunder and under the Credit Agreement are within Guarantor’s corporate power, have been duly authorized by all necessary or proper corporate action, including the consent of stockholders and interest holders where required, are not in contravention of any provision of Guarantor’s charter or by-laws, do not violate any law or regulation, or any order or decree of any Governmental Authority, do not conflict with or result in the breach of, or constitute a default under, or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Guarantor is a party or by which Guarantor or any of its property is bound, do not result in the creation or imposition of any Lien upon any of the property of Guarantor, other than those in favor of Agent, for itself and the benefit of Lenders, and the same do not require the consent or approval of any Governmental Authority (other than the Interim Order or the Final Order) or any other Person except those referred to in Sections 4.2 and 4.3 of the Credit Agreement, all of which have been duly obtained, made or complied with prior to the Closing Date. On or prior to the Closing Date, this Guaranty and each of the Loan Documents to which Guarantor is a party shall have been duly executed and delivered for the benefit of or on behalf of Guarantor, and each shall then constitute a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms subject to (i) the effect of any applicable bankruptcy, fraudulent transfer, moratorium, insolvency, reorganization or other similar laws affecting the rights of creditors generally and (ii) the effect of general principals of equity whether applied by a court of law or equity.

5.                                       FURTHER ASSURANCES.

Guarantor agrees, upon the written request of Agent or any Lender, to execute and deliver to Agent or such Lender, from time to time, any additional instruments or documents reasonably considered necessary by Agent or such Lender to cause this Guaranty to be, become or remain valid and effective in accordance with its terms.

6.                                       PAYMENTS FREE AND CLEAR OF TAXES.

All payments required to be made by Guarantor hereunder shall be made to Agent and Lenders free and clear of, and without deduction for, any and all present and future Taxes. If Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder, (a) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 6) Agent or Lenders, as applicable, receive an amount equal to the sum they would have received had no such deductions been made, (b) Guarantor shall make such deductions, and (c) Guarantor shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Within thirty (30) days after the date of any payment of Taxes, Guarantor shall furnish to Agent the original or a certified copy of a receipt evidencing payment thereof. Guarantor shall indemnify and, within ten (10) days of demand therefor, pay Agent and each Lender for the full amount of Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this Section 6) paid by Agent or such Lender, as

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appropriate, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted.

7.                                       OTHER TERMS.

7.1.                              Entire Agreement. This Guaranty, together with the other Loan Documents, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements relating to a guaranty of the loans and advances under the Loan Documents and/or the Guaranteed Obligations.

7.2.                              Headings. The headings in this Guaranty are for convenience of reference only and are not part of the substance of this Guaranty.

7.3.                              Severability. Whenever possible, each provision of this Guaranty shall be interpreted in such a manner to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

7.4.                              Notices. Whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon another any such communication with respect to this Guaranty, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be addressed to the party to be notified as follows:

(a)                                  If to Agent, at:

General Electric Capital Corporation

2 Bethesda Metro Center

Suite 600

Bethesda, MD 20814

Attention:  Curative Health Services, Inc. Account Manager

Facsimile No: (301) 347-3175

Telephone No.: (301) 664-9816

With a copy to:                                                             Moritt Hock Hamroff & Horowitz LLP

400 Garden City Plaza

Garden City, NY 11530

Attention:  Marc L. Hamroff

Facsimile No: (516) 873-2010

Telephone No.: (516) 873-2000

(b)                                 If to any Lender, at the address of such Lender specified in the Credit Agreement.

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(c)                                  If to Guarantor, at:

Curative Health Services III Co.

c/o Curative Health Services, Inc.

61 Spit Brook Road

Nashua, New Hampshire 03060

Attention:  Chief Financial Officer

Facsimile No: (603) 966-3345

Telephone No.: (603) 888-1500

With a copy to:                                                                                                                                                             Curative Health Services, Inc.

61 Spit Brook Road

Nashua, New Hampshire 03060

Attention: General Counsel

Facsimile No: (603) 966-3345

Telephone No.: (603) 888-1500

-and-

With a copy to:                                                                                                                                                             Linklaters

1345 Avenue of the Americas
New York, New York 10105
Attention:  Martin N. Flics
Facsimile No.: (212) 903-9100
Telephone No.:(212) 903-9000

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been validly served, given or delivered (i) upon the earlier of actual receipt and three (3) Business Days after the same shall have been deposited with the United States mail, registered or certified mail, return receipt requested, with proper postage prepaid, (ii) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States mail as otherwise provided in this Section 7.4), (iii) one (1) Business Day after deposit with a reputable overnight carrier with all charges prepaid, or (iv) when delivered, if hand-delivered by messenger.

7.5.                              Successors and Assigns. This Guaranty and all obligations of Guarantor hereunder shall be binding upon the successors and assigns of Guarantor and shall, together with

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the rights and remedies of Agent, for itself and for the benefit of Lenders, hereunder, inure to the benefit of Agent and Lenders, all future holders of any instrument evidencing any of the Obligations and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Obligations or any portion thereof or interest therein shall in any manner affect the rights of Agent and Lenders hereunder. Guarantor may not assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Guaranty.

7.6.                              No Waiver; Cumulative Remedies; Amendments. Neither Agent nor any Lender shall by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by Agent and then only to the extent therein set forth. A waiver by Agent, for itself and the ratable benefit of Lenders, of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Agent would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of Agent or any Lender, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Guaranty may be waived, altered, modified, supplemented or amended except by an instrument in writing, duly executed by Agent and Guarantor.

7.7.                              Termination. This Guaranty is a continuing guaranty and shall remain in full force and effect until the Termination Date. Upon payment and performance in full of the Guaranteed Obligations, Agent shall deliver to Guarantor such documents as Guarantor may reasonably request to evidence such termination.

7.8.                              Counterparts. This Guaranty may be executed in any number of counterparts, each of which shall collectively and separately constitute one and the same agreement.

7.9.                            GOVERNING LAW; CONSENT TO JURISDICTION AND VENUE. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, THIS GUARANTY AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. AGENT AND GUARANTOR HEREBY SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES BANKRUPTCY COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY. GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE

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PARTIES HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 7.4. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

7.10.                        WAIVER OF JURY TRIAL. AGENT AND GUARANTOR HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY AND TO THE FULLEST EXTENT PERMITTED BY LAW WAIVES ANY RIGHTS THAT IT MAY HAVE TO CLAIM OR RECEIVE CONSEQUENTIAL OR SPECIAL DAMAGES IN CONNECTION WITH ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

7.11.                        Limitation on Guaranteed Obligations. Notwithstanding any provision herein contained to the contrary, Guarantor’s liability hereunder shall be limited to an amount not to exceed as of any date of determination the greater of:

(a)                                  the net amount of all Loans advanced under the Credit Agreement and directly or indirectly re-loaned or otherwise transferred to, or incurred for the benefit of, Guarantor, plus interest thereon at the applicable rate specified in the Credit Agreement; or

(b)                                 the amount which could be claimed by the Agent and Lenders from Guarantor under this Guaranty without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

8.                                       SECURITY.

To secure payment of Guarantor’s obligations under this Guaranty, concurrently with the execution of this Guaranty, Guarantor has entered into a Guarantor Security Agreement pursuant to which Guarantor has granted to Agent for the benefit of Lenders a security interest in substantially all of its personal property and has entered into a Pledge Agreement pursuant to which Guarantor has pledged all of the Stock of each of its Subsidiaries to Agent for the benefit of Lenders.

9.                                       CREDIT AGREEMENT.

Guarantor agrees to perform, comply with and be bound by the covenants contained in Sections 5 and 6 of the Credit Agreement (which provisions are incorporated herein by reference) as if Guarantor were a Credit Party signatory to the Credit Agreement.

[Remainder of page left intentionally blank; signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Guaranty as of the date first above written.

CURATIVE HEALTH SERVICES III CO

By:
Name:
Title:

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent

By:
Name:
Title:

[Signature Page to Guaranty Agreement]

EXHIBIT H

to

CREDIT AGREEMENT

GUARANTOR SECURITY AGREEMENT

GUARANTOR SECURITY AGREEMENT (this “Security Agreement”), dated as of March 30, 2006, among the Grantors signatory hereto (sometimes collectively referred to herein as “Grantors” and individually as a “Grantor”), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, individually and in its capacity as Agent for Lenders (“Agent”).

W I T N E S S T H:

WHEREAS, pursuant to that certain Debtor in Possession Credit Agreement dated as of the date hereof by and among Borrowers (the “Borrower”), the Persons named therein as Credit Parties, Agent and Lenders (including all annexes, exhibits and schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”), Lenders have agreed, subject to certain terms and conditions, to make the Loans and to incur L/C Obligations on behalf of the Borrower;

WHEREAS, Grantors are either direct or indirect subsidiaries of Borrower and as such will derive direct and indirect economic benefits from the making of the Loans and other financial accommodations provided to the Borrower pursuant to the Credit Agreement; and

WHEREAS, in order to induce Agent and Lenders to enter into the Credit Agreement and other Loan Documents and to induce Lenders to make the Loans and to incur L/C Obligations as provided for in the Credit Agreement, Grantors have entered into that certain Guaranty Agreement dated as the date hereof (the “Guaranty Agreement”) in favor of Agent and Lenders, pursuant to which Grantors have unconditionally guarantied all of the Obligations;

WHEREAS, in order to induce Agent and Lenders to enter into the Credit Agreement and other Loan Documents and to induce Lenders to make the Loans and to incur L/C Obligations as provided for in the Credit Agreement, Grantors have agreed to grant a continuing Lien on the Collateral (as hereinafter defined) to secure the Obligations;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             DEFINED TERMS.

Capitalized terms used in this Agreement shall have the meanings ascribed to them in this Section 1 unless the context indicates otherwise. All capitalized terms used but not otherwise defined herein have the meanings given to them in Section 1.1 of the Credit Agreement. Any other terms contained in this Security Agreement not defined in this Agreement or in the Credit Agreement have the meanings provided for by the Code to the extent the same are used or defined therein.

(a)           “Accounts” means all “accounts,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, or Instruments), (including any such obligations that may be characterized as an account or contract right under the Code), (b) all of each Credit Party’s rights in, to and under all purchase orders or receipts for goods or services, (c) all of each Credit Party’s rights to any goods represented by any of the foregoing (including unpaid sellers’ rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all rights to payment due to any Credit Party for property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by such Credit Party or in connection with any other transaction (whether or not yet earned by performance on the part of such Credit Party), (e) all health care insurance receivables and (f) all collateral security of any kind, given by any Account Debtor or any other Person with respect to any of the foregoing.

(b)           “Chattel Paper” means any “chattel paper,” as such term is defined in the Code, including electronic chattel paper, now owned or hereafter acquired by any Credit Party.

(c)           “Code” means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided, that to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent’s or any Lender’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

(d)           “Contracts” means all “contracts,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, in any event, including all contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Credit Party may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

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(e)           “Control Letter” means a letter agreement between Agent and (i) the issuer of uncertificated securities with respect to uncertificated securities in the name of any Credit Party, (ii) a securities intermediary with respect to securities, whether certificated or uncertificated, securities entitlements and other financial assets held in a securities account in the name of any Credit Party, (iii) a futures commission merchant or clearing house, as applicable, with respect to commodity accounts and commodity contracts held by any Credit Party, whereby, among other things, the issuer, securities intermediary or futures commission merchant disclaims any security interest in the applicable financial assets, acknowledges the Lien of Agent, on behalf of itself and Lenders, on such financial assets, and agrees to follow the instructions or entitlement orders of Agent without further consent by the affected Credit Party.

(f)            “Copyright License” means any and all rights now owned or hereafter acquired by any Credit Party under any written agreement granting any right to use any Copyright or Copyright registration.

(g)           “Copyrights” means all of the following now owned or hereafter adopted or acquired by any Credit Party: (a) all copyrights and General Intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

(h)           “Deposit Accounts” means all “deposit accounts” as such term is defined in the Code, now or hereafter held in the name of any Credit Party.

(i)            “Documents” means all “documents,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located.

(j)            “Equipment” means all “equipment,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located and, in any event, including all such Credit Party’s machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment, including embedded software and peripheral equipment and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

(k)           “Fixtures” means all “fixtures” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party.

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(l)            “General Intangibles” means all “general intangibles,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including all right, title and interest that such Credit Party may now or hereafter have in or under any Contract, all payment intangibles, customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged Stock and Investment Property, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Credit Party or any computer bureau or service company from time to time acting for such Credit Party.

(m)          “Goods” means all “goods” as defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, including embedded software to the extent included in “goods” as defined in the Code, manufactured homes, standing timber that is cut and removed for sale and unborn young of animals.

(n)           “Indemnified Person” means each of Agent, Lenders and their respective Affiliates, and each such Person’s respective officers, directors, employees, attorneys, agents and representatives.

(o)           “Instruments” means all “instruments,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

(p)           “Intellectual Property” means any and all Licenses, Patents, Copyrights, Trademarks, and the goodwill associated with such Trademarks.

(q)           “Inventory” means all “inventory,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, and in any event including inventory, merchandise, goods and other personal property that are held by or on behalf of any Credit Party for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, finished goods, returned goods, or materials or supplies of any kind, nature or description used or

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consumed or to be used or consumed in such Credit Party’s business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.

(r)            “Investment Property” means all “investment property” as such term is defined in the Code now owned or hereafter acquired by any Credit Party, wherever located, including (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of any Credit Party, including the rights of any Credit Party to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts of any Credit Party; (iv) all commodity contracts of any Credit Party; and (v) all commodity accounts held by any Credit Party.

(s)           “Letter-of-Credit Rights” means “letter-of-credit rights” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including rights to payment or performance under a letter of credit, whether or not such Credit Party, as beneficiary, has demanded or is entitled to demand payment or performance.

(t)            “License” means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by any Credit Party.

(u)           “Patent License” means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right with respect to any invention on which a Patent is in existence.

(v)           “Patents” means all of the following in which any Credit Party now holds or hereafter acquires any interest: (a) all letters patent of the United States or of any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or of any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State, or any other country, and (b) all reissues, continuations, continuations-in-part or extensions thereof.

(w)          “Software” means all “software” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, other than software embedded in any category of Goods, including all computer programs and all supporting information provided in connection with a transaction related to any program.

(x)            “Supporting Obligations” means all “supporting obligations” as such term is defined in the Code, including letters of credit and guaranties issued in support of Accounts, Chattel Paper, Documents, General Intangibles, Instruments, or Investment Property.

(y)           “Termination Date” means the date on which (a) the Loans have been indefeasibly repaid in full in cash, (b) all other Obligations under the Credit Agreement and the other Loan Documents have been completely discharged (c) all L/C Obligations

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have been cash collateralized, canceled or backed by standby letters of credit in accordance with Section 2.5 of the Credit Agreement, and (d) the Borrower shall not have any further right to borrow any monies under the Credit Agreement.

(z)            “Trademark License” means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right to use any Trademark.

(aa)         “Trademarks” means all of the following now owned or hereafter existing or adopted or acquired by any Credit Party: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

(bb)         “Uniform Commercial Code jurisdiction” means any jurisdiction that has adopted all or substantially all of Article 9 as contained in the 2000 Official Text of the Uniform Commercial Code, as recommended by the National Conference of Commissioners on Uniform State Laws and the American Law Institute, together with any subsequent amendments or modifications to the Official Text.

2.             GRANT OF LIEN.

(a)           To secure the prompt and complete payment, performance and observance of all of the Obligations (specifically including, without limitation, each Grantor’s Obligations arising under the Guaranty Agreement), each Grantor hereby grants, assigns, conveys, mortgages, pledges, hypothecates and transfers to Agent, for itself and the benefit of Lenders, a Lien upon all of its right, title and interest in, to and under all personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor (including under any trade names, styles or derivations thereof), and whether owned or consigned by or to, or leased from or to, such Grantor, and regardless of where located (all of which being hereinafter collectively referred to as the “Collateral”), including:

i.              all Accounts;

ii.             all Chattel Paper;

iii.            all Documents;

iv.            all General Intangibles (including payment intangibles and Software);

v.             all Goods (including Inventory, Equipment and Fixtures);

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vi.            all Instruments;

vii.           all Investment Property;

viii.          all Deposit Accounts, of any Grantor, including all Blocked Accounts, Government Receivables Deposit Accounts, Concentration Accounts, Disbursement Accounts, and all other bank accounts and all deposits therein;

ix.            all money, cash or cash equivalents of any Grantor;

x.             all Supporting Obligations and Letter-of-Credit Rights of any Grantor;

xi.            all following commercial tort claims;

xii.           all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the Collateral described in clauses (i) through (xi) above or are otherwise necessary or helpful in the collection thereof or realization thereon; and

xiii.          to the extent not otherwise included, all Proceeds, tort claims, insurance claims and other rights to payments not otherwise included in the foregoing and products of the foregoing and all accessions to, substitutions and replacements for, and rents and profits of, each of the foregoing.

(b)           In addition, to secure the prompt and complete payment, performance and observance of the Obligations and in order to induce Agent and Lenders as aforesaid, each Grantor hereby grants to Agent, for itself and the benefit of Lenders, a right of setoff against the property of such Grantor held by Agent or any Lender, consisting of property described above in Section 2(a) now or hereafter in the possession or custody of or in transit to Agent or any Lender, for any purpose, including safekeeping, collection or pledge, for the account of such Grantor, or as to which such Grantor may have any right or power.

3.             AGENT’S AND LENDERS’ RIGHTS: LIMITATIONS ON AGENT’S AND LENDERS’ OBLIGATIONS.

(a)           It is expressly agreed by Grantors that, anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of its Contracts and each of its Licenses to observe and perform all the conditions and obligations to be observed and performed by it thereunder. Neither Agent nor any Lender shall have any obligation or liability under any Contract or License by reason of or arising out of this Security Agreement or the granting herein of a Lien thereon or the receipt by Agent or any Lender of any payment relating to any Contract or License pursuant hereto. Neither Agent nor any Lender shall be required or obligated in any manner to perform or fulfill any of the obligations of any Grantor under or pursuant to any Contract or License, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment

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received by it or the sufficiency of any performance by any party under any Contract or License, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(b)           Agent may at any time after an Event of Default has occurred and be continuing (or if any rights of set-off (other than set-offs against an Account arising under the Contract giving rise to the same Account) or contra accounts may be asserted with respect to the following), without prior notice to any Grantor, notify Account Debtors and other Persons obligated on the Collateral that Agent has a security interest therein, and that payments shall be made directly to Agent. Upon the request of Agent, each Grantor shall so notify Account Debtors and other Persons obligated on Collateral. Once any such notice has been given to any Account Debtor or other Person obligated on the Collateral, the affected Grantor shall not give any contrary instructions to such Account Debtor or other Person without Agent’s prior written consent.

(c)           Agent may at any time in Agent’s own name, in the name of a nominee of Agent or in the name of any Grantor communicate (by mail, telephone, facsimile or otherwise) with Account Debtors, parties to Contracts and obligors in respect of Instruments to verify with such Persons, to Agent’s satisfaction, the existence, amount terms of, and any other matter relating to, Accounts, payment intangibles, Instruments or Chattel Paper. If a Default or Event of Default shall have occurred and be continuing, each Grantor, at its own expense, shall cause the independent certified public accountants then engaged by such Grantor to prepare and deliver to Agent and each Lender at any time and from time to time promptly upon Agent’s request the following reports with respect to each Grantor: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) a test verification of such Accounts as Agent may request. Each Grantor, at its own expense, shall deliver to Agent the results of each physical verification, if any, which such Grantor may in its discretion have made, or caused any other Person to have made on its behalf, of all or any portion of its Inventory.

4.             REPRESENTATIONS AND WARRANTIES. Each Grantor represents and warrants that:

(a)           Each Grantor has rights in and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder free and clear of any and all Liens other than Permitted Encumbrances;

(b)           No effective security agreement, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed (i) by any Grantor in favor of Agent pursuant to this Security Agreement or the other Loan Documents, and (ii) in connection with any other Permitted Encumbrances;

(c)           This Security Agreement is effective to create a valid and continuing Lien on and, upon the filing of the appropriate financing statements listed on Schedule I hereto, a perfected Lien in favor of Agent, for itself and the benefit of Lenders, on the Collateral

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with respect to which a Lien may be perfected by filing pursuant to the Code. Such Lien is prior to all other Liens, except Permitted Encumbrances that would be prior to Liens in favor of Agent for the benefit of Agent and Lenders as a matter of law, and is enforceable as such as against any and all creditors of and purchasers from any Grantor (other than purchasers and lessees of Inventory in the ordinary course of business and non-exclusive licensees of General Intangibles in the ordinary course of business). All action by any Grantor necessary or desirable to protect and perfect such Lien on each item of the Collateral has been duly taken;

(d)           Schedule II hereto lists all Instruments, Letter of Credit Rights and Chattel Paper of each Grantor. All action by any Grantor necessary or desirable to protect and perfect the Lien of Agent on each item set forth on Schedule II (including the delivery of all originals thereof to Agent and the legending of all Chattel Paper as required by Section 5(b) hereof) has been duly taken. The Lien of Agent, for the benefit of Agent and Lenders, on the Collateral listed on Schedule II hereto is prior to all other Liens, except Permitted Encumbrances that would be prior to the Liens in favor of Agent as a matter of law, and is enforceable as such against any and all creditors of and purchasers from any Grantor;

(e)           Each Grantor’s name as it appears in official filings in the state of its incorporation or other organization, the type of entity of each Grantor (including corporation, partnership, limited partnership or limited liability company), organizational identification number issued by each Grantor’s state of incorporation or organization or a statement that no such number has been issued, each Grantor’s state of organization or incorporation, the location of each Grantor’s chief executive office, principal place of business, offices, all warehouses and premises where Collateral is stored or located, and the locations of its books and records concerning the Collateral are set forth on Schedule III. Each Grantor has only one state of incorporation or organization;

(f)            With respect to the Accounts, except as specifically disclosed in the most recent Collateral Report delivered to Agent (i) they represent bona fide sales of Inventory or rendering of services to Account Debtors in the ordinary course of each Grantor’s business and are not evidenced by a judgment, Instrument or Chattel Paper; (ii) there are no setoffs, claims or disputes existing or asserted with respect thereto and no Grantor has made any agreement with any Account Debtor for any extension of time for the payment thereof, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom except a discount or allowance allowed by such Grantor in the ordinary course of its business for prompt payment and disclosed to Agent; (iii) to each Grantor’s knowledge, there are no facts, events or occurrences which in any way impair the validity or enforceability thereof or could reasonably be expected to reduce the amount payable thereunder as shown on any Grantor’s books and records and any invoices, statements and Collateral Reports delivered to Agent and Lenders with respect thereto; (iv) no Grantor has received any notice of proceedings or actions which are threatened or pending against any Account Debtor which might result in any adverse change in such Account Debtor’s financial condition; and (v) no Grantor has knowledge that any Account Debtor is unable generally to pay its debts as they become due. Further with respect to the Accounts (x) the amounts

9

shown on all invoices, statements and Collateral Reports which may be delivered to the Agent with respect thereto are actually and absolutely owing to such Grantor as indicated thereon and are not in any way contingent; (y) no payments have been or shall be made thereon except payments immediately delivered to the applicable Blocked Accounts or the Agent as required pursuant to the terms of Section 6.16 of the Credit Agreement; and (z) to each Grantor’s knowledge, all Account Debtors have the capacity to contract;

(g)           With respect to any Inventory scheduled or listed on the most recent Collateral Report delivered to Agent pursuant to the terms of this Security Agreement or the Credit Agreement, (i) such Inventory is located at one of the applicable Grantor’s locations set forth on Schedule III hereto, as applicable, (ii) no Inventory is now, or shall at any time or times hereafter be stored at any other location without Agent’s prior consent, and if Agent gives such consent, each applicable Grantor will concurrently therewith obtain, to the extent required by the Credit Agreement, bailee, landlord and mortgagee agreements, (iii) the applicable Grantor has good, indefeasible and merchantable title to such Inventory and such Inventory is not subject to any Lien or security interest or document whatsoever except for the Lien granted to Agent, for the benefit of Agent and Lenders, and except for Permitted Encumbrances, (iv) except as specifically disclosed in the most recent Collateral Report delivered to Agent, such Inventory is Eligible Inventory of good and merchantable quality, free from any defects, (v) such Inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties which would require any consent of any third party upon sale or disposition of that Inventory or the payment of any monies to any third party upon such sale or other disposition, and (vi) the completion of manufacture, sale or other disposition of such Inventory by Agent following an Event of Default shall not require the consent of any Person and shall not constitute a breach or default under any contract or agreement to which any Grantor is a party or to which such property is subject.

(h)           No Grantor has any interest in, or title to, any Patent, Trademark or Copyright except as set forth in Schedule IV hereto. This Security Agreement is effective to create a valid and continuing Lien on and, upon filing of the Copyright Security Agreements with the United States Copyright Office, filing of the Patent Security Agreements and the Trademark Security Agreements with the United States Patent and Trademark Office and the filing of appropriate financing statements listed on Schedule I hereto, such Liens in favor of Agent on such Grantor’s Patents, Trademarks and Copyrights will be enforceable and perfected. Upon filing of the Copyright Security Agreements with the United States Copyright Office, filing of the Patent Security Agreements and the Trademark Security Agreements with the United States Patent and Trademark Office and the filing of appropriate financing statements listed on Schedule I hereto, all action necessary or desirable to protect and perfect Agent’s Lien on each Grantor’s Patents, Trademarks or Copyrights shall have been duly taken.

(i)            All motor vehicles owned by Grantors are listed on Schedule V hereto, by model, model year and vehicle identification number (“VIN”). At Agent’s request, Grantors shall deliver to Agent motor vehicle title certificates for all motor vehicles from time to time owned by it and shall cause those title certificates to be filed (with Agent’s lien noted thereon) in the appropriate state motor vehicle filing office.]

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5.             COVENANTS. Each Grantor covenants and agrees with Agent, for the benefit of Agent and Lenders, that from and after the date of this Security Agreement and until the Termination Date:

(a)           Further Assurances: Pledge of Instruments; Chattel Paper.

i.              At any time and from time to time, upon the written request of Agent and at the sole expense of Grantors, each Grantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further actions as Agent may deem desirable to obtain the full benefits of this Security Agreement and of the rights and powers herein granted, including (A) using its best efforts to secure all consents and approvals necessary or appropriate for the assignment to or for the benefit of Agent of any License or Contract held by such Grantor and to enforce the security interests granted hereunder; and (B) filing any financing or continuation statements under the Code with respect to the Liens granted hereunder or under any other Loan Document as to those jurisdictions that are not Uniform Commercial Code jurisdictions.

ii.             Unless Agent shall otherwise consent in writing (which consent may be revoked), each Grantor shall deliver to Agent all Collateral consisting of negotiable Documents, certificated securities, Chattel Paper and Instruments (in each case, accompanied by stock powers, allonges or other instruments of transfer executed in blank) promptly after such Credit Party receives the same.

iii.            Each Grantor shall, in accordance with the terms of the Credit Agreement, obtain or use its best efforts to obtain waivers or subordinations of Liens from landlords and mortgagees, and each Credit Party shall in all instances obtain signed acknowledgements of Agent’s Liens from bailees having possession of any Grantor’s Goods that they hold for the benefit of Agent.

iv.            If required by the terms of the Credit Agreement and not waived by Agent in writing (which waiver may be revoked), each Grantor shall obtain authenticated Control Letters from each issuer of uncertificated securities, securities intermediary, or commodities intermediary issuing or holding any financial assets or commodities to or for any Grantor.

v.             To the extent required by Section 6.16 of the Credit Agreement, each Grantor shall obtain a blocked account, lockbox or similar agreement with each bank or financial institution holding a Deposit Account for such Grantor.

vi.            Each Grantor that is or becomes the beneficiary of a letter of credit shall promptly after becoming a beneficiary, notify Agent thereof and enter into tri-party agreements with Agent and the issuer and/or confirmation bank with respect to Letter-of-Credit Rights assigning such Letter-of-Credit Rights to Agent and directing all payments thereunder to the Collection Account, all in form and substance reasonably satisfactory to Agent.

vii.           Each Grantor shall take all steps necessary to grant the Agent control of all electronic chattel paper in accordance with the Code and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

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viii.          Each Grantor hereby irrevocably authorizes the Agent at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of such Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Code or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor, and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Each Grantor agrees to furnish any such information to the Agent promptly upon request. Each Grantor also ratifies its authorization for the Agent to have filed in any Uniform Commercial Code jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

ix.            Each Grantor shall promptly, and in any event within two (2) Business Days after the same is acquired by it, notify Agent of any commercial tort claim (as defined in the Code) acquired by it and unless otherwise consented by Agent, such Grantor shall enter into a supplement to this Security Agreement, granting to Agent a Lien in such commercial tort claim.

(b)           Maintenance of Records. Grantors shall keep and maintain, at their own cost and expense, satisfactory and complete records of the Collateral, including a record of any and all payments received and any and all credits granted with respect to the Collateral and all other dealings with the Collateral. Grantors shall mark their books and records pertaining to the Collateral to evidence this Security Agreement and the Liens granted hereby. If any Grantor retains possession of any Chattel Paper or Instruments with Agent’s consent, such Chattel Paper and Instruments shall be marked with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of General Electric Capital Corporation, as Agent, for the benefit of Agent and certain Lenders.”

(c)           Covenants Regarding Patent, Trademark and Copyright Collateral.

i.              Grantors shall notify Agent as soon as possible, but in any event within two (2) business days, if they know or have reason to know that any application or registration relating to any Patent, Trademark or Copyright (now or hereafter existing) may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such

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determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding any Grantor’s ownership of any Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

ii.             In no event shall Grantor, either itself or through any agent, employee, licensee or designee, file an application for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency without giving Agent prior written notice thereof, and, upon request of Agent, Grantor shall execute and deliver any and all Patent Security Agreements, Copyright Security Agreements or Trademark Security Agreements as Agent may request to evidence Agent’s Lien on such Patent, Trademark or Copyright, and the General Intangibles of Grantor relating thereto or represented thereby.

iii.            Grantors shall take all actions necessary or requested by Agent to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of the Patents, Trademarks and Copyrights (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings, unless the applicable Grantor shall reasonably determine that such Patent, Trademark or Copyright is not material to the conduct of its business.

iv.            In the event that any of the Patent, Trademark or Copyright Collateral is infringed upon, or misappropriated or diluted by a third party, such Grantor shall comply with Section 5(a)(ix) of this Security Agreement. Such Grantor shall, unless such Grantor shall reasonably determine that such Patent, Trademark or Copyright Collateral is in no way material to the conduct of its business or operations, promptly take action to protect such Patent, Trademark or Copyright Collateral (including, but not limited to, suing for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution), and shall take such other actions as Agent shall reasonably deem appropriate under the circumstances to protect such Patent, Trademark or Copyright Collateral.

v.             Indemnification. In any suit, proceeding or action brought by Agent or any Lender relating to any Collateral for any sum owing with respect thereto or to enforce any rights or claims with respect thereto, each Grantor will save, indemnify and keep Agent and Lenders harmless from and against all expense (including reasonable attorneys’ fees and expenses), loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the Account Debtor or other Person obligated on the Collateral, arising out of a breach by any Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors

13

from such Grantor, except in the case of Agent or any Lender, to the extent such expense, loss, or damage is attributable solely to the gross negligence or willful misconduct of Agent or such Lender as finally determined by a court of competent jurisdiction. All such obligations of Grantors shall be and remain enforceable against and only against Grantors and shall not be enforceable against Agent or any Lender.

(d)           Compliance with Terms of Accounts, etc. In all material respects, each Grantor will perform and comply with all obligations in respect of the Collateral and all other agreements to which it is a party or by which it is bound relating to the Collateral.

(e)           Limitation on Liens on Collateral. No Grantor will create, permit or suffer to exist, and each Grantor will defend the Collateral against, and take such other action as is necessary to remove, any Lien on the Collateral except Permitted Encumbrances, and will defend the right, title and interest of Agent and Lenders in and to any of such Grantor’s rights under the Collateral against the claims and demands of all Persons whomsoever.

(f)            Limitations on Disposition. No Grantor will sell, license, lease, transfer or otherwise dispose of any of the Collateral, or attempt or contract to do so except as permitted by the Credit Agreement.

(g)           Further Identification of Collateral. Grantors will, if so requested by Agent, furnish to Agent, as often as Agent requests, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Agent may reasonably request, all in such detail as Agent may specify.

(h)           Notices. Grantors will advise Agent promptly, in reasonable detail, (i) of any Lien (other than Permitted Encumbrances) or claim made or asserted against any of the Collateral, and (ii) of the occurrence of any other event which would have a Material Adverse Effect on the aggregate value of the Collateral or on the Liens created hereunder or under any other Loan Document.

(i)            Good Standing Certificates. Not less frequently than once during each calendar quarter, each Grantor shall, unless Agent shall otherwise consent, provide to Agent a certificate of good standing from its state of incorporation or organization.

(j)            No Reincorporation. Without limiting the prohibitions on mergers involving the Grantors contained in the Credit Agreement, no Grantor shall reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated or organized as of the date hereof without the prior written consent of Agent.

(k)           Terminations; Amendments Not Authorized. Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of Agent and agrees that it will not do so without the prior written consent of Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the Code.

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(l)            Authorized Terminations. Upon payment in full in cash and performance of all of the Obligations (other than indemnification Obligations), termination of the Commitments and a release of all claims against Agent and Lenders, and so long as no suits, actions, proceedings or claims are pending or threatened against any Indemnified Person asserting any damages, losses or liabilities that are indemnified liabilities under Section 9.2 of the Credit Agreement, Agent shall, at Grantor’s expense, promptly deliver to Grantor or authorize Grantor to prepare and file termination statements, mortgage releases and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations.

(m)          Federal Claims. Grantor shall notify Agent of any Collateral which constitutes a claim against the United States government or any instrumentality or agency thereof, the assignment of which claim is restricted by federal law. Upon the request of Agent, Grantor shall take such steps as may be necessary to comply with any applicable federal assignment of claims laws and other comparable laws.

(n)           Hot Goods. None of the Inventory of Grantor has been or will be produced in violation of any provision of the Fair Labor Standards Act of 1938, as amended, or in violation of any other law.

6.             AGENT’S APPOINTMENT AS ATTORNEY-IN-FACT.

On the Closing Date each Grantor shall execute and deliver to Agent a power of attorney (the “Power of Attorney”) substantially in the form attached hereto as Exhibit A. The power of attorney granted pursuant to the Power of Attorney is a power coupled with an interest and shall be irrevocable until the Termination Date. The powers conferred on Agent, for the benefit of Agent and Lenders, under the Power of Attorney are solely to protect Agent’s interests (for the benefit of Agent and Lenders) in the Collateral and shall not impose any duty upon Agent or any Lender to exercise any such powers. Agent agrees that (a) except for the powers granted in clause (h) of the Power of Attorney, it shall not exercise any power or authority granted under the Power of Attorney unless an Event of Default has occurred and is continuing, and (b) Agent shall account for any moneys received by Agent in respect of any foreclosure on or disposition of Collateral pursuant to the Power of Attorney provided that none of Agent or any Lender shall have any duty as to any Collateral, and Agent and Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers. NONE OF AGENT, LENDERS OR THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL BE RESPONSIBLE TO ANY GRANTOR FOR ANY ACT OR FAILURE TO ACT UNDER ANY POWER OF ATTORNEY OR OTHERWISE, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION, NOR FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

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7.             REMEDIES:  RIGHTS UPON DEFAULT.

(a)           In addition to all other rights and remedies granted to it under this Security Agreement, the Credit Agreement, the other Loan Documents and under any other instrument or agreement securing, evidencing or relating to any of the Obligations, if any Event of Default shall have occurred and be continuing, Agent may exercise all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, each Grantor expressly agrees that in any such event Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon such Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the Code and other applicable law), may forthwith enter upon the premises of such Grantor where any Collateral is located through self-help, without judicial process, without first obtaining a final judgment or giving such Grantor or any other Person notice and opportunity for a hearing on Agent’s claim or action and may collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, license, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at a public or private sale or sales, at any exchange at such prices as it may deem acceptable, for cash or on credit or for future delivery without assumption of any credit risk. Agent or any Lender shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of Agent and Lenders, the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption each Grantor hereby releases. Such sales may be adjourned and continued from time to time with or without notice. Agent shall have the right to conduct such sales on any Grantor’s premises or elsewhere and shall have the right to use any Grantor’s premises without charge for such time or times as Agent deems necessary or advisable.

If any Event of Default shall have occurred and be continuing, each Grantor further agrees, at Agent’s request, to assemble the Collateral and make it available to Agent at a place or places designated by Agent which are reasonably convenient to Agent and such Grantor, , whether at such Grantor’s premises or elsewhere. Until Agent is able to effect a sale, lease, or other disposition of Collateral, Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by Agent. Agent shall have no obligation to any Grantor to maintain or preserve the rights of such Grantor as against third parties with respect to Collateral while Collateral is in the possession of Agent. Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of Agent’s remedies (for the benefit of Agent and Lenders), with respect to such appointment without prior notice or hearing as to such appointment. Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale to the Obligations as provided in the Credit Agreement, and only after so paying over such net proceeds, and after the payment by Agent of any other amount required by any provision of law, need Agent account for the surplus, if any, to any Grantor. To the

16

maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against Agent or any Lender arising out of the repossession, retention or sale of the Collateral except such as arise solely out of the gross negligence or willful misconduct of Agent or such Lender as finally determined by a court of competent jurisdiction. Each Grantor agrees that ten (10) days prior notice by Agent of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters. Grantors shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Obligations, including any attorneys’ fees and other expenses incurred by Agent or any Lender to collect such deficiency.

(b)           Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

(c)           To the extent that applicable law imposes duties on the Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for the Agent (i) to fail to incur expenses reasonably deemed significant by the Agent to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as the Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Agent against risks of loss, collection or disposition of Collateral or to provide to the Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 7(c) is to provide non-exhaustive indications of what actions or omissions by the Agent would not be commercially unreasonable in the Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 7(c). Without

17

limitation upon the foregoing, nothing contained in this Section 7(c) shall be construed to grant any rights to any Grantor or to impose any duties on Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 7(c).

(d)           Neither the Agent nor the Lenders shall be required to make any demand upon, or pursue or exhaust any of their rights or remedies against, any Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof. Neither the Agent nor the Lenders shall be required to marshal the Collateral or any guarantee of the Obligations or to resort to the Collateral or any such guarantee in any particular order, and all of its and their rights hereunder or under any other Loan Document shall be cumulative. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Agent or any Lender, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise.

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8.             GRANT OF LICENSE TO USE INTELLECTUAL PROPERTY COLLATERAL. For the purpose of enabling Agent to exercise rights and remedies under Section 7 hereof (including, without limiting the terms of Section 7 hereof, in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell or otherwise dispose of Collateral) at such time as Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to Agent, for the benefit of Agent and Lenders, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, license or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

9.             LIMITATION ON AGENT’S AND LENDERS’ DUTY IN RESPECT OF COLLATERAL. Agent and each Lender shall use reasonable care with respect to the Collateral in its possession or under its control. Neither Agent nor any Lender shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of Agent or such Lender, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

10.           REINSTATEMENT. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed, subsequent to the date hereof,  by or against any Grantor for liquidation or reorganization, should any Grantor make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

11.           NOTICES. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Security Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in the Credit Agreement.

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12.           SEVERABILITY. Whenever possible, each provision of this Security Agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Security Agreement. This Security Agreement is to be read, construed and applied together with the Credit Agreement and the other Loan Documents which, taken together, set forth the complete understanding and agreement of Agent, Lenders and Grantors with respect to the matters referred to herein and therein.

13.           NO WAIVER; CUMULATIVE REMEDIES. Neither Agent nor any Lender shall by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by Agent and then only to the extent therein set forth. A waiver by Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Agent would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of Agent or any Lender, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Agent and Grantors.

14.           LIMITATION BY LAW. All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

15.           TERMINATION OF THIS SECURITY AGREEMENT. Subject to Section 10 hereof, this Security Agreement shall terminate upon the Termination Date.

16.           SUCCESSORS AND ASSIGNS. This Security Agreement and all obligations of Grantors hereunder shall be binding upon the successors and assigns of each Grantor and shall, together with the rights and remedies of Agent, for the benefit of Agent and Lenders, hereunder, inure to the benefit of Agent and Lenders, all future holders of any instrument evidencing any of the Obligations and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to Agent, for the benefit of Agent and Lenders, hereunder. No Grantor may assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Security Agreement.

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17.           COUNTERPARTS. This Security Agreement may be authenticated in any number of separate counterparts, each of which shall collectively and separately constitute one agreement. This Security Agreement may be authenticated by manual signature, facsimile or, if approved in writing by Agent, electronic means, all of which shall be equally valid.

18.                           GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. GRANTORS AND AGENT HEREBY SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES BANKRUPTCY COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH GRANTOR AND THE AGENT IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE PARTIES HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.3 OF THE CREDIT AGREEMENT. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

19.           WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY AND TO THE FULLEST EXTENT PERMITTED BY LAW WAIVES ANY RIGHTS THAT IT MAY HAVE TO CLAIM OR RECEIVE CONSEQUENTIAL OR SPECIAL DAMAGES IN CONNECTION WITH ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

20.           SECTION TITLES. The Section titles contained in this Security Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

21.           NO STRICT CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Security Agreement. In the event an ambiguity or question of intent or interpretation arises, this Security Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Security Agreement.

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22.           ADVICE OF COUNSEL. Each of the parties represents to each other party hereto that it has discussed this Security Agreement and, specifically, the provisions of Section 18 and Section 19, with its counsel.

23.           BENEFIT OF LENDERS. All Liens granted or contemplated hereby shall be for the benefit of Agent, individually, and Lenders, and all proceeds or payments realized from Collateral in accordance herewith shall be applied to the Obligations in accordance with the terms of the Credit Agreement.

[Remainder of page left intentionally blank; signature pages follow]

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IN WITNESS WHEREOF, each of the parties hereto has caused this Guarantor Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

GRANTOR(S):

By:
Name:
Title:

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent

By:
Name:
Its Duly Authorized Signatory

[Signature Page to Guarantor Security Agreement]

SCHEDULE I

to

SECURITY AGREEMENT

FILING JURISDICTIONS

Curative Health Services III Co.	Minnesota

SCHEDULE II

to

SECURITY AGREEMENT

INSTRUMENTS

CHATTEL PAPER

AND

LETTER OF CREDIT RIGHTS

[None.]

SCHEDULE III

to

SECURITY AGREEMENT

SCHEDULE OF OFFICES, LOCATIONS OF COLLATERAL

AND RECORDS CONCERNING CURATIVE HEALTH SERVICES III CO.’S COLLATERAL

I.              Grantor’s official name:       Curative Health Services III Co.

II.            Type of entity:  Corporation

III.           Organizational identification number issued by Grantor’s state of incorporation or organization or a statement that no such number has been issued:

IV.           State or Incorporation or Organization of Grantor: Minnesota

V.            Chief Executive Office and principal place of business of Grantor:

61 Spit Brook Road, Suite 505,

Nashua, NH 03060

VI.           Corporate Offices of Grantor:  Curative Health Services III Co.:

61 Spit Brook Road, Suite 505

Nashua, NH 03060

VII.          Warehouses:  None.

VIII.        Other Premises at which Collateral is Stored or Located:

61 Spit Brook Road, Suite 505

Nashua, NH 03060

IX.           Locations of Records Concerning Collateral:  (see V., VI. and VIII. above)

SCHEDULE IV

to

SECURITY AGREEMENT

PATENTS, TRADEMARKS AND COPYRIGHTS

[None.]

EXHIBIT A

POWER OF ATTORNEY

This Power of Attorney is executed and delivered by the Grantor signatory hereto (“Grantor”) to General Electric Capital Corporation, a Delaware corporation (hereinafter referred to as “Attorney”), as Agent for the benefit of Agent and Lenders, under a Credit Agreement, dated as of              , 20  , and a Guarantor Security Agreement, dated as of              , 20  , and other related documents (the “Loan Documents”). No person to whom this Power of Attorney is presented, as authority for Attorney to take any action or actions contemplated hereby, shall be required to inquire into or seek confirmation from Grantor as to the authority of Attorney to take any action described below, or as to the existence of or fulfillment of any condition to this Power of Attorney, which is intended to grant to Attorney unconditionally the authority to take and perform the actions contemplated herein, and Grantor irrevocably waives any right to commence any suit or action, in law or equity, against any person or entity which acts in reliance upon or acknowledges the authority granted under this Power of Attorney. The power of attorney granted hereby is coupled with an interest, and may not be revoked or canceled by Grantor without Attorney’ s written consent.

Grantor hereby irrevocably constitutes and appoints Attorney (and all officers, employees or agents designated by Attorney), with full power of substitution, as Grantor’s true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Grantor and in the name of Grantor or in its own name, from time to time in Attorney’s discretion, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of the Loan Documents and, without limiting the generality of the foregoing, Grantor hereby grants to Attorney the power and right, on behalf of Grantor, without notice to or assent by Grantors, and at any time, to do the following: (a) change the mailing address of Grantor, open a post office box on behalf of Grantor, open mail for Grantor, and ask, demand, collect, give acquittances and receipts for, take possession of, endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, and notices in connection with any property of Grantor; (b) effect any repairs to any asset of Grantor, or continue or obtain any insurance and pay all or any part of the premiums therefor and costs thereof, and make, settle and adjust all claims under such policies of insurance, and make all determinations and decisions with respect to such policies; (c) pay or discharge any taxes, liens, security interests, or other encumbrances levied or placed on or threatened against Grantor or its property; (d) defend any suit, action or proceeding brought against Grantor if Grantor do not defend such suit, action or proceeding or if Attorney believes that Grantor are not pursuing such defense in a manner that will maximize the recovery to Attorney, and settle, compromise or adjust any suit, action, or proceeding described above and, in connection therewith, give such discharges or releases as Attorney may deem appropriate; (e) file or prosecute any claim, litigation, suit or proceeding in any court of competent jurisdiction or before any arbitrator, or take any other action otherwise deemed appropriate by Attorney for the purpose of collecting any and all such moneys due to Grantor whenever payable and to enforce any other right in respect of Grantor’s property; (f) cause the certified public accountants then engaged by Grantor to prepare and deliver to Attorney at any time and from time to time, promptly upon Attorney’s request, the following reports: (1) a reconciliation of all accounts, (2) an aging of all accounts, (3) trial balances, (4) test verifications of such accounts as Attorney may request, and (5) the results of each physical verification of inventory; (g) communicate in its own name with any party to any Contract with regard to the assignment of the right, title and interest of such Grantor in and under the Contracts and other matters relating thereto; (h) to file such financing statements with respect to the Security Agreement, with or without Grantor’s signature, or to file a photocopy of the Security Agreement in substitution for a financing statement, as the Agent may deem appropriate and to execute in Grantor’s name such financing statements and amendments thereto and continuation statements which may require the Grantor’s signature; and (i) execute, in connection with any sale provided for in any Loan Document, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral and to otherwise direct such sale or resale, all as though Attorney were the absolute owner of the property of Grantor for all purposes, and to do, at Attorney’s option and Grantor’s expense, at any time or from time to time, all acts and other things that Attorney reasonably deems necessary to perfect, preserve, or realize upon Grantor’s property or assets and Attorney’s Liens thereon, all as fully and effectively as Grantor might do. Grantor hereby ratifies, to the extent permitted by law, all that said Attorney shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney is executed by Grantor, and Grantor has caused its seal to be affixed pursuant to the authority of its board of directors this      day of           , 20  .

GRANTOR:

CURATIVE HEALTH SERVICES III CO.

By:
Name:
Title:

NOTARY PUBLIC CERTIFICATE

On this       day of            , 20  , [             ] who is personally known to me appeared before me in his/her capacity as the [             ] of Grantor (“Grantor”) and executed on behalf of Grantor the Power of Attorney in favor of General Electric Capital Corporation to which this Certificate is attached.

Notary Public

EXHIBIT K

DEBTOR IN POSSESSION

CREDIT AGREEMENT

CLOSING CHECKLIST

DEBTOR IN POSSESSION

CREDIT FACILITY

for

CURATIVE HEALTH SERVICES, INC.

AND CERTAIN OF ITS SUBSIDIARIES

Closing Date: March     , 2006

Parties and Counsel

Agent:	General Electric Capital Corporation (“GE Capital”)

Lead Arranger:	GECC Capital Markets Group, Inc. (“GECMG”)

Holdings:	Curative Health Services, Inc., a Minnesota corporation formerly named Curative Holding Co.

Co-Borrowers:	Certain direct and indirect subsidiaries of Holdings as follows (collectively, with Holdings, “Borrowers”):

	1.	eBioCare.com, Inc.
	2.	Hemophilia Access, Inc.
	3.	Apex Therapeutic Care, Inc.
	4.	Curative Health Services of New York, Inc.
	5.	CHS Services, Inc.
	6.	Curative Pharmacy Services, Inc.
	7.	Infinity Infusion, LLC
	8.	Infinity Infusion II, LLC
	9.	Optimal Care Plus, Inc.
	10.	Infinity Infusion Care, Ltd.
	11.	MedCare, Inc.
	12.	Curative Health Services Co., a Minnesota corporation formerly named Curative Health Services, Inc.
	13.	Critical Care Systems, Inc.

Guarantors:	Curative Health Services III Co.

Credit Parties	Borrowers and Guarantors

Agent’s Counsel:	Moritt Hock Hamroff & Horowitz LLP (“MHH&H”)

Borrowers’ Counsel	Linklaters (“Linklaters”)

Action/Document			Party	Status
l.	Credit Agreement (“Credit Agreement”), executed by Borrowers, Agent and Lenders

2.	Exhibits to Credit Agreement
	A	Revolving Note
	B	[Omitted]
	C	Swingline Note
	D-1	Notice of Borrowing
	D-2	Notice of Swingline Borrowing
	E	Borrower Security Agreement
	F	Borrower Pledge Agreement
	G	Subsidiary Guaranty Agreement
	H	Guarantor Security Agreement
	I	Opinion of Counsel to the Credit Parties
	J	Authorized Signatory Letter
	K	Closing Checklist
	L	Assignment Agreement
	M	HIPPA Business Associate Agreement

	5.1(b)	Compliance Certificate (Annual)
	5.1(n)	Compliance Certificate (Monthly)

Action/Document			Party	Status
3.	Disclosure Schedules to Credit Agreement
	1.1	[Reserved]
	2.5(l)	Existing L/Cs
	4.5(a)	Financial Statements
	4.5(b)	Borrowers’ Financial Budget
	4.7	Litigation
	4.13	Subsidiaries, Other Equity Investments
	4.19	Insurance Policies
	6.15	Compliance Program
	6.16(a)	Government Receivables Deposit Accounts and Concentration Account
	6.16(c)	Blocked Accounts
	7.1	Indebtedness
	7.2	Effective Date Liens
	7.4	Capital Structure
	7.9	Existing Investments
	7.10(b)	Existing Loans to Employees

4.	Revolving Note, executed by Borrowers

5.	Swingline Note, executed by Borrowers

Action/Document			Party	Status
6.	Borrower Security Agreement, executed by Borrowers
	Schedule I	Filing Jurisdictions
	Schedule II	Instruments, Chattel Paper and Letter of Credit Rights
	Schedule III	Schedule of Offices, Locations of Collateral and Records Concerning Collateral
	Schedule IV	Patents, Trademarks and Copyrights
	Schedule V	Motor Vehicles
	Exhibit A	Power of Attorney

7.	Intellectual Property Security Agreement and schedules
Critical Care Systems, Inc.
Apex Therapeutic Care, Inc.
Curative Health Services, Inc.
Infinity Infusion Care, Ltd.

8.	Power of Attorney by each Borrower

9.	Borrower Pledge Agreement, executed by each Borrower
	Schedule I	Pledged Securities
	Schedule II	Pledge Amendment
	Schedule III	Related Control Agreement

10.	Stock Certificates to be pledged [These should continue from the existing Facility]

11.	Stock Powers [These should continue from the existing Facility]

12.	Legal Opinion from Linklaters, as counsel to Credit Parties (New York & Delaware)

13.	California Legal Opinion

Action/Document			Party	Status
14.	Texas Legal Opinion

15.	Minnesota Legal Opinion

16.	Tennessee Legal Opinion

17.	Senior Officer’s Certificate, executed by Borrowers

18.	Good Standing Certificates of Borrowers

19.	Secretary Certificates for Borrowers, together with the following attachments:
	a)	Certificate of Incorporation/Formation, certified by applicable Secretary of State
	b)	Bylaws/Operating Agreement
	c)	Resolutions of Board/Managers/Members, as applicable

20.	Certificate of Secretary of Borrowers, attaching and certifying as to true, correct and complete copies of the subordinated notes and related subordinated debt documents.

21.	Blocked Account Agreements, executed by Agent, Wells Fargo, Borrowers, as applicable

22.	Government Receivables Deposit Account Agreements, executed by Agent, Wells Fargo, Borrowers, as applicable

23.	UCC, tax, lien and judgment searches for Borrowers, in the jurisdictions and debtor names specified on Schedule I attached hereto		N/A

24.	UCC Pre-Filing Authorization Letter, executed by Borrowers

25.	UCC-l Financing Statements for Borrowers, to be filed in the jurisdictions specified in Schedule 2 attached hereto

26.	HIPAA Business Associate Agreements between one or more of the Credit Parties that are covered entities and GE Capital

27.	Bankruptcy Court Order

Action/Document			Party	Status
28.	Certificate Regarding Confusing or Similar Names

29.	Payoff Letter

30.	Insurance Certificates

31.	Reaffirmation Agreement

32.	Payment of Closing Fee

33.	Payment of fees and expenses of MHH&H and internal legal costs of GE Capital

34.	Guaranty: Curative Health Services III Co.
	Schedule I	Filing Jurisdictions
	Schedule II	Instruments, Chattel Paper and Letter of Credit Rights
	Schedule III	Schedule of Offices, Locations of Collateral and Records Concerning Collateral
	Schedule IV	Patents, Trademarks and Copyrights
	Exhibit A	Power of Attorney

35.	Guarantor Pledge Agreement: Curative Health Services III Co.

36.	Tennessee Tax Affidavit

37.	Utility Escrow Blocked Account Agreements, executed by Agent, Wells Fargo, Borrowers, as applicable

EXHIBIT L

to

DEBTOR IN POSSESSION

CREDIT AGREEMENT

ASSIGNMENT AGREEMENT

[To be prepared if as and when required by the Agent ]

EXHIBIT M

to

DEBTOR IN POSSESSION

CREDIT AGREEMENT

HIPAA BUSINESS ASSOCIATE AGREEMENT

[Existing Agreements Between the Parties Reaffirmed]

EXHIBIT 5.1(n)

[FORM OF COMPLIANCE CERTIFICATE (MONTHLY)]

                            , 20

General Electric Capital Corporation, as Agent

2 Bethesda Metro Center, Suite 600

Bethesda, Maryland  20814

Re:                               Compliance Certificate (Monthly)

Ladies and Gentlemen:

This certificate is given in accordance with that certain Debtor in Possession Credit Agreement, dated as of March       , 2006 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Curative Health Services, Inc., a Minnesota corporation formerly known as Curative Holding Co. (“Borrower Representative”), , eBioCare.com, Inc., Hemophilia Access, Inc., Apex Therapeutic Care, Inc., CHS Services, Inc., Curative Health Services of New York, Inc., Optimal Care Plus, Inc., Infinity Infusion, LLC, Infinity Infusion II, LLC, Infinity Infusion Care, Ltd., MedCare, Inc., Curative Pharmacy Services, Inc., Curative Health Services Co., a Minnesota corporation formerly known as Curative Health Services, Inc., and Critical Care Systems, Inc. (each a “Borrower” and collectively with Borrower Representative and Curative Health Services III Co., a Minnesota corporation, the “Borrowers”), any Additional Borrowers that become party thereto, the Lenders listed on the signature pages thereof, and General Electric Capital Corporation, as lender and agent. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement. I hereby certify that:

(a)                                  I am the Chief Financial Officer of Borrower Representative;

(b)                                 The enclosed unaudited, internally prepared balance sheet and the related statements of income, retained earnings and cash flows for the Credit Parties as at the end of and for the month indicated  and for the year -to -date period then ended, fairly present the financial condition of the Credit Parties as for the month indicated, and I have reviewed such statements in preparing this certificate

(c)                                  I have reviewed the terms of the Credit Agreement and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and financial condition of Credit Parties during the accounting period covered by the enclosed financial statements.

(d)                                 The examination in paragraph (c) did not disclose and I have no knowledge of the existence of any condition or event that constitutes a Default or an Event of Default as of the date of this certificate except as set forth below.

Described below (or in a separate attachment hereto) are the exceptions, if any, to paragraph (d), listing in detail the nature of the conditions or event, the period during which it has existed and the action which Credit Parties have taken, are taking or propose to take with respect to each such condition or event.

(e)                                  Except as disclosed in paragraph (d) above, Credit Parties are in compliance with the financial covenants contained in Article 7 of the Credit Agreement, as detailed in the attached work sheet.

The foregoing certifications and the financial statements delivered with this Compliance Certificate in support hereof are made and delivered this                day of                           , 20        .

BORROWER REPRESENTATIVE:

CURATIVE HEALTH SERVICES, INC.,
a Minnesota corporation formerly known as Curative Holding Co., individually and as Borrower Representative

By:
Name:
Title:	Chief Financial Officer

Worksheet Regarding

Financial Covenant Compliance

[to be attached by Borrower Representative]

EXHIBIT 5.1(b)

[FORM OF COMPLIANCE CERTIFICATE (ANNUAL)]

                            , 20

General Electric Capital Corporation, as Agent

2 Bethesda Metro Center, Suite 600

Bethesda, Maryland  20814

Re:                               Compliance Certificate (Annual)

Ladies and Gentlemen:

This certificate is given in accordance with that certain Debtor in Possession Credit Agreement, dated as of March       , 2006 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Curative Health Services, Inc., a Minnesota corporation formerly known as Curative Holding Co. (“Borrower Representative”), eBioCare.com, Inc., Hemophilia Access, Inc., Apex Therapeutic Care, Inc., CHS Services, Inc., Curative Health Services of New York, Inc., Optimal Care Plus, Inc., Infinity Infusion, LLC, Infinity Infusion II, LLC, Infinity Infusion Care, Ltd., MedCare, Inc., Curative Pharmacy Services, Inc., Curative Health Services Co., a Minnesota corporation formerly known as Curative Health Services, Inc., and Critical Care Systems, Inc. (each a “Borrower” and collectively with Borrower Representative and Curative Health Services III Co., a Minnesota corporation, the “Borrowers”), any Additional Borrowers that become party thereto, the Lenders listed on the signature pages thereof, and General Electric Capital Corporation, as lender and agent.  Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement. I hereby certify that:

(a)                                  I am the Chief Financial Officer of Borrower Representative;

(b)                                 The enclosed audited consolidated and consolidating balance sheets, and related audited consolidated and consolidating statements of income, retained earnings and cash flows fairly present the financial condition of Credit Parties as for the Fiscal Year indicated, such statements have no qualification or exception, other than a “going concern” exception relating to the Bankruptcy Cases, by an accounting firm, and I have reviewed such statements in preparing this certificate;

(c)                                  I have reviewed the terms of the Credit Agreement and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and financial condition of Credit Parties during the accounting period covered by the enclosed financial statements.

(d)                                 The examination in paragraph (c) did not disclose and I have no knowledge of the existence of any condition or event that constitutes a Default or an Event of Default as of the date of this certificate except as set forth below.

Described below (or in a separate attachment hereto) are the exceptions, if any, to paragraph (d), listing in detail the nature of the conditions or event, the period during which it has existed and the action which Credit Parties have taken, are taking or propose to take with respect to each such condition or event.

(e)                                  Except as disclosed in paragraph (d) above, Credit Parties are in compliance with the financial covenants contained in Article 7 of the Credit Agreement, as detailed in the attached work sheet.

The foregoing certifications and the financial statements delivered with this Compliance Certificate in support hereof are made and delivered this                day of                           , 20        .

BORROWER REPRESENTATIVE:

CURATIVE HEALTH SERVICES, INC.,
a Minnesota corporation formerly known as Curative Holding Co., individually and as Borrower Representative

By:
Name:
Title:	Chief Financial Officer

Worksheet Regarding

Financial Covenant Compliance

[to be attached by Borrower Representative]